As filed with the Securities and Exchange Commission on August __, 1994
                                                     Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                                FORM S-4
                          REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                             ____________

                        Oakwood Homes Corporation

          (Exact name of registrant as specified in its charter)

           North Carolina                                5271                      56-0985879
   (State or other jurisdiction             (Primary Standard Industrial       (I.R.S. Employer
 of incorporation or organization)           Classification Code Number)       Identification No.)

                             2225 S. Holden Road
                               (P.O. Box 7386)
                         Greensboro, N.C. 27417-0386
                                910/855-2400
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            _____________________

                    C. MICHAEL KILBOURNE, Vice President
                          Oakwood Homes Corporation
                           Post Office Box 7386
                         Greensboro, N.C. 27417-0386
                                910/855-2400
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                Please send copies of all communications to:
        Myles E. Standish, Esq.                    John R. Stahr, Esq.
Kennedy Covington Lobdell & Hickman, L.L.P.         Latham & Watkins
    NationsBank Corporate Center                      Suite 2000
  100 North Tryon Street, Suite 4200              650 Town Center Drive
        Charlotte, N.C.  28202              Costa Mesa, California  92626-1918
           704/331-7400                              714/540-1235
                              _________________

      Approximate date of commencement of proposed sale to the public:
  As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
                               _______________

                       CALCULATION OF REGISTRATION FEE

      Title of Each Class             Amount         Proposed Maximum      Proposed Maximum       Amount of
        of Securities to               to be             Offering              Aggregate        Registration
         be Registered              Registered        Price per Unit        Offering Price           Fee

Common Stock, $.50 par value        699,992 (1)         $25.00 (2)            $17,499,800         $6,034.32

(1)  Includes  87,116  shares issuable upon exercise of stock options.
     This Registration Statement also applies to Rights under Oakwood's Shareholder Protection Rights Agreement which are attached  to  and  tradeable only with the shares of Common Stock
     registered  hereby.    No registration fees are required for such
     shares and such rights as they will be issued for no additional consideration.
(2) Determined in accordance with Rule 457(f)(1) based upon the market value of a share of Common Stock on August 17, 1994. Estimated solely for the purpose of calculating the registration fee.
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant
shall   file  a  further  amendment  which  specifically  states  that  this
Registration  Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            CROSS-REFERENCE SHEET


              Item Number and Form S-4 Caption                                   Location in Prospectus

 1.    Forepart of Registration Statement and Outside Front            Facing Page of Registration Statement; Cross-
       Cover Page of Prospectus                                        reference sheet; Outside front cover page of
                                                                       Prospectus
 2.    Inside Front and Outside Back Cover Page of                     Available Information; Incorporation of
       Prospectus                                                      Certain Documents by Reference; Inside Front
                                                                       Cover Page of Prospectus; Table of Contents

 3.    Risk Factors, Ratio of Earnings to Fixed Charges and            Summary; The Companies; The Merger; Summary
       Other Information                                               Consolidated Financial Information;
                                                                       Comparative Per Share Data; Book Value Per
                                                                       Share; Market Value Information
 4.    Terms of the Transactions                                       The Merger; The Acquisition Agreement

 5.    Pro Forma Financial Information                                 Not Applicable

 6.    Material Contacts with the Company Being Acquired               Not Applicable
 7.    Additional Information Required for Reoffering by               Not Applicable
       Persons and Parties Deemed to be Underwriters

 8.    Interests of Named Experts and Counsel                          Legal Matters; Experts
 9.    Disclosure of Commission Position on Indemnification            Not Applicable
       for Securities Act Liabilities

10.    Information with Respect to S-3 Registrants                     Not Applicable

11.    Incorporation of Certain Documents by Reference                 Incorporation of Certain Documents by
                                                                       Reference
12.    Information with Respect to S-2 or S-3 Registrants              Not Applicable

13.    Incorporation of Certain Documents by Reference                 Not Applicable
14.    Information with Respect to Registrants Other than S-           Not Applicable
       3 or S-2 Registrants

15.    Information with Respect to S-3 Companies                       Not Applicable

16.    Information with Respect to S-2 or S-3 Companies                Not Applicable
17.    Information with Respect to Companies Other than S-3            Golden West
       or S-2 Companies

18.    Information if Proxies, Consents or Authorizations              Golden West Shareholders' Meeting; The Merger;
       are to be Solicited                                             Security Ownership of Certain Beneficial Owners
                                                                       of Golden West Capital Stock; Rights of Shareholders
                                                                       Electing to Exercise Their Right to Dissent
19.    Information if Proxies, Consents or Authorizations              Not Applicable
       are not be solicited or in an Exchange Offer

                              GOLDEN WEST HOMES
                        1801 East Edinger, Suite 240
                        Santa Ana, California  92705
                                                             August 26, 1994
Dear Shareholder:

   You are cordially invited to attend a Special Meeting of Shareholders of Golden West Homes ("Golden West") which will be held at ___________ a.m., local time, on September 23, 1994, at _____________________________________.

   At the Special Meeting, holders of Golden West Common and Preferred Stock will be asked to consider a proposal to approve and adopt an Acquisition Agreement dated as of August 17, 1994 (the "Acquisition Agreement"), among Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation and wholly-owned subsidiary of Oakwood ("Oakwood Sub"), Golden West, the shareholders of Golden West who will receive Oakwood Common Stock, $.50 par value (Oakwood Common Stock) pursuant to the Acquisition Agreement (the "Golden West Continuing Shareholders") and First Union National Bank of North Carolina, as Escrow Agent, providing for the merger of Oakwood Sub with and into Golden West, with Golden West as the surviving corporation and continuing as a wholly-owned subsidiary of Oakwood (the "Merger"). Under the Acquisition Agreement, each share of Golden West Common and Preferred Stock (other than shares, if any, held by shareholders who perfect their right to dissent under the California General Corporation Law (the "CGCL")) will be converted into the right to receive .231099373 of one share of Oakwood Common Stock, and each stock option right to purchase one share of Golden West Common Stock shall be converted into the right to purchase .231099373 of one share of Oakwood Common Stock and the option exercise price will be adjusted by dividing the current option exercise price by .231099373.

   Under the Acquisition Agreement, each Continuing Shareholder will be required, for a period of one year from the effective time of the Merger, to indemnify Oakwood against any losses incurred by Oakwood as a result of the incorrectness or breach of any representation, warranty or covenant made by Golden West or the Golden West Continuing Shareholders in the Acquisition Agreement and which in the aggregate exceed $150,000. Each Golden West Continuing Shareholder will be obligated to place 10% of the shares of Oakwood Common Stock issued to such Shareholder in connection with the Merger in escrow which may be applied to satisfy such indemnification obligations. A condition to closing the Merger requires that the holders of at least 85% of the capital stock of Golden West execute Acknowledgments, whereby such shareholders acknowledge the terms of the Acquisition Agreement, including the escrow and indemnification provisions contained therein, and agree to be bound thereby and attach thereto duly endorsed certificates for shares of Golden West Common and Preferred Stock. The Merger is intended to be tax free to Golden West's shareholders for federal income tax purposes to the extent of the shares that are exchanged solely for Oakwood Common Stock.

   The proposed Merger is described more completely in the accompanying Proxy Statement/Prospectus, the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction. I urge you to review carefully the Proxy Statement/Prospectus and accompanying Annexes.

   The Golden West Board of Directors has determined that the Merger is in the best interests of Golden West and its shareholders. We are enthusiastic about the combination with Oakwood, which we believe carries distinct advantages for Golden West and its shareholders. Oakwood is a leading manufacturer and retailer of manufactured homes, operating five manufacturing plants in North Carolina and one plant in Texas (with plans to open two additional plants in Texas and one plant in Tennessee during 1994) and approximately 145 sales centers located principally in the southeastern and southwestern United States. Oakwood also develops, manages and sells manufactured housing communities and operates integrated finance and insurance subsidiaries.

   AFTER  CAREFUL  CONSIDERATION,  YOUR  BOARD  OF DIRECTORS HAS UNANIMOUSLY
APPROVED THE MERGER AGREEMENT AND RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MATTERS PRESENTED AT THE SPECIAL MEETING.

   I hope you will attend the Special Meeting. However, whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope. If you are present at the meeting you may, if you wish, withdraw your proxy and vote in person.

                                             Sincerely,

                                             HARRY E. KARSTEN, JR.
                                             Chairman of the Board and
                                               Chief Executive Officer

                                GOLDEN WEST HOMES
                          1801 EAST EDINGER, SUITE 240
                          SANTA ANA, CALIFORNIA  92705


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON SEPTEMBER 23, 1994


To the Shareholders of GOLDEN WEST HOMES:

   NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Golden West Homes, a California corporation ("Golden West"), will be held on September 23, 1994, at ______________________, commencing at ______ a.m., local time, to consider and vote upon the following matter:

           1. To consider and vote upon a proposal to approve and adopt an Acquisition Agreement dated as of August 17, 1994 (the "Acquisition Agreement"), among Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation and wholly-owned subsidiary of Oakwood ("Oakwood Sub"), Golden West, the shareholders of Golden West who will receive Oakwood Common Stock (as hereinafter defined) pursuant to the Acquisition Agreement (the "Golden West Continuing Shareholders") and First Union National Bank of North Carolina, as Escrow Agent, providing for the merger of Oakwood Sub with and into Golden West, with Golden West as the surviving corporation and continuing as a wholly-owned subsidiary of Oakwood (the "Merger"). Under the Acquisition Agreement, each share of Golden West Common and Preferred Stock (other than shares, if any, held by shareholders who perfect their dissenters' rights under the California General Corporation Law) will be converted into the right to receive .231099373 of one share of Common Stock of Oakwood, $.50 par value ("Oakwood Common Stock"), and each stock option right to purchase one share of Golden West Common Stock shall be converted into the right to purchase .231099373 of one share of Oakwood Common Stock and the stock option exercise price will be adjusted by dividing the option exercise price by .231099373.

   The Merger and other related matters are more fully described in the accompanying Proxy Statement/Prospectus, and annexes thereto, which form a part of this Notice.

   Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding shares of Golden West Common Stock voting as a class and the affirmative vote of holders of a majority of the outstanding shares of Golden West Preferred Stock voting as a class. Only shareholders of record at the close of business on August 19, 1994, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

   Whether or not you plan to attend the Special Meeting, please fill in, sign, date and return the enclosed form of proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                                      Sincerely,
                                                      HARRY E. KARSTEN, JR.
                                                      Chairman of the Board
                                                         and Chief Executive
                                                      Officer
August 26, 1994

                           YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                 PROSPECTUS

                          OAKWOOD HOMES CORPORATION
                               699,992 Shares
                                Common Stock
                               $.50 par value

                               PROXY STATEMENT
                              GOLDEN WEST HOMES

   This Proxy Statement/Prospectus and the accompanying form of proxy are being first furnished on or about August 26, 1994 in connection with the solicitation of proxies by the Board of Directors of Golden West Homes, a California corporation ("Golden West"), to be used at the Special Meeting of Shareholders of Golden West to be held on September 23, 1994 (the "Golden West Meeting"). At the Golden West Meeting, the holders of Golden West Common and Preferred Stock (the "Golden West Shareholders") will be asked to consider and vote upon a proposal to approve and adopt an Acquisition Agreement attached hereto as Annex I (the "Acquisition Agreement") and the Agreement of Merger attached thereto as Exhibit A (the "Merger Agreement")
dated as of August 17, 1994 (collectively, the "Agreement"), by and among Golden West, Oakwood Homes Corporation, a North Carolina corporation
("Oakwood"), Golden Acquisition Corporation, a California corporation ("Oakwood Sub"), the shareholders of Golden West who receive Oakwood Common Stock in the Merger (the "Golden West Continuing Shareholders") and First Union National Bank of North Carolina, as Escrow Agent. The Agreement provides for the merger of Oakwood Sub with and into Golden West with Golden West as the surviving corporation and continuing as a wholly-owned subsidiary of Oakwood (the "Merger").

   Pursuant to the terms of the Acquisition Agreement, each share of Golden West Common Stock ("Golden West Common Stock") and Preferred Stock ("Golden West Preferred Stock") (collectively, "Golden West Capital Stock"), except for shares as to which dissenters' rights have been perfected under the California General Corporation Law (the "CGCL"), outstanding as of the time the Merger is consummated (the "Effective Time") will be converted into the right to receive .231099373 of a share (the "Exchange Rate") of Oakwood Common Stock, $.50 par value ("Oakwood Common Stock"). Cash will be paid in lieu of the issuance of fractional shares of Oakwood Common Stock. Each Golden West Continuing Shareholder will be obligated to indemnify and hold harmless Oakwood, for a period of one year from the effective time of the Merger, against any losses that Oakwood or Golden West incurs as a result of the incorrectness or breach of any representations, warranties or covenants of Golden West contained in the Acquisition Agreement which in the aggregate exceed $150,000. Ten percent of the shares of Oakwood Common Stock issued in connection with the Merger to each Golden West Continuing Shareholder will be held in escrow and may be applied to satisfy the foregoing
indemnification   obligations.      See   "The   Acquisition   Agreement--
Indemnification" and "Representations and Warranties."

   ______________________________________________________________________

   THE SECURITIES ISSUABLE PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   ______________________________________________________________________

   This Proxy Statement/Prospectus and the accompanying form of proxy and Acknowledgment are first being mailed or delivered to shareholders of Golden West on or about August 26, 1994.
   ______________________________________________________________________

      The date of this Proxy Statement/Prospectus is August 26, 1994.

                       (Cover continued on next page)

   In connection with the Merger, options to acquire Golden West Common Stock ("Golden West Options") will be converted into options to purchase a number of shares of Oakwood Common Stock equal to the number of shares of Golden West Common Stock covered by the Golden West Options multiplied by the Exchange Rate and the option price shall be correspondingly adjusted. See "The Merger--Interests of Certain Persons in the Merger." A total of 612,876 shares of Oakwood Common Stock will be issued in the Merger in exchange for Golden West Capital Stock (subject to adjustment for payments in cash to dissenting Golden West Shareholders and payment of fractional shares) and 87,116 shares of Oakwood Common Stock will be reserved for issuance upon exercise of Golden West Options.

   Oakwood Common Stock is traded on the New York Stock Exchange under the symbol "OH." On August 19, 1994 the closing price of Oakwood Common Stock as reported on the New York Stock Exchange was $24.875. Oakwood has filed
with   the  Securities  and  Exchange  Commission  (the  "Commission")  a
Registration Statement (the "Registration Statement") on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 699,992 shares of Oakwood Common Stock issuable in connection with the Merger, of which this Proxy Statement/Prospectus is a part and a reference to this document as a Proxy Statement/Prospectus shall also constitute a reference to it as a prospectus.

   All    information   concerning   Oakwood   contained   in   this   Proxy
Statement/Prospectus has been furnished by Oakwood and all information concerning Golden West prior to the Merger contained in this Proxy
Statement/Prospectus  has  been  furnished  by  Golden  West.   The
information contained herein with respect to the Merger is qualified by reference to the Acquisition Agreement and the Merger Agreement attached hereto and incorporated herein by reference. No person is authorized to give any information or to make any representation with respect to the matters described in this Proxy Statement/Prospectus other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by Oakwood, Golden West or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer to solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made hereunder shall, under any circumstances, create any implication that there has been no change in the assets, properties or affairs of Oakwood or Golden West since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                            AVAILABLE INFORMATION

   Oakwood is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Facilities maintained by the Commission at 450 Fifth Street. N.W., Washington, D.C. 20549 and at the Commission's regional offices at 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

   Oakwood Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning Oakwood can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   This Proxy Statement/Prospectus constitutes a part of the Registration Statement filed by Oakwood under the Securities Act, with respect to the shares of Oakwood Common Stock and upon exercise of options to purchase Oakwood Common Stock proposed to be issued in the Merger. As permitted by the rules issued by the Commission under the Securities Act, this Proxy Statement/Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to Oakwood and Oakwood Common Stock. Any statements contained herein concerning the provisions of any document filed with the Commission are not necessarily complete, and each such statement is qualified by reference to the copy of such document filed with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission are hereby incorporated by reference in this Proxy Statement: (i) Oakwood's Annual Report on Form 10-K for the fiscal year ended September 30, 1993; (ii) Oakwood's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994; and (iii) the description of Oakwood's Common Stock contained in Oakwood's Registration Statement on Form 8-A filed pursuant to
Section 12 of the Exchange Act (and any amendment or report filed for the purpose of updating the description).

   All documents filed by Oakwood pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the Golden West Meeting are deemed to be a part hereof from the date of filing of such documents. Any statement contained in the document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

   This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents, other than certain exhibits to such documents, are available without charge upon request made to Oakwood Homes Corporation, Attention: Corporate Secretary, 2225 South Holden Road, Greensboro, North Carolina 27417 (telephone 910/855-
2400). In order to ensure timely delivery of the documents, any request should be delivered to Oakwood by September 18, 1994.

                              TABLE OF CONTENTS

                                                                         Page

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .  3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . .  3

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
              Shareholder Approval   . . . . . . . . . . . . . . . . . .  7
               The Companies  . . . . . . . . . . . . . . . . . . . . . .  8
              Effect of the Merger; Consideration  . . . . . . . . . . .  8
              Recommendations of the Boards of Directors . . . . . . . .  8
              Effective Time of the Merger . . . . . . . . . . . . . . .  9
               Indemnification and Escrow Arrangements  . . . . . . . . .  9
              Approval and Conditions to Consummation of the Merger  . .  9
              Termination  of  the  Acquisition  Agreement;  No Shop
                 and Break-Up Fee Provisions   . . . . . . . . . . . . .   10
              Stock Options and Deferred Compensation  . . . . . . . . .  10
              Transaction Costs  . . . . . . . . . . . . . . . . . . . .  11
               Dissenters' Rights . . . . . . . . . . . . . . . . . . . .  11
              Federal Income Tax Consequences of the Merger  . . . . . .  11
              Accounting Treatment   . . . . . . . . . . . . . . . . . .  12
              Effects of Merger on Rights of Shareholders  . . . . . . .  12
               Interests of Certain Persons in the Merger . . . . . . . .  12
               Listing on the New York Stock Exchange . . . . . . . . . .  12
               Market Value Information . . . . . . . . . . . . . . . . .  12

SUMMARY CONSOLIDATED FINANCIAL INFORMATION  . . . . . . . . . . . . . . .  13
              Oakwood Homes Corporation  . . . . . . . . . . . . . . . .  13
              Golden West Homes  . . . . . . . . . . . . . . . . . . . .  14

COMPARATIVE PER SHARE DATA  . . . . . . . . . . . . . . . . . . . . . . .  16

GOLDEN WEST SHAREHOLDERS' MEETING   . . . . . . . . . . . . . . . . . . .  17
              Meeting of Shareholders  . . . . . . . . . . . . . . . . .  17
              Purpose of Meeting . . . . . . . . . . . . . . . . . . . .  17
              Record Date: Voting Requirements at Meeting  . . . . . . .  17
              Proxies  . . . . . . . . . . . . . . . . . . . . . . . . .  17

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              Background and Reasons for the Merger  . . . . . . . . . .  19
               Accounting Treatment . . . . . . . . . . . . . . . . . . .  20
               Operations After the Merger  . . . . . . . . . . . . . . .  20
               Interests of Certain Persons in the Merger . . . . . . . .  20

THE ACQUISITION AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  21
               The Merger . . . . . . . . . . . . . . . . . . . . . . . .  21
              Effective Time of the Merger . . . . . . . . . . . . . . .  21
              Consideration to be Received in the Merger . . . . . . . .  21
              Surrender of Certificates  . . . . . . . . . . . . . . . .  21
               Certain Covenants of Golden West   . . . . . . . . . . . . 21

   Restrictions on Sales of Stock . . . . . . . . . . . . . . . . . . .    19
   No-Shop Provisions . . . . . . . . . . . . . . . . . . . . . . . . .    22
   Certain Covenants of Oakwood   . . . . . . . . . . . . . . . . . . .   23
   Conditions to Consummation of the Merger . . . . . . . . . . . . . .   23
   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   24
   Representations and Warranties . . . . . . . . . . . . . . . . . . .    25
   Transaction Costs  . . . . . . . . . . . . . . . . . . . . . . . . .   30
   Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . .   30
   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF
  GOLDEN WEST CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . 33

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF GOLDEN WEST  . . . . . .  35

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS OF GOLDEN WEST  . . . . . . . . . . . . . . . . . 37
   Overview   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . 38
   Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . 41
   Quarterly Operating Results  . . . . . . . . . . . . . . . . . . . . . 42

BUSINESS OF GOLDEN WEST   . . . . . . . . . . . . . . . . . . . . . . .  45
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
   History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   Manufacturing Operations . . . . . . . . . . . . . . . . . . . . . .  46
   Regional Markets . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   Sales and Marketing  . . . . . . . . . . . . . . . . . . . . . . . .  47
   Warranty, Quality Control and Service  . . . . . . . . . . . . . . .  47
   Retailer Financing   . . . . . . . . . . . . . . . . . . . . . . . .  47
   Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   Government Regulation  . . . . . . . . . . . . . . . . . . . . . . .  48
   Home Buyer Financing . . . . . . . . . . . . . . . . . . . . . . . .  49
   Manufacturing Facilities . . . . . . . . . . . . . . . . . . . . . .  50
   Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .  51
   Golden West Capital Stock  . . . . . . . . . . . . . . . . . . . . .  51

COMPARATIVE RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . 52

CERTAIN FEDERAL TAX CONSEQUENCES OF MERGER  . . . . . . . . . . . . . . . 54

RIGHTS OF SHAREHOLDERS ELECTING TO EXERCISE THEIR RIGHT TO DISSENT  . . . 57

LEGAL MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

EXPERTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . .  F-1

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS  . . . . . . . . . . .  II-1

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-4

ANNEX I
  Acquisition Agreement dated August 17, 1994 and all exhibits and schedules thereto

ANNEX II
  Sections 1300-1312 of the California General Corporation Law

                    SUMMARY OF PROXY STATEMENT/PROSPECTUS


   The following is a summary of information contained elsewhere in the Proxy Statement/Prospectus. This summary does not contain a complete description of the terms of the Merger and the other matters summarized herein and is qualified in its entirety by, and is subject to, the more detailed information and financial statements, including the notes thereto, contained elsewhere in reference to this Proxy Statement/Prospectus and its Appendices.

Shareholder Approval

   This Proxy Statement/Prospectus is being furnished to the Golden West Shareholders in connection with the solicitation of proxies by and on behalf of the Golden West Board of Directors for use at the Golden West Meeting to
be      held    at    ________m.,    on    September    23,    1994    at
_______________________________ and any adjournments thereof. The close of business on August 19, 1994 is the record date (the "Record Date") for determining the shareholders of Golden West entitled to vote at the Golden West Meeting. As of the Record Date, there were 1,287,000 outstanding shares of Golden West Common Stock and 1,105,000 outstanding shares of Golden West Preferred Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Golden West Meeting (Golden West Common and Preferred Stock being collectively referred to as "Golden West Capital Stock"). Holders of Golden West Common and Preferred Stock are entitled to vote separately as a class. This Proxy Statement/Prospectus and the enclosed proxy are first being sent to Golden West Shareholders on or about August 26, 1994.

   All proxies that are properly executed and received prior to the Golden West Meeting will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of the Merger. Any Golden West Shareholder who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Golden West written notice of revocation or a duly executed later-dated proxy, or by attending the Golden West Meeting and voting such Golden West Common or Preferred Stock in person.

   At the Golden West Meeting, Golden West Shareholders will consider and vote upon a proposal to approve and adopt the Acquisition Agreement and the Agreement of Merger pursuant to which Oakwood Sub will be merged with and into Golden West with Golden West being the surviving entity and continuing as a wholly-owned subsidiary of Oakwood. Approval and adoption of the Acquisition Agreement and Agreement of Merger requires the affirmative vote of a majority of the outstanding shares of Golden West Common and Preferred Stock, each voting as a class.

   Golden West Shareholders will be entitled to dissenters' rights with respect to the Merger as provided for in Section 1300, et seq., of the CGCL, subject to satisfaction by such shareholder of the conditions for dissenters rights established by Section 1300. However, it is a condition to closing of the Merger that the holders of no more than 10% of the outstanding shares of Golden West Capital Stock assert their rights as a dissenter. See "The Merger--Rights of Shareholders Electing to Exercise Their Rights to Dissent."

   The directors and executive officers of Golden West beneficially own, as of the Record Date, an aggregate of ____________ shares of Golden West Common Stock or approximately _____% of the outstanding Golden West Common Stock and an aggregate of _____________ shares of Golden West Preferred Stock or approximately ____% of the outstanding Golden West Preferred Stock.

   Holders of Oakwood Common Stock are not entitled to vote on the approval of the Merger nor are they entitled to dissenters' rights with respect to
the  Merger.    As  of  July 31, 1994, there were 20,467,847 shares of Oakwood
Common Stock issued and outstanding.

The Companies

   Oakwood. Oakwood, which was founded in 1946, designs, manufactures and markets single section and multi-section manufactured homes and finances the majority of its sales. Oakwood operates five manufacturing plants in North Carolina and one in Texas and expects to complete and begin production at two additional plants in Texas and one in Tennessee in 1994. Oakwood manufactured homes are sold exclusively at retail through approximately 145 sales centers located principally in the southeastern and southwestern United States. Oakwood also develops, manages and sells manufactured housing communities and earns commissions on homeowners and credit life insurance written for its customers.

   Oakwood Homes Corporation's executive offices are located at 2225 South Holden Road, Greensboro, North Carolina 27417-0386. Its telephone number is 910/855-2400.

   Golden West. Golden West Homes designs, manufactures and markets primarily multi-section manufactured homes for sale in the western and southwestern regions of the United States. Golden West operates three factories that produce homes primarily for the Oregon, Washington and California markets. Golden West acquired a fourth factory in Colorado in March 1994, which is expected to start production in September 1994. Golden West manufactured homes are sold principally under eight brand names through approximately 170 independent retailers, of which approximately 80 retailers sell Golden West homes exclusively. Retailers include both manufactured home dealers and developers of manufactured home communities. In October 1993, Golden West formed a wholly-owned finance subsidiary, Golden Circle Financial Services ("Golden Circle Financial"), to finance the sale of Golden West's homes.

   Golden West Homes' principal executive offices are located at 1801 East Edinger, Suite 240, Santa Ana, California 92705. Its telephone number is 714/835-4200.

Effect of the Merger; Consideration

   Upon consummation of the Merger, Oakwood Sub will be merged with and into Golden West with Golden West being the surviving entity and continuing as a wholly-owned subsidiary of Oakwood. At the Effective Time, each share of Golden West Capital Stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares, if any) will be converted into the right to receive .231099373 of a share of Oakwood Common Stock. See "The Acquisition Agreement-The Merger" and "The Acquisition Agreement-Consideration to be Received in the Merger."


Recommendations of the Boards of Directors

   The Oakwood and Golden West Boards of Directors have approved and adopted the Acquisition Agreement and the Agreement of Merger and the Golden West Board of Directors has recommended that the Golden West Shareholders vote in favor of the Acquisition Agreement and the Agreement of Merger. See "The Merger--Background and Reasons for the Merger."

Effective Time of the Merger

   If the Merger is approved by the requisite vote of the Golden West Shareholders and the other conditions to the consummation of the Merger are satisfied or, where permissible, waived, the Merger will become effective at the time the Agreement of Merger is duly filed with the Secretary of State of the State of California or at such a later time as may be specified in such Agreement (the "Effective Time"). It is anticipated that the Agreement of Merger will be so filed as soon as practicable after the satisfaction or, where permissible, waiver of the conditions in the Acquisition Agreement. See "The Acquisition Agreement-The Merger."

Indemnification and Escrow Arrangements

   Pursuant  to  the  Acquisition  Agreement,  each  Golden  West Continuing
Shareholder will indemnify Oakwood for a period of one year from the Effective Time against any losses that Oakwood or Golden West may suffer as a result of the incorrectness or breach of any representation, warranty or covenant contained in the Acquisition Agreement which in the aggregate
exceed  $150,000.   Ten percent of the shares of Oakwood Common Stock issued
to  each  Golden  West  Continuing Shareholder in connection with the Merger will  be  placed  in  escrow  (the  "Escrowed Shares") and may be applied to
satisfy  such  indemnification  obligations.    Each  Golden West Continuing
Shareholder's indemnification obligation shall not exceed the fair market value as of the Effective Time of the number of shares of Oakwood Common Stock issued in the name of such Golden West Continuing Shareholder.
If the Effective Time
occurs on or before September 30, 1994, the Escrowed Shares will be released to the Golden West Shareholders upon the publication of Oakwood's audited consolidated financial statements for the year ended September 30, 1994, if not earlier applied to indemnify Oakwood. If the Effective Time occurs after September 30, 1994, the Escrowed Shares will be released upon the publication of Oakwood's consolidated financial statements for the quarter ending December 31, 1994, if not earlier applied to indemnify Oakwood. Either of such dates shall be referred to herein as the "Release Date." In certain circumstances, a portion of the Escrowed Shares may be retained by the Escrow Agent after the Release Date pending resolution or liquidation of
certain  claims.   After the Release Date, the Golden West Shareholders will
be responsible for indemnifying Oakwood for a breach of Golden West's representations and warranties in the Acquisition Agreement until one year following the Effective Time in an amount not to exceed the fair market value at the Effective Time of the Escrowed Shares issued in the name of such Shareholder. See "The Acquisition Agreement--Indemnification" and "The Acquisition Agreement-Representations and Warranties."

Approval and Conditions to Consummation of the Merger

   The obligations of Oakwood and Golden West to consummate the Merger are subject to the satisfaction or, where permissible, waiver of certain conditions set forth in the Acquisition Agreement, including, among others, obtaining the requisite approval of the Agreement by the Golden West Shareholders, the effectiveness of the Registration Statement and the absence of any stop order related thereto in effect or proceedings for such stop order, the receipt of opinions with respect to certain tax matters, the receipt of any required consents of governmental commissions, boards or other regulatory bodies required in connection with the Merger and the approval for listing on the New York Stock Exchange (subject to official notice of issuance) of the shares of Oakwood Common Stock issuable in connection with the Merger.

   The consummation of the Merger is also subject to the expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Oakwood and Golden West filed under the HSR Act on August 22, 1994 and the waiting period expires on September 23, 1994.

   The obligation of Golden West to consummate the Merger is subject to certain additional conditions, including the performance by Oakwood of its obligations under the Acquisition Agreement required to be performed by it at or prior to the Effective Time; the accuracy of the representations and warranties of Oakwood contained in the Acquisition Agreement; the receipt of an opinion of counsel that the Merger will qualify as a tax-free reorganization and with respect to the federal income tax consequences of the Merger; the receipt of comfort letters from Price Waterhouse LLP with respect to certain financial statements of Oakwood incorporated by reference in the Registration Statement; and the absence of any material adverse change in the financial condition, business, operations or prospects of Oakwood from the date of the Acquisition Agreement through the Effective Time, other than any change that affects both Golden West and Oakwood in a substantially similar manner.

   The obligation of Oakwood to consummate the Merger is also subject to certain additional conditions, including the performance by Golden West of its obligations under the Acquisition Agreement required to be performed by it at or prior to the Effective Time; the accuracy of the representations and warranties of Golden West contained in the Acquisition Agreement; completion of due diligence by Oakwood regarding the business and operations of Golden West and the results of such due diligence being satisfactory to Oakwood; the receipt by Oakwood of a letter from Price Waterhouse LLP to the effect that the transactions contemplated by the Acquisition Agreement may be treated by Oakwood as a "pooling of interests" for accounting purposes; the receipt by Oakwood of comfort letters from Arthur Andersen & Co. with respect to the financial statements of Golden West contained in the Registration Statement; the absence of any material adverse change in the financial condition, business, operations or prospects of Golden West, other than any change that affects both Golden West and Oakwood in a substantially similar manner; the receipt of approval of certain third parties with respect to certain material contracts of Golden West; the conversion of certain account balances in the Golden West Deferred Compensation Plan into shares of Golden West Common Stock; the conversion of Golden West Options into options to receive Oakwood Common Stock; the receipt by Oakwood from holders of at least 85% of Golden West Capital Stock of executed acknowledgments acknowledging the terms of the Acquisition Agreement and of duly executed stock certificates; the execution of noncompetition agreements by certain officers of Golden West; the receipt of Phase I Environmental Assessment Reports on Golden West properties in form reasonably acceptable to Oakwood which do not disclose any remediation, clean-up, monitoring, removal or other action deemed advisable by the consultant; the completion of additional due diligence by Oakwood the results of which shall be satisfactory to Oakwood; and the receipt of a standstill agreement from each officer, director and 10% shareholder of Golden West, Oakwood and Oakwood Sub agreeing not to sell Oakwood Common Stock or Golden West Common or Preferred Stock for a designated period of time.

   For a further description of the conditions to the Merger, see "The Acquisition Agreement--Conditions to Consummation of the Merger."

Termination   of  the  Acquisition  Agreement;  No  Shop  and  Break-Up  Fee
Provisions

   The Acquisition Agreement may be terminated (i) at any time by the mutual consent of Oakwood and Golden West; (ii) by either Oakwood or Golden West if
(a) the Merger is not consummated prior to November 15, 1994; (b) the approval of the Merger by the Golden West Shareholders is not obtained; or
(c) a federal or state court or agency prohibits the transactions contemplated by the Acquisition Agreement; (iii) by Golden West if (a) there is a breach by Oakwood or Oakwood Sub of any representation or warranty set forth in the Acquisition Agreement which would have a material adverse effect on Oakwood; (b) there has been a material breach of any covenant or agreement by Oakwood or Oakwood Sub that has not been cured after notice; or
(c) prior to obtaining the approval of Golden West Shareholders, Golden West receives an unsolicited proposal to merge, consolidate, engage in a share exchange or similar transaction or sell 50% or more of the assets or equity securities of Golden West and Golden West pays
Oakwood a fee of $500,000; or (iv) by Oakwood, if there is a breach by Golden West or any Golden West subsidiary of any representation or warranty set forth in the Acquisition Agreement which would have a material adverse effect on Golden West, a material breach of covenant or agreement by Golden West that has not been cured after notice, or if the Merger will not qualify as a "pooling of interests."

   Golden West has agreed to pay $500,000 to Oakwood in the event the Merger is not consummated for any reason other than (i) or (iii) above or because the Merger is terminated by Oakwood because (a) the Merger will not qualify as a "pooling of interests"; (b) the results of Oakwood's review of the business and operations of Golden West were not satisfactory to Oakwood; or
(c) the results of the environmental assessment were not satisfactory to Oakwood or the results of Oakwood's additional due diligence with respect to environmental matters revealed conditions or liabilities which would have a material adverse effect on Golden West; and within 120 days of such a termination of the Acquisition Agreement Golden West is involved in or enters into a letter of intent or definitive agreement with respect to a merger, share exchange or similar transaction or a sale of 50% or more of Golden West's assets or outstanding Capital Stock. Golden West has agreed not to solicit or enter into negotiations with respect to a Business Combination with any other entity prior to September 30, 1994. Golden West can, however, enter into negotiations with another entity in response to an unsolicited offer concerning a Business Combination if Golden West's Board of Directors determines that a failure to respond would violate its fiduciary duty to the Golden West Shareholders and Golden West first provides
reasonable  notice  to  Oakwood.    See  "The Acquisition Agreement--No Shop
Provisions" and "The Acquisition Agreement--Termination."

Stock Options and Deferred Compensation

   Prior to the Effective Time, and if Oakwood so requests, Golden West will enter into an agreement satisfactory to Oakwood with each holder of an outstanding Golden West Option pursuant to which the option to purchase shares of Golden West Common Stock, whether or not currently exercisable, will be converted at the Effective Time into an option to purchase Oakwood
Common Stock. The number of shares of Oakwood Common Stock to be received with respect to each Golden West Option shall be determined by multiplying the number of shares subject to the Golden West Stock Option by the Exchange Rate and the option price shall be determined by dividing the current option price by the Exchange Rate.

   In addition, prior to the Effective Time, Messrs. Harry E. Karsten, Jr. and Robert D. Totten and Ms. Celia Golden, as Beneficiary, will convert an aggregate of $500,000 of their Golden West Deferred Compensation Plan account balances into an aggregate of 260,000 shares of Golden West Common Stock (a conversion price of approximately $1.92 per share) pursuant to the terms of the Deferred Compensation Plan. Such shares of Golden West Common Stock will then be converted into shares of Oakwood Common Stock pursuant to the terms and conditions of the Merger. See "The Merger--Interests of Certain Persons in the Merger."

Transaction Costs

   In the event the Merger is consummated, Golden West will bear the first $100,000 of expenses with respect to services provided by its attorneys, accountants, investment bankers and financial advisors in connection with the consummation of the Merger and the transactions contemplated by the Acquisition Agreement ("Golden West Transaction Expenses"). In addition, in the event of a review by the Commission of the Registration Statement on Form S-4 filed with respect to the shares of Oakwood Common Stock to be issued in connection with the Merger (the "Registration Statement"), Golden West will bear any incremental costs (not to exceed $50,000) incurred by Golden West's attorneys or accountants in responding to such  review.  The Acquisition Agreement
provides that any expenses in excess of $100,000 incurred by Golden West in connection with the consummation of the Merger (other than the first $50,000 incurred as a result of a Commission review of the Registration Statement) will be borne by the Golden West Shareholders pro rata based on the number of shares of Golden West Capital Stock owned. Golden West will bear all of Golden West's Transaction Expenses in the event the Merger is not consummated. See "The Acquisition Agreement--Transaction Expenses."

Dissenters' Rights

   Under the CGCL, holders of Golden West Capital Stock who properly dissent and vote against or abstain from voting with respect to the Merger have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). However, a condition to the consummation of the Merger requires that the holders of no more than 10% of the outstanding shares of Golden West Capital Stock exercise their right to dissent. See "Rights of Shareholders Electing to Exercise Their Rights to Dissent."

Federal Income Tax Consequences of the Merger

   Although not free from doubt, the Merger should be a tax-free transaction under the reorganization provisions of the Internal Revenue Code of 1986, as amended (the "Code"), resulting in no gain or loss to the Golden West Continuing Shareholders (except for any cash received for fractional shares). This conclusion is conditioned upon certain assumptions and the accuracy of certain representations to be made by Oakwood, Golden West and certain principal Golden West Shareholders. If the facts differ from such representations, the legal conclusions set forth herein would change accordingly. See "Certain Federal Tax Consequences of the Merger."

   The conclusion expressed above is not binding on either the Internal Revenue Service or the courts. Therefore, there can be no assurance that the Internal Revenue Service will not take a contrary position and sustain such position in court. Each Golden West shareholder is urged to consult with his own tax advisor with respect to the potential foreign, federal, state and local tax consequences of the Merger as they relate to his own particular circumstances.

Accounting Treatment

   The Merger is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes. It is a condition to the consummation of the Merger that Oakwood receive an opinion to the effect that the Merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles. See "The Merger--Accounting Treatment."

Effects of Merger on Rights of Shareholders

   The rights of the holders of Golden West Common Stock are in general similar to the rights of holders of Oakwood Common Stock, except that Golden West is a California corporation and Oakwood is a North Carolina corporation and Oakwood has adopted certain measures which may serve to make Oakwood a less desirable takeover candidate. Holders of Golden West Preferred Stock, however, will not be entitled to preferential treatment with respect to dividends and other distributions as holders of Oakwood Common Stock. See "Comparative Rights of Shareholders."

Interests of Certain Persons in the Merger

   In considering the recommendation of Golden West's Board of Directors with respect to the Merger, the Golden West Shareholders should be aware that certain members of the Golden West Board of Directors and management, who will continue as directors and employees of Golden West after the Merger, have certain interests in the Merger in addition to those of holders of shares of Golden West Capital Stock generally. Golden West's Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger, the Acquisition Agreement and the Agreement of Merger. See "The Merger--Interests of Certain Persons in the Merger."

Listing on New York Stock Exchange

   Application will be made for listing on the New York Stock Exchange (the "NYSE") of the shares of Oakwood Common Stock to be issued in connection with the Merger.

Market Value Information

       The last sale price of Oakwood Common Stock on June 24, 1994, the last trading day preceding the announcement of the proposed Merger, as reported on the New York Stock Exchange, was $22.13 per share. There is no public market for the Golden West Common or Preferred Stock.

                 SUMMARY CONSOLIDATED FINANCIAL INFORMATION


                          Oakwood Homes Corporation


       The selected information presented below for each of the five fiscal years in the period ended September 30, 1993 has been derived from the consolidated financial statements of Oakwood, which have been audited by Price Waterhouse LLP, independent accountants. The selected financial information for the nine month periods ended June 30, 1993 and 1994 have been taken from unaudited consolidated financial statements of Oakwood, which in the opinion of Oakwood's management include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information set forth therein. Results of operations for a nine month period are not necessarily indicative of results of operations for a full year.


                              (In thousands, except per share data)

                                                                                                         Nine months
                                                                                                            ended
                                                   Fiscal year ended September 30,                         June 30,

                                           1989       1990      1991         1992        1993(1)      1993         1994
Statement of Income Data:

Net sales . . . . . . . . . . . . .     $76,532    $106,955   $125,507     $184,648    $260,877     $170,500    $ 272,792

Financial services income  . . . . .      18,257      21,861     28,976       39,110      50,051      36,116        44,181
Total revenues   . . . . . . . . . .     106,355     137,194    162,634      231,592     322,311     213,659       325,676

Income before income taxes   . . . .      4,015       8,784     14,321       21,371      38,892      24,779       35,830
Net income  . . . . . . . . . . . .       2,836       5,485      8,871       14,015      24,502      15,690       22,787

Net income per share

 Primary . . . . . . . . . . . . .         $.29        $.56      $.77         $1.00       $1.26        $.83        $1.07

 Fully diluted  . . . . . . . . . .          .29         .55       .71           .90        1.22         .79         1.07

Cash dividends per share   . . . . .       $.043      $.043      $.048         $.06       $ .08       $ .06        $ .06



                                                      As of September 30,                        As of June 30,

                                           1989       1990      1991         1992          1993       1994
 Balance Sheet Data:

 Cash and cash equivalents  . . . . .    $14,755    $12,791   $16,301      $17,200       $ 23,904    $ 27,878

 Total assets  . . . . . . . . . . .     229,070    274,664   344,519      426,980        557,028     548,994

 Notes and bonds payable    . . .         147,488    187,755   226,006      228,942        255,765     218,854

 Stockholders' investment   . . . . .     52,653     57,939    89,740      104,371        228,876     251,805

(1) Includes a gain of approximately $1.6 million ($1 million after income taxes, or $.05 per share) from the sale of manufactured housing communities.

                              Golden West Homes


       The selected consolidated financial data as of December 26, 1992 and December 25, 1993 and for the years ended December 28, 1991, December 26, 1992 and December 25, 1993 are derived from audited consolidated financial
statements   of   Golden   West   included   elsewhere   in   this   Proxy
Statement/Prospectus. The selected consolidated financial data of Golden West as of December 30, 1989, December 29, 1990 and December 28, 1991 and for the years ended December 30, 1989 and December 29, 1990 are derived from audited consolidated financial statements of Golden West not included in this Proxy Statement/Prospectus. The selected consolidated financial data of Golden West as of and for the six month periods ended June 26, 1993 and June 25, 1994 are derived from unaudited consolidated financial statements, but have been prepared on the same basis as the audited consolidated financial statements included elsewhere herein and, in the opinion of Golden West, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the six months ended June 25, 1994 are not necessarily indicative of the results to be expected for a full year. The following information should be read in conjunction with the Consolidated Financial Statements of Golden West and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Golden West" included elsewhere in this Proxy Statement/Prospectus.


                      (In thousands, except per share data)
                                                                                                    Six months
                                                           Fiscal Year Ended                          ended

                                            Dec. 30,     Dec. 29,     Dec. 28,    Dec. 26,    Dec. 25,    June 26,     June 25,
                                              1989         1990        1991        1992       1993        1993          1994
 Statement of Income Data:
 Net sales . . . . . . . . . . . . .       $82,203       $85,344     $74,048    $74,427     $ 89,564      $40,324     $ 55,875

 Income (loss) before provision
  for income taxes and extraordinary
  item   . . . .                             1,743         2,862        462        (31)        1,139        (130)       1,671

 Income (loss) before extraordinary
  item  . . . . . . . . . . .                 1,006         1,682        240        (57)         653          (96)         988

 Income per common and equivalent share
  before extraordinary item (1)   . . . . .    $.29          $.49       $.07      $(.02)      $.19           (.08)        $.34


                                                                 As of                                As of
                                         Dec. 30,   Dec. 29,    Dec. 28,   Dec. 26,   Dec. 25,        June 25,
                                          1989        1990        1991       1992      1993            1994
 Balance Sheet Data:
   Cash and cash equivalents  . . . .    $ 4,106    $ 4,609    $ 3,674  $ 2,929     $  2,431     $  1,403
   Total assets   . . . . . . . . . .     19,761     18,727     22,759   21,654       27,545       28,967
   Long-term debt, net of current
      portion . . . . . . . . . . . .      4,500      3,500      7,315    6,201        6,706        7,228
   Shareholders' equity   . . . . . .      5,889      7,571      7,811    7,844        7,347        8,433

 ___________________________________
 (1) Adjusted to give effect to the conversion into Common Stock of all outstanding Preferred Stock and certain rights under the Golden West Deferred Compensation Plan. Common Share equivalents include 650,000 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock was retired by the Company in November 1993.

                        COMPARATIVE PER SHARE DATA

 The following tabulation reflects (a) the historical net income per share of Oakwood
Common Stock in comparison with the pro forma net income per share after giving effect to the Merger on a pooling of interests basis;
(b) the historical net income per share of Golden West Common Stock in comparison with the pro forma net income attributable to the .231099373 of a share of Oakwood Common Stock which will be received for each share of Golden West Common and Preferred Stock; (c) the actual cash dividends per share of Oakwood
Common Stock and Golden West Common Stock compared, in the case of Golden West, with the equivalent of 23.1099373% of the cash dividends declared on each share of Oakwood Common
Stock; and (d) the historical book value per share of Oakwood Common Stock and Golden West
Common Stock in comparison with, in the case of Oakwood, the pro forma book value per share after giving effect to the Merger and, in the case of Golden West, the pro forma book value attributable to .231099373 of a share of Oakwood
Common Stock. The information presented in this tabulation should be read in conjunction with the financial statements and the notes thereto of Oakwood incorporated herein by reference and of Golden West included elsewhere herein.

 Oakwood                                                                                      Nine Months Ended
                                                    Fiscal Year Ended September 30,                June 30,
                                                     1991          1992        1993          1993           1994
 Income per share before extraordinary
 item(1)                                             $ .71        $.90       $  1.22         $ .79        $  1.07
   Historical  . . . . . . . . . . . . . . .           .68         .85          1.20           .78           1.09
   Pro forma(2)  . . . . . . . . . . . . . .

 Cash dividends declared per share
   Historical  . . . . . . . . . . . . . . .           .048        .06           .08           .06            .06
 Book value
   Historical  . . . . . . . . . . . . . . .         (3)         (3)           11.25         (3)            12.31
   Pro forma(4)  . . . . . . . . . . . . . .         (3)         (3)           11.21         (3)            12.38

  Golden West                                               Fiscal Year Ended                  Six Months Ended

                                                    Dec. 28,      Dec. 26,     Dec. 25,     June 26,     June 25,
                                                      1991          1992         1993         1993         1994
  Income per share before extraordinary item
    Historical  . . . . . . . . . . . . . . .         $ .07        ($.02)       $ .19        $(.08)       $ .34
    Equivalent of 23.1099373% of pro forma net income
         per share of Oakwood Common                    .16          .20          .28          .18          .25
  Stock . . . . . . . . . . . . . . . . . . .
  Cash dividends declared per share
    Historical  . . . . . . . . . . . . . . .             0            0            0            0            0
    Equivalent of 23.1099373% of cash dividend
       declared on each share of Oakwood
  Common Stock  . . . . . . . . . . . . . . .          .011         .014         .018         .014         .014
  Book value
    Historical(5) . . . . . . . . . . . . . .         (3)          (3)           3.14        (3)           3.53
    Equivalent  of 23.1099373% of pro forma
       book value per share of Oakwood Common
       Stock . . . . . . . . . . . . . . . .          (3)          (3)           2.59        (3)           2.86


(1)         Per share net income is presented on a fully diluted basis.
(2)         With respect to the fiscal year data,
            reflects the net income per share of Oakwood Common Stock by combining, on a pro forma basis, the results of operations of Oakwood for the years ended September 30, 1991, 1992 and 1993 with the results of operations of Golden West for the years ended December 28, 1991, December 26, 1992 and
            December 25, 1993, respectively. With respect to the data for the nine months ended June 30, 1993 and 1994, reflects the results of operations of Oakwood for the nine months ended June 30, 1993 and 1994 and of Golden West for the nine months ended June 26, 1993 and June 25, 1994. Accordingly,
            Golden West's results of operations for the three months ended December 25, 1993 are reflected in the pro forma net income per share amounts for the year ended September 30, 1993 and the nine months ended June 30, 1994. The pro forma net income per share data do not reflect the nonrecurring costs of consummating the acquisition expected to be incurred by Oakwood and Golden West, or the costs incurred by Golden West in its proposed initial public offering of common stock. The amount of such costs cannot presently be determined; however, management of Oakwood and Golden West currently estimate that the aggregate of the acquisition costs and the public offering costs, both of which will be charged to operations upon the consummation of the Merger, will be in the range of $900,000 to $1.2 million (approximately $550,000 to $750,000 after tax, or approximately $.02 to $.03 per share).
  (3)       Not presented.
  (4)       Reflects Oakwood Common Stock to be
            issued in exchange for Golden West Common and Preferred Stock in connection with the Merger.
  (5)       Assumes conversion of Golden West
            Preferred Stock into Common Stock.

                   GOLDEN WEST SHAREHOLDERS' MEETING

 Meeting of Shareholders

   This  Proxy  Statement/Prospectus  is  being  furnished
to   the  Golden  West
Shareholders in connection  with the solicitation of
proxies  by and on  behalf of
the Golden West Board of Directors for use at the Special
Meeting  of Shareholders
of  Golden  West to  be  held  at  ______________m. on
September  23,  1994  at
_____________________________  and  any  adjournments
thereof.    The   close  of
business on August  19, 1994 is the record  date for
determining the Golden West
Shareholders  entitled  to   vote  at  the  Golden   West
Meeting.    This  Proxy
Statement/Prospectus, the attached Notice of Special
Meeting and  the accompanying
form of Proxy are  first being sent to  the Golden West
Shareholders  on or  about
August 26, 1994.

 Purpose of Meeting

   At the  Golden West  Meeting, Golden West Shareholders
will consider  and vote
upon the Merger and a proposal to  approve and adopt the
Acquisition Agreement and
the  Agreement of Merger pursuant to Section  1201 of the
CGCL.   The directors of
Golden  West unanimously  approved  the  Acquisition
Agreement  and  Agreement  of
Merger, having concluded that the  Merger, the Acquisition
Agreement and Agreement
of  Merger are  fair  to  and  in  the  best  interest  of
Golden  West  and  its
shareholders.     The  Golden  West  Board   of  Directors
recommends  that  the
shareholders of  Golden West vote FOR the approval and
adoption of the Acquisition
Agreement and  Agreement of Merger.   For further
information, see "The  Merger--
Background and Reasons for the Merger."

 Record Date: Voting Requirements at Meeting

   Only Golden West  Shareholders of record  at the  close
of  business on  August
19, 1994 (the "Record Date") will  be entitled to  notice
of and to vote at  the
Golden West Meeting.   Approval of  the Merger  requires
the  affirmative vote  of
holders of a majority of the outstanding shares of Golden West Common and
Preferred Stock, each voting as a class. As of the Record Date, there were 1,287,000 shares of Golden West Common Stock and 1,105,000 shares of Golden West Preferred
Stock outstanding and entitled to be voted.

   The directors and executive officers of Golden West and their affiliates beneficially owned, as of the Record Date, 1,580,800 shares or approximately 96.51% of the outstanding shares of Golden West Common Stock and 226,824 shares or approximately 20.53% of the outstanding shares of Golden West Preferred Stock.
Golden West has been advised that such directors and executive officers intend to vote their shares in favor of approval of the Merger.

 Proxies

   All proxies that are properly executed by Golden West
Shareholders and received
by  Golden West prior  to the  Golden West Meeting,  and
not subsequently revoked,
will  be voted in accordance  with the instructions  noted
thereon.   A proxy that
does not specify to the  contrary will be voted FOR
approval and adoption  of the
Acquisition  Agreement and  Merger Agreement.    Any
Golden West  Shareholder who
submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Golden West written notice of revocation or a duly executed later-dated proxy, or by attending the Golden West Meeting and voting such Golden West Common or Preferred Stock, as the case may be, in person.

   All  costs relating to the solicitation of  proxies of
Golden West Shareholders
will  be borne  by Golden West.   Proxies may be solicited
by officers, directors
and regular employees of Golden West and its subsidiaries personally, by mail or by telephone or otherwise.

   It is important that the proxies and acknowledgments be returned promptly.
Shareholders who  do not expect to  attend the Golden West
Meeting in person  are
urged to mark, sign and date the accompanying proxy, and mail it in the enclosed postage paid return envelope, along with the enclosed
Acknowledgment  if  the
shareholder is voting in favor of the Merger.

                                THE MERGER

   The detailed terms of the Merger are contained in the Acquisition Agreement and the Agreement of Merger attached as Annex I to this Proxy
Statement/Prospectus.
The following discussion describes the more important aspects of the Merger and the terms of the Acquisition Agreement. This description is not complete and is qualified by reference to the Acquisition Agreement which is incorporated by reference herein.

 Background and Reasons for the Merger


   Background.   In early 1994, Golden West met with
investment bankers to explore
a public offering of Golden West Common Stock as a  means
of providing capital for
expansion  and  of  providing  Golden  West   Shareholders
with  a  more   liquid
investment.    In  February  1994,  Golden  West  and
Wedbush  Morgan  Securities
("Wedbush Morgan")  entered into an agreement  whereby
Wedbush  Morgan would serve
as lead underwriter in an initial public offering of Golden
West Common Stock.

   In April 1994, Golden West  filed a Registration
Statement with the  Commission
to  register 1,835,000 shares  of Golden West Common Stock.
At that time, Golden
West  and  Wedbush  Morgan  anticipated   an  initial
public  offering  price  of
approximately  $7 to  $9 per share.   In  April and May  of
1994, Golden  West and
Wedbush  Morgan  began  preliminary  marketing  efforts.
During  May  1994, due
primarily to changes  in stock market conditions,  Golden
West and  Wedbush Morgan
determined that  the initial  public offering  could only
be achieved at  a price
below the anticipated range.   Accordingly, in late May
1994, Golden West  decided
to delay the initial public offering and explore other alternatives.

   On May 27, 1994, Golden West management contacted Oakwood
management to discuss
Oakwood's interest  in acquiring Golden West.   Oakwood's
management indicated an
interest in pursuing an acquisition of Golden West and
commenced  discussions with
Golden  West's  management.    The management  of  Oakwood
and  Golden  West  had
previously met in May 1993 to  discuss a similar
transaction, but the negotiations
never passed beyond the  preliminary stage.  On June 1,
1994, Golden West publicly
announced the postponement of its public offering.  During
June  1994, Oakwood and
Golden West management continued discussions  about an
acquisition of Golden West,
which discussions  led to  the signing  on June  24, 1994
of a  letter of  intent
between Oakwood  and Golden West.   The letter of intent
provides for Oakwood  to
acquire all of the outstanding Golden West Capital Stock and Golden West Options in return for 700,000 shares of Oakwood Common Stock (including shares subject to options to acquire Oakwood Common Stock).

   Following   execution   of   the   letter   of   intent,
discussions   between
representatives of Oakwood  and Golden West resumed  with
respect to the terms  of
an Acquisition  Agreement.   In  addition,  the  parties
conducted  due  diligence
concerning the respective businesses. After approval by the respective Boards of
Directors of  Oakwood and  Golden West,  the Acquisition
Agreement was  finalized
August 17, 1994.

   The  directors  of  Oakwood and  Golden  West  have
approved  the  Acquisition
Agreement and the  Agreement of Merger, concluded that  the
Merger is in the  best
interest of their respective shareholders  and have
authorized the consummation of
the Merger, subject to  the approval by  the Golden West
Shareholders  and certain
other  conditions set  forth  in the  Acquisition
Agreement.    The terms  of  the
Merger, including the formula pursuant to which shares of Golden West Common and
Preferred Stock  will be  exchanged for  Oakwood Common
Stock, are the  result of
arms-length negotiations between Oakwood and Golden West management.

   If the Merger is consummated, Golden West Shareholders
who exchange Golden West
shares for Oakwood shares will receive marketable  stock,
subject in certain cases
to restrictions described  in "Restrictions on Sales of
Stock," and will  have an
equity  interest in  a larger, vertically  integrated
enterprise.   Oakwood Common
Stock is traded under the symbol "OH" on the New York Stock
Exchange.

   Oakwood  Reasons  for  Merger.   The  Merger  will
enable  Oakwood  to  obtain
production capacity in  the western region  and portions of
the southwestern  and
mountain regions  of the  United  States.   This  will
allow Oakwood,  which  has
historically  operated in  the southeastern  United  States
and more  recently in
certain southwestern states, to accelerate  its planned
western expansion and will
provide   manufactured  homes  to  existing  and  planned
retail  sales  centers,
particularly in areas that can be supplied  by Golden
West's underutilized Perris,
California facility  and its  recently acquired  Fort
Morgan, Colorado  facility.
The Merger will allow Oakwood to obtain production capacity in these areas at a cost reasonable in relation to obtaining comparable capacity by alternative means and will allow Oakwood to utilize Golden West's existing retail dealer network.

   Golden West Reasons  for Merger.   The Golden  West Board
of Directors believes
that the  terms of  the Acquisition  Agreement, the
Agreement of  Merger and  the
Merger are fair to and in the best interests of  Golden
West and its shareholders.
The Merger will create one of the largest producers of
manufactured homes in  the
United States, offering  significant opportunities for
efficiencies and  economies
not  currently  available  to  Golden  West.     The
Merger  will  result  in  an
organization  with the  competitive  strength  necessary to
successfully  compete
against the largest  companies in the industry.   The size,
capital resources  and
expertise of Oakwood will expand the types of  financing
offered by Golden  Circle
Financial Services (a wholly-owned  finance subsidiary of
Golden West),  creating
opportunities to increase  sales with financing to  meet
the needs of the  market.
Oakwood's capital resources will also permit  Golden West
to expand its manufacturing
capacity and obtain needed working capital.  In addition,
the  combined enterprise
created by the  Merger may serve as a  partial hedge
against the risks  associated
with  the  concentration  of  Golden  West's  business  in
a  limited  number  of
geographic markets. The Golden West Board of Directors believes that the consideration to be received by the Golden
West  Shareholders is  fair and will  provide Golden  West
Continuing Shareholders
with increased liquidity of their investment  and the
opportunity to  participate,
in part,  in any improvements  in the markets  in which
Golden West conducts  its
businesses,   including   improved  geographic
competitiveness   and   operating
efficiencies and synergies.

 Accounting Treatment

   The Merger is intended to qualify as a  pooling of
interests for accounting and
financial reporting  purposes.   Consummation of  the
Merger  is conditioned  upon
Oakwood receiving  an opinion from Price  Waterhouse LLP
dated  the Effective Time
of  the Merger,  to the  effect  that the  Merger  will
qualify  as a  pooling  of
interests  transaction under  generally  accepted
accounting principles  and  the
applicable rules and  regulations of the Commission  and
the Commission  shall not
have objected to  such accounting treatment.   Under this
accounting method,  (i)
the recorded historical cost basis of the assets and liabilities of both Oakwood and Golden West generally will be carried forward to the operations of the combined company generally at their recorded amounts and
(ii) Oakwood financial
statements issued subsequent to the consummation of the Merger will be restated to include the combined financial position, results of operations and cash flows for Oakwood and Golden West for all periods presented therein.

 Operations After the Merger

   After the consummation  of the  Merger, Oakwood expects
that  Golden West  will
continue  generally to operate its  business as presently
conducted.   Oakwood has
no present plans  for any merger,  reorganization or
liquidation or  any sale  or
transfer of  a material  amount of  assets  of  Golden West
to any  third  party.
Changes  in  business  and  economic  conditions  and other
facts  may  result in
Oakwood's  reconsideration of  its  plans.    The  Merger
will allow  Oakwood  to
accelerate its planned western expansion and will provide manufactured homes to existing and planned retail sales centers, particularly in areas that can be
supplied  by Golden West's
underutilized  Perris, California  facility and  Golden
West's  recently  acquired
Fort Morgan,  Colorado  facility.   Oakwood  also intends  to
provide financing  and
insurance services in connection with sales of Golden West manufactured homes.

   Oakwood currently expects that the present executive officers of Golden West will continue to serve, along with certain Oakwood officers, as executive officers of Golden West after the Merger and certain members of Golden West's
Board of Directors will continue as directors of Golden West following the
Merger, along with certain Oakwood officers.

 Interests of Certain Persons in the Merger

   In considering the  recommendations of  the Board of
Directors  of Golden  West
with  respect to the Merger, the Golden West Shareholders
should be aware that, in
addition  to  the  fact  that  certain  members of  the
board  directors  and all
executive officers  of Golden West will  serve as directors
and executive officers
of the surviving  entity, certain members of Golden  West's
Board of  Directors and
management  have  certain interests  in  the Merger  that
are  in addition  to the
interests of  Golden  West Shareholders  generally.   The
Board  of Directors  of
Golden West was aware of these interests and considered them, among other factors, in approving the Acquisition Agreement and Agreement of Merger. These interests are as follows:

   Golden West Stock  Options.  At  the Effective  Time, the
Golden West  Options
shall be converted, based  on the Exchange Rate, into
options to purchase  Oakwood
Common  Stock (rounded down to the  nearest share).  The
exercise  price per share
of  Oakwood Common  Stock under  the new  options shall  be
equal to  the exercise
price per share of Golden West Common Stock  under the
original option divided  by
the Exchange  Rate (rounded up to  the nearest cent).
Such options  shall in all
other  respects remain  subject to the  same terms  and
conditions,  including the
vesting schedule, set forth  in the stock option  plans and
agreements pursuant to
which they were granted.  Options to purchase  a total of
377,000 shares of Golden
West Common Stock have been granted
as  follows: (i) options to purchase a total of
221,000 shares of Golden West
Common  Stock were  granted on July  24, 1990  at an
exercise price  of $1.00 per
share, (ii) an option  to purchase 26,000 shares of  Golden
West Common  Stock was
granted  on  February 4,  1992 at  an  exercise price  of
$1.42  per share,  (iii)
options to  purchase 104,000 shares  of Golden West Common
Stock were granted  on
October 19, 1993  at an exercise price  of $1.54 per share
and (iv) an  option to
purchase  26,000 shares of  Golden West  Common Stock was
granted on February 27,
1994  at an exercise price  of $3.21 per  share.   Such
options become exercisable
annually in 25% increments beginning on the first anniversary of the date of grant. The options expire ten years after the date of grant.

   Deferred  Compensation Plan.   Under Golden West's
Deferred Compensation Plan,
Messrs.  Harry E.  Karsten, Jr.  and Robert  D.  Totten and
Ms. Celia  Golden, as
Beneficiary, have account balances with such plan slightly in excess of an aggregate of $500,000. Pursuant to the terms of the Deferred Compensation Plan, the Deferred Compensation Plan account balances up to an aggregate total of
$500,000 may be converted into the equivalent of 260,000 shares of Common Stock of the Company at the election of the participants. Prior to the Effective Time,
Messrs. Karsten and Totten will each convert $125,000 of their account balances into 65,000 shares of Golden West Common Stock and
Ms. Golden  will  convert
$250,000 of her account balance into 130,000 shares of Golden West Common Stock
(a conversion price of approximately $1.92 per share, which was established in
1988).

                         THE ACQUISITION AGREEMENT

   The  following is  a summary  description of  certain
terms of  the Acquisition
Agreement, which  is attached as Annex I to this Proxy
Statement/Prospectus and is
incorporated  herein  by reference.    Such description
does  not  purport to  be
complete and is qualified in its entirety by reference to the Acquisition
Agreement.

 The Merger

   The Acquisition Agreement provides that, upon the satisfaction or waiver of certain conditions, Oakwood Sub will be merged with and into Golden West, with
Golden West continuing as the surviving corporation and a wholly-owned subsidiary of Oakwood.

 Effective Time of the Merger

   The Merger will  become effective  at the  time of filing
of  the Agreement  of
Merger  with  the California  Secretary of  State  or at
such later  time as  the
parties  shall have agreed upon and  designated in the
Agreement of Merger as the
Effective  Time of  the Merger,  provided, however,  the
Merger  shall not  become
effective  prior  to  the  receipt  of   certain
regulatory  approvals  and   the
effectiveness of the Registration Statement. From and after the Effective Time, the surviving corporation will possess all the assets, rights, privileges, powers and franchises and be subject to all the liabilities, restrictions, disabilities and duties of Oakwood Sub and Golden West, as provided under the CGCL.

   Until the  Effective Time of  the Merger occurs, Golden
West Shareholders will
retain their rights as shareholders to vote on matters submitted to them by the
Golden West Board of Directors.

 Consideration to be Received in the Merger

   In the Merger, each share of  Golden West Capital Stock
outstanding immediately
prior to the Effective  Date, other than shares with
respect to which  dissenters'
rights shall  have been perfected  in accordance  with the
CGCL  (the "Dissenters'
Shares"), will be converted  into .231099373 of  a share of
Oakwood  Common Stock.
No fractional  shares of Oakwood  Common Stock will be
issued in connection  with
the Merger.  In lieu  of fractional shares, a cash payment
will be made  equal to
the fractional  interest which a Golden  West Shareholder
would otherwise receive
multiplied by  the closing price  of Oakwood Common  Stock
on  the New York  Stock
Exchange two  business days before the Effective Time.  The
total number of shares
of  Oakwood Common  Stock  issued  or reserved  for
issuance  in connection  with
options issued by Oakwood in connection with the Merger
shall in the  aggregate be
no more than 700,000, less  that number of shares equal to
the sum of  the number
of  dissenting shares  of  Golden West  Capital Stock
multiplied by  the Exchange
Ratio and  the sum of all  fractional shares for  which
cash was or  will be paid.
Such  total  number of  shares issuable  in  connection
with the  Merger includes
shares of Oakwood Common Stock  to be issued to Messrs.
Harry E. Karsten, Jr.  and
Robert D. Totten  and Ms. Celia Golden,  as Beneficiary,
following the  conversion
of their  account  balances in  the Golden  West Deferred
Compensation Plan  into
shares  of Golden  West  Common  Stock.   See  "The
Merger--Interests  of  Certain
Persons in the Merger."   If prior to the Effective Time
the outstanding shares of
Oakwood Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a change in Oakwood's capitalization, then an appropriate and proportionate adjustment in the Exchange
Rate will be made. For a discussion of the rights of Dissenting Shareholders of
Golden West, see  "Rights of  Shareholders Electing  to
Exercise  Their Rights  to
Dissent."

 Surrender of Certificates

   Upon surrender of one or more duly endorsed certificates for Golden West
Capital Stock and an accompanying Acknowledgment, there will be issued and mailed to the holder of such stock a certificate or certificates representing the number of shares of Oakwood Common Stock to which such holder is entitled, if any, and, where applicable, a check for the amount representing any fractional shares determined in the manner described above, subject to the retention of certain shares of such Oakwood Common Stock pursuant to the escrow provisions described below.

   No dividend or other distribution payable after the Effective Time with respect to Oakwood Common Stock will be paid to the holder of any unsurrendered shares of
Golden West Capital Stock until the holder surrenders the certificate(s) therefor and an accompanying Acknowledgment, at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.


   After the Effective Time, there will be no transfers on Golden West's stock transfer books of shares of Golden West Capital Stock issued and outstanding at the Effective Time.

   Neither Oakwood nor Golden West nor any other person will be liable to any former Golden West Shareholders for any consideration properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   If a certificate for Golden West Capital Stock has been lost, stolen or destroyed, Oakwood will issue the consideration properly payable in accordance with the Acquisition Agreement upon receipt of appropriate evidence as to such loss, defect or destruction, appropriate evidence as to the ownership of such certificate by the claimant and appropriate and customary indemnification.

 Certain Covenants of Golden West

   Golden West has agreed that prior to  the Effective Time
of the Merger  it will
operate its business substantially as presently operated
and only in the ordinary
course.  In this connection, Golden West has agreed that
it will not, without the
prior written  consent of  Oakwood (i)  change any
provision of  its Articles  of
Incorporation  or Bylaws;  (ii)  change the  number of
shares of  the authorized,
issued or outstanding  capital stock of Golden  West
including the issuance of  or
the grant of any option with respect to the authorized or
issued  capital stock of
Golden West  or any subsidiary, or declare, set aside or
pay any dividend or other
distribution in cash or in  kind with respect to the
outstanding capital stock of
Golden  West;  (iii)  incur  any  liabilities or
obligations,  whether  directly,
indirectly, or  by way  of guaranty,  except in  the
ordinary  course of  business
consistent with past practices and  prior periods; (iv)
except as expressly agreed
to by Oakwood, make any capital  expenditures individually
in excess of $25,000 or
in  the  aggregate in  excess  of  $100,000,  other  than
reasonable  expenditures
necessary  to maintaining  existing assets in  good working
order  and repair; (v)
pay any bonuses  to any executive  officer of  Golden West,
except as  previously
disclosed to Oakwood in  the Acquisition Agreement, or
enter into any new or amend
any existing  employment agreement with  any persons, adopt
any  new or amend  any
existing employee benefit plan, except as  may be otherwise
required by law, grant
any increase in compensation  or benefits of  any kind to
its  employees, officers
or  directors, except  regularly scheduled  increases  in
the ordinary  course of
business  and consistent with  past practices  and
policies, or  effect any change
with  respect to the  retirement benefits  to any class  of
employees or officers,
except as otherwise required  by law; (vi) create or
otherwise become liable  with
respect to  any indebtedness  for money  borrowed or
purchase money  indebtedness
except in the ordinary course of business; (vii) increase
or deplete  inventories,
incur  or   collect  receivables,  or  incur  or  pay
trade  payables  or  accrue
liabilities in any  manner other  than consistent  with
past  practices and  prior
periods and in the  ordinary course of business;  (viii)
cancel without payment or
satisfaction in full, waive  or extend the time of
deferments of any  indebtedness
inuring to the benefit the Golden West; (ix) amend  in any
way any of its material
contracts  or agreements;  (x)  fail  to maintain  in  full
force  and effect  all
insurance carried by  Golden West at the  time of the
Acquisition Agreement;  (xi)
institute any changes  in management policy  of a
significant nature; (xii)  take
any  action or  fail to  take  any action  that would  make
any  representation or
warranty of Golden West  in the Acquisition  Agreement
untrue; or (xiii)  make any
agreement or commitment by  or on behalf of Golden West  to
do or take any of  the
actions referred  to in  items (i) through  (xii).   In
addition, Golden  West has
agreed not to take any action or knowingly fail to take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

 No-Shop Provisions

   Golden West has also agreed  that until September 30,
1994, neither Golden West
nor its  shareholders, directors, officers or  other
representatives will  solicit
any proposals  or offers from  any parties  other than
Oakwood  with respect to  a
merger, acquisition or similar transaction  involving a
significant portion of the
assets  or  equity  securities of  Golden  West  or  engage
in  any  negotiations
concerning  such  a  proposal.    Golden  West  is
obligated  to  inform  Oakwood
immediately if any  such inquiries or proposals are
received by it.  However,  in
the event any person  makes an unsolicited written offer
prior to approval of the
Merger  by  the Golden  West  Shareholders to  acquire
Golden  West or  its assets
pursuant  to a  merger, consolidation,  share  exchange,
sale  of stock,  sale  of
assets  or other similar transaction,  Golden West may
enter into discussions with
such person if  and only to  the extent  that the Golden
West Board of  Directors
determines that to proceed  with the Merger would violate
its fiduciary duties  to
the Golden West  Shareholders.   In such event,  Golden
West  is required to  give
Oakwood reasonable notice prior to entering into such discussions.

 Restrictions on Sales of Stock

   Each  officer, director  and 10%  shareholder of Golden
West, Oakwood  Sub and
Oakwood is required to execute a standstill agreement pursuant to which they agree not to sell any Golden West Capital Stock or Oakwood Common Stock
(including Oakwood Common Stock received in the Merger) from August 19, 1994 until the first date Oakwood publishes its financial results covering a period of at least 30 days after the closing of the Merger. It is anticipated that this will not be until approximately November 15, 1994 if the Merger is consummated on or before September 30, 1994 and approximately January
25, 1995 if it  is consummated
after September 30, 1994.

   Shares of Oakwood Common  Stock to be received by Golden
West  Shareholders who
are  deemed to  be "affiliates" (as  such term  is defined
in Rule  144 under the
Securities  Act) of  Golden West prior  to the  Merger
("Golden  West Affiliates")
(the "Restricted Securities") may be resold  by them only
pursuant to an effective
registration  statement under  the Securities Act  covering
such  securities or in
transactions  permitted  by  the  resale  provisions  of
Rule  145(d)  under  the
Securities  Act or as otherwise  permitted under the
Securities Act.   Under Rule
144 of the Securities Act, an affiliate is a person that directly or indirectly controls or is controlled by or is under common control with Golden West and may include certain officers and directors of Golden West, principal shareholders of
Golden West and certain other shareholders with special relationships with Golden
West. This Proxy Statement/Prospectus may not be used by such affiliates in connection with any resale of their Restricted Securities.

   Rule 145 requires that, in a resale of their Restricted
Securities, Golden West Affiliates comply with
a  volume restriction
and other restrictions  on the manner of  sale and that
certain information  about
Oakwood be currently available to the public.   The volume
restriction limits  the
number of  shares that  an affiliate  may transfer,  in the
aggregate,  within any
three-month period  to the  greater of (i)  1% of the
outstanding Oakwood  Common
Stock  or (ii) the average  weekly reported trading  volume
in  the Oakwood Common
Stock during the preceding four calendar weeks.  A Golden
West Affiliate  may sell
its shares  without regard  to the  volume restrictions
and  restrictions on  the
manner  of  sale if  it  has owned  the shares  for  at
least two  years, certain
information  about Oakwood  is currently  available to  the
public and  the Golden
West Affiliate is not  then an affiliate of Oakwood.   A
Golden West Affiliate may
also sell its shares of Oakwood Common Stock without regard to the foregoing restrictions (including the requirement that certain information about Oakwood is currently available to the public) if it has held its shares for a period of at least three years and such person has not been an affiliate of Oakwood for at least three months. A Golden West Affiliate who is also an affiliate of Oakwood may sell its shares, subject to the volume restrictions and restrictions on the manner of sale, if it has held the shares of Oakwood Common
Stock for  a period of
at least two years and certain information about Oakwood is currently available to the public .

   At  least 30 days prior to the closing of  the Merger,
Golden West will deliver
to  Oakwood a list of Golden West Affiliates and will
deliver to Oakwood a letter
from each Golden West Affiliate acknowledging  certain
restrictions on the  resale
of Oakwood Common Stock received  in the Merger.  Any
Restricted Securities to  be
received  by  Golden  West  Affiliates  will   bear  a
legend  referencing   such
restrictions on transfer.

 Certain Covenants of Oakwood

   Oakwood has agreed (i) that it will not knowingly take any action or fail to take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or that would cause the Merger to fail to qualify as a reorganization within the meaning of
Section  368(a)(2)(E) of  the
Code, (ii) that it will prepare and submit to the NYSE a listing application covering the shares of Oakwood Common Stock issuable in the Merger, and use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Oakwood Common Stock, subject to official notice of issuance, and (iii) that, without the prior written consent of Golden West, Oakwood will not take any action which would cause the conditions to the consummation of the Merger not to be fulfilled.

 Conditions to Consummation of the Merger

   Consummation of the Merger is conditioned upon the
approval by the holders of a
majority of  the aggregate issued and outstanding shares of
Golden West Common and
Preferred Stock, each voting as a  class.  However, it is
also a condition to the
consummation of the  Merger that the  holders of no  more
than 10%  of the  Golden
West  Capital Stock  elect or  may elect  to be  dissenters
with respect  to their
shares of Golden West Capital Stock in connection  with the
Merger.  In  addition,
it is a  condition to consummation  of the  Merger that
Oakwood receive  executed
acknowledgments  from  holders  of  at  least  85%  of  the
aggregate  number  of
outstanding  shares  of  Golden  West   Capital  Stock,
pursuant  to  which  such
shareholders  agree  to be  bound  by  the  terms  of  the
Acquisition  Agreement,
including   the  escrow   and   indemnification  provisions
contained   therein,
accompanied by their duly endorsed stock certificates for shares of Golden West
Capital Stock.

  The Merger is also conditioned upon the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust
Improvements  Act  of  1976,  as
amended.

  The obligations of Oakwood and Golden West to consummate
the Merger are further
conditioned, unless  waived by the  party benefitted  by
such condition,  upon (i)
the absence of  any action or proceeding by a court or
other  governmental body or
public authority  to restrain  or prohibit  the
transactions  contemplated by  the
Acquisition Agreement or to obtain an amount of  damages or
other material  relief
in connection  with the execution of the Acquisition
Agreement, and the absence of
any  notice  that  the transactions  contemplated  by  the
Acquisition  Agreement
constitute  a  violation  of  law;  (ii)  the
effectiveness  of  the Registration
Statement under the Securities  Act, which shall not  be
subject to any Commission
stop order or any threatened stop order; (iii) the absence
of any  material change
in the financial condition, business or  operations of
Oakwood or Golden West that
would be  likely to  have a material  adverse effect  on
Oakwood  or Golden  West,
other than a change that affects Oakwood or  Golden West in
a similar manner; (iv)
the  receipt  of  opinions  of  counsel   with  respect  to
certain  of  the  tax
consequences  of  the  Merger;  (iv)  the  receipt  of  all
required governmental
consents and approvals with respect  to the Merger,  except
for the filing of  the
Agreement of Merger; (v) the receipt of copies by each  of
Oakwood and Golden West
of all  resolutions adopted by the other's  Board of
Directors and the Golden West
Shareholders in connection with the  approval of the
Acquisition Agreement and the
transactions  contemplated thereby;  (vi) the  listing  of
the shares  of Oakwood
Common  Stock  issuable in  connection  with the  Merger
with  the New  York Stock
Exchange; (vii)  the accuracy of representations  and
warranties  contained in the
Acquisition  Agreement;  (viii)  performance  of  all
covenants   and  agreements
contained in the Acquisition Agreement, including the absence of any material adverse change in the business of Oakwood or Golden West, other than any change that affects both Golden West and Oakwood in a substantially similar matter; (ix) the completion by Oakwood of its review of Golden West's business and operations and the results of such review are satisfactory to Oakwood, (x) the receipt of opinions of counsel with respect to certain legal matters, including the organization and good standing of Oakwood and Golden West, the due authorization of the Acquisition Agreement by Oakwood and Golden West and the valid issuance of the shares of Oakwood Common Stock being issued to Golden
West Shareholders; (xi)
the  receipt by Oakwood of a  letter from Price  Waterhouse
LLP to the effect that
the Merger will qualify for "pooling of interests" accounting treatment and a letter from Arthur Andersen & Co. that no condition exists with respect to Golden
West that would prevent the Merger from being treated by Oakwood as a "pooling of interests"; (xii) the receipt by Oakwood from Arthur
Andersen &  Co. of "comfort"
letters with respect to the procedures undertaken by Arthur Andersen & Co. with respect to the financial statements of Golden West contained in the Registration
Statement; (xiii) the receipt by Golden West from Price Waterhouse LLP of
"comfort" letters with respect to the procedures undertaken by Price Waterhouse
LLP with respect to the financial statements of Oakwood contained in the
Registration Statement; (xiv) the conversion of an aggregate of $500,000 of the deferred compensation plan account balances of Messrs.
Harry E. Karsten, Jr.  and
Robert D. Totten and Ms. Celia Golden, as Beneficiary, into 260,000 shares of
Golden West Common Stock;  (xv) the conversion  of Golden
West Stock  Options into
options to receive Oakwood Common Stock; (xvi) the receipt of all required consents; (xvii) the receipt by Oakwood of an affiliate letter from each Golden
West affiliate; (xviii) the receipt by Oakwood of a current list of the federal tax identification numbers of the Golden West
Shareholders;  (xix) the receipt by
Oakwood of a final statement of all Golden West transaction expenses and evidence of the payment by the Golden West Shareholders of any transaction expenses in excess of $100,000 other than such incremental costs incurred as a result of a review by the Commission of the Registration
Statement; (xx) the  receipt  by
Oakwood of executed noncompetition agreements from certain officers of Golden
West; (xxi) the  receipt by Oakwood  of Phase I
Environmental Assessment  Reports
covering all the real property owned or leased by Golden
West by an  environmental
consultant acceptable to Oakwood, which report must not disclose any remediation, clean-up, monitoring, removal or other work deemed advisable by the consultant and the completion of any additional due diligence with respect to environmental matters deemed necessary by Oakwood and such due diligence not disclosing any condition or liability which Oakwood reasonably believes would have a material adverse effect on Golden West and (xxii) the termination as of the Effective Time of all indemnification agreements between Golden West and the directors and officers of Golden West.

Indemnification

  The Acquisition Agreement provides that each Golden West
Continuing Shareholder
will indemnify Oakwood with  respect to any liability,
damage or loss incurred by
Oakwood  or  Golden  West as  a  result  of  the
incorrectness  or  breach
of any representation, warranty  or  covenant made  by  Golden
West in  the  Acquisition
Agreement   (a "Loss")  until the  first anniversary of
the Effective Time.   Ten
percent of the  shares of Oakwood Common  Stock (the
"Escrowed Shares") issued  to
each Golden West Continuing Shareholder in connection with the Merger will be placed in escrow with First Union National Bank of North Carolina, as escrow agent (the "Escrow Agent"), until (i) in the event the Effective Time is on or before September 30, 1994, the publication of Oakwood's audited consolidated financial statements for the year ended September 30, 1994 or (ii) in the event the Effective Time is after September 30, 1994, the publication of Oakwood's consolidated financial statements for the quarter ending December 31, 1994, and will be available to be applied to satisfy the foregoing indemnification obligations. Either of such dates is referred to herein as the "Release Date."

  A Golden West  Continuing Shareholder's  liability is
limited  to the  value of
each Shareholder's Escrowed  Shares, whether  or not
released,  based on the  fair
market value  of such shares  at the Effective  Time.
Oakwood,  upon at least  30
days' prior written notice to the Golden  West Continuing
Shareholders, may  apply
all or any part of the  Escrowed Shares to the payment,
settlement or discharge of
any Loss.   Oakwood will defer  instructing the  Escrow
Agent  to return  Escrowed
Shares to Oakwood  with respect to a loss if Oakwood
receives notice  that a Golden
West  Continuing Shareholder  questions the propriety  of
such  application of the
Escrowed Shares.   Such dispute will  be settled by
arbitration.   In  the event a
Golden West Continuing Shareholder has disputed the application of the Escrowed
Shares by Oakwood or, on or before the Release Date, Oakwood has given notice to the Escrow Agent and the Golden West Continuing
Shareholders of the existence  of
a claim for the discharge or settlement of a Loss which has not been liquidated, the Escrow Agent will retain the appropriate number of Escrowed Shares pending final determination of such claims.

  The number of Escrowed Shares to be returned to Oakwood pursuant to such indemnification will be determined by dividing the dollar amount of the Golden
West Continuing Shareholder's liability with respect to such Loss by the closing price of a share of Oakwood Common Stock on the New York
Stock Exchange at the
Effective Time.  The registered holder  of the Escrowed
Shares will be entitled to
vote the Escrowed Shares and will be entitled to receive any dividend or distribution thereon, other than dividends or distributions in the form of capital stock of Oakwood, which will be held as part of the Escrowed Shares.

  The indemnifying obligations  of the  Golden West
Continuing Shareholders  will
continue after the Release Date until the first anniversary of the Effective
Time, except as to any matter as to which Oakwood has given notice prior to such date.

Representations and Warranties

  Pursuant  to  the  Acquisition Agreement,  Golden  West
and  the  Golden  West
Continuing  Shareholders  have made  certain
representations  and  warranties  to
Oakwood with  respect to Golden West's properties and other
assets and the conduct
of its business.  All  statements contained in the
Schedules  to the Agreement are
deemed  to   be  representations  and  warranties   under
the   Agreement.    The
representations and  warranties  survive the  Effective
Time  of the  Merger  and
terminate on the first anniversary date of  the Effective
Time.  Each  Golden West
Shareholder should  read carefully the  representations,
warranties and  covenants
contained in the Acquisition  Agreement.  Any
representation or warranty made  "to
the knowledge"  of Golden West or  that Golden West
"knows" a  particular fact or
circumstance  includes the  knowledge of  officers  and
certain key  employees of
Golden  West after  review of  such  individual's
pertinent business  records and
files and  after  inquiry  with Golden  West's  attorneys
and accountants.    The
representations, warranties and covenants include the following matters:

(i)   Golden  West  and  each  of  its  subsidiaries
is  a  corporation  duly
organized,  validly  existing   and  in  good  standing
under  the  laws  of  the
jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry out its business as it is now being conducted, and are duly qualified or licensed as foreign corporations, and are in good standing, in each jurisdiction where such qualification or licensing is necessary, except where such failure to be so qualified or to be so organized or existing would not have a material adverse effect on the business, results of operations or financial condition of
Golden West.

     (ii)      The Articles of  Incorporation and
Bylaws  of Golden West  and
each of its subsidiaries provided to Oakwood are complete and correct and are in full force and effect, and neither Golden West nor any of its subsidiaries is in violation of any provision of such Articles of Incorporation or Bylaws.


     (iii)     The  authorized  capital  stock  of
Golden  West  consists  of
20,000,000 shares  of  Golden  West Common  Stock  and
1,105,000 of  Golden  West
Preferred Stock,  of which  1,287,000 shares and  1,105,000
shares,  respectively,
were issued and outstanding as of August 17, 1994. In addition, 377,000 shares of Golden West Common Stock were reserved for future issuance pursuant to Golden
West Options and no such shares or options have been issued in violation of any preemptive rights. In addition, the information provided to Oakwood with respect to the names, addresses and social security numbers of record owners of all shares of Golden West Capital Stock and the certificate numbers for such shares is accurate and complete.

     (iv)      Golden West has  all necessary power
and  authority to execute
and deliver the  Acquisition Agreement and to  perform its
obligations  under such
agreement and to consummate the  transactions contemplated
thereby.  The execution
and delivery of the Acquisition Agreement by Golden  West
and the consummation  of
the  Merger  has  been  duly  and  validly  authorized  by
Golden  West,  and  the
Acquisition Agreement has been  duly and validly executed
and delivered by Golden
West and constitutes a legal,  valid, binding and
enforceable obligation of Golden
West.   In addition,  each Golden  West Shareholder  has
all  necessary power  and
authority to execute and deliver his or its respective acknowledgment and such execution and delivery has been duly and validly authorized by all necessary action on the part of the Golden West Shareholders and, constitutes a legal, valid and binding obligation of such Golden West
Shareholder enforceable  against
it in accordance with its terms.

     (v)   The execution and delivery  of the Acquisition
Agreement by  Golden West
and the performance of the transactions contemplated thereby will not conflict with or violate the Articles of Incorporation or Bylaws of Golden West or any of its subsidiaries, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Golden West or by which any property or assets of Golden West is bound, result in the breach of or constitute a default under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Golden West or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which Golden West is a party or is bound or affected.

     In addition, the execution and delivery of the Acquisition Agreement and
Acknowledgments by each Golden West Shareholder will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than that required by the Exchange
Act, the  Securities Act,  state securities  or Blue  Sky
Laws and  state takeover
laws, the HSR Act and the filing or recordation of appropriate merger documents as required by CGCL.

      (vi) Other than the subsidiary of Golden West and other investments disclosed to Oakwood in the Acquisition Agreement, Golden West does not own directly or indirectly any interest or investment in any corporation, partnership, joint venture, business, trust or other entity.

      (vii) The Golden West audited, consolidated financial
statements for the  year
ended December  25,  1993 and  unaudited  interim
financial statements  for  each
quarter  subsequent  to   December  25,  1993,  comply
with  generally   accepted
accounting principles and present fairly the financial position of Golden West, and the statements of income, of shareholders' equity and of cash flows present fairly the results of operations, changes in shareholders' equity and cash flows of Golden West for the periods set forth therein. Golden
West does not have any
liabilities, contingent or otherwise, whether due or to become due, known or unknown as of the date of such financial statements other than as indicated on the balance sheet or in the notes thereto, or which in the aggregate will not have a material adverse effect on the business of Golden
West.

     (viii) Since March 26, 1994, except as disclosed to Oakwood in the Acquisition
Agreement or as specifically described in the footnotes to the Golden West financial statements, there has not been (a) any material adverse change in the business of Golden West and no such adverse change is reasonably expected to occur; (b) any disposition or issuance by Golden West of any of its capital stock or any option or right or privilege to acquire any of its capital stock, any acquisition and retirement of any of its capital stock or any dividend or other distribution on or with respect to its capital stock;
(c)  any sale,  mortgage,
pledge, grant, dividend or other disposition or transfer of any asset or interest owned or possessed by Golden West, other than in the ordinary course of business;
(d) any expenditure or commitment by Golden West for the acquisition of assets of any kind other than in the ordinary course of business; (e) any damage, destruction or loss of such character as to interfere materially with the continued operation of or have a material adverse effect on any part of the business of Golden West; (f) any increase or any agreement for the increase of any compensation payable or to become payable by Golden
West  to any  officer,
shareholder or key employee of Golden West; (g) any change made or authorized to be made to the Articles of Incorporation or Bylaws of Golden West; (h) any loans or advances by or to Golden West other than renewals or extensions of existing indebtedness and uses of lines of credit; (i) any cancellation or payment by
Golden West or any Golden West Subsidiary of any indebtedness owed to Golden West or any cancellation or settlement by Golden West of any claims against others;
(j) any failure by Golden West to operate its business other than in the ordinary course of business; (k) any failure to maintain the books and records of Golden
West in accordance with past practices; (l) any change in accounting practices;
or (m) any agreement or commitment by or on behalf of Golden West to do or take any of the actions referred to in clauses (a) through (l).

   (ix)   Golden West has duly filed all  required tax
returns and reports (or has
validly extended the due date thereof) and has paid all
taxes required to be  paid
or an  adequate reserve has been  established for such
taxes  and has provided  to
Oakwood true  and correct copies  of certain tax returns
beginning with the  1987
tax  year.   In  addition, the  reserves  for  taxes
contained in  the  financial
statements and carried on  the books of Golden West  are
adequate to cover all tax
liabilities as  of the  date of  the Acquisition
Agreement.   Since December  31,
1993, Golden West has not incurred any tax liability other than in the ordinary course of business and there are no tax liens upon any properties or assets of
Golden West and, except as shown in the financial statements, there are no pending or, to the knowledge of Golden West, threatened questions or examinations relating to or claims asserted for taxes or assessments against Golden West.


     (x)  Representations   and   warranties
regarding   employment,  bonus,
compensation,  pension, stock  option,  stock appreciation
rights, profit-sharing,
retirement,  medical,   vacation,  retiree  medical,
severance  pay  and   other
agreements or fringe benefit plans, arrangements or practices of Golden West, including the provision to Oakwood of accurate and complete descriptions of such plans and assurance that Golden West has complied in all material respects with all applicable federal, state and local laws with respect to such Plans.

   (xi)   Representations and warranties (limited  in
certain circumstances to the
knowledge of Golden  West) with respect  to title to,
rights to  and the condition
of all  real property owned  or leased by Golden  West
(including compliance  with
all  applicable  statutes,  ordinances,  orders,
requirements,  laws,   rules  or
regulations,  including all  environmental laws,  rules and
regulations)  and that
there does  not exist any event which would constitute a
default by either Golden
West  or  the  landlord under  any such  lease,  except for
defaults that  in the
aggregate would not have a material adverse  effect on
Golden West.   In addition,
representations and  warranties  that Golden  West  has
good and  marketable  fee
simple title  to  all fixtures,  structures  and  leasehold
improvements  on  such
properties  and to all of its equipment, free and  clear of
all encumbrances other
than those  disclosed to Oakwood, which  encumbrances do
not materially adversely
affect the  value or  use of the property  and has good and
marketable fee simple
title to all of  their inventories of manufactured  housing
units and all personal
property  related thereto; that Golden  West's equipment is
in good condition and
repair; that all of Golden West's  inventory is usable or
saleable in the ordinary
course  of business and  each item  of inventory is  in
good condition  and is not
obsolete or  materially defective;  that all  accounts
receivable  of Golden  West
constitute and are valid and enforceable claims of  Golden
West; that Golden  West
has the  right to  use the name  "Golden West Homes"  and
the name  "Golden Circle
Financial Corporation"  where now used, all  other material
trademarks or service
marks,  all other intellectual property  belonging to or
used in  the business of
Golden West  and, except  as disclosed  to Oakwood in  the
Acquisition  Agreement,
neither Golden  West nor any subsidiary of Golden West is a
party to any agreement
with  any person or entity with respect to the use of  such
names; and that Golden
West  has  disclosed  to  Oakwood   in  the  Acquisition
Agreement  all  material
contracts, agreements and commitments it is a party to and that such contracts constitute valid and enforceable obligations against Golden West and neither
Golden West nor any of its subsidiaries is in default in any material respect with respect to such contracts.

     (xii)     The fixtures, equipment and  inventory
located on the property
owned or leased by Golden West or any subsidiary of Golden West are in good condition and all electrical, gas, water and sewer utilities serving such properties are adequate; and that, to its knowledge, the properties Golden West owns, leases and formerly owned or leased are or were at all times in compliance with all environmental laws, rules and regulations and Golden West has not illegally or improperly generated, used, treated, stored or disposed of hazardous materials and that there are no threatened claims against Golden West or any of its subsidiaries with respect to such matters.

     (xiii) All leases  of property or equipment by Golden
West to or from any other
party have been fully disclosed to Oakwood in the Acquisition Agreement.



   (xiv)  Except as disclosed to Oakwood in the Acquisition
Agreement, Golden West
has no planned capital expenditures individually in excess of $25,000.

(xv) Except as disclosed to Oakwood in the Acquisition Agreement, since
December 31, 1991, all material transactions with third persons involving Golden
West have been conducted on an arms-length basis and Golden West has disclosed in the Acquisition Agreement any interest, ownership or profit participation of any of the shareholders, officers or directors of Golden West or their affiliates or relatives in businesses with which Golden West has had material transactions or which are Golden West's competitors or potential competitors; there are no outstanding loans or other advances to any shareholder, officer, director or employee of Golden West or a Golden West subsidiary or respective affiliates or relatives in excess of $2,500, except as disclosed in the Acquisition Agreement;
and, except as disclosed in the Acquisition Agreement, none of the shareholders, officers or directors of Golden West or any of its subsidiaries or their respective affiliates or relatives is an affiliate of any dealer who sells manufactured homes of Golden West or any other entity that has a material business relationship with Golden West.

     (xvi)     Except as  disclosed to Oakwood in  the
Acquisition Agreement,
Golden West  is not  in conflict  with, or in  default or
violation of, any  law,
rule, regulation,  order, judgment or decree applicable to
Golden West or by which
any property or asset of  Golden West is bound or
affected, or the  provisions of
any note, bond, mortgage,  indenture, contract, agreement,
lease, license, permit,
franchise or  other instrument or obligation to which
Golden West is a party or is
bound  or affected.    Golden  West and  each  of its
subsidiaries  are  lawfully
conducting their  business and  their  property has  been
and  will be  used  and
operated  in   compliance  with  all  laws,   rules  and
regulations  and  other
restrictions.

     (xvii) All pending and  threatened law suits  or
administrative proceedings  or
investigations  against  Golden  West  have  been
disclosed  to  Oakwood  in  the
Acquisition Agreement,  none  of which,  if  adversely
determined, could  have  a
material  adverse effect  on  the  financial  condition,
results  of  operations,
business prospects,  assets or liabilities  of Golden
West.   All material  "loss
contingencies" have been fully disclosed to Oakwood in the Acquisition Agreement.

     (xviii) Since December 31, 1989, Golden West has not been a party to any collective bargaining agreement and has not been the subject of any union activity or labor dispute, and Golden West has not violated any applicable federal or state law or regulation relating to labor or labor practices and does not have any liability to any of its employees, agents or consultants in connection with grievances of such employees, agents or consultants.

  (xix) Golden West has not taken or failed to take any action which would prevent the Merger from being treated as a "pooling of interests."

   (xx)   All  brokerage   arrangements  entered  into  in
connection  with  the
negotiations leading to the Acquisition Agreement or the consummation of the transactions contemplated thereby have been fully disclosed to Oakwood in the
Acquisition Agreement.



  (xxi) Golden West and its subsidiaries own 79 shares of Oakwood Common Stock and do not own any securities convertible into Oakwood
Common Stock.

 (xxii) All bank accounts, vaults and safe deposit boxes used by or in the name of Golden West have been disclosed to Oakwood in the Acquisition Agreement.

 (xxiii)   Golden West has adequate fire and casualty
insurance policies sufficient
to allow it to replace any of its properties or assets that might be damaged or destroyed and sufficient business interruption insurance policies to recover the full amount of any losses occasioned by any business interruption. In addition, such policies have been fully disclosed to Oakwood in the Acquisition Agreement.

 (xxiv) The products and services of Golden West comply with all express and implied warranties and the requirements and standards of all federal and state laws and regulations governing the sale and financing of manufactured homes, including the National Mobile Home Construction Safety
Standards Act of 1974, the
Federal  Consumer Credit  Protection and the  Federal
Credit  Opportunity Act and,
except  as  disclosed  to Oakwood  in  the  Acquisition
Agreement,  no  product or
service warranty or liability claims are pending or threatened against Golden
West except such claims that in the aggregate would not have a material adverse effect on Golden West.

  (xxv)   Golden  West  has  fully  described  in  the
Acquisition Agreement  all
warranty  obligations of  Golden  West  and  all warranty
contracts,  agreements,
understandings or arrangements to which Golden West is a
party or  its property or
assets  are   bound  and  all  service   and  repurchase
contracts,   agreements,
understandings or arrangements to which Golden West is a party or by which any of its property is bound.

 (xxvi)   Golden West  has disclosed in  the Acquisition
Agreement  its dealership
arrangements and  the amount  and  terms of  any loans  to
any  such dealers,  all
arrangements which generally apply to its  dealers,
including those which  provide
for rebates, discounts  or other payments or concessions
to its dealers,  and the
25 dealers  who purchased the  greatest number  of
manufactured homes  from Golden
West during  the six  month period ended  June 25, 1994
and a description  of the
specific  arrangements to  provide any  rebates,  discounts
or other  payments or
concessions  to  each  such  dealer.    Such  dealer
agreements  are   valid  and
enforceable by  Golden West  in accordance with  their
respective terms.   Neither
Golden West nor any  other party  to such dealer agreements
is in default in  any
material respect under the  dealer agreements.  Except  as
disclosed to Oakwood in
the Acquisition  Agreement, Golden  West has  received no
communication that  any
dealer  has  ceased  to  sell  or  otherwise  deal  in
manufactured  housing,  is
experiencing  financial difficulties  or will cease  to do
business or materially
reduce its  level of business  with Golden West or  Oakwood
following the  closing
date  of  the  Merger (or  is  considering  the  cessation
or  reduction of  such
business)  or   that  such  relationship  will   be
adversely   affected  by  the
transactions contemplated by the Merger.

   (xxvii)   Except as disclosed  to Oakwood  in the
Acquisition Agreement,  neither
Golden West nor its subsidiary is a guarantor or otherwise liable for any liability or obligation of any other person.


   (xxviii)   Except as disclosed to Oakwood in the Acquisition
Agreement, Golden West
knows of no impending changes in Golden West's business, assets, liabilities, relations with employees, competitive situations or relations with suppliers or customers, or of any governmental actions or regulations affecting Golden West's business which could have a material adverse effect on the business of Golden
West, except for general economic conditions, matters having a similar effect on
Oakwood and Golden West, matters of general knowledge in the industry of which
Oakwood should be aware due to the nature of its business, or pending or adopted federal laws and rules and regulations with general applicability in the states where Oakwood currently does business.

 (xxix) To Golden West's knowledge, all of the written information provided by
Golden West and each Golden West Shareholder to Oakwood and their representations in the Acquisition Agreement and in the schedules and exhibits thereto are true, correct and complete in all material respects and no such representation, warranty or statement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Oakwood.

Pursuant to the Acquisition Agreement, Oakwood has also made certain representations and warranties, including without limitation representations and warranties regarding (i) the organization, capitalization and qualification of

Oakwood and Oakwood  Sub; (ii) the  authority of Oakwood
and Oakwood  Sub to enter
into  the Acquisition  Agreement and  to  consummate the
transactions thereunder;
(iii) that the execution  of the Acquisition Agreement  and
the performance of the
transactions  contemplated  thereby  do  not  conflict
with   the  organizational
documents of  Oakwood or Oakwood  Sub or  any law, judgment
or the  equivalent or
constitute a  breach or  event of  default under  any
instrument or  obligation of
Oakwood,  and do not  require obtaining  the approval  of
any  governmental entity
except for  that required by the  Exchange Act, the
Securities  Act, the New  York
Stock Exchange, state securities or blue sky laws, the HSR
Act and  the CGCL; (iv)
Oakwood  has  filed all  required  documents with  the
Commission,  that each  of
Oakwood's  financial statements incorporated  into this
Proxy Statement/Prospectus
was  prepared in  accordance  with generally  accepted
accounting  principles and
presents fairly  the consolidated financial  position of
Oakwood as  of the  date
thereof and that  as of September  30, 1993,  or any
subsequent  date for which  a
balance sheet  is provided, Oakwood does not have a known
material liability other
than as  indicated on the  balance sheet and Oakwood's
reserves for uncollectible
receivables  and contingent  liabilities were  adequate;
(v)  the absence  of any
material  adverse change in  Oakwood's business  that has
not  been disclosed in a
report filed  by Oakwood with the Commission  and Oakwood
has not entered into any
material contracts required to be  filed with the
Commission that have not been so
filed;  (vi) the  absence  of  any  undisclosed  material
threatened  or  pending
litigation or claims  against Oakwood  or Oakwood Sub;  and
(vii) that Oakwood  is
not in default or violation of any  law, regulation or
order applicable to Oakwood
or its  property, except where such violation or default
would not prevent Oakwood
from consummating  the Merger  and would  not have  a
material  adverse effect  on
Oakwood.   Oakwood's  representations and warranties  will
not  survive the Merger
and will not give rise to any indemnity obligation.

Transaction Costs


Golden West  will bear  the first $100,000  of certain
expenses incurred  by
Golden  West in connection  with the Merger  and the
transactions contemplated by
the Acquisition Agreement ("Golden West Transaction
Expenses") and, in the  event
the  Commission   staff  reviews  the   Registration
Statement,  any   additional
incremental  expenses,  not   to  exceed   $50,000,
incurred  by  Golden   West's
accountants and  attorneys  in responding  to  such  review
("Golden  West  Review
Expenses").  Golden  West Transaction Expenses  include
fees  and expenses of  the
attorneys,  accountants and  investment bankers  or
financial  advisors of  Golden
West  or any  Golden West  Shareholder  incurred  in
connection  with negotiating,
drafting  and preparing the  Acquisition Agreement  and the
Registration Statement
(excluding  any expenses  related  to the  public offering
of Golden  West Common
Stock which  was not  consummated  and any  break-up  fee
due Wedbush  Morgan  in
connection therewith), attending  the closing of the
Merger, the expenses  of due
diligence conducted by  Golden West and the  expenses
relating to the Golden  West
Meeting.   The Golden  West Shareholders  shall bear all
Golden West  Transaction
Expenses in excess of  $100,000 (exclusive of any  Golden
West Review Expenses, up
to $50,000) pro  rata based on the number of  shares of
Golden West Capital  Stock
owned by  them at  the Effective  Time.   Golden West  will
bear  all Golden  West
Transaction Expenses if the Merger is not consummated.

Amendment and Waiver

The Acquisition Agreement may  be amended by  Oakwood,
Oakwood Sub or  Golden
West at  any time  before  or after  approval  by  the
Golden  West  Shareholders;
provided, that  after any such approval,  no amendment will
be  made which by  law
requires  further approval  by such  shareholders without
such further  approval.
Any such amendment must  be in writing and  signed on
behalf of  each of  Oakwood,
Oakwood Sub and Golden West.  At any time prior to the
Effective Time,  Oakwood or
Golden  West may,  to the  extent legally  allowed,  (i)
extend  the time  for the
performance of any of the  obligations or other acts of
the other parties  to the
Acquisition  Agreement,  (ii) waive  any inaccuracies  in
the  representations and
warranties made by  the other party contained  in the
Acquisition Agreement or  in
any document delivered pursuant thereto or  (iii) waive
compliance with any of the
agreements  or  conditions  for  the  benefit  of  such
party  contained  in  the
Acquisition Agreement.   Unless expressly provided
therein, any  amendment of the
Acquisition Agreement prior to the Effective Time will not affect the obligations of any Golden West Continuing Shareholder under the Acquisition Agreement, as amended.

Termination

The Acquisition Agreement may  be terminated and the
Merger abandoned  at any
time prior to the Effective  Date, before or after the
approval of the  Merger by
the Golden West Shareholders, upon the  mutual consent of
Oakwood and Golden West.
In  addition, the Acquisition  Agreement may  be terminated
and  the Merger may be
abandoned by  either  Golden West  or  Oakwood  if (i)  the
Merger has  not  been
consummated by  November 15,  1994; (ii)  approval of the
shareholders of  Golden
West is  not obtained;  or (iii) if  a federal or  state
court or  governmental or
administrative agency  or commission has taken action
prohibiting the transactions
contemplated  by the Acquisition  Agreement and  such order
or action  has become
final  and nonappealable.   The Acquisition  Agreement may
be terminated  and the
Merger may be abandoned  at any time prior to the Effective
Date by either Oakwood
or Golden  West in  the event  of  a material  breach by
the other  party of  any
representation or  warranty which  would have a  material
adverse  effect on  such
breaching  party or in  the event of a  material breach by
the  other party of any
covenant or agreement contained  in the Agreement which
cannot  be or has not been
cured within  thirty days  after the  giving of  written
notice  to the  breaching
party  of such  breach.    In  addition,  Oakwood  may
terminate  the  Acquisition
Agreement if the Merger will not qualify for accounting by Oakwood as a pooling of interests under generally accepted accounting principles and under the applicable rules and regulations of the Commission.

Golden West has  agreed to pay a  $500,000 termination
fee to Oakwood  if the
Merger  is  not  consummated  for  any  reason other  than
a  termination  of the
Acquisition Agreement (a)  by Golden West because  of a
breach  by Oakwood  of any
representation or warranty which  would have a material
adverse effect on  Oakwood
or the  material breach by Oakwood of  any covenant or
agreement contained in the
Acquisition Agreement  which cannot be  or has not been
cured within thirty  days
after the  giving of  written  notice of  such breach  to
Oakwood,  (b) by  mutual
consent  of Oakwood  and Golden  West, (c)  by Oakwood  as
a result  of Oakwood's
dissatisfaction with  its review of  the business and
operations of Golden  West,
(d) by Oakwood because the environmental assessment reports disclose remediation, clean-up, monitoring or other work deemed advisable by the consultant or the results of Oakwood's
additional   due  diligence   with  respect   to
environmental  matters   is  not
satisfactory to Oakwood, or (e) by Oakwood because the Merger will not qualify for accounting as a "pooling of interests;" and within 120 days of such termination Golden West consummates or enters into or agrees to enter into a merger, combination, share exchange or similar transaction or sells or otherwise disposes of 50% or more of its assets or 50% or more of the Golden West's Capital
Stock is acquired by another entity.

Golden West may terminate the Acquisition  Agreement
in the event that  prior
to approval of the  Merger by the  Golden West
Shareholders, Golden  West receives
an unsolicited proposal regarding  a merger or  sale of 50%
or more of  the assets
or  equity securities  of Golden  West,  and the  Golden
West Board  of Directors
determines, upon  the advice  of counsel,  that to  proceed
with the  Merger would
violate its  fiduciary duties  to the Golden  West
Shareholders.   In such  event,
Golden West is also obligated to pay a $500,000 termination fee to Oakwood.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                      OF GOLDEN WEST CAPITAL STOCK

Common Stock

As of August 17,  1994, Golden West  Capital Stock was
held  of record by  35
holders.   The  following table  sets  forth  certain
information  concerning  the
beneficial ownership of  Golden West's Common  Stock as  of
June 25, 1994,  by (i)
each person who is known  by Golden West to own
beneficially  more than 5%  of the
outstanding  shares  of Common  Stock, (ii)  each of
Golden West's  directors and
named  executive officers  and (iii)  all  Golden  West's
directors  and executive
officers as a  group.  Shares outstanding are  deemed to
include shares of  Golden
West Common and Preferred  Stock and shares  of Golden West
Common  Stock issuable
upon  exercise   of  all  conversion  rights   under  the
Golden  West  Deferred
Compensation Plan.


                                                                     Approximate
                                                                     Number of
                                    Shares of         Percentage     Shares of
                                   Golden West           of          Oakwood Common
                                  Capital Stock       Golden West    Stock to be
 Name and Address of          Beneficially Owned(1)    Common        received
 Beneficial Owner(3)                                   Stock         in Merger(2)
 Harry E. Karsten, Jr..  . . .         722,800        27.25%          167,038
 Paul A. Karsten(4)  . . . . .         546,000         20.4           126,180
 Harry E. and Heather J. Karsten
Investment Trust  . . . . . .          520,000         19.6           120,171
 Peter B. Rothschild . . . . .         325,000         12.3            75,107
866 West 18th Street
Costa Mesa, CA 92627
 Celia Golden  . . . . . . . .         234,000          8.8            54,077
46 Whitewater Drive
Corona del Mar, CA 92625
 Frank D. Jacobs(5)  . . . . .          81,900          3.0           18,927(6)
 Robert D. Totten  . . . . . .          78,000          2.9            18,025
 Robert J. Henry(5)  . . . . .          64,116          2.4           14,817(6)
 Bruce W. Stoyer(5)  . . . . .          62,400          2.3           14,420(6)
 John R. Stahr . . . . . . . .          61,620          2.3            14,240
 Robert C. Latimer(5)  . . . .          49,400          1.8           11,416(6)
 Byron L. Williams . . . . . .          24,388            *             5,636
 Gary R. Mounts  . . . . . . .          13,000            *             3,004
 All  directors and  executive
 officers   as  a   group  (11
 persons)(7) . . . . . . . . .       1,807,624         63.0%          417,737

*    Less than 1%

(1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

(2) No beneficial owner will own more than 1% of the issued and outstanding
Oakwood Common Stock following the Merger.

(3)  The address of Messrs. H. Karsten,  P. Karsten,
Totten, Jacobs, Stahr, Henry,
Stoyer,  Latimer, Williams and  Mounts is  c/o Golden
West Homes,  1801 East
Edinger, Suite 240, Santa Ana, California 92705.

(4) Includes 520,000 shares of Golden West Common Stock beneficially owned as the trustee of the Harry E. and Heather J. Karsten
Investment Trust  and
26,000 shares of Golden West Common Stock reserved for issuance under stock options exercisable within sixty days of the date hereof.

(5) Includes 39,000 shares of Golden West Common Stock reserved for issuance under stock options exercisable within sixty days of the date hereof.

(6) Includes 9,012 shares of Oakwood Common Stock reserved for issuance under stock options exercisable within sixty days of the date hereof.

(7) The number of shares beneficially owned by the directors and executive officers as a group includes 221,000 shares (51,072 shares of Oakwood Common
Stock following  the  Merger)  of  Golden  West
Common  Stock  reserved  for
issuance under stock options exercisable within sixty days of the date hereof but excludes 91,000 shares (21,030 shares of Oakwood Common Stock following the Merger) reserved under options which become exercisable thereafter and excludes (i) any shares under Golden
West's ESOP since  the
contributions to the ESOP will not be allocated to any employees until the last day of the ESOP plan year (calendar year basis) and (ii) 65,000 shares
(15,021 shares of Oakwood Common Stock following the Merger) held by the
401(k) Plan.

               SELECTED CONSOLIDATED FINANCIAL INFORMATION
                             OF GOLDEN WEST

The selected  consolidated  financial  data  as  of
December  26,  1992  and
December  25, 1993 and  for the  years ended December 28,
1991, December 26, 1992
and December 25, 1993 are derived  from audited
consolidated financial  statements
of  Golden  West included  elsewhere  in  this
Prospectus/Proxy  Statement.   The
selected consolidated  financial data  of Golden  West as
of  December 30,  1989,
December 29, 1990 and December 28, 1991 and  for the years
ended December 30, 1989
and December 29, 1990 are derived  from audited
consolidated financial  statements
of  Golden West  not included  in this  Prospectus/Proxy
Statement.   The selected
consolidated financial  data of Golden West  as of and for
the six month  periods
ended June  26, 1993  and June  25, 1994  are derived from
unaudited consolidated
financial statements,  but have  been prepared on  the same
basis  as the  audited
consolidated financial  statements included elsewhere
herein and,  in the opinion
of Golden  West  include all  adjustments  (consisting  of
only  normal  recurring
adjustments) necessary to present  fairly the information
set  forth therein.  The
results for the six  months ended June 25, 1994  are not
necessarily indicative of
the results  to be  expected for  the full  year ending
December 31,  1994.   The
following  information  should  be  read  in  conjunction
with  the  Consolidated
Financial  Statements   of  Golden  West  and   the
related   notes  thereto  and
"Management's  Discussion  and Analysis  of  Financial
Condition and  Results  of
Operations of Golden West" included elsewhere in this Prospectus.

                                                                                                        Six Months
                                                       Fiscal Year Ended                                  Ended
                                       December       December      December    December     December    June 26,  June 25,
                                          30,             29,         28,          26,          25,        1993      1994
                                         1989            1990        1991         1992         1993
                                             (in thousands, except per share and selected operating data)
   Statement of Income Data:
   Net sales . . . . . . . . . . . .  $    82,203  $    85,344 $     74,048 $    74,427 $     89,564 $  40,324 $   55,875
   Cost of sales . . . . . . . . . .       68,786       69,842       61,749      62,146       73,248    33,660     44,553
   Gross profit  . . . . . . . . . .       13,417       15,502       12,299      12,281       16,316     6,664     11,322
   Operating expenses:

      Selling . . . . . . . . . . . .       5,732        6,251        5,746       5,872        7,687     3,470      4,857
      General and administrative  . .       5,595        6,282        5,860       5,961        7,068     3,102      4,581

             Total  operating              11,327       12,533       11,606      11,833       14,755     6,572      9,438
             expenses . . . . .
   Income from operations  . . . . .        2,090        2,969          693         448        1,561        92      1,884
   Interest expense, net . . . . . .          347          107          231         479          422       222        213

   Income (loss) before provision (benefit)
      for income taxes and  extraordinary
      item  . . . . . . . . . .             1,743        2,862          462        (31)        1,139     (130)      1,671
   Provision (benefit) for income
   taxes . . . . . . . . . . . . . .          737        1,180          222          26          486      (34)        683
   Income (loss) before
     extraordinary item  . . . . . . .      1,006        1,682          240        (57)          653
   Extraordinary  item, gain from
      retirement of debt .  . . . . .         ---          ---          ---          90          ---       ---        ---
   Net income (loss) . . . . . . . .        1,006        1,682          240          33          653      (96)        988

   Net income (loss)  per common  and
   equivalent share(1) . . . . . .    $       .29  $       .49 $        .07 $       .01 $        .19 $   (.08) $      .34
   Weighted average common and
      equivalent shares
      outstanding(1)  . . . . . . . . .     3,432        3,441        3,483       3,502        3,474  1,235(2)      2,867



                                                               As of                                    As of
                        December 30,  December 29,  December 28,  December 26,  December 25,           June 25,
                            1989          1990         1991           1992         1993                 1994

                                                              (in thousands)
   Balance Sheet Data:
Cash and  short-term
  investments . . . . . $  4,106      $  4,609      $  3,674     $   2,929      $   2,431            $1,403
Working capital . . . .    3,122         4,268         3,308         2,184          2,918             3,696
Total assets  . . . . .   19,761        18,727        22,759        21,654         27,545            28,967
Long-term debt, net of
 current portion . . .     4,500         3,500         7,315         6,201          6,706             7,228
Shareholders' equity  .    5,889         7,571         7,811         7,844          7,347             8,433

(1)   Adjusted to give effect to the conversion into Golden
West Common Stock of all
outstanding  Golden West  Preferred  Stock and  rights
under the  Golden West
Deferred Compensation Plan.   Common share equivalents
include 650,000  shares
of Golden West  Common Stock issuable upon conversion
of Series B Convertible
Preferred Stock.   The Series  B Convertible
Preferred Stock  was retired  by
Golden West in November 1993.

(2)   Excludes  common stock equivalents of  approximately
2,080,000 shares as their
inclusion would have the effect of decreasing the loss per share amount otherwise computed.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
           CONDITION AND RESULTS OF OPERATIONS OF GOLDEN WEST


The following information should be read in conjunction with Golden West's historical financial statements included elsewhere in this Prospectus/Proxy
Statement and the information set forth under "Selected
Consolidated Financial and
Operating Data of Golden West."

Overview

Golden West designs, produces and sells high quality
manufactured homes.  As
of June 25, 1994, Golden West sold its homes through
approximately 170 independent
retailers in eleven  western states.  Golden  West believes
that  it is among  the
four  largest producers of multi-section manufactured homes
in its primary markets
of  Oregon, Washington  and  California.   Golden  West
currently  operates  three
manufacturing facilities,  one each  in Oregon,  Northern
California and  Southern
California.   In March  1994, Golden  West acquired a
fourth factory  in Colorado
which is expected to start production by September 1994.

Golden West's  business is highly cyclical  and is
influenced by  many of the
same national and regional economic and demographic factors
that impact the United
States housing market generally, including inflation,
interest rates, availability
of financing, regional population  and employment trends
and general  and regional
economic  conditions, as  well as  the  availability of
alternative housing.   In
addition, Golden West is affected by the seasonal buying patterns of purchasers of manufactured homes. A disproportionate share of Golden
West's total annual orders
are received during the months of March through October.

Golden West's  growth strategy  has been  to expand
its  market share  in its
primary  markets  of Oregon,  Washington  and California
while entering  into new
markets in additional western and southwestern states.
From fiscal 1992 to fiscal
1993, shipments of Golden  West's manufactured homes have
increased  from 2,215 to
2,494,  respectively, or 12.6%.   This growth  was
primarily due  to a significant
increase  in demand  for manufactured  housing  in two  of
Golden West's  primary
markets,  Oregon and Washington, and Golden West's
expansion into the Idaho, Utah,
New  Mexico and Colorado  markets, which more  than offset
decreases  in demand in
California.   Golden  West's  Fort  Morgan,  Colorado
facility  was  acquired  to
facilitate Golden West's expansion into certain western and southwestern markets and to take advantage of the growth in those markets.
The Colorado facility is
expected to supply homes to Oakwood sales centers now open and to be opened in areas which can be efficiently served by the Fort Morgan facility.

The  increase in demand for manufactured housing,
particularly in the Pacific
Northwest, has had, and is expected to continue to have, a
favorable effect on net
sales.  However, because  the optimal distance to ship a
home is within 300 miles
of the manufacturing facility,  sales outside this 300 mile
radius  involve higher
shipping costs,  some of which  may be absorbed  by Golden
West and may  decrease
Golden West's  profit margins  on those sales.   The
Albany,  Oregon manufacturing
facility, which primarily serves the Pacific Northwest region and the northern portion of the Mountain region, is currently operating at or near capacity. To meet the increasing demand in the Pacific Northwest region, Golden West transports homes to that region from its Sacramento, California manufacturing facility.
During the year ended December 25, 1993, Golden West increased production capacity at its existing factories primarily through improved operating efficiency.

Golden West's results of operations for fiscal 1991
were affected by the poor
operating  results   of  Golden  West's  two   Southern
California  manufacturing
facilities.  These  two facilities  were consolidated into
Golden West's  Perris,
California facility  beginning in the  second half of
fiscal 1991  and continuing
into  fiscal 1992.   Golden  West's  results of  operations
for  fiscal  1992 were
affected by costs associated with this consolidation and the start-up of the
Perris facility.

As part of  Golden West's growth strategy, Golden West
began in late 1993 to
vertically  integrate  by opening  select  retail
operations  and  starting Golden
Circle Financial.   The  impact of  these new operations
was to  increase selling
expenses and general and administrative expenses without commensurate increases in sales in the third and fourth quarters of 1993 and the first six months of 1994, resulting in a decrease in operating profits. For the six months ended June 25,

1994, the retail operations  contributed net sales of
approximately  $4.3 million,
increased  selling expenses  by approximately $600,000  and
incurred  an operating
loss of approximately $179,000.   In the first  six months
of 1994,  Golden Circle
Financial's operations increased revenues by approximately $360,000, increased general and administrative expenses by approximately
$310,000 and had  operating
income of approximately $10,000.

Golden   West   also  incurred   approximately
$165,000   in  general   and
administrative expenses in 1993 in connection with the start-up of Golden Circle
Financial. Golden West believes that the ability to finance the sale of Golden
West's homes through Golden Circle Financial will have a favorable impact on its net sales.

Results of Operations

The following table sets forth certain consolidated statements of income data as a percentage of net sales for the periods indicated.

                                       Fiscal Year Ended            Six Months Ended
                        December 28,  December 26,  December 25,  June 26,     June 25,
                            1991         1992           1993        1993        1994

Net sales               100.0%        100.0%        100.0%        100.0%       100.0%

Cost of sales. . . . . . 83.4          83.5          81.8          83.5         79.7
Gross profit  . . . . .  16.6          16.5          18.2          16.5         20.3

Selling expenses  . . . . 7.8           7.9           8.5           8.6          8.7
General and
  administrative expenses 7.9           8.0           7.9           7.7          8.2
Income from operations... 0.9           0.6           1.8           0.2          3.4

Interest expense, net. .  0.3           0.6           0.5           0.5          0.4
Income    (loss)    before
  provision  (benefit)   for
  income taxes   . . . .   0.6           --           1.3          (0.3)         3.0

Provision  (benefit)   for
   income taxes. . . . . . 0.3            --          0.6          (0.1)         1.2
Net income (loss). . . . . 0.3%          ---%         0.7%         (0.2)%        1.8%

Six Months Ended June 25, 1994 and June 26, 1993.  Net
sales increased 38.6%
to $55.9 million for the six months ended June 25, 1994
from $40.3 million for the
six months ended June 26, 1993.  Unit sales increased 27.6%
to 1,448 homes for the
first half  1994 quarter from 1,135 in  the comparable
period in  1993.  The sales
volume increases in  1994 were due principally to the
continued strong demand for
manufactured housing  in the Western United  States and
increased market  share in
those  markets  into  which  Golden  West  has  recently
entered.    Demand   for
manufactured housing also increased  in California, which
Golden West  believes is
partly attributable to the  earthquake in Northridge,
California in  January 1994.
Sales volume also increased  in the first six months of
1994 due to the increased
number  of  retailers selling  Golden West's  homes in
1994, particularly  in new
markets, as compared to  the first six months  of 1993.
The increase in  sales in
the Pacific  Northwest was  supplied by  the Albany
factory,  which increased  its
production significantly from the  first half of 1993  to
the first half of  1994,
and to a lesser  extent by the Sacramento factory.   In
addition, the  increase in
net sales was due to an increase in the average selling price of Golden West's homes to offset higher lumber costs and changes in product mix.

Gross  profit for the  six months ended  June 25, 1994
was  $11.3 million, an
increase  of $4.7 million  or 70.0% compared to  the same
period last  year.  As a
percentage of net sales, the gross  profit margin rose to
20.3% in  the six months
ended June 25, 1994  from 16.5% in the like  period in
1993.   The improved margin
was due primarily to greater operating efficiencies associated with a higher sales volume which permits Golden West to achieve a more consistent production cycle.
In addition, the 1993 period was negatively impacted by a rapid rise in the cost of lumber only a portion of which could be passed on in the form of sales price increases.

Selling  expenses consist  primarily  of sales
personnel,  warranty service,
promotional and  freight costs.   Selling expenses  were
$4.9 million  or 8.7%  of
sales for the 1994 period compared to $3.5  million, or
8.6% of sales for the same
period in  1993.  The increase in  expenditures was mainly
a  result of the higher
sales  volume and  costs  associated with  expanding  sales
in the  Mountain  and
Southwest  states, including  additional  sales personnel,
travel, promotion  and
freight costs absorbed by  Golden West.  The increase in
selling expenses was also
attributable  to  Golden  West  recently  commencing
retail  operations in  three
locations.   The new retail operations  consist of two
retail sales  lots in Idaho
(opened August 1993  and February 1994) and  a retail sales
lot  in Orange County,
California (acquired February 1994).  The cost of operating
the retail operations
is  principally reflected in selling expenses.   During the
start-up phase of such
operations,  Golden   West  experienced  increased  selling
expenses  without  a
commensurate increase in sales.

General and administrative expenses increased by $1.5 million or 47.4% to
$4.6 million in the first six months of 1994 from $3.1 million in the same period in 1993. As a percentage of net sales, these expenses were 8.2% in 1994 and 7.7%
in 1993. The increase in dollars expended was attributable to operating expenses of the recently formed Golden Circle Financial subsidiary, higher profit based management incentive compensation, additional personnel, implementation of an employee stock ownership plan, and other related costs needed to support the higher operating levels and the continuing implementation of the TQM process.


Interest expense, net, was comparable in each of the six month periods presented.

The provision for income taxes during the six months ended June 25, 1994 was
$683,000 as compared to a benefit of $34,000 in the six months ended June 26,
1993. The increase in the income tax provision was due to profits in 1994.

Fiscal Years Ended December  25, 1993 and December 26,
1992.  Net sales  for
the  year ended  December 25,  1993 increased  20.3% to
$89.6 million  from $74.4
million  for the fiscal year  ended December 26,  1992.
Golden  West's unit sales
also rose to 2,494 homes in fiscal 1993 from 2,215 in
fiscal 1992,  an increase of
12.6%.  The  increase was principally due  to (i)
significant growth  in demand in
the Pacific  Northwest, (ii) Golden  West's increased
market share  in that region
and  (iii)  Golden West's  successful  marketing efforts
in the  Mountain states.
The Pacific Northwest states were principally supplied by increased production at Golden West's
Albany, Oregon factory, which was operating at or near
capacity much of the  year,
and by production from the Sacramento, California facility.
Golden West's growth
in the Mountain and Southwest  states was supplied by
production at  Golden West's
Sacramento  and Perris,  California facilities.   The
increase in unit  sales was
partially offset by a decrease in unit sales in California resulting primarily from the effects of depressed conditions in that state.
The increase in net sales
was also due to an increase in average selling prices in 1993 compared to 1992.
Average selling prices increased primarily as a result of increases in selling prices to offset increased lumber costs and a shift in product mix towards higher priced homes.

Gross profit for  the year ended December 25, 1993 was
$16.3 million, a 32.9%
increase from $12.3 million for  the year ended December
26, 1992.  Gross  profit
margin  improved to 18.2%  in fiscal 1993 from  16.5% in
fiscal 1992.   The higher
profit margin was attributable  to improved operating
efficiencies associated with
a higher  sales volume.  The  fiscal 1993 improvement  was
partially offset  by an
increase in materials costs, as a percentage of net sales,
caused by higher lumber
costs  and  the introduction  of  competitively priced
products for  the Mountain
states.   The improvement  in gross profit  margin between
periods was  partially
attributable to unusually high manufacturing overhead and labor costs in 1992 due to the consolidation of Golden West's two Southern
California plants into  the
Perris manufacturing facility beginning in the second half of 1991.

Selling expenses increased 30.9% to $7.7 million in fiscal 1993 as compared to $5.9 million in fiscal 1992. As a percentage of net sales, these costs were
8.5%  in fiscal 1993  compared to 7.9% in  fiscal 1992.
The  increase in 1993 was
attributable to the higher volume, freight, sales personnel and other expenses relating to expanding sales in the Mountain states.
Increased  freight costs in
1993 were primarily attributable to higher shipping costs incurred by Golden West to ship homes from Golden West's Sacramento facility to satisfy demand in excess of capacity of the Albany factory in the Pacific Northwest.

General and administrative expenses were $7.1 million
or 7.9% of net sales in
fiscal 1993 as compared to $6.0 million or 8.0% of net
sales in fiscal 1992.   The
increase in dollars expended in 1993 is substantially due to higher profit based management incentive compensation, costs associated with the start-up of Golden
West's retail finance subsidiary, Golden Circle Financial, and implementation of a total quality management process.

Interest  expense, net,  for  fiscal 1993  declined
20.2% to  $517,000  from
$648,000 for  fiscal  1992, resulting  primarily  from the
prepayment  of a  $1.0
million note in late 1992.

The provision  for income taxes increased $460,000 to
$486,000 for the fiscal
year ended  December 25, 1993 from $26,000 for  the fiscal
year ended December 26,
1992.  The increase  was due to the higher  income for
fiscal 1993  as compared to
fiscal 1992.   During 1992, Golden  West prepaid a $1.0
million  note for $850,000
resulting in an extraordinary gain of $90,000, net of a $60,000 income tax provision.

Fiscal Years Ended December 26,  1992 and December 28,
1991.  Net sales  for
the year ended December  26, 1992 were $74.4 million as
compared  to $74.0 million
for the year ended December 28, 1991.  Unit sales declined
6.7% to 2,215 in fiscal
1992 from 2,375 in the prior year.  Net sales increased as
a result of an increase
in average selling prices due to increased prices to offset
rising lumber costs in
the fourth quarter of fiscal  1992 and a shift in product
mix toward higher priced
homes  in  1992.   Unit sales  declined  as a  result  of a
decrease in  sales in
California of 389 units. This decrease was offset by an increase in unit sales in the Pacific Northwest of 232 units. The increased volume in the Pacific Northwest was supplied by increased production at the Albany factory.

Gross profit  of $12.3 million  and gross profit
margin of  16.5% for fiscal
1992 were  comparable to fiscal  1991.   Selling expenses
increased  2.2% to  $5.9
million  in fiscal  1992 from  $5.7 million  in fiscal
1991, primarily  due to  a
concerted Company effort, through increased employee overtime and increased use of outside contractors, to improve customer satisfaction by reducing response time for warranty service calls. General and administrative expenses for fiscal 1992 of $6.0 million were comparable to fiscal 1991.

Interest  expense,  net, for  fiscal  1992 increased
22.5% to  $648,000 from
$529,000 for fiscal 1991, due primarily  to the $5.3
million in industrial revenue
bond  financing  obtained  in  October 1991.    This
financing  was  incurred  in
connection  with the  purchase  of  the  Perris
manufacturing  facility  and  the
consolidation of Golden West's then existing two Southern
California manufacturing
facilities  into  the Perris  facility.   The  increase  in
interest expense  was partially offset
by the assumption of $1.4 million of
indebtedness by the buyer of
Golden West's Chino, California facility in October 1991.

The provision for income  taxes decreased $196,000 to
$26,000  in fiscal 1992
compared to $222,000 in fiscal 1991.   The reduction was a
result of lower  income
in fiscal  1992 as compared to  fiscal 1991.   In fiscal
1992, Golden  West had an
extraordinary  gain  of $90,000,  net  of  a  $60,000
income  tax  provision,  in
connection with the prepayment of a $1.0 million note.


Liquidity and Capital Resources

Golden  West's principal  sources of  funds are  cash
flows  from operations,
borrowings under its  revolving line of  credit and the
sale of installment  sale
contracts.    Golden  West's  primary  capital
requirements   are  for  operating
activities, installment sale financing, capital expenditures and acquisition and start-up expenditures for manufacturing facilities.

As of June 25, 1994, Golden  West had working capital
of $3.7 million.   Cash
flows provided  (used) by operating activities  for the six
months  ended June 25,
1994  and June  26,  1993 were  $1,380,000  and
($1,912,000),  respectively.   The
increase in cash flows from operating activities in the first six months of 1994 was mainly attributable to the profit for the first six months of 1994, increases in accounts payable due to timing of payments and increases in accrued expenses due to higher payroll related costs. The decline in cash flows for the first six months of 1993 was primarily a result of increases in accounts receivable due to higher sales in June 1993 compared to December 1992.
Substantially all of the $2.7 million finished goods inventory as of June 25, 1994 was associated with Golden West's retail operations, including an $1.7 million increase attributable to such operations during the first half of fiscal 1994.
Golden West also reduced its revolving line of credit debt by $1,500,000 during the six months ended June 25, 1994 with cash provided by operating activities.

Capital expenditures for the first  six months ended
June 1994 and  June 1993
were  $642,000 and  $246,000,   respectively.
Expenditures were  primarily  for
purchases  of property,  plant,  equipment and  betterments
to improve  operating
efficiency.   However, included  in the  June 1994  amount
is the  purchase of  a
manufacturing facility in  Colorado for  $1,050,000 of
which  the seller  financed
$850,000   of  the  cost.    In  accordance  with
generally  accepted  accounting
principles, only the $200,000 down payment is considered in capital expenditures in the Consolidated Statements of Cash Flows.

As of December 25,  1993, Golden West had working
capital  of $2.9 million as
compared to $2.2 million and $3.3 million as of December
26, 1992 and December 28,
1991, respectively.  Cash flows provided (used) by
operating activities for fiscal
years   1993,  1992  and   1991  were  $(603,000),  $1.2
million  and  $967,000,
respectively. The decrease in cash flows from operating activities in fiscal 1993 was primarily due to increased capital requirements to fund the growth of Golden
Circle Financial's portfolio of installment sale contracts, an increase in accounts receivable as of fiscal 1993 year end due to higher December 1993 sales as compared to December 1992 sales, higher finished goods inventories as of
December 25, 1993 for Golden West's retail operations in Idaho, higher raw materials purchased to support increased sales volume and higher finished goods inventories in Sacramento due to inclement weather in its Mountain service area.
These uses of cash were partially offset by an increase in accounts payable resulting from increased purchases of inventory and the timing of payments, an increase in accrued expenses due to higher dealer volume bonuses and higher accrued payroll caused by the increase in management incentive compensation and an increase in the number of Company employees.

Capital  expenditures for  fiscal years  1993, 1992
and 1991  were $715,000,
$319,000 and  $2.5 million,  respectively.   Expenditures
in 1993  and 1992  were
mainly  for  normal  property,  plant and  equipment  and
betterments to  improve
operational efficiency.  The  large amount of capital
expenditures in  fiscal 1991
was  primarily  due to  a  $1.3 million  purchase of  an
additional manufacturing
facility in Albany,  Oregon to expand production capacity
for the growing Pacific
Northwest market, as well as other normal property, plant
and equipment additions.
In addition  to the $2.5 million cash expenditures in 1991,
Golden West acquired a
manufacturing facility in Perris, California (valued at
$5.2 million) from a  non-
employee   shareholder  in  a   tax  free  exchange  for
its  Chino,  California
manufacturing  facility (with a  net book value
of $2.5 million).   In connection
with the  exchange, the shareholder assumed  a $1.4 million
mortgage  on the Chino
facility  from  Golden  West,  and  Golden  West issued  a
note  payable  to  the
shareholder for  $4.2 million.   The $4.2  million note
payable was  subsequently
repaid from  the proceeds of the  industrial revenue bond
financing.   The Perris,
California facility was acquired to consolidate two then-existing manufacturing plants in Southern California.

Golden  West commenced operations of Golden Circle
Financial in October 1993.
During fiscal 1993,  Golden West  incurred approximately
$165,000  in expenses  in
connection  with the start-up of its finance  business, all
of which are reflected
in  general  and administrative  expenses.    Golden
Circle  Financial  currently
provides installment sale financing (of the manufactured home), which financing is typically sold to a third party financial institution.
Golden West  plans to
expand Golden Circle Financial's operations to also provide mortgage financing (of the manufactured home together with land) to buyers of Golden West's homes. In addition, Golden West is currently pursuing additional credit facilities to meet the capital requirements of significant expansion of its financing operations.

Golden West has a  $3.0 million revolving  line of
credit  with a major  bank
which provides  for borrowings  of up  to 80% of  Golden
West's  eligible accounts
receivable.   Borrowings under  this facility are
collateralized  by Golden West's
accounts  receivable  and inventories,  and  the loan
agreement  contains certain
financial covenants.   The line of credit was recently
extended through May 1995.
As of June 25, 1994, there was no outstanding balance under this line of credit.

As of  June 25, 1994,  Golden West had  net operating
loss carryforwards for
federal  and  state  tax  reporting purposes  of
approximately  $6.2 million  and
$800,000, respectively.   These loss  carryforwards, which
are  subject to  annual
limitations of approximately $775,000, are available to offset future taxable income through the year 2002 for both federal and state purposes. See Note 5 of
Notes to Consolidated Financial Statements.

Golden West believes that current working capital, amounts available under its $3.0 million revolving line of credit and funds from the sale of installment sale contracts will be sufficient to fund Golden West's operations and expansion plans during fiscal 1994.

Quarterly Operating Results

The following table  sets forth certain  unaudited
operating  information for
the fiscal  years ended December 26, 1992 and December 25,
1993 and the first two
quarters  of the fiscal  year ending December  31, 1994.
The unaudited quarterly
information includes all adjustments,  consisting of normal
recurring adjustments,
which  management considers necessary  for a fair
presentation  of the information
shown.   The operating results for  any quarter are not
necessarily indicative of
results of any future period.

                                First   Second   Third   Fourth
                               Quarter Quarter  Quarter  Quarter  Total
                                 (in thousands, except per share data)
Fiscal Year Ended December 26, 1992
Net sales  . . . . . . . . .  $17,536  $19,464  $17,750 $19,677  $74,427

Gross profit . . . . . . . .    2,557    3,241    3,124   3,359   12,281
Income (loss) from operations    (490)     340      154     444      448
Net income (loss)(1) . . . .     (369)     125       10     177      (57)
Net income (loss) per common
 and  equivalent share
 (1)(2)(3)  . . . . . . . . .    (.26)     .04      .00     .05     (.02)
Weighted average number of common
 and equivalent  shares
 outstanding(2)(3)  . . . . .   1,417(4) 3,500    3,502   3,503    3,502
Total homes sold . . . . . .      545      580      517     573    2,215

Fiscal Year Ended December 25, 1993
Net sales  . . . . . . . . .  $17,726  $22,598  $23,954 $25,286  $89,564
Gross profit . . . . . . . .    2,813    3,850    4,628   5,025   16,316
Income (loss) from
 operations  . . . . . . . .     (216)     309      829     639    1,561
Net income (loss)  . . . . .     (197)     101      429     320      653
Net income (loss) per
 common and equivalent
 share(2)(3)  . . . . . . . .    (.14)     .03      .12     .10      .19
Weighted average number of common
 and equivalent shares
 outstanding(2)(3)  . . . . .   1,417(4) 3,511    3,519   3,312    3,474
Total homes sold . . . . . .      504      631      657     702    2,494

Fiscal Year Ending December 31, 1994
Net sales  . . . . . . . . .  $25,291  $30,584
Gross profit . . . . . . . .    4,720    6,602
Income from operations            419    1,465
Net income . . . . . . . . .      182      806
Net income per common and
 equivalent share(3) . . . .      .06      .28
Weighted average number of common
 and equivalent shares
 outstanding(3) . . . . . . .   2,975    2,929
Total homes sold . . . . . .      667      781

(1) Before extraordinary gain of $90,000 (net of income taxes of $60,000) or
$.03 per share in the fourth quarter.

(2) The computations of net income per common and equivalent share and weighted average number of common and equivalent shares outstanding are different for the year in total as compared to the quarters due to the exclusion of certain antidilutive equivalent shares in certain quarters as described in footnote 4.

(3)   Adjusted  to  give  effect  to  the  conversion into
Common  Stock  of  all
outstanding  Preferred   Stock  and   certain  rights
under   the  Deferred
Compensation  Plan.   Common  share equivalents
included 650,000 shares of Common Stock issuable upon conversion of Series B
Convertible Preferred
Stock. The Series B Convertible Preferred Stock was retired by Golden West in November 1993.

(4)   Excludes common stock equivalents of approximately
2,080,000 shares as their
inclusion would have the effect of decreasing the loss per share amount otherwise computed.

                         BUSINESS OF GOLDEN WEST

General

 Golden  West   designs,  produces  and  sells   high
quality  multi-section
manufactured homes for the western and portions of the
southwestern regions of the
United States.   Golden West  operates three factories  in
Sacramento  and Perris,
California  and  Albany,  Oregon  that produce  homes
primarily  for the  Oregon,
Washington  and California  markets and  is among  the four
largest  producers of
manufactured  homes in  these states.   Golden West
acquired a  fourth factory in
Colorado in March  1994, which is expected to start
production in September 1994.
Golden  West's  homes  are  sold  principally  under  eight
brand  names  through
approximately 170 independent retailers, of  which
approximately 80 retailers sell
Golden West homes exclusively.   Retailers include both
manufactured  home dealers
and developers of manufactured home communities.

 Golden  West manufactures  homes designed  as
permanent,  primary residences
ready  for immediate occupancy.   Most of  Golden West's
homes  are constructed in
multiple sections at its factories to meet the home buyer's specifications, which sections are then transported by independent trucking companies to the homesites.
Each home offers amenities comparable to those of site-built homes, such as a family room, kitchen, dining room, living room, two or more bedrooms, two full bathrooms and walk-in closets, as well as features such as drywall, hardwood cabinetry, vaulted ceilings, sky lights, central heating and air conditioning and national brand appliances. Home buyers may also choose to include items such as a fireplace, microwave oven, intercom, wet bar and energy conservation options. All
Golden West primary residences are produced to meet or exceed the Department of
Housing and Urban Development's ("HUD") safety and construction standards which emphasize durability and reduced energy consumption.
Golden  West believes  its
multi-section homes have gained a reputation for quality and are accepted as an affordable ownership alternative to site-built homes, townhouses, condominiums and apartments.

 Golden West  focuses on  moderate to  high price
multi-section  manufactured
housing with primary  residence homes ranging  in size from
approximately 800  to
2,500 square feet and generally  selling at retail prices
of $40,000  to $150,000,
excluding  land.   Recently,  Golden West  expanded  its
product  line to  include
smaller homes designed as second or vacation homes.

History

 Golden West Homes  was incorporated  in California
and  began operations  in
1965 and its Common  Stock was publicly traded from  1969
through 1986.   In 1986,
Golden West was acquired by a subsidiary of the William Lyon Company, a residential developer. In 1988, Golden West was acquired in a leveraged buy-out by The Karsten Company. The Karsten Company, founded at the time of the leveraged buy-out by Harry E. Karsten, Jr., The Karsten
Company's  President  and Chief
Executive Officer, was formed to function as a holding company and had no independent business. The only subsidiaries of The
Karsten Company were  Golden
West and Golden Circle Financial, Golden West's finance subsidiary formed in 1993.
In May 1994, The  Karsten Company was merged into Golden
West, with Golden Circle
Financial becoming a subsidiary of Golden West.


Products

 Golden West offers a wide variety of multi-section manufactured homes principally under eight brand names. Innovative and flexible designs and a broad range of decor and fixture options and several floor plans are available for each brand of homes produced. Each manufactured home offers amenities comparable to and are designed to be similar in appearance and function to site-built housing.
Exterior design features such as asphalt composition shingled roofs and wood-type siding, when complemented by on-site improvements such as brick work, construction of a garage and landscaping, result in housing that meets not only the architectural but also the aesthetic standards of site-built homes. Such on-site improvements are provided by independent contractors.

 Golden  West's  product  development  and engineering
staff  design  homes,
including  exteriors and  floorplans, with  input from
plant and  sales managers,
retailers and home owners.   The staff also evaluates new
materials, construction
techniques and computer aided technology in a continuous effort to improve quality and designs. These efforts allow Golden West to customize floor plans and design features to match individual customer preferences.

 During  1993, Golden West  began offering a  line of
park  models, which are
smaller than typical manufactured homes and contain just
under 400 square feet and
have an average retail price of approximately  $22,000.
These homes are built  to
recreational  vehicle standards rather than the HUD
building code and are designed
as a  second or vacation home.   The park models  are not
presently  a significant
part of Golden West's net sales, and Golden West has no present plans to significantly increase production of the park models.

Manufacturing Operations

 Golden West manufactures homes at its three
manufacturing facilities.  Based
on Golden West's normal manufacturing schedule of one shift
per day for a five-day
week,  Golden  West believes  its  three facilities  have
an  aggregate production
capacity  of approximately 7,750  floor sections per year,
depending upon product
mix.   Golden  West's manufacturing  facilities produced
4,952 floor  sections in
fiscal 1993. While the Albany facility was operating at or near capacity during fiscal 1993, the Perris and Sacramento facilities had significant available capacity during the same period.

 On March 14, 1994, Golden West purchased a fourth
manufacturing facility  in
Fort  Morgan, Colorado  for approximately  $1.1 million.
The purchase  price and
expected  improvements, equipment, inventory  and start-up
costs  are estimated to
total approximately $2.7  million.   The Colorado  facility
is  expected to  start
production  by  September 1994  and  to eventually  add
approximately  2,000 floor
sections  to  Golden West's  annual  capacity.    Golden
West  has  also  recently
purchased approximately 9.5 acres of land in Idaho as a site for a potential additional manufacturing facility.

 Golden  West purchases components  and materials used
in  the manufacture of
its homes  in the open market  and is not dependent upon
any particular supplier.
The principal raw materials purchased  by Golden West for
use in  the construction
of its manufactured homes are lumber, steel, drywall,
insulating materials, siding
materials, roofing materials, home  appliances, plumbing
fixtures, floor coverings
and windows.  These raw materials are assembled and
installed at various stages on
the production  line.  Construction  of the manufactured
homes and the  plumbing,
heating and  electrical systems installed in  them must
comply  with the standards
set by HUD under the National Manufactured  Home
Construction and Safety Standards
Act of 1974.  These HUD  standards stress durability and
energy conservation.   In
addition, Golden West has its own extensive quality control program.

Regional Markets

 As of  June 25, 1994, Golden  West sold its homes
through approximately 170
independent retailers in  eleven western states.   During
fiscal years 1991,  1992
and 1993, approximately 89.4%, 86.9% and 82.5%,
respectively, of total Golden West
manufactured home sales were made in the Oregon, Washington and California markets.

 Golden  West's markets, like  the markets for all
manufactured housing, are
regional  in  nature due  to  the  limited distance  a
manufactured  home can  be
transported on a cost  effective basis.  In cases where
Golden West  must ship its
homes more  than approximately 300 miles,  shipping costs
increase,  some of which
may  be absorbed by  Golden West.   Accordingly, Golden
West  attempts to maintain
manufacturing facilities which are geographically
positioned so as to enable it to
ship  its  homes  throughout Golden  West's  various
regional  markets  in  a cost
effective  manner.  Golden West services its primary
markets of Oregon, Washington
and California from  its manufacturing facilities  in
Albany, Oregon,  Sacramento,
California and Perris, California.  The Albany facility
also supplies homes to the
Idaho market.   The Sacramento facility also supplies homes
to parts of the Idaho,
Nevada and Utah markets, and the Perris facility supplies homes to parts of the
Arizona, Nevada and Utah markets.

 Golden West's  Fort Morgan,  Colorado facility  was
acquired  to  facilitate
Golden West's expansion into certain western  and
southwestern markets and to take
advantage of the growth  in those markets.   The Colorado
facility is  expected to
supply homes to Oakwood sales centers now open and to be opened in the area which can be efficiently served by the Fort Morgan facility.

Sales and Marketing

 Golden  West  produces  homes  against  orders
received  from  dealers  and
developers, and does not generally maintain an inventory of
unsold  homes.  Golden
West  usually sells on 10  day payment terms.  Typically,
production of a home is
not  started until  confirmation of  approval of  financing
is  received  from the
retailer's wholesale  financing source.   The  retailer
makes  all sales  to  home
buyers and  is responsible for  transporting the homes  to
sales locations  or the
buyer's home  site.   Title passes  when the  home is
shipped  from Golden  West's
production facility.

 Retailers  provide the  principal  advertising for
sales  of Golden  West's
homes.   Golden  West provides  selling and  advertising
assistance  to retailers,
including product brochures, videos and other point-of-sale materials.


 Golden West's ten largest retailers collectively
accounted for approximately
39.6%, 41.7% and  44.0% of net sales during fiscal  1992
and 1993 and for  the six
months ended  June 25, 1994, respectively.   Golden Pacific
Homes,  which has four
locations in the Pacific Northwest and one location in Idaho, was Golden West's largest customer during fiscal 1992 and 1993 and for the six months ended June 25,
1994, accounting for approximately 10.2%, 14.3% and 16.5% of net sales in those periods, respectively. No other single retailer accounted for more than 5.3% of net sales during these periods. The loss of any major retailer or a significant decrease in shipments to one or more of these retailers may have a material adverse impact on Golden West's business.

 Golden West decided in 1993 to expand into retail operations on a selected basis by opening its own retail dealerships and by entering into selected strategic alliances with its existing retailers. Golden
West has commenced retail
operations at three locations, two in Idaho and one in California.

Warranty, Quality Control and Service

 Golden West attempts to adhere to strict quality standards and continuously refines its design and production procedures to enhance consumer satisfaction and to reduce warranty costs. In addition, in accordance with the construction codes promulgated by HUD, an independent HUD approved inspector regularly inspects
Golden West's manufactured housing at Golden West's manufacturing facilities for compliance with these regulations.

 Golden West has historically offered a one-year full warranty to the home buyer and has recently expanded its warranty to include a five-year warranty against substantial defects in the basic structure of the manufactured home. Most of the components not manufactured by Golden West carry manufacturers' warranties running to the benefit of the home buyer. Golden West employs trained servicemen and hires experienced independent contractors who provide on-site warranty service.

 In 1993, Golden West began a total quality management ("TQM") training process to improve customer satisfaction and reduce defects at all levels within
Golden West. TQM is a process in which all employees are involved in decision making to improve productivity and product quality.
Golden West's  TQM process
emphasizes customer satisfaction through improved quality control and warranty service. One of the expected benefits of the TQM process is the reduction of warranty service costs.

Retailer Financing

 Substantially  all  of  Golden  West's retailers
finance  home  inventories
through  wholesale credit lines  under which a financial
institution provides the
retailer with  a credit line for  the purchase price of
the home and  maintains a
security interest in the home as collateral.  The wholesale
credit line is used by
the retailer  to finance  the acquisition  of its  display
models,  as well as  to
finance  the initial purchase of a  home from a
manufacturer  until the home buyer
has obtained  permanent financing or otherwise  pays the
dealer for  the installed
home.    In connection  with  the wholesale  financing
arrangement,  the financial
institution  requires Golden West  to enter into  a
repurchase agreement  with the
financial institution under  which Golden West is
obligated, upon default by  the
retailer, to repurchase its homes.  Under the terms of such
repurchase agreements,
Golden West agrees to repurchase homes at declining prices
over the period of  the
agreement (usually  twelve months).  If  one or more of
Golden West's significant
independent retailers were to default on their loan
obligations, Golden West could
be required  to  repurchase a  number  of homes,  which
repurchase could  have  a
material adverse effect on Golden West's profitability.  At
June  25, 1994, Golden
West  estimates that  its  contingent liability  under
repurchase agreements  was
approximately  $26  million.   During  the fiscal  years
ended  December 28, 1991,
December 26, 1992  and December 25, 1993  and the six
months ended  June 25, 1994,
Golden  West   repurchased  approximately  $0,  $65,000,
$186,000  and  $77,000,
respectively, of its homes under repurchase agreements.
Historically, Golden West
has been able to resell most of the homes it has repurchased without incurring significant losses. The risk of loss under repurchase agreements is mitigated by the decline over the period of the repurchase agreement of the price Golden West is obligated to pay under such repurchase agreements, sales of manufactured homes spread over numerous retailers and financing institutions and the resale value of repurchased homes.

Employees

 As of June 25, 1994, Golden West employed
approximately 768 persons, of whom
606  were hourly  production  workers, 26  were  production
supervisors,  53  were
engaged in sales and service,  six were in product
development engineering  and 77
were in executive, administrative and clerical positions,
including seven employed
by Golden  Circle Financial.  Golden  West's requirements
are  primarily for semi-
skilled  labor, which Golden  West considers  to be in
adequate supply.   Most of
Golden West's production employees are eligible for incentive compensation based upon the achievement of production and other goals. Golden
West is not a party to
any collective bargaining agreement, and considers its employee relations to be good.

Competition

 The  manufactured housing industry in the western
United States is extremely
competitive, with particular emphasis on price, product features, after-sales service, quality and financing terms. Many of Golden
West's principal competitors
have greater  capital resources than Golden  West.  Golden
West  believes that its
retailer network in Golden West's primary markets of Oregon, Washington and
California, name identification, ability to provide home buyer financing through its finance subsidiary, emphasis on moderate to high priced quality homes and a wide variety of flexible designs and customized features permit it to compete effectively in these markets.

 Golden West's  homes also compete with  other forms
of housing,  such as new
and existing  site-built homes, townhouses, condominiums
and  apartments.  Markets
for  manufactured  housing  are affected  by  the  same
factors  as  are generally
applicable  to the  housing  market  as a  whole,
including  interest rates,  the
availability of financing,  inflation, land  costs,
availability  of land,  zoning
restrictions and  general economic  conditions.
Historically,  manufactured homes
have been financed as personal property with financing that
has shorter maturities
and  higher interest  rates than  have been  available for
site-built homes.   In
recent  years,  however,  there   has  been  a  growing
trend   toward  financing
manufactured housing with maturities more similar to those of the financing of site-built homes, especially when the manufactured housing is attached to permanent foundations on individually-owned lots.

Government Regulation

 Golden West's manufacture  of homes is  subject to
the National  Mobile Home
Construction  and  Safety  Standards  Act  of  1974.   In
1976,  HUD  promulgated
regulations  under  this  Act  establishing  comprehensive
national  construction
standards that preempt conflicting  state and local
regulations.   Compliance with
these HUD  regulations enables Golden West to ship
manufactured homes built in one
state to any  other state.  These HUD  standards generally
apply to  the plumbing,
heating  and  electrical systems  of  each  home, as  well
as  to its  structural
integrity,  fire  safety,  wind  loads  and  thermal
protection.     HUD-approved
inspection agencies regularly inspect Golden West's manufactured homes for compliance with these regulations both during and upon completion of construction.
Golden West believes that its manufactured homes meet or surpass all applicable regulatory requirements.

 Golden  West's manufactured  homes  are also  subject
to local  zoning  and
housing regulations.   A number  of states  have adopted
procedures  governing the
installation of manufactured homes.  Utility connections
are subject to  state and
local  regulation,  and must  be  complied  with by  the
dealer  or other  person
installing the home.   In addition, in certain cities and
counties in areas where
Golden West's homes are  sold, local governmental
ordinances and  regulations have
been enacted which restrict the placement of manufactured
homes on privately owned
land or which  require the placement  of manufactured
homes in manufactured  home
communities.  Such ordinances  and regulations may
adversely affect  Golden West's
ability to sell manufactured homes  for installation in
cities and counties  where
they  are  in effect.    Certain of  these  ordinances and
regulations  have been
challenged through the court system in  such jurisdictions.
However, no assurance
can be given that such challenges will be successful, that such challenges will be made to any other such ordinances or regulations or that additional similar ordinances or regulations will not be enacted in the future.

 Bonneville Power,  a public electrical utility
operating in all  or part of
several  western states,  has  agreements with  utilities
in Oregon,  Washington,
western  Idaho and western Montana which provide producers
of manufactured housing
with  a subsidy of $2,500 for each  manufactured home built
in accordance with the
Manufactured Housing Acquisition Program ("MAP") for
installation  in these areas.
MAP is a set of construction specifications and standards
designed to increase the
energy  efficiency  of  manufactured  housing, which
include  specifications  for
insulation  and requirements  that the  manufactured home
contain  certain energy
conservation  systems.  Golden  West currently constructs
all  of its manufactured
homes sold in  areas served by  Bonneville Power in
accordance with MAP,  thereby
making Golden West eligible to receive the $2,500 subsidy
for such homes.   Golden
West  credits  this subsidy  against the  selling  price of
its  homes.   MAP was
originally scheduled to  terminate in October  1994.
However,  due to changes  in
certain federal standards affecting the manufactured housing industry, MAP was recently re-negotiated, reducing the subsidy to $1,500, effective in October 1994, and extending the program until 1996.

 The transportation of manufactured homes on highways is subject to laws, ordinances and regulations of various federal, state and local authorities. Such regulations may prescribe size and road use limitations and impose lower than normal speed limits and various other requirements.
Golden  West's  homes are
transported to homesites by independent trucking companies who are contracted by the retailer.

 A variety of laws affect the  financing of
manufactured homes by Golden West
through  Golden  Circle Financial.    The Federal  Consumer
Credit  Protection Act
(Truth-in-Lending)  and  Regulation  Z   promulgated
thereunder  require  written
disclosure of information relating to such financing,
including  the amount of the
annual percentage  rate and the finance charge.  The
Federal Fair Credit Reporting
Act also requires  certain disclosures  to potential
customers concerning  credit
information used as  a basis to deny credit.  The Federal
Equal Credit Opportunity
Act  and Regulation B  promulgated thereunder prohibit
discrimination against any
credit applicant based on certain specified grounds.  The
Federal Trade Commission
has adopted or proposed various Trade Regulation Rules
dealing  with unfair credit
and collection practices and  the preservation of
consumers' claims  and defenses.
The Federal Trade Commission regulations also require
disclosure of a manufactured
home's  insulation  specifications.    Installment  sale
contracts  eligible  for
inclusion in the Government  National Mortgage Association
Program are  subject to
the credit underwriting requirements of the Federal Housing
Administration and the
Veterans Administration.   A  variety of  state laws also
require licenses  to do
business and regulate the form of the installment sale contracts and the allowable charges pursuant to installment sale contracts.

 Golden  West is  also subject  to the  Magnuson-Moss
Warranty/Federal  Trade
Commission Improvement Act which regulates the description of warranties on its homes.

Home Buyer Financing

 Golden  West, through  its  wholly-owned finance
subsidiary, Golden  Circle
Financial, finances the sale of certain homes manufactured
by Golden West.  Golden
Circle Financial,  which started  operations in  October
1993,  currently provides
installment sale  contract financing  in all  eleven states
in which Golden  West
conducts its business.  Golden West
believes that the ability to finance its sales
through  Golden Circle  Financial provides  it with  a
significant  opportunity to
share in the profits associated with the financing of its
homes  and a significant
competitive advantage over  competitors which  lack this
ability.   Golden  West's
ability to finance such sales (i) provides an attractive alternative to financing from consumer finance companies and banks (which has been available in the past on an inconsistent basis), (ii) provides a new source of financing to certain creditworthy home buyers who may not otherwise qualify for affordable financing from consumer finance companies and banks and (iii) allows Golden West to facilitate its retailer's sales by shortening the credit decision process and by minimizing the inconvenience to the home buyer of obtaining credit.

 Golden Circle Financial offers fixed rate loan
programs to buyers of Golden
West's homes.   Down-payment requirements  typically range
from  5% to 20%  of the
purchase price,  and can be  made in  cash, trade-in value
of a  previously-owned
manufactured home or appraised value of equity in any real
property underlying the
home which is pledged as additional collateral.  Repayment
terms  are typically 20
years  (but range from  7 to  25 years), depending  upon
the  amount financed, the
amount of  the down-payment and the  home buyer's credit
history.   Interest rates
are fixed within three tiers depending upon the home buyer's credit history, down-payment and collateral. Golden Circle Financial's strategy is to provide highly competitive financing terms to those Golden West home buyers who meet Golden
Circle Financial's lending standards with prompt credit approvals and funding of loans.

 All Golden Circle  Financial loans  are originated
through  the purchase  of
installment  sale contracts from  Golden West retailers.
Golden Circle Financial
has entered  into retailer manufactured  housing financing
agreements  with Golden
West  retailers, specifying  that the  decision to
purchase the  installment sale
contract is  in the  sole discretion  of Golden Circle
Financial.   Golden Circle
Financial utilizes the Fair-Isaacs scoring system to
facilitate fair and equitable
rate  establishment for its loan programs.   This scoring
system only examines the
credit   bureau  report   of  the   applicant,  thereby
eliminating  potentially
discriminatory factors from the loan approval process.

 Golden   Circle  Financial   sells,  and   intends
to  continue   to  sell,
substantially  all  of  its  installment sale  contracts
to  third party  lending
institutions.  Golden Circle  Financial currently has an
agreement  (the "Purchase
Agreement") with a national financial institution (the
"Purchase Lender") that can
be terminated  by the Purchase Lender  on six months
notice.   The Purchase Lender
purchases  Golden Circle Financial installment  sale
contracts presented that meet
the  underwriting criteria established  in the Purchase
Agreement.   Golden Circle
Financial typically sells contracts at  a premium to the
Purchase Lender  within 7
days of closing of the financing.  The Purchase Lender has
the right to review all
installment  sale contracts presented  for purchase and to
reject any installment
sale contract for any  reason.  As of  June 25, 1994, the
Purchase Lender  had not
rejected  any Golden Circle Financial contracts presented
to it.  If the Purchase
Lender rejects an installment sale contract, Golden Circle
Financial would then be
required to sell such contract to another lending
institution or carry and service
such  contract  itself.   Golden  Circle  Financial
currently  does  not  have any
arrangement  or  agreement  with   other  lending
institutions  to  purchase  its
installment sale contracts.

 Although   Golden  West's  policy  is  to  sell
substantially  all  of  its
installment  sale contracts, Golden Circle Financial may
from time to time extend
credit to  home buyers who  do not satisfy  the established
underwriting criteria
under  the Purchase  Agreement.   Such credit  is extended
in  circumstances where
Golden Circle Financial believes the terms and credit risks
are favorable although
outside  of the established underwriting criteria or where
Golden Circle Financial
believes there  to be a valid  business reason for
extending such credit.   Where
appropriate,  Golden Circle  Financial  seeks the  Purchase
Lender's  pre-approval
before extending such financing, thereby ensuring that the Purchase Lender will purchase such installment sale contracts. Installment sale contracts carried by
Golden Circle Financial are subject to normal lending risks and Golden Circle Financial may incur costs in servicing delinquent contracts, repossessing homes from customers who are unable to cure defaults and attempting to sell repossessed homes.
As of June 25, 1994, a
$6,000 reserve was established on installment sale contracts retained by Golden
Circle Financial. Because of the limited history of Golden Circle Financial's operations, no assurance can be given that Golden West will not incur material losses on installment sale contracts retained by Golden
Circle Financial  or that
Golden  West's reserves will be
adequate to  cover  potential
losses.

 For  the nine month  period from inception  to June
25,  1994, Golden Circle
Financial  had committed  to finance  approximately  $24.8
million  of installment
sales of which $8.8  million were funded.  Of  the $8.8
million funded  contracts,
approximately $8.6 million have been sold to the Purchase
Lender as of the date of
this Prospectus.   Approximately $200,000 of  funded loans,
which do  not meet the
Purchase Lender's underwriting criteria, have been retained by Golden Circle
Financial. Golden West believes that all of the committed unfunded loans meet the
Purchase Lender's underwriting criteria and, when funded, will be sold to it.

 Golden Circle Financial currently funds its operations by selling, on a non-recourse basis, installment sale contracts in its portfolio to the Purchase Lender with funds obtained from Golden West's $3.0 million revolving line of credit. As of June 25, 1994, no amount was outstanding under the line of credit.

Manufacturing Facilities

 The location and general description  of Golden
West's production facilities
are as follows:



                                              Production
                                                 Area
        Location                  Acres       Square Feet      Owned/Leased
 Albany, Oregon(1)                 12.0          81,000           Leased
 Albany, Oregon(1)                 11.1          64,000           Owned
 Sacramento, California            10.0         106,000           Leased
 Perris, California(2)             19.1         125,000           Owned
 Fort Morgan, Colorado(3)          15.0         109,000           Owned

(1) The two adjacent plants in Albany are considered one facility.

(2) The Perris facility consists of two buildings of 72,000 and 53,000 square feet.

(3)   The Fort Morgan facility was purchased in March 1994.

 In  addition to its production facilities,  Golden
West leases approximately
9,200  square feet of  office space for  Golden West's
headquarters  in Santa Ana,
California.  The Albany manufacturing facility lease
expires in November 1999, the
Sacramento  manufacturing facility lease expires  in April
1996 and  the Santa Ana
corporate  headquarters lease expires  in January 1999.
The  leases covering the
production facilities each include  an option to renew  the
lease for at  least an
additional five years.  Golden West also leases
approximately 2,600 square feet of
office  space for  Golden Circle  Financial expiring
January 1999.    Golden West
leases two retail locations in Idaho and one in California, expiring between
December 1994 and December 1999.

Legal Proceedings

 Golden West is, from time to time, involved in litigation arising in the ordinary course of its business, none of which, in the opinion of Golden West, will have a material adverse effect on Golden West's financial position or results of operations.

Golden West Capital Stock

 Prior to the Merger, there has been no public market for either the Golden
West Common  Stock or the Golden West  Preferred Stock.
Golden  West has not paid
any dividends on any class of Golden West equity securities within the two most recent fiscal years.

                   COMPARATIVE RIGHTS OF SHAREHOLDERS

  At the Effective Time  of the Merger,  Golden West
Shareholders (except  any
dissenting   Golden  West  Shareholder  properly
exercising  dissenters'  rights)
automatically  will become  shareholders  of  Oakwood,  and
the  rights  of  such
shareholders will be determined by Oakwood's Articles of
Incorporation, Bylaws and
the North Carolina  Business Corporation Act  (the
"NCBCA").   The following is  a
summary of the material differences in the rights of Golden West Shareholders and holders of Oakwood Common Stock.

  Authorized Capital.   The authorized  capital stock
of  Oakwood consists  of
100,000,000 shares  of Oakwood Common Stock, par value $.50
per share, and 500,000
shares of Oakwood Preferred  Stock, par value  $100 per
share.   As of August  19,
1994,  20,471,347 shares  of Oakwood  Common Stock  were issued
and outstanding.   In
addition, as of the same date, 2,266,786 shares of Oakwood Common Stock were reserved for  issuance pursuant to  Oakwood's stock  option plans.
The  Oakwood Preferred
Stock  may be  issued  in one  or more  series  with such
terms,  limitations and
preferences  as  may be  established by  the  Board of
Directors  without further
shareholder  action.    No  shares  of  Oakwood  Preferred
Stock  are  issued  or
outstanding. In the event of an unsolicited attempt to take over Oakwood, it might be possible for the Board of Directors to issue
Preferred Stock  with rights
which could impede the completion of such a takeover or make Oakwood a less attractive takeover candidate.

  The  authorized  capital of  Golden  West consists
of 20,000,000  shares of
Golden West Common Stock and 1,105,000 shares of Golden
West Preferred  Stock.  As
of  August 19, 1994, 1,287,000 shares of  Golden West
Common Stock were issued and
outstanding and  1,105,000 shares of Golden  West Preferred
Stock were  issued and
outstanding.   In  addition,  377,000 shares  of  Golden
West  Common  Stock  were
reserved for  future issuance pursuant to  Golden West's
stock option  plans.  The
holders of Golden West Preferred Stock are entitled to
receive  dividends when and
as  declared by  the Board of  Directors of  Golden West,
and no  dividend may be
declared on shares of Golden West Common  Stock unless an
equal dividend per share
is also  declared  on  the  Golden West  Preferred  Stock.
In the  event  of  a
dissolution  or liquidation of Golden West, holders of
Golden West Preferred Stock
are entitled to receive $.77 per share  of Golden West
Preferred Stock before  any
payments or distributions are made to holders of Golden
West Common Stock.  If the
assets of  Golden West  are insufficient  to make  such
payment,  then all  of the
assets of Golden West will be distributed ratably among the
holders of Golden West
Preferred Stock.   Each share of  Golden West Preferred
Stock  is convertible into
one share of Golden West Common Stock, subject to adjustment in the event of a change in capitalization and subject to immediate conversion in the event of a public offering of Golden West Common Stock, the sale or conveyance of all or substantially all of the assets of Golden West and on September 30, 1995.
Holders of Golden West Preferred Stock will, as a result of the Merger, become holders of Oakwood Common Stock, and as such will not be entitled to preferences with respect to dividends or other distributions on the Oakwood Common Stock. The holders of Golden West Preferred and Common Stock are each entitled to one vote per share.

  Shareholder Protection  Rights Plan.  In 1991,
Oakwood  adopted the  Oakwood
Shareholder  Protection Rights  Plan (the  "Rights Plan")
and distributed  to its
shareholders, with respect to each outstanding share of
Oakwood Common Stock held,
one right (a "Right") to purchase one two-hundredth of a
share of Oakwood's Junior
Participating Class A Preferred Stock, at a purchase price
of $40.  The Rights are
attached  to the  Oakwood Common Stock  and are  not
exercisable  except under the
limited circumstances set forth in the Rights Plan relating
to the acquisition of,
or  the commencement of  a tender offer  for, 20% or  more
of the  voting power of
Oakwood.  In the event that a person or group acquires 20%
or more of the  Oakwood
Common Stock without Oakwood's consent  (an "Acquiring
Person"), each holder of  a
Right, other  than the Acquiring Person, will be entitled
to acquire, upon payment
of the  exercise price, that  number of  shares of Oakwood
Common Stock  having a
market  value equal  to twice  the  exercise price.
Similarly,  if,  without the
consent of  Oakwood, Oakwood is acquired in a merger or
other business combination
transaction, each  holder of a Right will be entitled  to
acquire voting shares of
the acquiring company having a value of twice the  exercise
price.  The Rights may
be redeemed at a price of $.01 per Right by Oakwood anytime
prior to any person or
group acquiring 20% or more of Oakwood's voting power or
certain other triggering
events and  will expire on August  22, 2001.   Until the
Rights  separate from the
Oakwood Common  Stock, each new  share of Oakwood  Common
Stock,  including shares
issued or issuable pursuant to
the Merger, will have a
Right attached.  The Rights
do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of Oakwood.

  The Rights will not prevent a takeover of Oakwood, although they may discourage a takeover or cause substantial dilution to a person or group that acquires 20 percent or more of the Oakwood Common Stock unless the Rights are first redeemed by the Board of Directors.

  Golden West has  no plan  comparable to the  Oakwood
Shareholder  Protection
Rights Plan.

  Board of  Directors.   Oakwood's Board  of Directors
is divided  into three
classes, each class to consist of as nearly equal a number of directors as possible. The Oakwood Board of Directors currently has eleven members. Directors are elected to three-year terms by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors.
Holders of Oakwood Common
Stock do not have cumulative voting rights in the election of directors so long as
Oakwood has a class of securities registered under the Exchange Act.

  Oakwood's Bylaws provide that a director may be removed from office with or without cause by a vote of shareholders holding at least 75% of the shares entitled to vote in an election of directors. However, unless the entire Board of
Directors is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election.

  Golden  West's Bylaws provide that Golden West's
Board of Directors consists
of between three and five directors, as designated by
either the Golden West Board
of  Directors or the Golden  West Shareholders, all of
which directors are in the
same  class.  The Golden  West Board of  Directors
currently has  five members who
serve one-year terms.   Under certain circumstances, Golden
West  Shareholders are
entitled to cumulative voting rights in the election of directors.

  The  CGCL provides  that  Golden West's  Board of
Directors may  remove any
director who has been declared of  unsound mind by an order
of court or  convicted
of  a felony.   The CGCL provides  that a director  of
Golden West  may be removed
without cause by a vote of  shareholders holding a majority
of the shares entitled
to  vote  in an  election  of directors.    However,
unless the  entire  Board of
Directors is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election.

  Meetings of Shareholders.   A special meeting of
Oakwood's  shareholders may
be called by the chief executive officer or the Board of Directors.

  A special meeting of the Golden West Shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast at least 10% of the votes of such meeting.

  Inspection  Rights.   Both CGCL  and the  NCBCA
contain  provisions granting
shareholders  the right to inspect certain records  of the
Corporation.  The NCBCA
limits the right of  inspection to persons who  (i) have
been shareholders  in the
North  Carolina  corporation for  at  least six  months
immediately  preceding the
demand  to inspect  the corporation's  records or  (ii)
hold  at  least 5%  of the
corporation's outstanding shares  of any class.   In
addition, the NCBCA  provides
that a shareholder of a public corporation, such as Oakwood, is not entitled to inspect or copy any accounting records of the corporation or any records of the corporation with respect to any matter which the corporation determines in good faith may, if disclosed, adversely affect the corporation and the conduct of its business or may, at the time the shareholder's notice of demand is received by the corporation, constitute material nonpublic information.

  Under CGCL, a shareholder or shareholders holding at least 5% in the aggregate of the outstanding voting shares of a corporation or who holds at least
1% of such voting shares and has filed a Schedule 14B with the Commission relating to the election of directors of the corporation has an absolute right to inspect and copy the record of shareholder names and addresses and shareholdings and/or to obtain from the transfer agent for the corporation a list of shareholders who are entitled to vote for the election of directors. In addition, the accounting books and records and minutes of proceedings of the shareholders and the board of directors and the committees of the board of directors are open to inspection upon the written demand to the corporation of any shareholder at any reasonable time for a purpose reasonably related to such shareholder's interests as a shareholder.

  Amendment  to  Bylaws.   Oakwood's  bylaws provide
that  the bylaws  may be
amended,  altered  or  repealed  by  action  of the  board
of  directors  or  the
shareholders.   However, Section 3.2 of the Bylaws,
regarding the number, term and
qualification of directors and Section 3.5 of the Bylaws, regarding the removal of directors, may not be amended, repealed or annulled except by a vote of the shareholders holding at least 75% of the shares of Oakwood entitled to vote.

   The CGCL  provides that  Golden West's Bylaws  may be
amended or  repealed by
approval of a majority of the  outstanding shares or by the
approval of the  board
of  directors,  except that  a  bylaw specifying  or
changing a  fixed  number of
directors or the maximum or minimum number or changing from
a fixed to  a variable
board  or vice  versa  may  only be  adopted  by approval
of  a majority  of  the
outstanding shares.  Golden West's Bylaws provide that
Golden West's Bylaws may be
amended or repealed by the vote or written consent of
holders of a majority of the
outstanding  shares entitled  to vote.   Subject  to the
foregoing rights  of the
shareholders, the Golden West Bylaws may be amended or repealed by Golden West's
Board of Directors.

            CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF MERGER

  The following discussion of  certain federal income
tax consequences  of the
Merger is based on the current provisions of the Internal
Revenue Code of 1986, as
amended  (the "Code"),  applicable  Treasury Regulations,
judicial authority  and
administrative rulings and practice.   This discussion,
however, does  not address
all aspects of federal income taxation that may be relevant
to a particular Golden
West Shareholder in light of his personal  investment
circumstances and to certain
types of  shareholders subject to special  treatment under
the federal  income tax
laws  (for  example,  insurance  companies, tax  exempt
organizations,  financial
institutions or broker-dealers, persons  who acquired their
shares of  Golden West
Capital Stock pursuant  to the  exercise of a  stock option
or pursuant to  their
deferred compensation arrangement and persons who are not
citizens or residents of
the United States or who are foreign corporations, foreign
partnerships or foreign
estates  or trusts) and does  not discuss any  aspects of
state,  local or foreign
taxation.   In addition,  this discussion does  not address
the  conversion of the
Golden  West  Options into  options  to purchase  shares of
Oakwood  Common Stock
pursuant to  the Merger.   Further, this discussion
assumes that all  Golden West
Shareholders have  held  their shares  of  Golden West
Capital  Stock as  capital
assets.

  There can be no assurance that the Internal Revenue
Service (the "IRS") will
not take a contrary  view to those expressed herein.   No
ruling from  the IRS has
been  or will  be sought  with respect  to any  aspect of
the Merger.   Moreover,
legislative,  judicial  or  administrative   changes  or
interpretations  may  be
forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Golden West
Shareholders.

       EACH GOLDEN WEST  SHAREHOLDER IS  URGED TO
   CONSULT  HIS OWN  TAX
   ADVISOR AS  TO THE PARTICULAR TAX  CONSEQUENCES TO
   HIM OF  THE MERGER,
   INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE,
   LOCAL AND FOREIGN
   TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

Qualification of the Merger as a Tax-Free Reorganization

  Although the matter is not free from doubt and is subject to the assumptions in the next sentence, the Merger should be a tax-free reorganization within the meaning of Section 368(a)(1) of the Code.

The foregoing conclusion is based  on certain
assumptions, including the
following:   (i)  that  the Merger  will  be consummated
in  accordance with  the
Acquisition  Agreement  and the  Agreement of  Merger;
(ii) that  Oakwood  has no
present plan or intention to liquidate Golden West, to merge Golden West with or into another corporation, to sell or otherwise dispose of the stock of Golden
West, to cause Golden West to issue additional shares of its stock that would result in Oakwood's loss of "control" of Golden West within the meaning of Section 368(c) of the Code or to cause Golden West to sell or dispose of any of its assets except for dispositions made in the ordinary course of business or which would not cause the Merger to fail to satisfy the "continuity of the business enterprise" requirements of Section 368(a)(1)(A) of the Code; (iii) that following the Effective Time, Golden West will hold substantially all of its properties; (iv) that following the Effective
Time, the Golden West Continuing Shareholders will retain the Oakwood Common Stock received in the Merger in amounts and for such periods of time as shall be necessary to satisfy the "continuity of interest" requirements of Section
368(a)(1)(A) of the Code; and (v) that following the Effective Time, Oakwood will not take any actions that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.

  It is a condition to the closing  of the Merger that
both Oakwood and Golden
West receive an  opinion of counsel  that the Merger  will
qualify  as a tax  free
reorganization.   Such opinions  will rely upon  the
assumptions set  forth above,
among others, and be based upon certain representations to be made by Oakwood,
Golden West and, in the case of the opinion from Golden West's counsel, the principal shareholders of Golden West.

Federal Income Tax Consequences to Golden West Continuing
Shareholders

  Assuming that the Merger constitutes a tax-free reorganization under Section
368(a)(l) of the Code, (i) Golden West  Continuing
Shareholders (other than Golden
West Shareholders who exercise their right to dissent) will not recognize gain or loss upon the receipt of Oakwood Common Stock in exchange for their shares of
Golden  West Capital Stock; (ii) any Golden West Continuing
Shareholders receiving
cash in lieu of a fractional share of Oakwood Common Stock will recognize gain or loss equal to the difference between the amount of cash received and the basis he would have had in the fractional share of Oakwood Common
Stock (such gain or loss
being a long-term capital gain or loss if the shares of Golden West Capital Stock being surrendered for such Oakwood Common Stock were held by such Golden West
Continuing  Shareholder  for  more than  one  year);  and
(iii)  each  Golden West
Continuing Shareholder's tax basis in, and holding period for, his shares of
Golden West Capital Stock will carry  over to the Oakwood
Common Stock received in exchange therefor.

  Any Golden West Shareholder who exercises his right to dissent in connection with the Merger will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received and (ii) the shareholder's tax basis in his shares of Golden West Capital
Stock.

  If the Merger were not to constitute a reorganization under Section
368(a)(l) of the  Code, each  Golden West Continuing
Shareholder would  recognize
gain or loss equal to the difference between the fair market value of the Oakwood
Common Stock received and his basis in his shares of Golden West Capital Stock.
Such gain or loss would be long-term capital gain or loss, provided such shares had been held for more than one year.

   RIGHTS OF SHAREHOLDERS ELECTING TO EXERCISE THEIR RIGHT TO DISSENT

 Under the  CGCL, each  Golden West  Shareholder as
of August 19, 1994  is
entitled to demand and receive payment of the  fair value
of all or any portion of
such holder's shares of Golden West Common and Preferred
Stock pursuant to Section
1300 et seq. of  the CGCL owned by such holder if the
Merger is consummated.  The
fair  value  of  such  shares  is  determined  as  of the
day  before  the  first
announcement of the terms of the Merger, which occurred on
August 19, 1994.  Any
Shareholder who elects  to perfect  such holder's
dissenters'  rights and  demands
payment  of  the fair  value of  such  holder's shares  of
Golden  West  Common or
Preferred Stock must strictly comply with Section 1300  et
seq. of the CGCL.   The
following summary does not purport to be complete and is qualified in its entirety by reference to Sections 1300 et seq. of the CGCL, the text of which is attached as Annex II to this Proxy

Statement/Prospectus  and  is
incorporated  herein by
reference.    Any holder  of  shares  of  Golden  West
Capital  Stock  considering
demanding dissenters' rights  is advised  to consult legal
counsel.   Dissenters'
rights will not  be available unless and  until the Merger
(or  a similar business
combination) is consummated.  To perfect the right to
dissent and receive the fair
value of  such holder's shares, the  shareholder must
neither vote  for the Merger
nor return an executed  proxy that is left  blank.  A
dissenting  shareholder must
either vote against  the Merger or abstain from voting.   A
proxy returned without
voting instructions will be voted in favor of the Merger and as a result such
Golden West Shareholder will lose such holder's dissenter's rights.


 Within 10 days after the Golden  West Meeting, Golden
West will mail to each
Golden West Shareholder notice (the "Notice") of the approval of the Merger by the Golden West Shareholders, accompanied by a copy of (section mark)(section Mark)1300-1304 of the California
Corporation Code. The Notice shall also state the price determined by Golden West to be the fair market value of the dissenting shares and a brief description of the procedure to be followed by a shareholder who elects to dissent.


 Any  dissenting shareholder who desires that Golden
West purchase his shares
must make written demand upon Golden West for the purchase of such shares. The demand must be made no later than 30 days after the Notice was mailed to the shareholder. The shareholder's demand must state the number and class of shares held of record by the shareholder which the shareholder demands that Golden West purchase, as well as a statement by the shareholder as to what such holder thinks the fair market value of such shares was as of the day prior to the announcement of the Merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. Neither voting against, abstaining from voting nor failing to vote on the Merger constitutes such written demand.

  Within the same 30 day period following the mailing of the Notice, the dissenting shareholder must submit to Golden West for endorsement certificates for any shares which the shareholder demands Golden West purchase. If Golden West and the shareholder agree upon the price of the dissenting shares, the dissenting shareholder is entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Payment must be made within 30 days of the later of the date of the agreement between the shareholder and Golden West or the date the contractual conditions to the Merger are satisfied.

  If Golden West  and the shareholder cannot agree as
to the fair market value
or as to the  fact that such  shares are dissenting
shares, such shareholder  may
file within six months of the date  of mailing of the
Notice a complaint with  the
California  Superior  Court   for  the   County  of
Orange  demanding   judicial
determination of such matters. Golden West will then be required to make any payments in accordance with such judicial determination.
If the complaint is not
filed within the specified six month period, the shareholder's rights as a dissenter are lost.

  Dissenting shares lose their status as such if (i)
Golden  West abandons the
Merger; (ii) the shares are transferred or are surrendered for conversion into shares of another class; (iii) the shareholder and Golden
West do not agree as to
the fair market value of such shares and a complaint is not filed within six months of the date the Notice was mailed; or (iv) the dissenting shareholder withdraws, with the consent of Golden West, his demand for purchase of the dissenting shares.

  At  the Effective  Time, the  shares of  Golden West
held by  a shareholder
exercising such holder's dissenter's rights will be canceled, and such shareholder will be
entitled to no  further rights  except the right  to
receive  payment of the  fair
value of such holder's shares of Golden West Common or
Preferred Stock.   However,
if the shareholder fails to perfect or withdraws or loses such holder's rights as a dissenter with respect to such holder's shares of Golden West Capital Stock, such holder's shares of Golden West Common or Preferred
Stock  will be exchanged
for Oakwood Common Stock as provided in the Agreement of Merger.

  Under North Carolina law, shareholders of Oakwood are not entitled to dissenter's rights in connection with the issuance of Oakwood Common Stock in the
Merger.

                              LEGAL MATTERS

  The validity  and legality of  the Oakwood  Common
Stock offered  hereby and
certain  other legal matters will be passed  upon for
Oakwood by Kennedy Covington
Lobdell & Hickman,  L.L.P., NationsBank  Corporate Center,
Suite  4200, 100  North
Tryon Street, Charlotte, North Carolina  28202.  Clarence
W. Walker, a  partner of
the firm of  Kennedy Covington Lobdell & Hickman, L.L.P.,
is a member of the Board
of Directors of  Oakwood and Myles E.  Standish, a partner
in the  firm of Kennedy
Covington Lobdell  & Hickman, L.L.P., is  an assistant
secretary of  Oakwood and a
director  of certain of its subsidiaries.   At August 10,
1994, Messrs. Walker and
Standish and other partners and associates of Kennedy
Covington Lobdell & Hickman,
L.L.P. and  their spouses  and minor children  owned
beneficially an  aggregate of
52,997 shares of Oakwood Common Stock.   Certain legal
matters will be passed upon
for Golden West and the Golden West Shareholders by Latham
& Watkins, Costa Mesa,
California.  John R. Stahr, a senior partner of Latham &
Watkins, is a director of
Golden West and owns 61,620 shares of Golden West Common
Stock.

                                 EXPERTS

  The consolidated financial statements of Oakwood and its subsidiaries incorporated in this Proxy Statement/Prospectus by reference to Oakwood's Annual
Report on  Form 10-K for  its fiscal  year ended September
30, 1993 have  been so
incorporated  in  reliance on  the  reports of  Price
Waterhouse  LLP, independent
accountants, and given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of Golden West and its subsidiaries as of December 26, 1992 and December 25, 1993 and for each of the three years in the period ended December 25, 1993 included in this Proxy
Statement/Prospectus have
been audited by Arthur Andersen & Co., independent public accountants, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           GOLDEN WEST HOMES

               INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                   Page

Report of Independent Public Accountants           F-2

Consolidated Balance Sheets (Assets)               F-3

Consolidated  Balance  Sheets   (Liabilities  and  F-4
Shareholders' Equity)

Consolidated Statements of Income                  F-5

Consolidated Statements of Shareholders' Equity    F-6

Consolidated Statements of Cash Flows              F-7

Notes to Consolidated Financial Statements         F-8

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
  of Golden West Homes:

  We  have audited the accompanying consolidated
balance sheets of GOLDEN WEST
HOMES  (a California  corporation)  and subsidiary  as of
December  26, 1992  and
December   25,  1993,   and  the  related   consolidated
statements   of  income,
shareholders' equity  and cash flows  for each  of the
three  years in the  period
ended December 25, 1993.  These financial statements are
the responsibility of the
Company's  management.   Our responsibility  is  to express
an  opinion on  these
financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes
assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden West Homes and subsidiary as of December 26, 1992 and December 25, 1993, and the results of their operations and their cash flows for each of the three years in the period ended
December 25, 1993 in conformity with generally accepted accounting principles.

                                                      ARTHUR ANDERSEN & CO.

Orange County, California
February 22, 1994
(except with respect to the
matters discussed in Note 13 as to
which the dates are March 14, 1994
and April 11, 1994)

                    GOLDEN WEST HOMES AND SUBSIDIARY

                       CONSOLIDATED BALANCE SHEETS

                                                     December 26,   December 25,  June 25,
                                                          1992          1993        1994
                                                                                 (unaudited)
ASSETS

Current Assets:
  Cash and short-term investments  . . . . . . . . .    $2,929,000   $2,431,000  $1,403,000
  Restricted cash  . . . . . . . . . . . . . . . . .       100,000      200,000     200,000
  Accounts receivable, net of allowance for doubtful
accounts of $70,000 in 1992, $80,000 in 1993 and
$81,000 in 1994 . .  . . . . . . . . . . . . . . . .     3,085,000    6,950,000   6,983,000

  Retail finance contracts . . . . . . . . . . . . .            --      883,000     494,000
  Notes receivable . . . . . . . . . . . . . . . . .       170,000      445,000   1,331,000
  Inventories  . . . . . . . . . . . . . . . . . . .     2,934,000    4,304,000   5,510,000
  Prepaid expenses and other current assets  . . . .       290,000      486,000     106,000

  Deferred income tax benefit  . . . . . . . . . . .       269,000      711,000     975,000
Total current assets . . . . . . . . . . . . . . . .     9,777,000   16,410,000  17,002,000
Property, Plant and Equipment, at cost:
  Land . . . . . . . . . . . . . . . . . . . . . . .     1,850,000    1,850,000   1,930,000
  Buildings and leasehold improvements . . . . . . .     5,373,000    5,588,000   6,803,000
  Machinery and equipment  . . . . . . . . . . . . .     2,983,000    3,259,000   3,412,000
                                                        10,206,000   10,697,000  12,145,000
Less-Accumulated depreciation and amortization . . .    (1,840,000)  (2,444,000) (2,756,000)
                                                         8,366,000    8,253,000   9,389,000
Other Assets:
  Purchase price in excess of net assets acquired,
net of
accumulated amortization of $449,000 in 1992,
$524,000
in 1993 and $551,000 in 1994 . . . . . . . . . . . .     2,463,000    1,689,000   1,271,000
  Restricted cash  . . . . . . . . . . . . . . . . .       520,000      583,000     583,000
  Other  . . . . . . . . . . . . . . . . . . . . . .       528,000      610,000     722,000
                                                         3,511,000    2,882,000   2,576,000
                                                       $21,654,000  $27,545,000 $28,967,000

 The accompanying notes are an integral part of these consolidated balance sheets.

                    GOLDEN WEST HOMES AND SUBSIDIARY

                       CONSOLIDATED BALANCE SHEETS

                                                                      December 26,   December 25,     June 25,
                                                                          1992           1993           1994
                                                                                                    (unaudited)
   LIABILITIES AND SHAREHOLDERS' EQUITY

   Current Liabilities:
      Line of credit with bank   . . . . . . . . . . . . . . . . .       $     --        $1,500,000  $      --
      Retail inventory financing   . . . . . . . . . . . . . . . .          137,000         116,000      662,000
      Accounts payable   . . . . . . . . . . . . . . . . . . . . .        1,755,000       4,194,000    5,141,000
      Accrued expenses   . . . . . . . . . . . . . . . . . . . . .        3,351,000       4,260,000    4,981,000
      Dealer volume bonus  . . . . . . . . . . . . . . . . . . . .        2,236,000       2,978,000    1,908,000
      Current portion of long-term debt  . . . . . . . . . . . . .          114,000         444,000      614,000
         Total current liabilities   . . . . . . . . . . . . . . .        7,593,000      13,492,000   13,306,000

   Deferred Compensation . . . . . . . . . . . . . . . . . . . . .           16,000             --           --
   Long-Term Debt, Net of Current Portion  . . . . . . . . . . . .        6,201,000       6,706,000    7,228,000
   Commitments and Contingent Liabilities

   Shareholders' Equity:
      Preferred stock, series A, without par
      value--Authorized--1,105,000
         shares, issued and outstanding-1,105,000 shares   . . . .          850,000         850,000     850,000
      Preferred stock, series B, without par value--Authorized--20,000
         shares, issued and outstanding--2,500 shares at December 26,                                        --
         1992 and none at December 25, 1993 and June 25, 1994  . .        3,000,000             --           --
      Common stock, without par value--Authorized--20,000,000 shares, issued and outstanding--1,235,000 shares at December 26, 1992
         and December 25, 1993 and 1,287,000 at June 25, 1994  . .          150,000         150,000      202,000
   Additional paid-in capital  . . . . . . . . . . . . . . . . . .          500,000       2,350,000    2,396,000
   Retained earnings . . . . . . . . . . . . . . . . . . . . . . .        3,344,000       3,997,000    4,985,000
         Total shareholders' equity  . . . . . . . . . . . . . . .        7,844,000       7,347,000    8,433,000
                                                                        $21,654,000     $27,545,000  $28,967,000


The accompanying notes are an integral part of these consolidated balance sheets.

                    GOLDEN WEST HOMES AND SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF INCOME

                                                   For the Years Ended                For the Six Months Ended
                                        December 28,   December 26,  December 25,     June 26,       June 25,
                                            1991           1992          1993           1993           1994
                                                                                     (unaudited)    (unaudited)
 Net Sales . . . . . . . . . . . . .     $74,048,000    $74,427,000    $89,564,000   $40,324,000    $55,875,000
  Cost of Sales . . . . . . . . . . .      61,749,000     62,146,000     73,248,000    33,660,000     44,553,000
         Gross Profit . . . . . . . .      12,299,000     12,281,000     16,316,000     6,664,000     11,322,000

  Operating Expenses:
      Selling . . . . . . . . . . . .       5,746,000      5,872,000      7,687,000     3,470,000      4,857,000
      General and administrative  . .       5,860,000      5,961,000      7,068,000     3,102,000      4,581,000
         Total operating expenses          11,606,000     11,833,000     14,755,000     6,572,000      9,438,000
  Income From Operations  . . . . . .         693,000        448,000      1,561,000        92,000      1,884,000
  Interest Income . . . . . . . . . .         298,000        169,000         95,000        42,000         86,000
  Interest Expense  . . . . . . . . .       (529,000)      (648,000)      (517,000)     (264,000)      (299,000)
  Income (Loss) Before Provision
      (Benefit) For Income Taxes and
      Extraordinary Item  . . . . . .         462,000       (31,000)      1,139,000     (130,000)      1,671,000
  Provision (Benefit) for Income
      Taxes . . . . . . . . . . . . . . .     222,000         26,000        486,000     (34,000)         683,000

  Income (Loss) Before Extraordinary
      Item  . . . . . . . . . . . . .         240,000       (57,000)        653,000      (96,000)        988,000
  Extraordinary Item, Gain from
      Retirement of Debt
      (Net of Income Taxes of $60,000)           --           90,000           --           --              --
  Net Income (Loss) . . . . . . . . .        $240,000        $33,000       $653,000     $(96,000)       $988,000
  Net Income (Loss) Per Common and
      Equivalent Share:
      Before extraordinary item . . .           $.07          $(.02)          $.19         $(.08)           $.34
      Extraordinary item                         --             .03            --            --             --
  Net Income (Loss) Per Common and
      Equivalent Share  . . . . . . .           $.07           $.01           $.19         $(.08)           $.34
  Weighted Average Common and
      Equivalent Shares Outstanding .       3,482,648      3,501,732      3,474,484     1,235,000      2,866,783


The accompanying notes are an integral part of these consolidated financial statements.

                                   GOLDEN WEST HOMES AND SUBSIDIARY

                            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                              Preferred Stock
                                Common Stock           Series A               Series B
                                                                                               Additional
                                                                                                 Paid-In     Retained
                              Shares      Amount    Shares     Amount      Shares     Amount     Capital     Earnings     Total
Balance December 29, 1990 . 1,235,000   $150,000   1,105,000   $850,000    12,500    $3,000,00  $ 500,000   $3,071,000   $7,571,000
   Net Income   . . . . . .        --         --          --         --        --           --         --       240,000      240,000
Balance December 28,
   1991 . . . . . . . . . .  1,235,000    150,000   1,105,000    850,000    12,500     3,000,000   500,000    3,311,000   7,811,000
   Net Income   . . . . . .        --         --          --         --         --            --        --        33,000      33,000
Balance December 26, 1992 .  1,235,000    150,000   1,105,000    850,000    12,500     3,000,000    500,000   3,344,000   7,844,000
   Net Income   . . . . . .        --         --           --         --        --            --         --      653,000     653,000
   Purchase of Series B

      Preferred Stock . .         --         --          --         --    (12,500)   (3,000,000) 1,850,000         --   (1,150,000)
Balance December 25, 1993 . 1,235,000   150,000    1,105,00    850,000        --            --   2,350,000   3,997,000   7,347,000
   Net Income   . . . . . .       --        --          --         --         --            --          --      988,000     988,000
   Exercise of Stock Options   52,000    52,000         --         --         --            --          --          --       52,000
   Income Tax Benefit from
        Exercise of Non-
        Qualified
        Stock Options . . .       --        --          --         --         --            --      46,000         --       46,000
Balance June 25, 1994
        (Unaudited) . . . . 1,287,000   202,000   1,105,000   $850,000        --            --  $2,396,000   $4,985,000 $8,433,000


The accompanying notes are an integral part of these consolidated financial statements.

                    GOLDEN WEST HOMES AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                          For the Years Ended                    For the Six Months Ended
                                              December 28,     December 26,      December 25,        June 26,         June 25,
                                                  1991             1992              1993              1993             1994
                                                                                                    (unaudited)      (unaudited)
Cash Flows From Operating Activities:
Net income (loss) . . . . . . . . . . . . .    $   240,000      $   33,000       $   653,000        $  (96,000)       $  988,000
Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
Depreciation and amortization . . . . . . .        436,000         707,000           772,000           375,000           348,000
Amortization of  purchase price  in excess
  of net assets acquired  . . . . . . . . .         82,000          80,000            75,000            39,000            27,000
Loss  on disposition  of  property, plant
  and equipment . . . . . . . . . . . . . .          8,000          31,000            56,000             7,000             8,000
Income tax benefit from exercise of
  non-qualified stock options . . . . . . .            --              --               --                --             46,000
Income  tax  provision  applied to purchase
  price in excess of net assets acquired. . .      190,000         138,000          699,000            108,000          391,000
Decrease (increase) in deferred income tax
 benefit . . . . . . . . . . . . . . . . . .        16,000         (68,000)        (442,000)          (108,000)        (264,000)
Gain from retirement of debt . . . . . . . .           --         (150,000)             --                 --                --
Decrease (increase) in accounts and notes
 receivable . . . . . . . . . . . . . . . . .       714,000         36,000       (4,140,000)        (2,046,000)        (919,000)
Decrease (increase) in retail finance
 contracts  . . . . . . . . . . . . . . . . .           --             --          (883,000)               --           389,000
Decrease (increase) in inventories  . . . . .      (606,000)       282,000       (1,370,000)          (433,000)      (1,206,000)
Decrease (increase) in prepaid expenses and
 other current assets . . . . . . . . . . . .       (66,000)        42,000         (196,000)            54,000          380,000
Increase (decrease) in retail inventory
 financing. . . . . . . . . . . . . . . . . .           --         137,000          (21,000)            23,000          546,000
Increase (decrease) in accounts payable . . .       470,000       (104,000)       2,439,000            567,000          947,000
Increase (decrease) in accrued expenses . . .      (196,000)       (45,000)       1,013,000            495,000          769,000
Increase (decrease) in dealer volume bonus. .      (321,000)       100,000          742,000           (897,000)      (1,070,000)
Net cash provided by (used in) operating
 activities . . . . . . . . . . . . . . . . .       967,000      1,219,000         (603,000)        (1,912,000)       1,380,000
Cash Flows From Investing Activities:
Purchases of property, plant and equipment  .    (2,452,000)      (319,000)        (715,000)          (246,000)        (642,000)
Increase in other assets  . . . . . . . . . .      (429,000)       (39,000)         (82,000)           (14,000)        (112,000)
Net cash used in investing activities . . . .    (2,881,000)      (358,000)        (797,000)          (260,000)        (754,000)

Cash Flows From Financing Activities:
Net borrowings (repayments) under line of
 credit . . . . . . . . . . . . . . . . . . .           --              --        1,500,000            700,000       (1,500,000)
Purchase of series B preferred stock  . . . .           --              --       (1,150,000)               --               --
Proceeds from issuance of debt  . . . . . . .     6,438,000             --        1,150,000                --               --
Proceeds from exercise of stock options. . .            --              --              --                 --            52,000
Repayments of debt  . . . . . . . . . . . . .    (5,259,000)       (964,000)       (315,000)          (208,000)        (158,000)
Restricted cash deposits  . . . . . . . . . .      (110,000)       (510,000)       (163,000)          (263,000)             __
Payments of deferred compensation . . . . . .       (90,000)       (132,000)       (120,000)           (79,000)         (48,000)
Net cash provided by (used in) financing
 activities . . . . . . . . . . . . . . . . .       979,000      (1,606,000)        902,000            150,000       (1,654,000)
Decrease in cash. . . . . . . . . . . . . . .      (935,000)       (745,000)       (498,000)        (2,022,000)      (1,028,000)
Cash at beginning of period . . . . . . . . .     4,609,000       3,674,000       2,929,000          2,929,000        2,431,000
 Cash at end of period  . . . . . . . . . . .  $  3,674,000    $  2,929,000     $ 2,431,000       $    907,000     $  1,403,000

Supplemental Disclosure:
Cash paid for:
Interest  . . . . . . . . . . . . . . . . . .  $   503,000     $   699,000      $   499,000       $   229,000      $    287,000
Income taxes  . . . . . . . . . . . . . . . .  $   238,000     $       --       $    35,000       $    25,000      $    409,000

Noncash investing and financing activities:


  During 1991, Golden West acquired from a non-employee shareholder an operating facility valued at $5,224,000 in a tax free exchange for another facility with a net book value of $2,474,000 (less an assumed mortgage of $1,400,000). In connection with the exchange, a note payable in the amount of $4,150,000 was issued which was subsequently repaid from proceeds of the industrial revenue bond financing.

  During the six months ended June 25, 1994, Golden West acquired an operating facility in Colorado for $1,050,000. The purchase was facilitated through a note in the amount of $850,000.

  The accompanying notes are an integral part of these consolidated financial statements.

                                GOLDEN WEST HOMES AND
                                     SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            (Information as of June 25, 1994 and for the six months ended
                   June 26, 1993 and June 25, 1994 is unaudited.)


   1.  Summary of Significant Accounting Policies and Other Information



       Acquisition.   On  May  5,  1988,  the  Karsten Company
(Karsten)
purchased all  outstanding shares of Golden West stock and
in  connection   therewith  acquired   certain  assets
and   assumed  certain
liabilities of  Golden West.
This acquisition was accounted for
under the purchase method  of accounting and,
accordingly, the  purchase price
has been  allocated to the acquired  net assets based
upon  the estimated fair
market  value  of assets  and liabilities  at the  date
of acquisition.   The
difference between the purchase price and the fair value of net assets acquired at the date of acquisition is reflected as purchase price in excess of net assets acquired in the accompanying consolidated balance sheets and is being amortized on a straight-line basis over a forty year period. Subsequent to December 25, 1993, Karsten was merged into Golden
West (see Note 13).

      In connection with the acquisition, Golden West originally acquired net operating loss carryforwards of approximately
$13,000,000 which could be used
to offset future Federal taxable income and approximately $6,500,000 which could be used to offset future state taxable income.
As net operating  loss
carryforwards were used to offset taxable income, the result was to reduce the purchase price in excess of net assets acquired by the amount of the reduction of current income taxes payable (See Note 5).

      Principles  of  Consolidation.   The  consolidated
financial statements
include the accounts  of Karsten and its  wholly
owned subsidiaries Golden
West  and Golden  Circle Financial  Services (Golden
Circle Financial).   All
significant intercompany accounts and transactions have been eliminated in consolidation.

      Cash and  Short-Term Investments.   Under Golden
West's  cash management
program,  cash in  excess of  operating requirements  is
placed  in short-term
investments.    For purposes  of  the  statement of  cash
flows, Golden  West
considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

      Property,  Plant  and  Equipment.   For  financial
reporting  purposes,
depreciation and amortization are provided on a straight-line basis over the following estimated useful lives:


      Buildings . . . . . . . . . . . . . . . . . . . . . . .20-30 years
      Leasehold improvements  . . . . . . . . . . . . . . . .Term of lease
      Machinery and equipment . . . . . . . . . . . . . . . .3-10 years

      Golden West capitalizes expenditures  for
betterment and major renewals.
Maintenance, repairs and minor renewals or improvements
are charged to expense
as  incurred.   When  assets are  sold or  retired,  the
cost  and accumulated
depreciation are removed from the accounts and any resulting gain or loss is included in income.

      Warranty Costs.   Estimated product  warranty costs
are  accrued at  the
time products are sold.

      Dealer Volume Bonus.  Golden West provides
incentives to dealers using a
predetermined formula applied to the volume of homes sold
to the dealer during
the  year.   Such incentives  (reflected as  a reduction
of gross  sales) are
recorded at the time sales are recognized.

1.    Summary  of  Significant  Accounting   Policies
      and  Other  Information (cont'd)

      Product  Development Costs.   Product development
costs are  charged to
expense as incurred.

      Deferred  Compensation.   In  prior years,  Golden
West had  a deferred
compensation plan whereby a portion of compensation earned by certain key employees was deferred. Effective May 5, 1988, no future compensation payable to the participants may be deferred under the plan. The amounts deferred are fully vested and are payable, in equal quarterly installments, over a ten year period.

      Each participant has  the option to  waive a
portion  of their  deferred
compensation in exchange for common stock  of Golden
West.  In connection with
amendments to  the plan in 1988,  the participants are
entitled  to receive an
aggregate  maximum  of   260,000  shares  for   $500,000
of  their   deferred
compensation balances (See Note 13).

      Sales  Recognition.   Golden  West  manufactures
its  homes  pursuant to
dealer orders, and sales are recognized upon completion and transfer of title to the home.

      Accounting Period. Golden West's fiscal year ends on the last Saturday in December which was December 28, 1991, December 26,
1992  and December 25,
1993, and each of these years contained 52 weeks.

      Income Taxes. Golden West accounts for income taxes in accordance with
Statement of Financial  Accounting Standards No.  109,
"Accounting for  Income
Taxes."

      Postretirement  Benefits.  Golden West has no
benefit plans that qualify
under  Statement  of  Financial  Accounting  Standards
No.  106,  "Employers'
Accounting for  Postretirement Benefits other  than
Pensions" or  Statement of
Financial  Accounting   Standards   No.  112,
"Employers'   Accounting   for
Postemployment Benefits."

      Net  Income per Common and Equivalent Share.   Net
income per common and
equivalent share amounts are based on the weighted average number of shares outstanding during the period, including common stock equivalents resulting from dilutive stock options, convertible series A preferred stock and shares issuable under Golden West's deferred compensation plan.
The 12,500 shares of
convertible series B  preferred stock  canceled November
30,  1993, have  been
adjusted to give effect to  a 52 for 1 stock split (see
Note  13) for purposes
of calculating earnings per share. Fully diluted earnings per share has not been presented since it is not materially different from primary earnings per share.

2. Inventories

      Inventories are comprised of the following:


                            December 26,  December 25,   June 25,
                                1992          1993         1994
       Raw Materials . . .  $1,341,000    $1,837,000    $1,842,000

       Work in process . .     918,000       906,000       930,000
       Finished goods  . .     675,000     1,561,000     2,738,000
                            $2,934,000    $4,304,000    $5,510,000

      Inventories are valued  at the  lower of cost
(first-in, first-out) or market. Cost includes material, labor and manufacturing overhead.

3. Accrued Expenses

      Accrued expenses consist of the following:


                             December 26,  December 25,    June 25,
                                 1992          1993          1994
       Payroll and payroll   $  614,000    $1,104,000     $1,768,000
       taxes . . . . . . .

       Accrued insurance .    1,392,000     1,087,000        748,000
       Warranty service  .      625,000       732,000        799,000
       Other . . . . . . .      720,000     1,337,000      1,666,000

                             $3,351,000    $4,260,000     $4,981,000

4. Long-Term Debt and Line of Credit with Bank

      Long-term debt consists of the following:


                                                                   December 26,     December 25,      June 25,
                                                                       1992              1993            1994
     Industrial revenue bonds, variable interest rate (3.6% at
         December 25, 1993 and 3.05% at June 25, 1994), due in
         annual installments of $200,000 from 1994 through 1996
         and $300,000 through 2011 . . . . . . . . . . . . . . .    $5,200,000      $5,100,000        $5,100,000

     8.375% note due May 1, 2006 (10.75% at December 25, 1993), payable in monthly installments of $8,229, including
         interest, secured by land and building  . . . . . . . .       915,000         900,000           891,000
     12% note to shareholders paid off in April 1993 which was
         secured by land and building and subordinated to the
         above note due May 1, 2006  . . . . . . . . . . . . . .       200,000              --               --
     Installment note, interest at prime (6.0% at December 25,
     1993
         and 7.25% at June 25, 1994) plus .75% due in monthly
         principal installments of $19,167 plus interest through
         November 1998, secured by all assets except real
         property  . . . . . . . . . . . . . . . . . . . . . . .            --        1,150,000         1,035,000
     9% note due March 1, 1999, payable in monthly installments of
         $17,645, including interest, secured by land and
         building  . . . . . . . . . . . . . . . . . . . . . . .            --               --            816,000
                                                                     6,315,000        7,150,000          7,842,000

     Less: Current portion of long-term debt . . . . . . . . . .      (114,000)        (444,000)          (614,000)
                                                                    $6,201,000       $6,706,000         $7,228,000

              Under the provisions of the industrial revenue bonds, Golden West is required to provide a letter of credit to guarantee payment to bondholders. The letter of credit, which is provided by a major bank through
     1996, is secured by land and buildings of the financed property, machinery and equipment, inventory and
     receivables.   Golden West was  also required  to deposit
approximately  $55,000 per month  from November 1991
     through April 1993 in a cash collateral account classified as restricted cash in the accompanying consolidated balance sheets. All mandatory bond redemptions are paid out of this account.

              In December 1992, Golden West prepaid  a
$1,000,000 note which was  originally due April 30, 1995  for
     $850,000 resulting in an extraordinary gain which is reflected in the accompanying consolidated statements of income net of income taxes.

              As of December 25, 1993, principal payments on long-term debt are as follows:

              Year ending in December:

               1994 . . . . . .. . . . . . .       $ 444,000
               1995 . . . . . .. . . . . . .         455,000
               1996 . . . . . .. . . . . . .         454,000
               1997 . . . . . .. . . . . . .         556,000
               1998 . . . . . .. . . . . . .         559,000
               1999 and thereafter  . . . ..       4,682,000
                                               $   7,150,000

      In  March 1993, Golden West entered into  an
agreement with a major bank
for a $2,000,000 revolving line of credit which was
increased to $3,000,000 in
November 1993 and  is secured by  receivables and
inventory.   The  agreement,
which expires in May 1994, limits maximum borrowings to 80% of eligible accounts receivable as defined. The interest rate charged on borrowings is
.25%  over the bank's prime interest  rate, which was 6%
at December 25, 1993
and 7.25% at June 25, 1994. The amount outstanding at December 25, 1993 and
June 25, 1994 was  $1,500,000 and $-0-, respectively.
Under  the terms of the
line of credit, Golden West is required to meet certain financial covenants.

5. Income Taxes

      The components of the provision (benefit) for income taxes are as follows:



                          Fiscal Years Ended              Six Months Ended
               December 28,  December 26,  December 25,  June 26,   June 25,
                  1991         1992          1993         1993       1994
Current:
  Federal   . . $175,000      $131,000      $ 789,000    $  63,000   $ 805,000
  State . . . .   31,000        23,000        139,000       11,000     142,000
                 206,000       154,000        928,000       74,000     947,000

Deferred:
  Federal. .      14,000       (58,000)      (376,000)     (92,000)   (224,000)
  State. . .       2,000       (10,000)       (66,000)     (16,000)    (40,000)
                  16,000       (68,000)      (442,000)     (108,00)   (264,000)

 Total Provision 222,000        86,000        486,000       (34,000)   683,000
Less: Provision
related to
extraordinary item    --       (60,000)            --            --        --
                $222,000     $  26,000      $ 486,000       $(34,000) $683,000

      The reported provision (benefit) for income taxes differs from the amount computed by applying the statutory Federal income tax rate of 34% to the consolidated income (loss) before provision (benefit) for income taxes and extraordinary item as follows:



                          Fiscal Years Ended                 Six Months Ended
                   December 28,  December 26,  December 25,  June 26,  June 25,
                       1991         1992           1993        1993     1994
Provision (benefit)  $157,000    $(11,000)      $387,000    $(44,000)  $568,000
 computed
  at statutory rate

State taxes            28,000      (2,000)        67,000      (8,000)   100,000
(benefit), net of
  Federal benefit
Permanent              37,000       39,000        32,000       18,000    15,000
differences . . . .
                     $222,000      $26,000      $486,000     $(34,000) $683,000

      The components of Golden West's deferred income tax provision (benefit) are as follows:

                                Fiscal Years Ended           Six Months Ended
                         December    December    December     June      June
                            28,         26,         25,        26,       25,
                           1991        1992        1993       1993      1994
AMT credits . . . . . . $     --   $     --   $(226,000) $    --    $     --
Net    operating loss     190,000   138,000     699,000       --      391,000
carryforwards . . . . .
Allowance  for  doubtful   (1,000)   (8,000)    (19,000)  (23,000)   (106,000)
Inventory reserve . . .        --        --     (44,000)       --     (10,000)
Warranty service accrual  (26,000)  (16,000)    (43,000)   (8,000)    (27,000)
Depreciation  . . . . .   (16,000)   (2,000)    (71,000)  (45,000)     (8,000)
Other non-deductible       59,000   (42,000)    (39,000)  (32,000)   (113,000)
expenses  . . . . . . .
Change in
  valuation allowance . .(190,000) (138,000)   (699,000)       --    (391,000)

                        $  16,000  $(68,000)  $(442,000) $(108,000)  $(264,000)

     The components of the Company's net deferred income tax benefit are as follows:

                                       December    December    June
                                          26,         25,       25,
                                         1992        1993      1994

AMT credits . . . . . . . . . . . . . $     --   $   226,000  $  226,000

Net operating loss carryforwards  . .  3,130,000   2,431,000   2,040,000
Allowance for doubtful accounts . . .     30,000      49,000     155,000
Inventory reserve . . . . . . . . . .         --      44,000      54,000
Warranty service accrual  . . . . . .    250,000     293,000     320,000

Depreciation  . . . . . . . . . . . .   (107,000)    (36,000)    (28,000)
Other non-deductible expenses . . . .     96,000     135,000     248,000
Valuation allowance . . . . . . . . . (3,130,000) (2,431,000) (2,040,000)

                                      $  269,000  $  711,000  $  975,000

   The provision  for income taxes is  calculated before
utilization of  the net
operating loss carryforwards which were acquired as part of
the purchase described
in Note 1. Utilization of the acquired net operating loss
carryforwards results in
a  reduction of  the  current income  tax  liability,
subject to  certain  annual
limitations  imposed  by the  Internal Revenue  Code, as
well as  a corresponding
reduction of  the  amount of  purchase  price  in excess
of net  assets  acquired
recorded in connection with the acquisition (See Note 1).
The annual limitation as
of December  25, 1993  is approximately $775,000  for
Federal and  state purposes.
For  the  year  ended   December 25,  1993,  Golden  West
utilized  approximately
$1,600,000 and $1,700,000 of the net operating loss carryforwards as a reduction of the current Federal and state income tax liabilities, respectively.

   At  December  25,  1993,  Golden  West  had  available
net  operating  loss
carryforwards  for  Federal and  state  tax  reporting
purposes of  approximately
$7,000,000 and $1,100,000, respectively.   These loss
carryforwards are  available
through the year 2002 for Federal purposes and from 1994 to 2002 for state purposes.

6. Capital Stock

   Each share of  series A preferred stock is
convertible,  at the option of the
holder, into common stock of Golden West at the rate of one
common stock share for
each series A  preferred share, subject to certain
adjustments.   In addition, the
stock shall automatically convert into common stock upon the closing of a public offering or on September 30, 1995, whichever first occurs.
The series A preferred
stock is entitled to receive dividends based on certain criteria and has the same voting rights as common.

   The series B preferred stock, which was held by the former owner of Golden
West, was purchased for $1,150,000  and canceled by Golden
West in  November 1993.
The $1,850,000 difference between the purchase price and the original stated value of the preferred stock was credited to additional paid-in capital in the accompanying consolidated balance sheets.

   As a  result of  the purchase,  the former  owner of
Golden West  waived all
rights to convert the series B preferred stock to either a
promissory note or  20%
of voting stock.

7. Commitments and Contingent Liabilities

   Golden  West leases  certain  facilities and
equipment  under noncancellable
operating lease  agreements which expire  on various  dates
through 1999.   Rental
expense for the years ended December  28, 1991, December
26, 1992 and December 25,
1993  was $1,273,000, $958,000 and $628,000, respectively.
Rental expense for the
six months  ended June

26, 1993  and  June 25,  1994 was
$380,000 and  $388,000,
respectively.   As of December  25, 1993, approximate
minimum rental  commitments
under noncancellable operating leases are payable as follows:

   Year ending in December:
   1994  . . . . . . . . . . . . . . . . . . . . .   $    640,000
   1995  . . . . . . . . . . . . . . . . . . . . .        538,000
   1996  . . . . . . . . . . . . . . . . . . . . .        314,000
   1997  . . . . . . . . . . . . . . . . . . . . .        194,000
   1998  . . . . . . . . . . . . . . . . . . . . .        151,000
   Thereafter  . . . . . . . . . . . . . . . . . .         11,000
                                                     $  1,848,000

   Golden West has various incentive compensation programs (the Programs) for executives, division managers and other factory employees.
The  Programs provide
for bonuses based on various percentages of sales and profit, as defined. Under the Programs, Golden West incurred bonus expenses of approximately $1.8 million,
$1.9 million and $2.5 million for the years ended  December
28, 1991, December 26,
1992 and December 25, 1993, respectively, and approximately $1,000,000 and
$1,300,000 for the six months ended June 26, 1993 and June
25, 1994, respectively.

   Golden West is contingently liable under terms of repurchase agreements with financial institutions providing inventory financing for retailers of Golden
West's product. These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default on payments by the retailer. Although Golden West is contingently liable under these agreements, the risk of loss is spread over numerous retailers and financing institutions and is further reduced by the resale value of repurchased homes.
Golden West estimates that its potential obligations under repurchase agreements approximated $22 million at December 25, 1993. Losses under these agreements have not been significant in the past.

   Golden West is involved in various legal proceedings, most of which are routine litigation incident to its business, and most of which are covered in whole or in part by insurance. In the opinion of management, disposition of these matters will not have a material adverse impact on Golden West's financial position or results of operations.

8.  401(k) Plan

   Golden West has a 401(k) Savings Plan (the Plan) for full-time eligible employees (defined as employees with one or more years of service and at least 21 years of age). Under the Plan, Golden West makes matching contributions based on a pre-determined formula to an annual limitation, which was $150,000, $160,000 and
$180,000 in 1991, 1992 and 1993, respectively.  The
employee's contributions  vest
immediately and Golden West contributions vest over a seven year period.

9. Stock Options

   On April 24, 1990,  the shareholders approved a Stock
Option Plan  (the Plan)
for executives and key employees covering 312,000 shares of common stock. On
November 1, 1993, shareholders approved an amendment to the Plan to increase the number of shares authorized from 312,000 to 520,000.
Under the Plan, Golden West
can issue  both incentive and non-qualified  options.
Options are  granted at not
less than the fair market value of the stock at the date such option is granted and become exercisable over a four year period.

   The following is a summary of transactions relating to the Plan for the years ended December 26, 1992 and December 25, 1993:

                                                  Stock Options
                                                Shares       Price
Outstanding, December 28, 1991  .  . . . . . . 278,200     $    1.00
   Granted  . . . . .    . . . . . . . . . . .  26,000          1.42
   Exercised  . . . . . . . . . . . . . . . . .     --           --
   Canceled . . . . . . . . . . . . . . . . . .     --           --
Outstanding, December 26, 1992 . . . . . . . . 304,200      1.00-1.42
   Granted  . . . . . . . . . . . . . . . . . .104,000           1.54
   Exercised  . . . . . . . . . . . . . . . . .     --            --
   Canceled . . . . . . . . . . . . . . . . . . (5,200)         (1.00)
Outstanding, December 25, 1993  . . . . . . . .403,000    $1.00-$1.54
Exercisable at December 25, 1993  .  . . . . . 211,250
Available for Grant at December 25, 1993  .  . 117,000

10. Finance Company

   In October 1993,  Golden West formed Golden  Circle
Financial, a wholly-owned
subsidiary, for the purpose of providing retail financing for Golden West's homes.
There were no  revenues generated and approximately
$165,000 of start-up expenses
incurred in 1993.

   Golden Circle Financial is utilizing Golden West's bank revolving line of credit for operating capital and has an agreement with a major financial institution to purchase Golden Circle Financial retail finance contracts on a non-recourse basis. At December 25, 1993, Golden West had provided $883,000 in retail finance contracts, of which $592,000 were sold to the financial institution in
January 1994, and the balance is anticipated to be sold in 1994.

11. Major Customer

   For the years ended December 26, 1992 and December 25,
1993, Golden West sold
$7,578,000  and $12,827,000,  respectively, of  homes,
representing 10%  and 14%,
respectively, of net sales to one customer. No other customer accounted for more than 10% of net sales during 1992 or 1993. There were no customers for the year ended December 28, 1991 which accounted for more than 10% of net sales. For the six months ended June 26, 1993 and June 25, 1994, Golden
West sold $6,133,000 and
$9,194,000, respectively, of homes, representing 15% and 16%, respectively, of net sales to one customer.

12. Employee Stock Ownership Plan

   In January 1994, Golden West formed an employee stock
ownership plan for full
time employees (defined  as employees with  one or  more
years of  service and  at
least  21 years of age).   For 1994, Golden West's Board
of Directors approved an
initial contribution of $100,000 together with a year end contribution of 10% of
1994 pre-tax earnings.

13. Subsequent Events

   On March  14, 1994, Golden  West purchased  a
manufacturing facility in  Fort
Morgan, Colorado  for $1,050,000.   In connection  with
this purchase  Golden West
signed an $850,000 note which is payable over five years at 9% interest.

   On April 11, 1994, Golden West's Board of Directors approved the following actions:

   (a) an increase in the authorized shares of common and series A preferred stock  to 20,000,000 and 1,105,000,
respectively, and a  52 for 1 stock
        split of these series. All references in the accompanying consolidated financial statements to the number of shares and per share amounts have been restated to reflect the effect of these actions.

   (b) a plan to merge Karsten into Golden West and to change its name to
Golden West  Homes.  The accompanying
consolidated financial statements
have been revised to reflect these actions.

   On  April 11,  1994,  the  participants in  the
deferred  compensation  plan,
subject to  the closing  of  a public  offering,
irrevocably elected  to  convert
$500,000 in  their account balances into  260,000 shares of
common  stock upon the
closing of  a public offering.   The $500,000 is classified
as additional paid-in
capital in the accompanying consolidated financial statements.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.



   Sections 55-8-51 and  55-8-56 of the North Carolina
Business  Corporation Act
(the "Act") provide, in substance, that North Carolina corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with proceedings brought against them by a third-party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such proceedings.

   Section  9.5 of  the  Registrant's Bylaws  provides
that a  director  of the
Registrant  shall have  the right  to  be indemnified  by
the Registrant  against
expenses,  including  reasonable attorneys'  fees,
incurred  by  him  or  her  in
connection with any  threatened, pending or completed
action, suit  or proceeding,
whether  civil,  criminal,  administrative or
investigative, and  whether  or not
brought by or  on behalf of the Corporation, arising  out
of his or her  status as
such director  or  as an  officer, employee  or agent  of
the  Registrant and  any
liability  incurred by him  or her, including without
limitation, satisfaction of
any judgment, money decree, fine, penalty  or settlement,
for which he or  she may
have become  liable in connection with  any such action,
suit or  proceeding.  The
Bylaws   further  contemplate   that  the  indemnification
provisions  permitted
thereunder are not exclusive of any other rights to which such person may be entitled apart from the provisions of the Bylaws, and shall not be limited by the provisions for indemnification in Sections 55-8-51 through 55-8-56 of the Act or any successor statutory provisions.

   Section  55-8-57  of the  Act  also  permits a
corporation  to  purchase and
maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The
Registrant has purchased insurance to provide for indemnification of directors and officers.

   Paragraph  11 of the  Registrant's Articles of
Incorporation  provides that a
director of the Registrant shall have no personal liability arising out of any action for monetary damages for breach of his or her duty as a director to the full extent permitted by the laws of the State of North
Carolina.


Item 21. Exhibits.
   2 Acquisition Agreement, including the Agreement of Merger attached thereto as Exhibit 1 (filed herewith as Annex I).

   4    Shareholder Protection  Rights  Agreement  between  the  Registrant  and
        Wachovia Bank of North Carolina, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form
        10-Q for the quarter ended June 30, 1991).


   5    Opinion  and Consent  of  Kennedy  Covington Lobdell  & Hickman,  L.L.P.
        (filed herewith).

   8 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. regarding certain tax matters (filed herewith).

   23.1 Consent of Price Waterhouse LLP (filed herewith).

   23.2 Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (see Exhibits 5 and 8).

   23.3 Consent of Arthur Andersen & Co. (filed herewith).

                                     II-1


   24   Power of Attorney (see page II-4).

   99.1 Form of Acknowledgement (filed herewith as Exhibit J to Annex I)

   99.2 Golden West Homes Form of Proxy (filed herewith).



Item 22.  Undertakings.



   (a)  The undersigned Registrant hereby undertakes:

   (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)to  include any  prospectus  required  by
Section  10(a)(3)  of  the
   Securities Act of 1933;

        (ii)to reflect in  the prospectus any facts  or
event arising  after the
effective date  of  the registration  statement  (or
the most  recent  post-
effective  amendment  thereof)  which,  individually
or  in  the  aggregate,
represent  a  fundamental   change  in  the
information  set  forth  in  the
registration statement; and

        (iii)to  include any  material information with
respect to  the plan of
distribution not previously disclosed in the registration statement or any material change to such information statement.

   (2) that, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d)  of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section
15(d) of the  Securities
Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or any party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (2)   The Registrant  undertakes that every
prospectus:  (i) that is filed
pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (e)  The undersigned registrant hereby undertakes to
respond to requests for
information that  is incorporated  by reference  into the
prospectus pursuant  to
Items 4, 10(b), 11 or 13 of this  Form within one business
day of  receipt of such
request, and  to send  the incorporated  documents by
first class  mail or  other
equally prompt  means.   This includes  information
contained  in documents  filed
subsequent to the effective date of the registration statement through the date of responding to the request.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on
August 19, 1994.


                                      OAKWOOD HOMES CORPORATION

                                      By:  /s/ Nicholas J. St. George
                                         Name:  Nicholas J. St. George
                                         Title: President


                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Nicholas J.
St. George, C. Michael Kilbourne and Douglas R. Muir his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this
Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                          Capacity                Date

                                Director and Chairman        _______________, 1994
Ralph L. Darling                of the Board


/s/ Nicholas J. St. George      Director and President       August 19, 1994
    Nicholas J. St. George      (Principal Executive
                                Officer)

/s/ Robert D. Harvey            Director and Executive       August 19, 1994
    Robert D. Harvey            Vice President
/s/ A. Steven Michael           Director and Executive       August 19, 1994
    A. Steven Michael           Vice President

/s/ Dennis I. Meyer              Director                    August 19, 1994
    Dennis I. Meyer

/s/ Kermit G. Phillips, II       Director                    August 19, 1994
    Kermit G. Phillips, II


/s/ S. Gray Steifel, Jr.         Director                    August 19, 1994
    S. Gray Steifel, Jr.

/s/ Sabin C. Streeter            Director                    August 19, 1994
    Sabin C. Streeter


Francis T. Vincent, Jr.          Director                    _______________, 1994


/s/ Clarence W. Walker           Director                    August 19, 1994
    Clarence W. Walker

/s/ H. Michael Weaver            Director                    August 19, 1994
    H. Michael Weaver

/s/ C. Michael Kilbourne         Vice President              August 19, 1994
    C. Michael Kilbourne         Principal Financial
                                 Officer)

/s/ Douglas R. Muir              Treasurer (Principal        August 19, 1994
    Douglas R. Muir              Accounting Officer)



                                                                    ANNEX I


                                ACQUISITION AGREEMENT

                                        among

                              OAKWOOD HOMES CORPORATION,

                           GOLDEN ACQUISITION CORPORATION,

                                  GOLDEN WEST HOMES,

                      CERTAIN SHAREHOLDERS OF GOLDEN WEST HOMES

                                         and

                     FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                   as Escrow Agent



                             Dated as of August 17, 1994





                                  TABLE OF CONTENTS

                                                                       Page

          ARTICLE 1 . . . . . . . . . . . . . . . . . . . . . . . . . .   1
               THE MERGER . . . . . . . . . . . . . . . . . . . . . . .   1
               1.1   The Merger . . . . . . . . . . . . . . . . . . . .   1
               1.2   The Closing  . . . . . . . . . . . . . . . . . . .   2
               1.3   Effective Time . . . . . . . . . . . . . . . . . .   2

          ARTICLE 2 . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               ARTICLES OF INCORPORATION AND BYLAWS
               AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION    2
               2.1   Articles of Incorporation  . . . . . . . . . . . .   2
               2.2   Bylaws . . . . . . . . . . . . . . . . . . . . . .   2
               2.3   Directors  . . . . . . . . . . . . . . . . . . . .   2
               2.4   Officers . . . . . . . . . . . . . . . . . . . . .   3

          ARTICLE 3 . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               CONVERSION OF GOLDEN WEST STOCK; EXCHANGE OF CERTIFI-
                     CATES  . . . . . . . . . . . . . . . . . . . . . .   3
               3.1   Conversion of Shares . . . . . . . . . . . . . . .   3
               3.2   Fractional Shares  . . . . . . . . . . . . . . . .   4
               3.3   Exchange of Certificates . . . . . . . . . . . . .   5
               3.4   Distributions with Respect to Unexchanged Shares
                     of Golden West Common Stock or Golden West Pre-
                     ferred Stock . . . . . . . . . . . . . . . . . . .   5
               3.5   Stock Options  . . . . . . . . . . . . . . . . . .   5
               3.6   Withholding Rights . . . . . . . . . . . . . . . .   6
               3.7   Dissenting Shares. . . . . . . . . . . . . . . . .   6
               3.8   Transaction Expenses . . . . . . . . . . . . . . .   7
               3.9   Escrow . . . . . . . . . . . . . . . . . . . . . .   8

          ARTICLE 4 . . . . . . . . . . . . . . . . . . . . . . . . . .  11
               REPRESENTATIONS AND WARRANTIES OF GOLDEN WEST
                                 AND THE SHAREHOLDERS . . . . . . . . .  11
               4.1   Organization and Qualification; Subsidiaries . . .  11
               4.2   Articles of Incorporation and Bylaws . . . . . . .  12
               4.3   Capitalization.  . . . . . . . . . . . . . . . . .  12
               4.4   Authority Relative to this Agreement.  . . . . . .  13
               4.5   No Conflict; Required Filings and Consents . . . .  14
               4.6   [Intentionally Omitted]  . . . . . . . . . . . . .  14
               4.7   Other Interests  . . . . . . . . . . . . . . . . .  14
               4.8   Financial Statements . . . . . . . . . . . . . . .  14
               4.9   Subsequent Events  . . . . . . . . . . . . . . . .  15


                                          i


               4.10  Tax Matters  . . . . . . . . . . . . . . . . . . .  16
               4.11  Employees and Fringe Benefit Plans . . . . . . . .  17
               4.12  Title to Assets  . . . . . . . . . . . . . . . . .  19
               4.13  Condition of Tangible Assets . . . . . . . . . . .  23
               4.14  Leases . . . . . . . . . . . . . . . . . . . . . .  25
               4.15  Adequacy of Assets . . . . . . . . . . . . . . . .  26
               4.16  Arms-Length Transaction  . . . . . . . . . . . . .  26
               4.17  Lawfully Operating . . . . . . . . . . . . . . . .  26
               4.18  No Litigation  . . . . . . . . . . . . . . . . . .  27
               4.19  [Intentionally Omitted]. . . . . . . . . . . . . .  27
               4.20  Labor Matters  . . . . . . . . . . . . . . . . . .  27
               4.21  Pooling of Interests . . . . . . . . . . . . . . .  27
               4.22  No Brokers . . . . . . . . . . . . . . . . . . . .  28
               4.23  Oakwood Stock Ownership  . . . . . . . . . . . . .  28
               4.24  Bank Accounts  . . . . . . . . . . . . . . . . . .  28
               4.25  Insurance  . . . . . . . . . . . . . . . . . . . .  28
               4.26  Warranty and Product Liability Matters . . . . . .  28
               4.27  Warranty, Repurchase and Other Service Obliga-
                     tions  . . . . . . . . . . . . . . . . . . . . . .  29
               4.28  Dealer Arrangements  . . . . . . . . . . . . . . .  29
               4.29  Guarantees . . . . . . . . . . . . . . . . . . . .  30
               4.30  Prospective Changes  . . . . . . . . . . . . . . .  30
               4.31  Full Disclosure  . . . . . . . . . . . . . . . . .  30

          ARTICLE 5 . . . . . . . . . . . . . . . . . . . . . . . . . .  30
               REPRESENTATIONS AND WARRANTIES OF OAKWOOD AND MERGER
                     SUB  . . . . . . . . . . . . . . . . . . . . . . .  30
               5.1   Organization and Qualification . . . . . . . . . .  30
               5.2   Articles of Incorporation and Bylaws.  . . . . . .  31
               5.3   Capitalization.  . . . . . . . . . . . . . . . . .  31
               5.4   Authority Relative to this Agreement.  . . . . . .  31
               5.5   No Conflict; Required Filings and Consents.  . . .  32
               5.6   SEC Filings; Financial Statements. . . . . . . . .  32
               5.7   Absence of Changes . . . . . . . . . . . . . . . .  33
               5.8   Absence of Litigation  . . . . . . . . . . . . . .  33
               5.9   Brokers  . . . . . . . . . . . . . . . . . . . . .  34
               5.10  Compliance . . . . . . . . . . . . . . . . . . . .  34
               5.11  Full Disclosure  . . . . . . . . . . . . . . . . .  34

          ARTICLE 6 . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .  34
               6.1   Covenants of Oakwood and Golden West . . . . . . .  34
               6.2   Covenants of Golden West . . . . . . . . . . . . .  37
               6.3   Covenants of Oakwood . . . . . . . . . . . . . . .  40
               6.4   Tax-Free Reorganization  . . . . . . . . . . . . .  41


                                          ii




          ARTICLE 7 . . . . . . . . . . . . . . . . . . . . . . . . . .  41
               CONDITIONS . . . . . . . . . . . . . . . . . . . . . . .  41
               7.1   Conditions to Each Party's Obligation to Effect
                     the Merger . . . . . . . . . . . . . . . . . . . .  41
               7.2   Conditions to Obligation of Golden West to Effect
                     the Merger . . . . . . . . . . . . . . . . . . . .  42
               7.3   Conditions to Obligation of Oakwood and Merger
                     Sub to Effect the Merger . . . . . . . . . . . . .  43

          ARTICLE 8 . . . . . . . . . . . . . . . . . . . . . . . . . .  46
               INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . .  46
               8.1   Indemnification  . . . . . . . . . . . . . . . . .  46
               8.2   Notice . . . . . . . . . . . . . . . . . . . . . .  47

          ARTICLE 9 . . . . . . . . . . . . . . . . . . . . . . . . . .  47
               TERMINATION  . . . . . . . . . . . . . . . . . . . . . .  47
               9.1   Termination by Mutual Consent  . . . . . . . . . .  47
               9.2   Termination by Either Oakwood or Golden West . . .  47
               9.3   Termination by Golden West . . . . . . . . . . . .  48
               9.4   Termination by Oakwood . . . . . . . . . . . . . .  48
               9.5   Effect of Termination and Abandonment  . . . . . .  48
               9.6   Extension; Waiver  . . . . . . . . . . . . . . . .  48
               9.7   Termination Fee  . . . . . . . . . . . . . . . . .  49

          ARTICLE 10  . . . . . . . . . . . . . . . . . . . . . . . . .  49
               GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . .  49
               10.1  Effectiveness of Representations and Warranties  .  49
               10.2  Notices  . . . . . . . . . . . . . . . . . . . . .  50
               10.3  Assignment, Binding Effect; Benefit  . . . . . . .  51
               10.4  Entire Agreement . . . . . . . . . . . . . . . . .  52
               10.5  Amendment  . . . . . . . . . . . . . . . . . . . .  52
               10.6  Governing Law  . . . . . . . . . . . . . . . . . .  52
               10.7  Counterparts . . . . . . . . . . . . . . . . . . .  52
               10.8  Headings . . . . . . . . . . . . . . . . . . . . .  52
               10.9  Interpretation . . . . . . . . . . . . . . . . . .  52
               10.10 Waivers  . . . . . . . . . . . . . . . . . . . . .  52
               10.11 Incorporation of Schedules and Exhibits. . . . . .  53
               10.12 Severability . . . . . . . . . . . . . . . . . . .  53
               10.13 Enforcement of Agreement. .  . . . . . . . . . . .  53
               10.14 Effectiveness  . . . . . . . . . . . . . . . . . .  53


                                         iii




                                ACQUISITION AGREEMENT


               This ACQUISITION AGREEMENT (the "Agreement"), is executed as of the 17th day of August, 1994, by and among OAKWOOD HOMES
          CORPORATION, a North Carolina corporation ("Oakwood"), GOLDEN
          ACQUISITION CORPORATION, a newly formed California corporation and wholly-owned subsidiary of Oakwood ("Merger Sub"), GOLDEN
          WEST HOMES, a California corporation ("Golden West"), the share-holders of Golden West who receive Oakwood Common Stock (as hereinafter defined) under this Agreement (the "Shareholders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association organized and existing under the laws of the United States of America, as Escrow Agent (the "Escrow Agent").

                                       RECITALS

               A.   The Boards of Directors of Oakwood, Merger Sub and
          Golden West each have determined that a business combination pursuant to which Merger Sub will merge with and into Golden West and Golden West will become a wholly-owned subsidiary of Oakwood is in the best interests of the respective companies and their shareholders, and accordingly have approved the merger provided for herein upon the terms and subject to the conditions set forth herein.

               B. For federal income tax purposes, it is intended that the merger provided for herein qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes be accounted for as a "pooling of interests."

               NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements con-tained herein, the parties hereto hereby agree as follows:

                                      ARTICLE 1

                                      THE MERGER

               1.1 The Merger. Upon the terms and subject to the condi-tions set forth in this Agreement, and in accordance with the California General Corporation Law ("CGCL"), at the Effective
          Time (as defined in Section 1.3), Merger Sub shall be merged with and into Golden West and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). Golden West shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall be a wholly-owned subsidiary of Oakwood. In connection with the Merger, each of Oakwood, Merger Sub and Golden West shall adopt an Agreement of Merger substantially in the form of Exhibit A attached hereto (the "Agreement of Merger").


               1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Kennedy Covington Lobdell &
          Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100
          North Tryon Street, Charlotte, North Carolina, at 9:00 am.,
          Charlotte time, as promptly as practicable (and in any event within two business days) following the day on which the last to be fulfilled or waived of the conditions set forth in Article 7 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Oakwood and Golden West may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date," which date shall be the same as the date of the Effective Time (defined below).

               1.3 Effective Time. If all of the conditions to the Merger set forth in Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been termi-nated as provided in Article 9, the parties hereto shall cause an Agreement of Merger meeting the requirements of Section 1101 of the CGCL to be properly executed and filed, together with appro-priate officers' certificates, in accordance with Section 1103 of the CGCL on the Closing Date. The Merger shall become effective at the time of filing of the Agreement of Merger or at such later time which the parties hereto shall have agreed upon and desig-nated in such filing as the effective time of the Merger (the
          "Effective Time").

                                      ARTICLE 2

                         ARTICLES OF INCORPORATION AND BYLAWS
               AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

               2.1 Articles of Incorporation. The Articles of Incorpora-tion of Merger Sub in effect immediately prior to the Effective
          Time shall be the Articles of Incorporation of the Surviving
          Corporation, until duly amended in accordance with applicable law.

               2.2 Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving
          Corporation, until duly amended in accordance with applicable law.

               2.3 Directors. The directors of the Surviving Corporation immediately after the Effective Time shall be the following persons:

                                   Harry E. Karsten, Jr.
                                   Nicholas J. St. George
                                   A. Steven Michael
                                   C. Michael Kilbourne
                                   Robert D. Harvey, Sr.
                                   Robert D. Totten
                                   Gary R. Mounts

                                          2

               2.4 Officers. The officers of the Surviving Corporation immediately after the Effective Time shall be the following persons:


               President and Chief Executive Officer:            Harry E. Karsten, Jr.
               Executive Vice President, Operations:             Bruce W. Stoyer
               Executive Vice President:                         A. Steven Michael
               Senior Vice President:                            Robert J. Henry
               Vice President, Chief Financial Officer
                    and Secretary:                               Frank D. Jacobs
               Vice President:                                   C. Michael Kilbourne
               Vice President:                                   Robert C. Latimer
               Vice President:                                   Phillip E. Clark
               Vice President:                                   Paul A. Karsten

               Treasurer:                                        Douglas R. Muir
               Assistant Secretary:                              Myles E. Standish
               Assistant Secretary:                              Gwendalyn C. Scott

                                      ARTICLE 3

              CONVERSION OF GOLDEN WEST STOCK; EXCHANGE OF CERTIFICATES

               3.1  Conversion of Shares.

               (a)  Prior to the Effective Time, Harry E. Karsten, Jr.,
          Robert D. Totten and Celia Golden as Beneficiary shall convert an aggregate of $500,000 of their combined Deferred Compensation
          Plan account balances into 260,000 shares of the no par value
          Common Stock of Golden West ("Golden West Common Stock") pursuant to the terms of the Golden West Deferred Compensation Plan, as amended (the "Deferred Compensation Plan"), and otherwise on terms satisfactory to Oakwood. At the Effective Time, by virtue of the Merger and without any action on the part of Oakwood, Merger Sub, Golden West or the holders of any of their respective securities, each share of Golden West Common Stock, issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (if applicable and as defined in Section 3.7(a)), and each share of Preferred Stock, no par value, of Golden West ("Golden West Preferred Stock"), issued and outstand-ing immediately prior to the Effective Time (other than any Dissenting Shares (if applicable)), shall be converted, subject to Section 3.2, into the right to receive .231099373 of one share of the Common Stock, $.50 par value, of Oakwood ("Oakwood Common Stock") (the "Exchange Ratio"). The shares of Oakwood Common
          Stock issued pursuant to this Section 3.1, and the shares of Oakwood Common Stock reserved for issuance pursuant to Section
          3.5, shall in the aggregate be no more than 700,000 less (a) the number of Dissenting Common Shares (as defined in Section 3.7(a)) multiplied by the Exchange Ratio plus the number of Dissenting Preferred Shares (as defined in Section 3.7(a)) multiplied by the Exchange Ratio, and (b) the sum of all fractional shares for which cash was or is to be paid pursuant to Section 3.2; provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Oakwood Common Stock or Golden West Common Stock or Golden West Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combina-tion or exchange of shares, the Exchange Ratios shall be corre-spondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or ex-change of shares. At the Effective Time, all shares of Golden
          West Common Stock and Golden West Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evi-dencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3.3, certificates evidencing such number of whole shares of Oakwood Common Stock into which such Golden West Common Stock or Golden West Preferred Stock was converted in accordance with the Exchange Ratios. The holders of such certificates previously evidencing such shares of Golden
          West Common Stock and Golden West Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by law. No fractional share of Oakwood Common Stock shall be issued; and, in lieu thereof, a cash payment shall be made pursuant to Section 3.2.

               (b) At the Effective Time, by virtue of the Merger and without any action on the part of Oakwood, Merger Sub or Golden West, each share of capital stock of Merger Sub issued and outstanding prior to the Effective Time, shall be converted into the right to receive one share of Common Stock of Golden West as the Surviving Corporation. From and after the Effective Time, Oakwood, as holder of all of the outstanding shares of capital stock of Merger Sub, shall have the right to receive Common Stock of Golden West as provided hereinabove upon its surrender of the certificate or certificates representing all shares of the capital stock of Merger Sub. Until surrender, each outstanding certificate which prior to the Effective Time represented capital stock of Merger Sub shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Common Stock of Golden West into which the shares of capital stock of Merger Sub have been so converted. From and after the Effective Time, Oakwood, as owner of all outstanding shares of the capital stock of Merger Sub, shall thereupon cease to have any rights with respect to such shares and its rights shall be solely in respect of the Common Stock of Golden West into which such shares of capital stock of Merger Sub have been so converted.

               3.2 Fractional Shares. No fraction of a share of Oakwood Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Golden West Common Stock or Golden West Preferred Stock upon surrender of a certificate for exchange pursuant to Section 3.3 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Golden West Common Stock or Golden West Preferred Stock then held of record by such holder) by the closing price of the Oakwood Common Stock on the New York Stock Exchange two business days before the Effective Time (or, if such stock is not traded on the New York Stock Exchange on such date, the closing price thereon on the immediately preceding day on which the stock traded) (the "Closing Price").

               3.3 Exchange of Certificates. At the Closing, Oakwood shall deliver to each shareholder of Golden West, against receipt of duly endorsed certificates for all of such shareholder's shares of Golden West Common Stock or Golden West Preferred Stock and an executed Acknowledgment (as hereinafter defined), certifi-cates evidencing the number of whole shares of Oakwood Common Stock (less the Escrowed Shares as provided below) that such shareholder has a right to receive in accordance with the Ex-change Ratio in respect of the shares of Golden West Common Stock or Golden West Preferred Stock formerly evidenced by such certif-icates and cash in lieu of fractional shares of Oakwood Common Stock to which such shareholder is entitled pursuant to Section
          3.2. After the Effective Time, except for a shareholder receiv-ing payment pursuant to the preceding sentence, each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Golden West Common Stock or Golden West Preferred Stock (other than Dissent-ing Shares, if applicable) upon surrender thereof (and upon presentation of an executed Acknowledgment) to Wachovia Bank of North Carolina, NA (the "Exchange Agent"), as exchange agent for Oakwood, shall be entitled to receive in exchange therefor (a) certificates evidencing that number of whole shares of Oakwood Common Stock that such holder has the right to receive in accor-dance with the Exchange Ratios in respect of the shares of Golden West Common Stock or Golden West Preferred Stock formerly evi-denced by such certificate, (b) any dividends or other certifi-cate, distributions to which such holder is entitled pursuant to
          Section 3.4 and (c) cash in lieu of fractional shares of Oakwood Common Stock to which such holder is entitled pursuant to Section
          3.2 (the distributions and cash described in clauses (a), (b) and (c) being, collectively, the "Merger Consideration"), and the certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Golden West Common Stock or Golden West Preferred Stock that is not registered in the transfer records of Golden West, shares of Oakwood Common Stock may be issued and paid in accordance with this Article III to a transferee if the certificate evidencing such shares of Golden West Common Stock or Golden West Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.3, each certificate representing shares of Golden West Common Stock or Golden West Preferred Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender (and upon presentation of an executed Acknowledgment) the Merger Consideration.

               3.4 Distributions with Respect to Unexchanged Shares of Golden West Common Stock or Golden West Preferred Stock. No dividends or other distributions declared or made after the Effective Time with respect to Oakwood Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate representing shares of Golden West Common Stock or Golden West Preferred Stock with respect to the shares of Oakwood Common Stock they are entitled to receive until the holder of such unsurrendered certificate shall surrender the certificate.

               3.5 Stock Options. At the Effective Time, Golden West's obligations with respect to each outstanding Golden West Stock Option (as defined in Section 4.3) to purchase shares of Golden West Common Stock, as amended in the manner described in the following sentence, shall be assumed by Oakwood. The Golden West
          Stock Options so assumed by Oakwood shall continue to have, and be subject to, the same terms and conditions as set forth in the stock option plans and agreements pursuant to which such Golden West Stock Options were issued as in effect immediately prior to the Effective Time, except that (a) each Golden West Stock Option shall be exercisable for that number of whole shares of Oakwood Common Stock equal to the product of the number of shares of Golden West Common Stock covered by such Golden West Stock Option immediately prior to the Effective Time multiplied by the Ex-change Ratio and rounded down to the nearest whole number of shares of Oakwood Common Stock and (b) the price at which each such Golden West Stock Option is exercisable shall be divided by the Exchange Ratio. Oakwood shall (i) reserve for issuance the aggregate number of shares of Oakwood Common Stock that will become issuable upon the exercise of such Golden West Stock Options pursuant to this Section 3.5 and (ii) promptly after the Effective Time issue to each holder of an outstanding Golden West Stock Option a document evidencing the assumption by Oakwood of Golden West's obligations with respect thereto under this Section
          3.5. Nothing in this Section 3.5 shall affect the schedule of vesting with respect to the Golden West Stock Options to be assumed by Oakwood. Prior to the Effective Time and if Oakwood so requests, Golden West shall enter into agreements satisfactory to Oakwood with each holder of an outstanding Golden West Stock Option pursuant to which such holder agrees to the assumption of his option by Oakwood as provided in this Section 3.5. For each outstanding Golden West Stock Option, Schedule 3.5 sets forth (a) the number of shares of Golden West Common Stock for which such option is exercisable and the exercise price with respect thereto and (b) the number of shares of Oakwood Common Stock for which each such option shall be exercisable upon its assumption by Oakwood and the exercise price therefor as determined pursuant to this Section 3.5.

               3.6 Withholding Rights. Oakwood, Golden West or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of or options for Golden West Common Stock or Golden West Preferred Stock such amounts as Oakwood, Golden West or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code (hereinafter defined) or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Oakwood, Golden West or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Golden West Common Stock or Golden West Pre-ferred Stock in respect of which such deduction and withholding was made by Oakwood or the Exchange Agent.

               3.7  Dissenting Shares.

               (a) If provided for under the CGCL, notwithstanding any other provision of this Agreement to the contrary, shares of Golden West Common Stock or Golden West Preferred Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders of Golden West who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing payment for such shares in accordance with Sections 1300 et seq. of the CGCL and who shall not have withdrawn such demand or have been deemed or otherwise have forfeited the right to payment (such shares of Golden West Common Stock being referred to as "Dissenting Common Shares," such shares of Golden West Preferred Stock being referred to as "Dissenting Preferred Shares" and the Dissenting Common Shares and the Dissenting Preferred Shares being referred to collective-ly as the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair market value of such shares of Golden West Common Stock or Golden West Preferred Stock held by them in accordance with the provi-sions of the CGCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to payment for such shares of Golden West Common Stock or Golden West Preferred Stock under the CGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender in the manner provided in
          Section 3.3 of the certificate or certificates that formerly evidenced such shares of Golden West Common Stock or Golden West Preferred Stock.

               (b) Golden West shall give Oakwood (i) prompt notice of any demands for payment received by Golden West, withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by Golden West and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment under the CGCL. Golden West shall not, except with the prior written consent of Oakwood, make any payment with respect to any demands for payment, or offer to settle, or settle, any such demands.

               3.8 Transaction Expenses. Golden West shall bear all Golden West Transaction Expenses (hereinafter defined) in the event the Merger is not consummated. In the event the Merger is consummated, Golden West shall bear only the first $100,000 of Golden West Transaction Expenses and the shareholders of Golden West, and not Golden West, shall bear all Golden West Transaction Expenses in excess of $100,000; provided, however, that if the Form S-4 (as hereinafter defined) is reviewed by the staff of the Securities and Exchange Commission, then in addition to the first $100,000 of Golden West Transaction Expenses, Golden West shall also bear the incremental costs (not to exceed $50,000), over the first $100,000, incurred by Golden West's accountants and attor-neys in responding to such review. As among themselves, the Golden West shareholders shall bear all such excess expenses pro rata based on the number of shares of Golden West Common Stock and Golden West Preferred Stock owned by them at the Effective Time. As used herein, "Golden West Transaction Expenses" means the total amount of expenses incurred by Golden West or any Golden West Subsidiary in connection with the Merger and the transactions contemplated by this Agreement (excluding any expenses related to the initial public offering of the Golden West Common Stock, which offering was never completed, and any break-up fee due Wedbush Morgan Securities in connection there-
          with) for the following: fees and expenses of the attorneys, accountants and investment bankers or financial advisers of Golden West, any Golden West Subsidiary or any Golden West shareholders, any travel expenses or other direct out-of-pocket expenses of Golden West, any Golden West Subsidiary or any Golden West shareholder incurred in connection with negotiating, draft-ing and preparing this Agreement and attending the Closing, the expenses of the due diligence conducted by Golden West hereunder, and the expenses relating to the Golden West shareholders' meeting to approve the Merger (or the furnishing of consents to the shareholders) (excluding the printing costs and filing fees of the Form S-4 (hereinafter defined)).

               3.9 Escrow. On the Closing Date, Oakwood shall deliver to the Escrow Agent, a certificate with respect to each Shareholder for 10% of the shares of Oakwood Common Stock (rounded down to the nearest whole share) that such Shareholder is entitled to receive pursuant to Section 3.3 (such shares, together with all shares issued in payment or distribution of any stock dividend on or split-up or other recapitalization of, or in respect of, any such escrowed shares, and any securities or other property issued or distributed with respect to such shares in connection with any merger, consolidation or liquidation of Oakwood being herein sometimes called the "Escrowed Shares"), to be held as specified in this Section 3.9. Each such stock certificate shall be registered in the name of such Shareholder and shall be duly endorsed in blank, or shall be accompanied by stock powers duly signed in blank, by such Shareholder. The Escrowed Shares of each Shareholder shall be applied to indemnify and hold harmless Oakwood against and in respect of Losses (as defined in Section
          8.1 hereof), in accordance with the terms and conditions of this Agreement; provided, however, that no Escrowed Shares shall be applied to indemnify Oakwood except to the extent that the aggregate amount of Losses exceeds $150,000. The Shareholders shall be entitled to vote the Escrowed Shares and shall be entitled to receive any dividend or distribution thereon (other than dividends or distributions in the form of capital stock of Oakwood, which shall be delivered to the Escrow Agent and held as part of the Escrowed Shares). Except as provided in Section 3.9(c) hereof, the Escrow Agent shall hold the Escrowed Shares according to the provisions of this Section 3.9.

               (a) Term of Escrow. Except as provided in Section 3.9(c) hereof, the Escrowed Shares shall not be released from escrow until (a) if the Closing occurs on or before September 30, 1994, the date on which Oakwood releases to the public its financial results for the fiscal year ending September 30, 1994 or (b) if the Closing occurs after September 30, 1994, the date on which Oakwood releases to the public its financial results for the fiscal quarter ending December 31, 1994 (such date being herein-after sometimes referred to as the "Release Date").

               (b) Formula for Number of Escrowed Shares to be Returned to Oakwood. The number of Escrowed Shares to be returned to Oakwood in respect of each Loss shall be computed by dividing the dollar amount of the Shareholders' liability in respect of such Loss by the closing price of the Oakwood Common Stock on the New York Stock Exchange at the Effective Time (or if such stock is not traded on the New York Stock Exchange at the Effective Time, the immediately preceding day on which the stock is traded on the New York Stock Exchange) (the "Closing Value"), rounded up to the nearest whole share, subject to appropriate adjustment in the event of a stock dividend on, or split-up or other recapitaliza-tion of, or in respect of, the Escrowed Shares or in the event that other securities or property have been deposited in escrow in connection with any merger, consolidation or liquidation of Oakwood; and such Escrowed Shares to be so returned shall be divided among the Shareholders in accordance with their respec-tive interests in the Escrowed Shares.

               (c) Certification of Losses, Return of Shares to Oakwood and Delivery of Balance to the Shareholders.

                    (i) Subject to subsection (c)(ii) below, Oakwood may, from time to time, on not less than 30 days' written notice to the Shareholders given prior to the Release Date, apply all or any part of the Escrowed Shares to the payment, reimbursement, settlement or discharge of any Loss that has occurred or will or may occur by instructing the Escrow Agent to return such Escrowed Shares to Oakwood; provided, however, that such notice shall state with reasonable specificity the circumstances of such asserted Loss and shall set forth the number of Escrowed Shares to be applied in respect thereof.

                    (ii) Oakwood shall defer instructing the Escrow
               Agent to return Escrowed Shares to it if it has re-ceived written notice from a Shareholder questioning the propriety of such proposed application, in which case such question shall be referred to and settled by arbitration by the American Arbitration Association, as arbitrator. The arbitrator shall determine the amount, if any, of such proposed application which is proper. The venue of the arbitral proceedings shall be in Guilford County, North Carolina. The proceedings shall be governed by the Rules of Commercial Arbitration of the American Arbitration Association. In reaching their decision the arbitrator shall apply the princi-ples of law that a North Carolina court, in applying North Carolina law, would use in the event of litiga-tion on the same issues. The decision rendered by the arbitrator shall be final and binding on the parties hereto, including the Escrow Agent.

                    (iii) The Escrowed Shares, or any balance
               thereof held by the Escrow Agent (x) as to which notice shall not have been given by Oakwood as aforesaid on or prior to the Release Date and (y) reduced by the number of Escrowed Shares to be retained pursuant to subsec-tion (c)(iv), shall be delivered to the Shareholders not more than five business days after the Release Date; and such shares to be so returned shall be divid-ed among the Shareholders in accordance with their respective interests in the original Escrowed Shares. Any Escrowed Shares held by the Escrow Agent on the Release Date the application of which to a Loss has been deferred pursuant to subsection (c)(ii) above or
               (c)(iv) below shall, upon final determination or set-tlement of the Loss being determined or contested, be applied thereto and any balance delivered to the Share-holders in accordance with their then respective inter-ests in the Escrowed Shares. Oakwood shall promptly notify the Escrow Agent on or before the Release Date indicating the number of Escrowed Shares the applica-tion of which has been deferred pursuant to subsection
               (c)(ii) above or (c)(iv) below.

                    (iv) On or before the Release Date, Oakwood shall
               notify in writing the Escrow Agent and the Shareholders of any claim for payment, reimbursement, settlement or discharge of any Loss, the amount of which has not been liquidated or determined and for which, therefore, no notice has been given pursuant to subsection (c)(ii) above. In its notice, Oakwood shall describe with reasonable specificity the nature, type and basis of such claim and make a good faith estimate of the maxi-mum amount of the Loss and of the number of Escrowed
               Shares to be returned to Oakwood for payment or reim-bursement of such Loss, which number shall be retained by the Escrow Agent pursuant to subsection (c)(iii).

               (d) Duties of Escrow Agent. The Escrow Amount shall be held by Escrow Agent on the terms and subject to the conditions set forth herein but Escrow Agent shall have no responsibility with respect to this Agreement or obligation hereunder other than to act as Escrow Agent in accordance herewith. Except as provid-ed in this Section 3.9, Escrow Agent is not a party to, bound by or responsible for compliance with the provisions of this Agree-ment. It is understood and agreed that the duties of Escrow Agent hereunder are ministerial in nature and that Escrow Agent shall incur no liability except for and to the extent of its willful misconduct or gross negligence.

                                      ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF GOLDEN WEST
                                 AND THE SHAREHOLDERS

               Golden West and the Shareholders hereby jointly and several-ly make the representations and warranties contained in this
          Article 4. Such representations and warranties are made to provide Oakwood with assurance as to the status of matters specified in this Article as of the date of this Agreement through the Closing Date and are not intended to guarantee the future results of Golden West or, except as may be expressly set forth in this Article 4, to give Oakwood assurance as to any matters which may occur after the Effective Time. As provided in
          Section 10.1, the representations and warranties in this Article 4 shall survive the Effective Time and terminate on the first anniversary date of the Effective Time.

               As used herein, where a statement is made "to the knowledge" or "the best knowledge" of Golden West or a Golden West Subsid-iary or a statement is made that Golden West or a Golden West Subsidiary "knows" a particular fact or circumstance, such knowledge shall include the knowledge of the officers and key employees of Golden West and each Golden West Subsidiary named in
          Schedule 4.0 after (a) review by such officers and key employees of the pertinent business records of Golden West and each Golden West Subsidiary in their files and (b) inquiry by one or more of such officers and key employees of each attorney or accountant retained by Golden West or any Golden West Subsidiary who is reasonably believed to have relevant information about the matter as to which such knowledge or lack of knowledge is asserted (the scope of such review and inquiry being that of a reasonable person under the circumstances).

               4.1 Organization and Qualification; Subsidiaries. Golden West and each subsidiary of Golden West (a "Golden West Subsid-iary"), which subsidiaries and their capitalization are listed on
          Schedule 4.1, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and govern-mental approvals would not, individually or in the aggregate, have a Golden West Material Adverse Effect (as defined below). Golden West and each Golden West Subsidiary are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of the proper-ties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Golden West Material Adverse Effect. The term "Golden West Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of opera-tions or financial condition of Golden West and the Golden West Subsidiaries, taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting Golden West's industry.

               4.2 Articles of Incorporation and Bylaws. Golden West has heretofore made available to Oakwood a complete and correct copy of the Articles of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of Golden West and each Golden West Subsidiary. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. Neither Golden West or any Golden West Subsidiary is in violation of any provisions of its Articles of Incorporation, Bylaws or equivalent organizational documents.

               4.3 Capitalization. The authorized capital stock of Golden West consists of 20,000,000 shares of Golden West Common Stock and 1,105,000 shares of Golden West Preferred Stock. As of the date hereof, (i) 1,287,000 shares of Golden West Common Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, (ii) 377,000 shares of Golden West Common Stock were reserved for future issuance pursuant to outstanding employee stock options granted pursuant to Golden West's 1994 Stock Option Plan and any other employee stock option plan or program (any employee or director stock option issued under any such plan being a "Golden West Stock Option"), which options were not granted in violation of any preemptive rights,
          (iii) 260,000 shares of Golden West Common Stock were reserved for future issuance pursuant to the Deferred Compensation Plan and (iv) 1,105,000 shares of Golden West Preferred Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. The names and addresses of all of the record owners of the outstanding shares of Golden West Common Stock and Golden West Preferred Stock, and the certificate numbers for such shares are set forth in Schedule 4.3. Schedule
          4.3 shall be updated by Golden West, at least five days prior to the Closing, to include the Social Security or Federal Tax I.D. numbers for all such record owners. Except as set forth in
          Schedule 4.3 or Schedule 3.5, or except as set forth in this
          Section 4.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Golden West or any Golden West Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Golden West or any Golden West Subsidiary. All shares of Golden West Common Stock subject to issuance as aforesaid, upon issuance on the terms and condi-tions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.3, there are no material outstanding contractual obligations of Golden West or any Golden West Subsidiary to repurchase, redeem or otherwise acquire any shares of Golden West Common Stock or any capital stock of any Golden West Subsidiary, or make any material invest-ment (in the form of a loan, capital contribution or otherwise) in, any Golden West Subsidiary or any other person or entity.
          The capitalization of each Golden West Subsidiary is set forth in
          Schedule 4.1. Each outstanding share of capital stock of each Golden West Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights. Each such share owned by Golden West or another Golden West Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Golden West's or such other Golden West Subsidiary's voting rights, charges and other encum-brances of any nature whatsoever. All offers and sales of Golden West Common Stock and Golden West

          Preferred Stock and the stock
          of any Golden West Subsidiary prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and were duly registered under or exempt from the registration requirements of the applicable state securities or "blue sky" laws ("Blue Sky Laws").

               4.4  Authority Relative to this Agreement.

               (a) Golden West has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Golden West and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Golden West are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, any approval and adoption of this Agreement by the holders of Golden West Common Stock and Preferred Stock and the filing and recordation of appropriate merger documents as re-quired by California law). This Agreement has been duly and validly executed and delivered by Golden West and, assuming the due authorization, execution and delivery by Oakwood and Merger Sub, constitutes a legal, valid and binding obligation of Golden West enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

               (b) Each Shareholder has all necessary power and authority to execute and deliver his or its respective Acknowledgment at the Effective Time and to perform his or its obligations thereun-der and hereunder. The execution and delivery of the Acknowledg-ments at the Effective Time will have been duly and validly authorized by all necessary action on the part of the Sharehold-ers and no other proceedings on the part of any Shareholder will have been necessary to authorize the Acknowledgments. The Acknowledgment executed by each Shareholder will have been duly and validly executed and delivered by him or it and, assuming the due authorization, execution and delivery by Oakwood and Merger Sub, constitute a legal, valid and binding obligation of such Shareholder enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganiza-tion, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

               4.5  No Conflict; Required Filings and Consents.

               (a) Except as set forth in Schedule 4.5 or as set forth in the exceptions in Section 4.5(b) below, the execution and deliv-ery of this Agreement by Golden West do not, and the performance of the transactions contemplated herein by Golden West will not,
          (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of Golden West or any Golden West Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Golden West or any Golden West Subsidiary or by which property or assets of Golden West or any Golden West Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Golden West or any Golden West Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Golden West or any Golden West Subsidiary is a party or by which Golden West or any Golden West Subsidiary or any property or asset of Golden West or any Golden West Subsidiary is bound or affected.

               (b) The execution and delivery of this Agreement by Golden West and the execution and delivery of the Acknowledgments by each Shareholder do not, and the performance of this Agreement by Golden West and of the Acknowledgment by each Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, state securities or Blue Sky Laws and state takeover laws, (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and (iii) filing and recordation of appropriate merger documents as required by California law.

               4.6  [Intentionally Omitted].

               4.7 Other Interests. Other than the Golden West Subsidiar-ies or as set forth on Schedule 4.7, Golden West does not own directly or indirectly any interest or investment in any corpora-tion, partnership, joint venture, business, trust or other entity.

               4.8 Financial Statements. Golden West has delivered to Oakwood its audited consolidated financial statements for the year ended December 25, 1993 and unaudited interim financial statements for each month and quarter subsequent to December 25, 1993 (the "Financial Statements"). Each of the balance sheets (excluding monthly balance sheets) provided to Oakwood (including the related notes and schedules) fairly presents the financial position of Golden West and the Subsidiaries as of its date and each of the statements of income, retained earnings and cash flows provided to Oakwood (including any related notes and schedules but excluding monthly statements) fairly presents the results of operations, retained earnings or cash flows of Golden West and the Golden West Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect) in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The Financial State-ments have been prepared from the books and records of Golden West and the Golden West Subsidiaries which accurately and fairly reflect the transactions and dispositions of the assets of Golden West and the Golden West Subsidiaries. As of December 25, 1993 or any subsequent date for which a balance sheet is provided, neither Golden West or any Golden West Subsidiary had any liabil-ities, contingent or otherwise, whether due or to become due, known or unknown, as of such date other than as indicated on the balance sheet, or in the notes thereto or which in the aggregate will not have a Golden West Material Adverse Effect. Golden West and the Golden West Subsidiaries have adequately funded all accrued employee benefit costs and such funding (to the date thereof) is reflected in the balance sheet.

               4.9 Subsequent Events. Except as set forth in Schedule 4.9 or as specifically described in the footnotes to the Financial Statements, since March 26, 1994, there has not been:

               (a) any Golden West Material Adverse Change, and no such prospective adverse change is reasonably expected to occur;

               (b) any disposition or issuance by Golden West or any Golden West Subsidiary of any of its capital stock, or of any option or right or privilege to acquire any of its capital stock, or any acquisition or retirement by Golden West of any of its capital stock, or any dividend or other distribution on or with respect to its capital stock;

               (c) any sale, mortgage, pledge, grant, dividend or other disposition or transfer of any asset or interest owned or pos-sessed by Golden West or any Golden West Subsidiary, other than those occurring in the ordinary and regular course of business consistent with past practices and prior periods;

               (d) any expenditure or commitment by Golden West or any Golden West Subsidiary for the acquisition of assets of any kind, other than expenditures or commitments in the ordinary and regular course of business consistent with past practices and prior periods;

               (e) any damage, destruction or loss of such character as to interfere materially with the continued operation of any part of the business of Golden West or any Golden West Subsidiary (wheth-er or not such loss was insured against), or to have a Golden West Material Adverse Effect;

               (f) any increase in the compensation payable or to become payable by Golden West or any Golden West Subsidiary to any officer, shareholder or key employee of Golden West or any Golden West Subsidiary, or any agreement therefor;

               (g) any change made or authorized in the Articles of Incorporation or Bylaws of Golden West or any Golden West Subsid-iary;

               (h) any loans or advances by or to Golden West or any Golden West Subsidiary, other than renewals or extensions of existing indebtedness and uses of lines of credit;

               (i) any cancellation or payment by Golden West or any Golden West Subsidiary of any indebtedness owing to it, or any cancellation or settlement by Golden West or any Golden West Subsidiary of any claims against others;

               (j) any failure by Golden West or any Golden West Subsid-iary to operate its business other than in the ordinary course of business, any change from past practices in the manner of build-ing or depleting inventories, incurring or collecting receiv-ables, or incurring or paying trade payables or accrued liabili-ties;

               (k) any failure to maintain the books and records of Golden West or any Golden West Subsidiary consistent with past practic-es, or any write-down of assets shown on the books and records of Golden West or any Golden West Subsidiary, or the establishment of any reserves or accruals in an amount or nature that is not consistent with past practices or prior periods;

               (l)  any change in accounting practices; or

               (m) any agreement or commitment by or on behalf of Golden West or any Golden West Subsidiary to do or to take any of the actions referred to in the foregoing subparagraphs (a) through
          (l).

               4.10 Tax Matters. Golden West and the Golden West Subsid-iaries have duly filed all Tax reports and returns required to be filed by them as of the date hereof or have validly extended the due date for the filing thereof and have duly paid all Taxes and other charges (whether or not shown on any Tax return) due or claimed to be due from them by federal, foreign, state or local taxing authorities as of the date hereof or an adequate reserve has been established therefor in the Financial Statements; and true and correct copies of all federal income and state franchise and income Tax reports and returns beginning with the 1987 tax year have been heretofore delivered to Oakwood. The reserves for Taxes contained in the Financial Statements and carried on the books of Golden West (rather than any reserve for deferred taxes established to reflect temporary differences between book and tax income) are adequate to cover all Tax liabilities as of the date of this Agreement. Since December 31, 1993, neither Golden West or any Golden West Subsidiary has incurred any material Tax liabilities other than in the ordinary course of business; there are no Tax liens (other than liens for current Taxes not yet due) upon any properties or assets of Golden West or any Golden West Subsidiary (whether real, personal or mixed, tangible or intangi-ble), and, except as disclosed in Schedule 4.10 and as reflected in the Financial Statements, there are no pending or, to the best knowledge of Golden West and each Golden West Subsidiary, threat-ened questions or examinations relating to, or claims asserted for, Taxes or assessments against Golden West or any Golden West Subsidiary.

          Neither Golden West or any Golden West Subsidiary has granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assess-ments with respect to Taxes. Except as disclosed in Schedule 4.10, neither Golden West or any Golden West Subsidiary is a party to any Tax allocation or sharing agreement. Golden West and the Golden West Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder that required withholding as of the date hereof. For purposes of this Agreement, "Tax" means any federal, state, local, or foreign income, gross receipts, license, pay-roll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended ("Code")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

               4.11 Employees and Fringe Benefit Plans.

               (a) Schedule 4.11(a) sets forth the names and titles of all members of the Boards of Directors and officers of Golden West and the Golden West Subsidiaries and all employees of Golden West and the Golden West Subsidiaries whose annual rate of compensa-tion exceeds $50,000 per annum, and the annual rate of compensa-tion (and bonuses) being paid to each such member of the Boards of Directors, officer and employee as of the most recent practi-cable date.

               (b) Schedule 4.11(b) lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of Golden West or any Golden West Subsidiary, whether legally binding or not, which affects its employees generally or affects one or more groups of its employees, including all "employee benefit plans" as defined by Section 3(3) of the Employee Retire-ment Income Security Act of 1974, as amended ("ERISA") (collec-tively, the "Plans").

               (c)  For each Plan which is an "employee benefit plan" under
          Section 3(3) of ERISA, Golden West or the Golden West Subsidiary has delivered to Oakwood correct and complete copies of the plan documents and summary plan descriptions, the most recent determi-nation letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent trust statement or other document detailing the investments and assets of such Plan, and all related trust agreements, insurance con-tracts and funding agreements that implement each such Plan.

               (d) Neither Golden West or any Golden West Subsidiary has any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional Plan; (ii) to modify or change any Plan in any material respect; or (iii) to maintain for any period of time any such Plan. Schedule 4.11(d) contains an accurate and complete description of the funding policies (and commitments, if any) of Golden West or any Golden West Subsidiary with respect to each such existing Plan. For any Plan that is an "employee stock ownership plan" as defined by Section 4975(e)(7) of the Code or Section 407(d)(6) of ERISA or is invested in any securities issued by Golden West or any of its affiliates,
          Schedule 4.11(d) also contains an accurate and complete descrip-tion of (x) how and when the Plan acquired any such securities and the amount acquired and (y) any borrowings or indebtedness incurred by the Plan with respect to any such acquisition.

               (e) None of Golden West or any Golden West Subsidiary or any Plan or any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transaction as defined in
          Section 406 of ERISA or Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; all filings, reports and descriptions as to the Plans (including Form 5500 Annual Reports, summary plan descrip-tions, and summary annual reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other governmental agencies have been made in a timely manner; there is no litigation, disputed claim, governmental proceeding or investigation pending or, to the best knowledge of Golden West and each Golden West Subsidiary, threatened with respect to any of the Plans, the related trusts or other funding media, or any fiduciary, trustee, administrator or sponsor of the Plans except (i) as described on
          Schedule 4.11(e) or (ii) for claims for health or medical bene-fits arising in the normal course of plan administration that have not progressed beyond the Plan's internal claims procedures and, if granted,will not differ in any material respect from the plan benefits historically provided under the Plan; except as described in Schedule 4.11(e), such Plans have been established, maintained and administered in all material respects in accor-dance with their governing documents and in compliance in all material respects with all applicable provisions of ERISA and the Code; and, except as described in Schedule 4.11(e), each Plan which is intended to be a qualified plan under Section 401(a) of the Code has received, within the last three years, a favorable determination letter from the Internal Revenue Service with respect to its qualified plan status and, since the date of each most recent determination letter, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Plan.

               (f) Golden West and each Golden West Subsidiary have complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage and hour related laws, anti-discrimina-tion laws, employee safety and workers compensation laws and COBRA (defined herein to mean the requirements of Code Section 4980B, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA).

               (g) Except as described in Schedule 4.11(g), the consumma-tion of the transactions contemplated by this Agreement will not
          (i) result in the payment or series of payments by Golden West or any Golden West Subsidiary to any employee or other person of an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) entitle any employee or former employee of Golden West or any Golden West Subsidiary to severance pay, unemployment compensation or any other payment, or (iii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any Plan (including vacation and sick pay).

               (h) None of the Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continu-ing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Code Section 4980B(g) and ERISA Section 607.

               (i) Neither Golden West nor any "affiliate" of Golden West (defined herein to mean an entity which is a member of a "con-trolled group of corporations," or under "common control," with Golden West as defined in Code Sections 414(b) or (c) or in the regulations promulgated thereunder) has ever participated in, contributed to or withdrawn from a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and neither Golden West nor any Golden West Subsidiary has incurred, or owes, any liability as a result of any partial or complete withdrawal by any employer from such a multiemployer plan as described under Sections 4201,4203 or 4205 of ERISA.

               (j) None of Golden West nor any Golden West Subsidiary nor any "affiliate" of Golden West (as defined above) has ever sponsored, maintained, participated in or contributed to an employee benefit plan or arrangement that is or was subject to Title IV of ERISA or any of the minimum funding standards or requirements of Section 412 of the Code.

               4.12 Title to Assets.

               (a) Real Property and Leasehold Interests. Schedule 4.12(a) describes all real property and improvements owned by Golden West or any Golden West Subsidiary (the "Real Property") and all leases of real property under which Golden West or any Golden West Subsidiary is a lessee or sublessee (the "Leases"). Golden West or a Golden West Subsidiary, as the case may be, has good and marketable indefeasible fee simple title to the Real Property free and clear of all liens, charges, security inter-ests, easements, reservations, restrictions, encumbrances and other defects of title (collectively, the "Encumbrances"), other than the Encumbrances set forth in Schedule 4.12(a) (the "Excep-tions"), which Exceptions do not have a material adverse effect on the current use or occupancy of the Real Property or the value thereof. Golden West has delivered to Oakwood copies of all Leases, including all amendments or supplements thereto and all notices from the landlord thereunder or its leasing agent with respect thereto, all of which are specifically identified in
          Schedule 4.12(a). Golden West or the Golden West Subsidiary, as the case may be, has a valid and enforceable leasehold interest under all of the Leases, subject only to the terms and conditions set forth in the Leases, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including without limita-tion concepts of materiality, reasonableness, good faith and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Neither Golden West or any Golden West Subsid-iary is in default under any Lease, and there does not exist any event which with notice or the lapse of time or both would constitute a default by either Golden West or any Golden West Subsidiary thereunder, except for such defaults that in the aggregate would not constitute a Golden West Material Adverse Effect. To the best knowledge of Golden West and each Golden West Subsidiary, the landlord under each Lease is not in default thereunder and there does not exist any event which with notice or the lapse of time or both would constitute a default by such landlord thereunder, except for such defaults that in the aggre-gate would not constitute a Golden West Material Adverse Effect. To the best knowledge of Golden West and any Golden West Subsid-iary, each landlord under the Leases has good and marketable fee simple title to the premises leased under the Lease, subject to the leasehold interest of the lessee under the Lease. As to all such real property owned or leased by Golden West or any Subsid-iary (the "Property") except as disclosed in Schedule 4.12(a):

                    (i) Golden West and all Golden West Subsidiaries have adequate rights of ingress and egress to all such Property;

                    (ii) to the best knowledge of Golden West and each
               Golden West Subsidiary, there is no interest of any third party which impairs the current use of the Property by Golden West or any Golden West Subsidiary;

                    (iii) the Property, as currently used by Golden
               West or any Golden West Subsidiary, is not in violation of any existing applicable, federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including, without limitation, building or environmental laws) affecting the Property which in any material respect would affect the value thereof or materially interfere with or materially impair the present and continued use thereof in the usual and normal conduct of the business of Golden West or any Golden West Subsidiary;

                    (iv) no notice of violation of any applicable, federal,
               state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, re-striction or easement, affecting the Property or with re-spect to the use or occupancy of the Property, has been given to Golden West or any Golden West Subsidiary (or, to their knowledge, any of the lessors) by any governmental authority having jurisdiction over the Property or by any other person entitled to enforce the same;

                    (v) to the best knowledge of Golden West and each
               Golden West Subsidiary, there is no (A) intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any lien upon the Property, (B) intended or proposed, federal, state or local statute ordinance, order, requirement, law or regulation (including, but not limited to, zoning changes) which may adversely affect the current or proposed use of the Property, or (C) suit, action, or legal, administrative, arbitration or other proceeding (including, without limita-tion, any proceeding for condemnation) or governmental investigation pending, threatened or contemplated against or affecting the Property or the use thereof of any part;

                    (vi) there are no encroachments onto the Property or
               any improvements on any adjoining property which in any material respect would affect the value thereof or interfere with or materially impair the present and continued use thereof in the usual and normal conduct of the business of Golden West or any Golden West Subsidiary, and no improve-ment on the Property materially encroaches on any adjoining property or any easements or right-of-ways on, under or over the Property;

                    (vii) neither Golden West or any Golden West Sub-
               sidiary is in breach of any, and each of them is currently complying in all material respects with all covenants, conditions, restrictions, easements and similar matters affecting the Property;

                    (viii) the buildings and improvements located on the
               Property, and the present use thereof, comply with all city, state and local zoning laws, ordinances and regulations; and

                    (ix) the water supply and sewage and waste disposal
               facilities available at each such Property has been adequate for the business of Golden West and the Golden West Subsid-iaries as currently conducted and as proposed to be conduct-ed in the future.

               (b) Fixtures and Equipment. Golden West or a Golden West Subsidiary, as the case may be, has good and marketable fee simple title to all fixtures, structures and leasehold improve-ments on the Property (the "Fixtures") and to all machinery and equipment, computers, office supplies, furniture, parts, trans-portation equipment and other tangible personal property (other than Inventory (hereinafter defined)) used in the businesses of Golden West and the Golden West Subsidiaries (the "Equipment"), free and clear of all Encumbrances other than those set forth in
          Schedule 4.12(b) (the "Permitted Encumbrances").

               (c) Inventory. Golden West and each Golden West Subsidiary has good and marketable fee simple title to all of their invento-ries of manufactured housing units reflected on the balance sheet included in the consolidated financial statements for Golden West and the Golden West Subsidiaries for the quarter ended June 25, 1994 (the "June 25, 1994 Balance Sheet") and all furniture, furnishings, raw materials, appliances, parts, tools and mainte-nance supplies and other personal property related thereto as reflected in the June 25, 1994 Balance Sheet plus additions made to such inventories and other personal property related thereto since June 25, 1994 and less such inventories and other personal property related thereto disposed of in the ordinary course of business since June 25, 1994 (the "Inventory"), free and clear of all Encumbrances except those described in Schedule 4.12(c).
          Each item of Inventory is in good condition, not obsolete or materially defective and useable or saleable in the usual and ordinary course of business.

               (d) Receivables. At the Closing, all accounts receivables of Golden West and any Golden West Subsidiary reflected on the June 25, 1994 Balance Sheet plus additional accounts receivable of Golden West or any Golden West Subsidiary arising after June
          25, 1994 and less any accounts receivables collected in full after June 25, 1994 (the "Receivables") will constitute valid and enforceable claims of Golden West or the Golden West Sub-sidiary, as the case may be, enforceable by it in accordance with the terms of the instruments or documents creating them.

               (e)  Intangible Property.  Golden West has the rights to use
          (i) the name "Golden West Homes" and the name "Golden Circle Financial Corporation" where now used and any trademarks or service marks in connection therewith and the goodwill of the business in connection therewith (collectively, the "Name") and
          (ii) all other material trade names, trademarks, service marks, copyrights, patents, and registrations thereof or applications therefor, and trade secrets, secret processes, customer lists, inventions, formulae and other intellectual property listed on
          Schedule 4.12(e) (with the Name, the "Intangible Property"), in connection with its business as and where now conducted, and, except as disclosed on Schedule 4.12(e), neither Golden West or any Golden West Subsidiary is a party to any agreement with any other person or entity with respect to the use of the Name. Each of Golden West and the Golden West Subsidiaries owns or possesses all licenses and permits, and all rights to use all material trademarks, trade names, software or copyrights necessary or being used to conduct its business as and where now conducted and has not received any notice of conflict with the asserted rights of any others. Listed on Schedule 4.12(e) is an accurate and complete listing of all such trademarks, trade names, software or copyrights owned by, registered, licensed or used by Golden West or any Golden West Subsidiary which are material to the business of Golden West and each Golden West Subsidiary taken as a whole. There are no instances where it has been held or claimed, and, to the best knowledge of Golden West and each Golden West Subsid-iary, there is no basis upon which a valid claim may be made, that any of the Intellectual Property or any use of the Intellec-tual Property by Golden West or any Golden West Subsidiary infringes upon any rights of any third party.

               (f) Contract Rights. Schedule 4.12(f) sets forth all of the existing executory material contracts, agreements and commit-ments of Golden West and each Golden West Subsidiary of any kind or nature (excluding "Dealer Agreements" as hereinafter defined), including without limitation contracts, agreements and commit-ments which require Golden West or any Golden West Subsidiary to make payments thereunder during the next 12 months from the date of this Agreement in excess of $100,000 and including without limitation all joint venture, partnership and participation agreements, license agreements, leases, notes or other evidences of indebtedness, security agreements, mortgages, noncompetition agreements, and powers of attorney, whether written or unwritten, and all material supply agreements (collectively, the "Material Contracts"). The rights of Golden West or any Golden West Subsidiary, as the case may be, under all Material Contracts are valid and enforceable by Golden West or the Golden West Subsid-iary, as the case may be, in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting credito-rs' rights generally and by such principles of equity as may affect the availability of equitable remedies. Neither Golden West or the Golden West Subsidiary, as the case may be, is in default in any material respects (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under the Material Contracts (including without limitation the Leases). To the best knowledge of Golden West and each Golden West

          Subsidiary, the other party to each
          Material Contract is not in default thereunder in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default). All amendments or supplements to the Material Contracts and all notices with respect to such Material Contracts are specifically identified in Schedule 4.12(f).

               4.13 Condition of Tangible Assets.

               (a) Fixtures. The Fixtures are in good condition and repair, ordinary wear and tear excepted, and all electric, gas, water and sewer utilities serving the Property are adequate.

               (b)  Hazardous Substances.

               For purposes of this Agreement, the following terms shall have the following meanings:

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (Section mark)(Section mark) 9601 et seq.;

               "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investiga-tions or proceedings relating in any way to any Environmental Law (for purposes of (i) and (ii) below, "Claims") or to any material provision of any permit issued under any such Environmental Law, including without limitation:

                    (i) any and all Claims by governmental or regulatory authorities for investigation, oversight, enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and

                    (ii) any and all Claims by any third party seeking
               damages, response costs, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment arising from Hazardous Materials;

               "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, written policy, or rule of common law now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health or safety, or hazardous, toxic or dangerous materials, substances or wastes, including without limitation CERCLA; the Toxic Substances Control Act, as amended, 15 U.S.C. (Section mark)(Section mark) 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. (Section mark)(Section mark)7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (Section mark)(Section mark)1251 et seq.; the Federal Insecti-cide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C.
          (Section mark)(Section mark)136, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
          (Section mark)(Section mark)1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (Section mark)(Section mark) 6901 et seq. ("RCRA"); the Safe Drinking Water Act, 42 U.S.C. (Section mark)(Section mark)300f et seq.; and any similar state or local law;

               "Hazardous Materials" shall mean "hazardous substances" as defined in Section 101(14) of CERCLA, "hazardous waste" and "hazardous constituents" as defined in RCRA and its implementing regulations, and any other substances defined as pollutants, contaminants, toxic, hazardous or harmful or dangerous to human health or the environment under any federal, state or local law, rules, regulation, ordinance, code or written policy, including, but not limited to:

                    (i) any petroleum or petroleum products, chlorinated solvents, explosives, radioactive materials, asbestos, asbestos products, urea formaldehyde foam insulation, polyc-hlorinated biphenyls (PCB's), including transformers or other equipment that contain dielectric fluid containing detectible levels of polychlorinated biphenyls, and radon gas;

                    (ii) any hazardous, toxic or dangerous waste, substance
               or material defined as such, or as harmful or dangerous to human health or the environment, in (or for purposes of) any current Environmental Law or currently listed as such pursu-ant to any Environmental Law; and

                    (iii) any other chemical, material or substance,
               the addition of which to the air, earth, surface water or groundwater is prohibited, limited or regulated by any Environmental Law;

               "Improperly" means done in any manner that poses a threat to human health, safety or the environment;

               "Golden West Property" shall mean (i) any real property and improvements presently owned, leased, used, operated or occupied by Golden West or any Golden West Subsidiary, and (ii) any other real property and improvements at any previous time owned, leased, used, operated or occupied by Golden West or any Golden West Subsidiary (the "Former Property"); provided, however, that the representations and warranties in this Section 4.13 relating to the condition of any Former Property during the periods occurring after Golden West's or a Golden West Subsidiary's ownership, lease, use, operation or occupation thereof shall be made on the basis of the best knowledge of Golden West or the Golden West Subsidiary;

               "Release" means disposing, depositing, discharging, inject-ing, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water (including surface or ground water) or air, or otherwise entering into the environment.

          Except as set forth on Schedule 4.13, to the best knowledge of Golden West and each Golden West Subsidiary:

                    (a) Hazardous Materials have not at any time been illegally or Improperly generated, used, treated or stored on, or transported to or from, any Golden West Property;

                    (b) no asbestos-containing materials or other Hazard-ous Materials have been installed in or affixed to struc-tures on any Golden West Property;

                    (c) Hazardous Materials have not at any time been disposed of or otherwise Released on any Golden West Proper-ty, and Hazardous Materials used on or generated at any Golden West Property have not at any time been illegally or Improperly disposed of on any other property;

                    (d) Golden West and each Golden West Subsidiary is currently, and has at all times in the past been, in compli-ance with all applicable Environmental Laws and the material requirements of any permits issued under such Environmental Laws with respect to any Golden West Property;

                    (e) there are no past, pending or, to the knowledge of Golden West after reasonable inquiry, threatened Environmen-tal Claims against Golden West or any Golden West Subsidiary or any Golden West Property;

                    (f) there are no facts or circumstances, conditions or occurrences on any Golden West Property or otherwise that could reasonably be anticipated by Golden West or any Golden West Subsidiary:

                         (i) to form the basis of an Environmental Claim against Golden West or any Golden West Property; or

                         (ii) to materially interfere with the ownership,
                    occupancy or use of such Golden West Property as cur-rently used, or the ability to transfer such Golden West Property, under any Environmental Law;

                    (g) there are not now, nor have there been at any time, any aboveground or underground storage tanks located on any Golden West Property.

               (c) Equipment. All of the Equipment is in good condition and repair, ordinary wear and tear excepted.

               (d) Inventory. All of the Inventory consists of items of a quality and quantity usable in the ordinary course of Golden West's and any Golden West Subsidiary's business.

               4.14 Leases. Except as set forth in Schedule 4.14, none of the Property or Equipment is leased by Golden West or any Golden West Subsidiary to any other party and, except for the premises subject to the Leases, none of the real or tangible personal property used in the business of Golden West or any Golden West Subsidiary is leased by them from any other party.

               4.15 Adequacy of Assets. Except as set forth on Schedule 4.15, there are no capital expenditures, individually in excess of $25,000, which Golden West or any Golden West Subsidiary now plans to make.

               4.16 Arms-Length Transaction.  Except as set forth in
          Schedule 4.16, since December 31, 1991, all of the material transactions with third persons by Golden West or a Golden West Subsidiary have been conducted on an arms-length basis. Except as set forth on Schedule 4.16, to the best knowledge of Golden West and each Golden West Subsidiary, none of the shareholders, officers or directors of Golden West or their respective Affili-ates or Relatives (as such capitalized terms are hereafter defined) has any direct or indirect interest, ownership (other than through non-controlling investments in securities of public-ly-held corporations) or profit participation in businesses which are competitors or potential competitors of Golden West or a Golden West Subsidiary. Except as set forth in Schedule 4.16, neither Golden West or a Golden West Subsidiary has any outstand-ing loans or other advances to any shareholder, officer, director or employee of Golden West or a Golden West Subsidiary or their respective Affiliates or Relatives in excess of $2,500. Except as set forth on Schedule 4.16, to the best knowledge of Golden West and each Golden West Subsidiary, none of the shareholders, officers or directors of Golden West or any Golden West Subsid-iary or their respective Affiliates or Relatives is an Affiliate of any Dealer (as hereinafter defined) or of any other entity that has a material business relationship with Golden West or any Golden West Subsidiary (a "Material Business Entity"). "Affili-ate" shall mean any person or entity which (a) directly or indirectly controls, is controlled by or is under common control with a specified person or entity, (b) owns or controls 5% or more of the outstanding equity interests of a specified entity or
          (c) is an officer, director, general partner, trustee, manager, administrator, representative or agent of a specified entity. As used in this definition, the term "control" means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of an entity through an ownership of voting securities or other ownership interests, contract, voting trust or other-wise. "Relative" means any brother or sister (whether by whole or half blood or adoption), spouse or lineal ascendant or descen-dant.

               4.17 Lawfully Operating. Except as set forth in Schedule 4.17, neither Golden West or any Golden West Subsidiary is in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to Golden West or any Golden West Subsidiary or by which any property or asset of Golden West or any Golden West Subsidiary is bound or affected or (b) the provisions of any note, bond, mortgage, indenture, contract, agreement, understanding, arrangement, commitment, lease, license, permit, franchise or other instrument or obliga-tion to which Golden West or any Golden West Subsidiary is a party or by which Golden West or any Golden West Subsidiary or any property or asset of Golden West or any Golden West Subsid-iary is bound or affected, nor does any circumstance exist which with notice or the passage of time or both would result in such a conflict, default, or violation, except where such conflict, violation or default would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Golden West or any Shareholder from performing its or his obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Golden West Material Adverse Effect. Except as set forth in

          Schedule 4.17, Golden
          West and each Golden West Subsidiary have been and currently are conducting their business, and the Property has been and now is being used and operated, in compliance with all statutes, regula-tions, bylaws, orders, covenants, restrictions or plans of federal, state, regional, county or municipal authorities, agencies or board applicable to the same. Golden West and each Golden West Subsidiary hold all of the licenses, permits and other governmental franchises required for the conduct of their respective businesses as now conducted, except for such licenses, permits and franchises the lack of which would not, either individually or in the aggregate, have a Golden West Material Adverse Effect.

               4.18 No Litigation. Schedule 4.18 sets forth all pending and, to the best knowledge of Golden West and each Golden West Subsidiary, threatened lawsuits or administrative proceedings or investigations against Golden West and any Golden West Subsid-iary. There are currently no pending, or, to the best knowledge of Golden West and each Golden West Subsidiary, threatened, lawsuits or administrative proceedings or investigations against Golden West or any Golden West Subsidiary or to which any of their assets are subject, which, if adversely determined, could have a material adverse effect on the financial condition, results of operations, business, prospects, assets, or liabili-ties of Golden West or any Golden West Subsidiary. Neither Golden West or any Golden West Subsidiary is subject to any currently existing order, writ, injunction, or decree relating to its operations. Except as described in Schedule 4.18 there are no material "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS 5")), which would be required by FAS 5 to be disclosed or accrued in consolidated financial statements of Golden West and the Golden West Subsid-iaries were such statements prepared at the time this warranty is made or deemed made.

               4.19 [Intentionally Omitted].

               4.20 Labor Matters. Since December 31, 1989, neither Golden West or any Golden West Subsidiary has been a party to any collective bargaining agreement and neither has been the subject of any union activity or labor dispute, and there has not been any strike of any kind called or, to the best knowledge of Golden West and each Golden West Subsidiary, threatened to be called against Golden West or any Golden West Subsidiary. To the best knowledge of Golden West and each Golden West Subsidiary, neither Golden West or any Golden West Subsidiary has violated any applicable federal or state law or regulation relating to labor or labor practices or has any liability to any of its employees, agents, or consultants in connection with grievances by, or the termination of, such employees, agents or consultants.

               4.21 Pooling of Interests. To the best knowledge of Golden West and each Golden West Subsidiary, Golden West has not taken or failed to take any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Securities and Exchange Commission ("SEC").

               4.22 No Brokers. Except as set forth on Schedule 4.22, neither Golden West nor any Golden West Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Golden West or a Golden West Subsidiary or Oakwood or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Neither Golden West or any Golden West Subsidiary is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

               4.23 Oakwood Stock Ownership. As of the date hereof, Golden West owns 79 shares of Oakwood Common Stock. Golden West does not own any other securities convertible into Oakwood Common Stock. No Golden West Subsidiary owns any shares of Oakwood Common Stock or other securities convertible into Oakwood Common Stock.

               4.24 Bank Accounts. Schedule 4.24 describes all bank accounts, vaults and safe deposit boxes used by, or in the name of, Golden West or any Golden West Subsidiary, including the account, vault or box number, the institution at which the account, vault or box is maintained, and the signatories autho-rized for the account or persons authorized to have access to the vault or box.

               4.25 Insurance. Golden West and the Golden West Subsidiar-ies have fire and casualty insurance policies with extended coverage (subject to certain deductibles) sufficient to allow them to replace any of their properties or assets that might be damaged or destroyed. Golden West and the Golden West Subsidiar-ies have business interruption insurance policies with coverage sufficient to allow them to recover the full amount of any losses occasioned by any business interruption. Schedule 4.25 identi-fies all policies of insurance now in effect covering the assets, properties and business of Golden West and the Golden West Subsidiaries and all life insurance policies maintained by them. Golden West has delivered an accurate and complete copy of each of the policies listed on Schedule 4.25 to Oakwood. Neither Golden West or any Golden West Subsidiary has done anything by way of action or inaction that invalidates any of such policies in whole or in part where such invalidation would have, individu-ally or in the aggregate, a Golden West Material Adverse Effect.

               4.26 Warranty and Product Liability Matters. Except as set forth in Schedule 4.26, the products and services provided by Golden West and the Golden West Subsidiaries are in compliance with and meet all express and implied warranties and the require-ments and standards of all federal and state laws and regulations applicable to the sale or provision of such products and services (including financial services), including without limitation the National Mobile Home Construction and Safety Standards Act of 1974, the Federal Consumer Credit Protection Act (Truth-in-Lending) and Regulation Z promulgated thereunder, all applicable state consumer credit protection laws and similar laws, and the Federal Credit Opportunity Act and Regulation B promulgated thereunder. Except as set forth in Schedule 4.26, no product or service warranty or liability claims are pending or, to the best knowledge of Golden West and each Golden West

          Subsidiary threatened against Golden West or any Golden West Subsidiary or in respect of products of services sold or provided by it, except such claims that in the aggregate would not have a Golden West Material Adverse Effect.

               4.27 Warranty, Repurchase and Other Service Obligations. To the best knowledge of Golden West and each Golden West Subsid-iary, Schedule 4.27 describes (a) all material warranty obliga-tions of Golden West or any Golden West Subsidiary and all material warranty contracts, agreements, understandings or arrangements to which Golden West or any Golden West Subsidiary is a party or by which any of its or their property or assets is bound, including without limitation express warranties, implied warranties and warranties established by a course of dealing and
          (b) all material service and repurchase contracts, agreements, understandings or arrangements to which Golden West or any Golden West Subsidiary is a party to or by which any of its or their property or assets is bound. True and complete copies of such repurchase agreements have heretofore been delivered to Oakwood.

               4.28 Dealer Arrangements. Schedule 4.28 describes, with respect to each dealer to whom Golden West or a Golden West Subsidiary currently sells manufactured homes (a "Dealer"), the terms of any loans to any Dealer. Any agreement, understanding or arrangement between Golden West and/or any Golden West Subsid-iary, on the one hand, and a Dealer, on the other hand, is referred to herein as a Dealer Agreement. True and complete copies of all written Dealer Agreements have heretofore been delivered to Oakwood. Schedule 4.28 also sets forth (a) a general description of the arrangements generally applicable to the Dealers, including arrangements providing for rebates, discounts or other payments or concessions to the Dealers and (b) a list of the 25 Dealers who purchased the greatest number of manufactured homes from Golden West during the previous 6 month period ended June 25, 1994 (based on the dollar amount of such purchases and ranked in descending order) and a description of the specific arrangements to provide any rebates, discounts or other payments or concessions to each such Dealer. The rights of Golden West or any Golden West Subsidiary under each Dealer Agreement are valid and enforceable by Golden West or the Golden West Subsidiary, as the case may be, in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affect-ing creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. Neither Golden West or any Golden West Subsidiary, as the case may be, is in default in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under the Dealer Agreements. To the best knowledge of Golden West and each Golden West Subsidiary, the other party to each Dealer Agreement is not in default thereunder in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default). All amendments or supplements to the Dealer Agreements and all notices with respect to such Dealer Agreements are specifically identified in Schedule 4.28. Except as disclosed on Schedule 4.28, no Dealer has indicated in any written or oral communication to Golden West or a Golden West Subsidiary that such Dealer has ceased to sell or otherwise deal in manufactured housing of Golden West, is experiencing financial difficulties, or is considering the cessation of business (or the material reduction in its level of business) with Golden West or Oakwood following the Closing Date, or that Golden

          West's relationship with such Dealer will be adversely affected by the transactions contemplated by the Merger.

               4.29 Guarantees. Except as set forth on Schedule 4.29, neither Golden West or any Golden West Subsidiary is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person.

               4.30 Prospective Changes. Except as set forth on Schedule 4.30, Golden West knows of no impending changes in Golden West's and Golden West Subsidiaries' business, assets, liabilities, relations with employees, competitive situation or relations with suppliers or customers, or in any governmental actions or regula-tions affecting Golden West's and Golden West Subsidiaries' business, which, if they occur, could have a Golden West Material Adverse Effect, except for (a) general economic conditions, (b) matters having a similar effect on Oakwood and Golden West, (c) matters of general knowledge in the industry of which Oakwood should be aware due to the nature of its business or (d) pending or adopted federal statutes, laws and regulations with general applicability in the states where Oakwood currently does busi-ness.

               4.31 Full Disclosure. To the best knowledge of Golden West and each Golden West Subsidiary, all of the written information provided by Golden West, each Golden West Subsidiary and each Shareholder and their representations herein or in the Schedules and Exhibits hereto are true, correct, and complete in all material respects and no written representation, warranty, or statement made by Golden West, any Golden West Subsidiary or any Shareholder in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such represen-tation, warranty, or statement, in light of the circumstances under which it was made, not misleading to Oakwood.

                                      ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF OAKWOOD AND MERGER SUB

               Oakwood and Merger Sub hereby jointly and severally repre-sent and warrant to Golden West and the Shareholders that:

               5.1  Organization and Qualification.

               (a) Each of Oakwood and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its busi-ness as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power authority and governmental approvals would not, individually or in the aggregate, have an Oakwood Material Adverse Effect (as defined below). Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement. Oakwood and Merger Sub are each duly qualified or licensed as a foreign corporation to do business, and each is in good standing, in each jurisdiction where the character of the properties, owned, leased, or operated by such entity or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or li-censed and in good standing that would not, individually or in the aggregate, have an Oakwood Material Adverse Effect. The term "Oakwood Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of Oakwood and its subsidiar-ies, taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting Oakwood's industry.

               5.2 Articles of Incorporation and Bylaws. Oakwood has heretofore made available to Golden West a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Oakwood and Merger Sub. Such Articles of Incorporation and Bylaws are in full force and effect. Neither Oakwood or Merger Sub is in violation of any provision of its Articles of Incorporation or Bylaws, except for such violations that would not, individually or in the aggregate, have an Oakwood Material Adverse Effect.

               5.3 Capitalization. The authorized capital stock of Oakwood consists of 100,000,000 shares of Oakwood Common Stock, and 500,000 shares of Preferred Stock, par value $.50 per share ("Oakwood Preferred Stock"). As of July 31, 1994, 20,467,847 shares of Oakwood Common Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassess-able. As of the date hereof, no shares of Oakwood Preferred Stock are issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, of which, as of the date hereof, 1,000 shares are issued and outstanding and held of record by Oakwood free and clear of all liens, pledges, security interests, claims or other encumbrances. These shares were validly issued, fully paid and nonassessable. The shares of Oakwood Common Stock to be issued pursuant to the Merger will, when issued, (a) be duly authorized, validly issued, fully paid and nonassessable, (b) be free and clear of any liens and encumbrances except for applicable resale restrictions under Rule 145 (as hereinafter defined) and under any Affiliate Letter (as hereinafter defined), (c) not be subject to any preemptive rights created by statute, Oakwood's Articles of Incorporation or Bylaws or any agreement to which Oakwood is a party or by which Oakwood is bound and (d) be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

               5.4 Authority Relative to this Agreement. Each of Oakwood and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by Oakwood and Merger
          Sub and the consummation by Oakwood and Merger Sub of the trans-actions contemplated herein have been duly and validly authorized by all necessary corporate action and no other corporate proceed-ings on the part of Oakwood or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than the filing and recordation of the appropriate merger documents as required by California law).
          This Agreement has been duly and validly executed and delivered by Oakwood and Merger Sub and, assuming the due authorization, execution and delivery by Golden West, constitutes a legal, valid and binding obligation of each of Oakwood and Merger Sub, enforceable against them in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insol-vency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforce-ability is considered in a proceeding in equity or at law).

               5.5  No Conflict; Required Filings and Consents.

               (a) Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by Oakwood and Merger Sub do not, and the performance of the transactions contemplated herein by Oakwood and Merger Sub will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Oakwood or Merger Sub,
          (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Oakwood or Merger Sub or by which any property or asset of Oakwood or Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or any event which with notice or the passage of time or both would result in a default) under, result in the loss of a material benefit under or give to others any right of termina-tion, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Oakwood or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Oakwood or Merger Sub is a party or by which Oakwood or Merger Sub or any property or asset of Oakwood or Merger Sub is bound or affected.

               (b) The execution and delivery of this Agreement by Oakwood and Merger Sub do not, and the performance of this Agreement by Oakwood and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable require-ments, if any, of the Exchange Act, Securities Act, New York Stock Exchange, Blue Sky Laws and state takeover laws, (B) the pre-merger notification requirements of the HSR Act and (C) filing and recordation of appropriate merger documents as re-quired by California law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Oakwood or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an Oakwood Material Adverse Effect.

               5.6  SEC Filings; Financial Statements.

               (a) Oakwood has filed all forms, reports and documents required to be filed by it with the SEC since September 30, 1993, and has heretofore delivered to Golden West, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended September 30, 1993, (ii) its Quarterly Reports on Form 10-Q for the periods ended December 31, 1993 and March 31, 1994,
          (iii) all proxy statements relating to Oakwood's meetings of shareholders (whether annual or special) held since January 1, 1994 and (iv) all other forms, reports and other registration statements filed by Oakwood with the SEC since September 30, 1993 (the forms, reports and other documents referred to in clauses (i), (ii), (iii), and (iv) above being referred to herein, collectively, as the "Oakwood SEC Reports"). The Oakwood SEC
          Reports and any other forms, reports and other documents filed by Oakwood with the SEC after the date of this Agreement (x) were or will be prepared in accordance with the material requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circum-stances under which they were made, not misleading.

               (b) Each of the consolidated financial statements (includ-ing, in each case, any notes thereto) contained in the Oakwood SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of Oakwood, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be materi-al in amount).

               (c) As of September 30, 1993, or any subsequent date for which a balance sheet is provided, Oakwood had no known material liabilities, contingent or otherwise, whether due or to become due, other than as indicated on the balance sheet, or in the notes thereto, as of such date, and Oakwood's reserves for uncollectible receivables and contingent liabilities were ade-quate.

               5.7 Absence of Changes. Except as disclosed herein, in the Form S-4 (as hereinafter defined), in any document incorporated by reference in the Form S-4 or in the Oakwood SEC Reports, (i) since September 30, 1993 there has not been any material adverse change in the business, assets, liabilities, consolidated earn-ings or financial condition of Oakwood nor are there any known circumstances which may reasonably be anticipated to give rise hereafter to any such material adverse change and (ii) as of the date of this Agreement, neither Oakwood nor any of its subsidiar-ies has become a party to any agreement or amendment to an existing agreement which would be required to be filed as an exhibit to or described in Oakwood's next Annual Report on Form 10-K.

               5.8 Absence of Litigation. Except as disclosed in the Oakwood SEC Reports filed with the SEC prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the best knowledge of Oakwood, threatened against Oakwood or any property or asset of Oakwood, before any court, arbitrator or administrative, governmental or regulatory authori-ty or body, domestic or foreign, which, individually or in the aggregate, would have an Oakwood Material Adverse Effect. Except as disclosed in the Oakwood SEC Reports filed with the SEC prior to the date of this Agreement, neither Oakwood or any property or asset of Oakwood is subject to any order, writ, judgment, injunc-tion, decree, determination or award which would have, individu-ally or in the aggregate, an Oakwood Material Adverse Effect.

               5.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Oakwood.

               5.10 Compliance. Except as set forth in Schedule 5.10, Oakwood is not in conflict with, or in default or violation of,
          (a) any law, rule, regulation, order, judgment or decree applica-ble to Oakwood or by which any property or asset of Oakwood is bound or affected, or (b) the provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Oakwood is a party or by which Oakwood or any property or asset of Oakwood is bound or affected; except where such conflict, violation or default would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Oakwood from perform-ing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an Oakwood Material Adverse Effect.

               5.11 Full Disclosure. To the best knowledge of Oakwood, all of the written information provided by it and its representations herein or in the Schedules and Exhibits hereto are true, correct, and complete in all material respects and no written representa-tion, warranty, or statement made by Oakwood in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty, or statement, in light of the circumstances under which it was made, not mislead-ing to Golden West.


                                      ARTICLE 6

                                      COVENANTS

               6.1 Covenants of Oakwood and Golden West. During the period from the date hereof and continuing until the Effective
          Time (except as expressly contemplated or permitted hereby, or to the extent Golden West consents in writing in the case of Oakwood's obligations and to the extent Oakwood consents in writing in the case of Golden West's obligations) each of Oakwood and Golden West covenants with the other that, insofar as the obligations relate to it:

               (a) Oakwood and Golden West and their respective subsidiar-ies shall each carry on and conduct their respective businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reason-able efforts to preserve intact their present business organiza-tions, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having busi-ness dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

               (b) From the date hereof to the Effective Time, each of Golden West and Oakwood and their respective subsidiaries shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times during regular business hours to the records and files, corre-spondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial posi-tion, or otherwise pertaining to the business and affairs, of Golden West and Oakwood and their respective subsidiaries.

               (c) Oakwood and Golden West and their respective subsidiar-ies shall cooperate and promptly prepare and Oakwood shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Oakwood Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting (or consent in lieu of a meeting) of the shareholders of Golden West in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-
          4 to comply as to form in all material respects with the applica-ble provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Oakwood shall use all reason-able efforts, and Golden West will cooperate with Oakwood, to have the Form S-4 declared effective by the SEC as promptly as practicable. Oakwood shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law permits or approvals required to carry out the transactions contemplated by this Agreement. Each of Oakwood and Golden West shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Form S-4 shall have become effective, Golden West shall mail the Proxy Statement/Prospectus to its shareholders. Oakwood agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of the shareholders of Golden West, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact relates to Golden West or any Golden West Subsidiary. Golden
          West and the Golden West Subsidiaries agree that the information relating to them in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the shareholders of Golden West (or during the period that consents are solicited or received), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or neces-sary to make the statements therein, in light of the circumstanc-es under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Oakwood or Golden West without the approval of the other party. Oakwood will advise Golden West, promptly after it receives notice thereof, of the time when the Form S-4 has become effec-tive or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Oakwood Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Oakwood and Golden West each hereby (i) consents to the use of its name, and on behalf of its subsid-iaries and affiliates, the names of such subsidiaries and affili-ates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Form S-4 or Proxy Statement/Prospectus and (ii) agrees to use its reasonable best efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such Form
          S-4 or Proxy Statement/Prospectus. The form of Proxy (or con-sent) accompanying the Proxy Statement/Prospectus will state that a vote by a Golden West shareholder in favor of the Merger shall also constitute a consent by such shareholder to be bound by the terms of this Agreement, including without limitation the escrow and indemnification provisions contained herein, and shall be in a form reasonably satisfactory to Oakwood.

               (d) Except as and to the extent required by law, Oakwood and Golden West and their respective subsidiaries hereby agree not to disclose or use, and each shall cause its representatives not to disclose or use, any confidential information with respect to the other party(ies) hereto furnished, or to be furnished, by such other party(ies) or their representatives in connection herewith at any time or in any manner other than in connection with its evaluation of the Merger. Except as required by law, and as set forth in this subsection (d), neither Golden West or its representatives shall make any public statements regarding the Merger or this Agreement without the prior approval of Oakwood.

               (e) Golden West and Oakwood shall each use its best efforts to obtain and furnish to the other party prior to the Effective Time the written consents set forth on Schedules 4.5 and 5.5.

               (f) Oakwood, Merger Sub and Golden West shall cooperate and use their respective best efforts to file a Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act with the Department of Justice and the Federal Trade Commis-sion.

               (g) Oakwood, Merger Sub and Golden West shall cooperate and use their respective best efforts (i) to prepare all documenta-tion, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and other governmental authorities necessary to consummate the transactions contemplated by this Agreement and (ii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as is reasonably practicable.

               (h) Set forth on Schedule 6.1(h) is a list of all letters of credit (collectively, the "LOCs") of Golden West or any Golden West Subsidiary. Oakwood, with the assistance of Golden West, shall cause replacement letters of credit to be issued for any LOC to be canceled at the Effective Time.

               (i) Promptly after the execution of this Agreement, each officer, director and Significant Shareholder (hereinafter defined) of Golden West, Merger Sub and Oakwood shall execute agreements substantially in the form attached hereto as Exhibit B (the "Standstill

          Letters"), wherein they agree, from August 15, 1994 until the Publication Release Date (as hereinafter defined), not to sell any Golden West Common Stock or Oakwood Common Stock or the equivalent of either, including without limitation any Oakwood Common Stock received in the Merger. "Publication Release Date" means the date on which Oakwood has published its financial results (consisting of, at a minimum, sales and net income) covering a period of at least thirty days subsequent to the Closing Date. "Significant Shareholder" means a shareholder owning 10% or more of the outstanding common stock of Golden West or Oakwood. Publication of financial results may take the form of a post-effective amendment to a registration statement, a Form 10-Q or 8-K filing, the issuance of a quarterly earnings report or any other public issuance of such financial results.

               6.2 Covenants of Golden West. Golden West covenants and agrees that between the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent that Oakwood shall otherwise consent in writing):

               (a) Until September 30, 1994 (or earlier if this Agreement has been terminated pursuant to Article 9 hereof), Golden West agrees (i) that it shall not, and shall direct and use its best efforts to cause Golden West's directors, officers, employees, shareholders, advisors, accountants and attorneys (the "Represen-tatives"), including such Representatives of any of Golden West's affiliated entities or persons, not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of Golden West or any Golden West Subsidiary (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;
          (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
          Section 6.2(a); and (iii) that it will notify Oakwood immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.2(a) shall prohibit the Board of Directors of Golden West from fur-nishing information to, or entering into discussions or negotia-tions with, any person or entity that after the date hereof makes an unsolicited written, bona fide proposal (an "Unsolicited Proposal") to acquire Golden West or its assets pursuant to a merger, consolidation, share exchange, sale of stock or sale of assets or other similar transaction, if, and only to the extent that (A) the Board of Directors of Golden West, after consulta-tion with and based upon the advice of counsel, determines in good faith that such action is necessary for the Board of Direc-tors of Golden West to comply with its fiduciary duties to shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Golden West provides reasonable notice to Oakwood to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity.

               (b) Golden West shall promptly after the date of this Agreement take all action necessary in accordance with California law and its Articles of Incorporation and Bylaws to convene a special meeting of Golden West's shareholders (or seek consent in lieu of a meeting) for the purpose of considering and approving the Merger and Golden West shall consult with Oakwood in connec-tion therewith. Golden West shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the Merger (and consenting to be bound by the terms of this Agree-ment) and shall take all other actions necessary or advisable to secure the vote or consent of shareholders required by California law to approve the Merger, unless otherwise required by the applicable fiduciary duties of directors of Golden West, as reasonably determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel.

               (c) Golden West and the Golden West Subsidiaries will make all normal and customary repairs, replacements, and improvements to their facilities, will not dispose of any assets other than at fair market value and with the prior written consent of Oakwood, and without limiting the generality of the foregoing or the covenants set forth in Section 6.1(a), neither Golden West or any Golden West Subsidiary will, without the prior written consent of
          Oakwood:

                    (i) change any provision of its Articles of Incorpora-tion or Bylaws;

                    (ii) change the number of shares of the authorized,
               issued or outstanding capital stock of Golden West or any Golden West Subsidiary, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Golden West or any Golden West Subsidiary, or declare, set aside or pay any dividend or other distribution in cash or in kind with respect to the outstanding capital stock of Golden West or any Golden West Subsidiary;

                    (iii) incur any liabilities or obligations, whether directly or indirectly, or by way of guaranty, and whether or not evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business con-sistent with past practices and prior periods;

                    (iv) except as set forth in Schedule 6.2(c)(iv), make
               any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $100,000, other than rea-sonable expenditures necessary to maintain existing assets in good working order and repair, reasonable wear and tear excepted;

                    (v) pay any bonuses to any executive officer of Golden West or any Golden West Subsidiary except as set forth on
               Schedule 6.2(c)(v); enter into any new or amend in any respect any existing employment agreement with any person; adopt any new or amend in any respect any existing Plan, except as may be otherwise required by law; grant any in-crease in compensation or benefits of any kind to its em-ployees, officers or directors, except regularly scheduled general increases in the ordinary course of business and consistent with past practices and policies; or effect any change in any respect in retirement benefits to any class of employees or officers, except as otherwise required by law;

                    (vi) sell, mortgage, pledge, or otherwise dispose of or
               encumber any asset owned by Golden West or any Golden West Subsidiary, other than sales, mortgages, pledges, or other dispositions or encumbrances occurring in the ordinary and regular course of business consistent with past practices and prior periods;

                    (vii) increase or deplete inventories, incur or collect receivables, or incur or pay trade payables or accrued liabilities in any manner other than consistent with past practices and prior periods, and in the ordinary course of business;

                    (viii) cancel without payment or satisfaction in full, waive or extend the time for performance of, any notes, loans, or other obligations inuring to the benefit of Golden West or any Golden West Subsidiary;

                    (ix) make any modification of or amendment to any of
               the contracts or agreements listed or described on any Schedule to this Agreement;

                    (x) fail to maintain in full force and effect all insurance now carried by Golden West or any Golden West Subsidiary;

                    (xi) institute any changes in management policy of a
               significant nature;

                    (xii) take any action or fail to take any action that, if taken or omitted, would be required to be disclosed under the provisions of Section 4.9 of this Agreement; or

                    (xiii) make any agreement or commitment by or on behalf of Golden West to do or take any of the actions referred to in the foregoing subparagraphs (i) through
               (xii).

               (d) At least 30 days prior to the Closing Date, Golden West shall deliver to Oakwood a list, which shall be reasonably satisfactory to Oakwood, of names and addresses of those persons who were, in Golden West's reasonable judgment after discussion with its counsel, Latham & Watkins, at the record date for its shareholders' meeting to approve the Merger, "affiliates" (each such person, a "Golden West Affiliate Shareholder") of Golden West within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ("Rule 145"). Golden West shall provide Oakwood such information and documents as Oakwood shall reasonably request for purposes of reviewing such list. Golden West shall deliver or cause to be delivered to Oakwood prior to the Closing Date, from each of the Golden

          West Affiliate Shareholders identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit C (an "Affiliate Letter"). Oakwood shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Oakwood Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Oakwood
          Common Stock consistent with the terms of such Affiliate Letters.

               (e) Without the prior written consent of Oakwood, Golden West shall not take any action which would cause or would be likely to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Golden West or any Golden West Subsidiary herein not to be true, correct and accurate as of any time between the date hereof and the Closing Date.

               (f) Golden West shall promptly provide to Oakwood monthly and quarterly consolidated financial statements of Golden West.

               (g) Golden West shall prepare and provide to Oakwood, at least five days prior to the Closing, an updated Schedule 4.3 listing the Social Security or Federal Tax I.D. numbers for Golden West's shareholders.

               (h) From and after the date hereof and until the Effective Time, Golden West shall not (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for account-ing purposes; (ii) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)
          (2)(E) of the Code; or (iii) enter into any contract, agreement, commitment or arrangement with respect to either of the forego-ing.

               6.3 Covenants of Oakwood. Oakwood covenants and agrees that between the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent that Golden West shall otherwise consent in writing):

               (a) Oakwood shall promptly prepare and submit to the New York Stock Exchange a listing application covering the shares of Oakwood Common Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Oakwood Common Stock, subject to official notice of issuance.

               (b) From and after the date hereof and until the Effective Time, Oakwood shall not (i) knowingly take any action, or know-ingly fail to take any action, that would jeopardize the treat-ment of the Merger as a "pooling of interests" for accounting purposes; (ii) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)
          (2)(E) of the Code; or (iii) enter
          into any contract, agreement, commitment or arrangement with respect to either of the foregoing.

               (c) Oakwood, prior to the Closing Date shall have delivered to Golden West a copy of any reports filed with the SEC subse-quent to the date of execution of this Agreement.

               (d) Without the prior written consent of Golden West, Oakwood shall not take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be ful-filled, including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Oakwood herein not to be true, correct and accurate as of any time between the date hereof and the Closing Date.

               6.4 Tax-Free Reorganization. After the Effective Time, Oakwood and its subsidiaries (which would include Golden West and the Golden West Subsidiaries) shall not knowingly take any action that would cause the Merger to fail to qualify as a reorganiza-tion within the meaning of Section 368(a)(2)(E) of the Code as in effect at the Effective Time.


                                      ARTICLE 7

                                      CONDITIONS

               7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) This Agreement and the transactions contemplated hereby shall have been approved in the requisite manner by the holders of the issued and outstanding shares of capital stock of Golden West entitled to vote thereon, which approval and the voting thereon shall be certified by the Chief Executive Officer of Golden West.

               (b) No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transac-tions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Agreement or the related agreements or the consummation of the Merger; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transac-tions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

               (c) The Registration Statement shall have become effective, no stop orders suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of Oakwood or Golden West, shall be contemplated.

               (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Oakwood and Golden West, taken as a whole, following the Effective Time.

               (e) Oakwood shall have received from Golden West certified copies of all resolutions adopted by the Board of Directors and shareholders of Golden West in connection with this Agreement and the transactions contemplated hereby. Golden West shall have received from Oakwood and Merger Sub certified copies of all resolutions adopted by the Board of Directors of each respective company and the shareholders of Merger Sub in connection with this Agreement and the transactions contemplated hereby.

               (f) The applicable waiting period under the HSR Act shall have expired or been terminated.

               (g) The shares of Oakwood Common Stock issuable in the Merger shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

               (h) Oakwood, Merger Sub and Golden West shall have executed and delivered the Agreement of Merger and appropriate certifi-cates for filing with the Secretary of State of California.

               7.2 Conditions to Obligation of Golden West to Effect the Merger. The obligations of Golden West to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) Oakwood shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Oakwood and Merger Sub contained in this Agreement shall be true and correct as of the Closing Date, and Golden West shall have received a certificate of the president or the chief financial officer of Oakwood, dated the Closing Date, certifying to such effect.

               (b) From the date of this Agreement through the Effective Time, there shall not have occurred any material change in the financial condition, business or operations of Oakwood that would have or would be reasonably likely to have an Oakwood Material Adverse Effect other than any such change that affects both
          Golden West and Oakwood in a substantially similar manner.

               (c) Golden West shall have received an opinion of its counsel satisfactory to Golden West, generally to the effect that
          (i) the Merger qualifies as a reorganization under Section 368(a)(2)(E) of the Code, (ii) no material gain or loss will be recognized by Golden West as a result of the Merger and (iii) shareholders of Golden West who receive in the Merger solely either Oakwood Common Stock or Oakwood Common Stock and cash in lieu of fractional shares will recognize no gain or loss for federal income tax purposes with respect to the Oakwood Common Stock received in the Merger.

               (d) Golden West shall have received a written opinion letter, dated as of the Closing Date, from the legal counsel of Oakwood substantially in the form of Exhibit D attached hereto; provided, however, that such opinion letter may also contain any additional opinions reasonably requested by Golden West that relate to matters that arise during Golden West's due diligence review or otherwise in connection with the consummation of this Agreement and the transactions contemplated hereby.

               (e) Golden West shall have received a good standing certif-icate for Oakwood from the Secretary of State of North Carolina and for Merger Sub from the Secretary of State of California.

               (f) Golden West shall have received from Price Waterhouse "comfort" letters, (i) dated as of the effective date of the Pro-spectus/Proxy Statement, substantially in the form of Exhibit E hereto, and (ii) dated either as of the date of the Golden West shareholders' meeting to approve the Merger or if there is no meeting dated as of the end of the period for soliciting and receiving consents from the shareholders, a bringdown of the letter provided in subparagraph (i) substantially in the form of Exhibit F hereto.

               (g) Any modifications to the form of the Acknowledgement shall be reasonably satisfactory to Golden West.

               (h) Golden West shall have received good standing certifi-cates for Oakwood from the Secretary of State of each state where Oakwood is qualified to do business.

               7.3 Conditions to Obligation of Oakwood and Merger Sub to Effect the Merger. The obligations of Oakwood and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) Golden West shall have performed its agreements con-tained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Golden West contained in this Agreement shall be true and correct as of the Closing Date, and Oakwood shall have received a certificate of the Chief Executive Officer of Golden West, dated the Closing Date, certifying to such effect.

               (b) Oakwood shall be satisfied that the Merger will qualify for accounting by Oakwood as a "pooling of interests" under generally accepted accounting principles and under applicable rules and regulations of the SEC. In connection therewith, Oakwood shall have received, on or before the Closing Date, (i) a letter from Price Waterhouse (or any other accountants of Oakwood's choosing) dated as of the Closing Date to the effect that the transactions contemplated by this Agreement may be treated by Oakwood as a "pooling of interests" for accounting purposes and
          (ii) a letter from Arthur Andersen & Co. dated as of the Closing Date to the effect that no condition exists with respect to Golden West that would prevent the transactions contemplated by this Agreement from being treated by Oakwood as a "pooling of interests" for accounting purposes.

               (c) Oakwood shall have received an opinion of its counsel satisfactory to Oakwood, generally to the effect that (i) the Merger qualifies as a reorganization under Section 368(a)(2)(E) of the Code, (ii) no material gain or loss will be recognized by Golden West or Oakwood as a result of the Merger, (iii) the net operating loss carry forwards of Golden West shall survive the Merger and be available to offset future income of Golden West, subject to the limitations under Section 382 of the Code, and
          (iv) the federal income tax consequences of the Merger will not have a material adverse effect on Oakwood.

               (d) Oakwood shall have received from Arthur Andersen & Co. "comfort" letters, (i) dated as of the effective date of the Pro-spectus/Proxy Statement, substantially in the form of Exhibit G hereto, and (ii) dated either as of the date of the Golden West shareholders' meeting to approve the Merger or if there is no meeting dated as of the end of the period for soliciting and receiving consents from the shareholders, a bringdown of the letter provided in subparagraph (i) substantially in the form of Exhibit H hereto.

               (e) From the date of this Agreement through the Effective Time, there shall not have occurred any material change in the financial condition, business, operations or prospects of Golden West or the Golden West Subsidiaries, other than any such change that affects both Golden West and Oakwood in a substantially similar manner.

               (f) Oakwood shall have received a written opinion letter, dated as of the Closing Date, from the legal counsel of Golden West substantially in the form of Exhibit I attached hereto; provided, however, that such opinion letter may also contain any additional opinions reasonably requested by Oakwood that relate to matters that arise during Oakwood's due diligence review or otherwise in connection with the consummation of this Agreement and the transactions contemplated hereby.

               (g) Oakwood shall have completed to its satisfaction a review of Golden West's business, operations and any matters raised in the Schedules to this Agreement and the results of such review shall be satisfactory to Oakwood.

               (h) Harry E. Karsten, Jr., Robert D. Totten and Celia Golden as Beneficiary shall have converted an aggregate of $500,000 of their Deferred Compensation Plan account balances into 260,000 shares of Golden West Common Stock in accordance with the terms of the Deferred Compensation Plan and otherwise on terms satisfactory to Oakwood.

               (i) Golden West and the holder of each Golden West Stock Option shall have entered into agreements satisfactory to Oakwood as described in Section 3.5

               (j) The consents set forth in Schedules 4.5 and 5.5 shall have been obtained in form satisfactory to Oakwood.

               (k) Oakwood shall have received an Affiliate Letter sub-stantially in the form attached hereto as Exhibit C from each Golden West Affiliate Shareholder.

               (l) Oakwood shall have received an updated Schedule 4.3 listing the Social Security or Federal Tax I.D. numbers of the Golden West shareholders.

               (m) Oakwood shall have received duly endorsed certificates and executed Acknowledgments substantially in the form of Exhibit J hereto, with such changes as Oakwood may reasonably deem advisable (the "Acknowledgment"), from holders of at least 85% of the aggregate number of outstanding shares of Golden West Common Stock and Golden West Preferred Stock. Pursuant to such Acknowl-edgments, the Shareholders shall agree to be bound by the terms of this Agreement including without limitation the escrow and indemnification provisions contained herein.

               (n) Oakwood shall have received good standing certificates for Golden West and each Golden West Subsidiary from the Secre-tary of State of California and from the Secretary of State of each state where Golden West or any Golden West Subsidiary is qualified to do business.

               (o) Harry E. Karsten, Jr. shall have executed a noncompeti-tion agreement substantially in the form of Exhibit K attached hereto and the officers of Golden West listed on Schedule 7.3(o) shall have executed noncompetition agreements, substantially in the form of Exhibit L attached hereto.

               (p) Oakwood shall have received a final statement of all of the Golden West Transaction Expenses dated as of the Closing Date, including without limitation final statements of services from attorneys, accountants and any financial advisors of Golden West, any Golden West Subsidiary or any Shareholder, and Oakwood shall have received evidence satisfactory to it of payment by the Shareholders of the Golden West Transaction Expenses in excess of $100,000.

               (q) Oakwood shall have received Phase I environmental assessment reports covering all of the real property owned or leased by Golden West or any Golden West Subsidiary (which reports shall have been supplemented by additional Phases and reports if deemed necessary by the environmental consultant preparing such report to fully assess any environmental concerns) (the "Environmental Assessment"), which reports shall be in form reasonably acceptable to

          Oakwood and shall not disclose remedi-
          ation, clean-up, monitoring, removal or other work deemed advis-able by the consultant. The costs of any Phase I environmental assessment reports (and any additional Phases and reports) prepared at Oakwood's request will be paid by Oakwood. Oakwood shall also have performed such additional due diligence with respect to any potential environmental liability of Golden West or any Golden West Subsidiary as it deems necessary or advisable and such additional due diligence shall not disclose any condi-tion, circumstance or liability that would have, in Oakwood's reasonable judgment, either individually or in the aggregate, a Golden West Material Adverse Effect.

               (r) The number of holders of Golden West Common Stock and Golden West Preferred stock who shall have asserted or may assert their rights as a dissenter with respect to their shares of Golden West Common Stock or Golden West Preferred Stock and who shall not have withdrawn or lost such dissenters' rights shall not exceed 10% of the aggregate number of outstanding shares of Golden West Common Stock and Golden West Preferred Stock.

               (s) Oakwood shall have received a Standstill Letter from each officer, director or Significant Shareholder of Golden West and of Oakwood and Merger Sub.

               (t) All indemnification agreements pursuant to which Golden West or any Golden West Subsidiary is obligated to indemnify any director or officer of Golden West or any Golden West Subsidiary shall have been terminated as of the Closing Date.


                                      ARTICLE 8

                                   INDEMNIFICATION

               8.1 Indemnification. The Shareholders shall, jointly and severally, indemnify and hold harmless Oakwood, its successors and assigns, from and against any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, assess-ments, fines, penalties, judgments, fees, costs and expenses (including reasonable accountants' and attorneys' fees) of every nature and character (hereinafter referred to as a "Loss" or "Losses"), which Oakwood or Golden West or their subsidiaries, their respective successors and assigns, or any one or more of them, may sustain or incur, directly or indirectly, arising out of or incident to or by reason of the falsity or incorrectness of any representation or warranty made by the Shareholders or Golden West or any Golden West Subsidiary in this Agreement or any breach of any representation or warranty or of any covenant to be performed by or on the part of the Shareholders, Golden West or any Golden West Subsidiary under this Agreement or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by the Shareholders, Golden West or any Golden West Subsidiary pursuant to this Agreement. Notwith-standing any provisions in this Section 8.1 to the contrary, no claim for indemnity shall be submitted by Oakwood, its successors or assigns, and no indemnification shall be required by the Shareholders, until and only to the extent that the aggregate
          amount of Losses exceeds $150,000.   All rights to indemnifica-
          tion under this Article 8.1 shall expire on the first anniversary of the Closing Date except as to any matter as to which Oakwood has given notice pursuant to Section 8.2 prior to such first anniversary date. Any liability of the Shareholders under this
          Section 8.1 shall be in addition to and not in substitution or limitation of any liability which it may otherwise have; provid-ed, however, that Oakwood shall be entitled to only one complete satisfaction of a claim against the Shareholders; and provided further, however, that each Shareholder's total monetary obliga-tion under this Agreement shall not exceed an amount equal to the number of such Shareholder's shares of Oakwood Common Stock that are to be originally escrowed pursuant to Section 3.9 multiplied by the Closing Value, which limit on indemnification shall not be subject to reduction as all or part of such shares are released from escrow.

               8.2 Notice. If any matter shall arise which may involve or give rise to a claim by Oakwood against the Shareholders under the provisions of this Section 8.1 (an "Indemnity Claim"), Oakwood shall give prompt notice thereof to the Shareholders at their respective addresses provided in their respective Acknowl-edgment stating with reasonable specificity the circumstances of the Indemnity Claim and shall thereafter give prompt notice of any change therein.

               8.3 Third Party Claims. If the Indemnity Claim involves a claim made by any third party (a "Third Party Claim"), Oakwood agrees to assume the defense of such claim and to diligently pursue its defense until the conclusion of the matter. Oakwood shall provide to the Shareholders copies of all pleadings and pertinent documents relating to such Third Party Claim, shall keep the Shareholders advised as to the status of the proceedings relating to such Third Party Claim and shall obtain the prior written approval of the Shareholders who held a majority of the outstanding shares of the Golden West Common Stock and the Golden West Preferred Stock immediately prior to the Effective Time, which approval shall not be unreasonably withheld, before enter-ing into any settlement of such Third Party Claim.

                                      ARTICLE 9

                                     TERMINATION

               9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agree-ment by the shareholders of Golden West, by the mutual consent of Oakwood and Golden West.

               9.2 Termination by Either Oakwood or Golden West. This Agreement may be terminated and the Merger may be abandoned by action or authorization of the Board of Directors of either Oakwood or Golden West if (a) the Merger shall not have been consummated by November 15, 1994, or (b) the approval of Golden West's shareholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibit-ing the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

               9.3 Termination by Golden West. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the share-holders of Golden West, by action or authorization of the Board of Directors of Golden West if (a) there has been a breach by Oakwood or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an Oakwood Material Adverse Effect, (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Oakwood, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Golden West to Oakwood or (c) prior to the approval by Golden West's shareholders of the transactions contemplated by this Agreement, Golden West shall have received an Unsolicited Proposal and the Board of Directors of Golden West, after consulting with its outside counsel, determines that to proceed with the Merger would violate its fiduciary duties and, not later than the time of such termina-tion, Golden West has paid Oakwood the amount of $500,000 as a termination fee in lieu of the fee required by Section 9.7.

               9.4 Termination by Oakwood. This Agreement may be termi-nated and the Merger may be abandoned at any time prior to the Effective Time, by action or authorization of the Board of Directors of Oakwood if (a) there has been a breach by Golden West or any Golden West Subsidiary of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an Golden West Material Adverse Effect,
          (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Golden West or any Golden West Subsidiary, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Oakwood to Golden West or the Subsidiary, or
          (c) the Merger will not qualify for accounting by Oakwood as a "pooling of interests" under generally accepted accounting principles and under applicable rules and regulations of the SEC.

               9.5 Effect of Termination and Abandonment. Upon termina-tion of this Agreement pursuant to this Section, this Agreement shall be void and of no other effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto (other than for the wilful breach by a party of any of its representations, warranties, covenants or agreements contained herein), or on the part of the respective directors, officers, employees, agents or shareholders of any of them.

               9.6 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccura-cies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
          (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               9.7  Termination Fee.

               (a) Golden West agrees that if (i) the Merger is not consum-mated for any reason other than (A) termination of this Agreement by Golden West pursuant to clause (a) or (b) of Section 9.3, (B) termination of this Agreement by mutual consent of Oakwood and Golden West pursuant to Section 9.1, (C) termination by Oakwood pursuant to clause (b) of Section 9.4 due to the failure to satisfy the conditions to close set forth in either clause (g) or
          (q) of Section 7.3 or (D) termination by Oakwood pursuant to clause (c) of Section 9.4 and (ii) on or before 120 days after the termination of this Agreement, a Business Combination (as defined below) shall have occurred or Golden West or its princi-pal shareholder shall have entered into a letter of intent, agreement in principle or definitive agreement, or an understand-ing similar to any of the foregoing, for a Business Combination, then Golden West shall pay to Oakwood an amount equal to $500,000.

               (b)  Any payment required to be made pursuant to this
          Section 9.7 shall be made as promptly as practicable but not later than five business days after the occurrence of the Busi-ness Combination or the execution of the letter of intent, agreement in principle or definitive agreement, or understanding similar to the foregoing, for a Business Combination, whichever is earlier.
               (c) For purposes of this Section 9.7, the term "Business Combination" shall mean (i) a merger, consolidation, share exchange, business combination or similar transaction involving Golden West; (ii) a sale, lease, exchange, transfer or other disposition of 50% or more of the assets of Golden West and each Golden West Subsidiary, taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by a person or entity of 50% or more of the Golden West Common Stock or Golden West Preferred Stock whether by sale of stock, tender offer or exchange offer or otherwise.

                                      ARTICLE 10

                                  GENERAL PROVISIONS

               10.1 Effectiveness of Representations and Warranties.

               (a) Except as set forth in Section 10.1(b), the representa-tions, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Notice of any claim by Oakwood or Merger Sub for indemnification hereunder (including a reasonable description of the alleged breach) must be made prior to the expiration under Section 10.1(b) of the representation, warranty, covenant or agreement upon which it is based. All statements contained in the Schedules hereto shall be deemed to be represen-tations and warranties by the parties hereunder.

               (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article 9; except that
          (i) the representations and warranties set forth in Article 4 shall survive the Effective Time and expire on the first anniver-sary of the Effective Time, (ii) the agreements set forth in Articles 1, 2, 3, 8, 9 and 10 and Section 6.4 shall survive the Effective Time and (iii) and the agreements set forth in Section 6.1(d) and in Articles 8, 9 and 10 hereof shall survive termina-tion pursuant to Article 9.

               10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the follow-ing addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:

               (a)  If to Oakwood or Merger Sub:

                    Oakwood Homes Corporation
                    2225 South Holden Road
                    Post Office Box 7386
                    Greensboro, North Carolina 27417-0386

                    Attention:  C. Michael Kilbourne

                    Facsimile No.:  (910) 852-1537

                    with a copy to:

                    Kennedy Covington Lobdell & Hickman, L.L.P.
                    NationsBank Corporate Center, Suite 4200
                    100 North Tryon Street
                    Charlotte, North Carolina 28202

                    Attention:  Myles E. Standish, Esq.

                    Facsimile No.:  (704) 331-7598

               (b)  If to Golden West:

                    Golden West Homes
                    1801 East Edinger Avenue
                    Suite 240
                    Santa Ana, California 92705

                    Attention:  Harry E. Karsten, Jr.

                    Facsimile No.:  (714) 835-6232

                    with a copy to:

                    Latham & Watkins
                    650 Town Center Drive, Suite 2000
                    Costa Mesa, California 92626

                    Attention: John R. Stahr, Esq.

                    Facsimile No.:  (714) 755-8290

               (c)  If to a Shareholder:

                    To his or its address set forth in the Acknowledgment executed by such Shareholder

               (d)  If to the Escrow Agent:

                    First Union National Bank of North Carolina
                    Bond Administration Department
                    230 South Tryon Street
                    Charlotte, NC  28288-1179

                    Attention:  Daniel J. Ober, Assistant Vice President

                    Facsimile No.:  (704) 383-7316

               10.3 Assignment, Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereun-der shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               10.4 Entire Agreement. This Agreement, the Exhibits and the Schedules constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

               10.5 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the shareholders of Golden West, but after any such shareholder approval, no amend-ment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be modified or amended except by an instrument in writing signed on behalf of Oakwood, Merger Sub and Golden West and, to the extent such writing modifies or amends Section 3.9, the Escrow Agent. Any amendment to this Agreement prior to the Effective Time shall not affect the obligations and liabili-ties of any Shareholder under this Agreement, as amended, unless expressly agreed to in such amendment.

               10.6 Governing Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the United States and those of the State of North Carolina applicable to contracts made and to be performed wholly within such state.

               10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such coun-terparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

               10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

               10.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations, partnerships, limited liability companies, trusts, associations and other entities.

               10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any waiver hereunder by Oakwood shall not release or otherwise affect the obligations of a Shareholder hereunder except to the extent expressly provided in such waiver. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Oakwood may waive the condition to issuing shares of Oakwood Common Stock to a Shareholder of receipt of an executed Acknowledgment from such Shareholder; provided, however, that no such waiver shall affect (i) the obligations and liabilities of any other Shareholder who has executed a Acknowledgment or (ii) the obligations and liabilities of such non-signing Shareholder hereunder as a Shareholder, including without limitation the obligations and liabilities of such non-signing Shareholder with respect to his Escrowed Shares.

               10.11 Incorporation of Schedules and Exhibits. The Schedules and the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

               10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agree-ment or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unen-forceable, the provision shall be interpreted to be only so broad as is enforceable.

               10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accor-dance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               10.14 Effectiveness. This Agreement shall be effective upon the execution hereof by Oakwood, Merger Sub and Golden West, and upon such execution shall constitute a legal, valid and binding obligation of each of Oakwood, Merger Sub and Golden West.

                               *          *          *

               IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the any and year first written above.


                                        OAKWOOD HOMES CORPORATION
          ATTEST:


          By:                           By:
                                        Name:
                                        Title:



                                        GOLDEN ACQUISITION CORPORATION
          ATTEST:


          By:                           By:
                                        Name:
                                        Title:



                                        GOLDEN WEST HOMES
          ATTEST:


          By:                           By:
                                        Name:
                                        Title:



                                        FIRST UNION NATIONAL BANK
                                            OF NORTH CAROLINA, as Escrow
          Agent
          ATTEST:


          By:                           By:
                                        Name:
                                        Title:

                                EXHIBITS AND SCHEDULES


                                       Exhibits

               Exhibit A      Agreement of Merger
               Exhibit B      Standstill Letter
               Exhibit C      Affiliate Letter
               Exhibit D      Opinion of Oakwood counsel
               Exhibit E      Price Waterhouse Comfort Letter
               Exhibit F      Price Waterhouse Comfort Letter Bringdown
               Exhibit G      Arthur Andersen Comfort Letter
               Exhibit H      Arthur Andersen Comfort Letter Bringdown
               Exhibit I      Opinion of Golden West counsel
               Exhibit J      Form of Acknowledgement
               Exhibit K      Form of Karsten Noncompetition Agreement
               Exhibit L      Form of Other Noncompetition Agreement

                                      Schedules

               Schedule 3.5        Option Shares
               Schedule 4.0        Officers
               Schedule 4.1        Golden West Subsidiaries
               Schedule 4.3        List of Shareholders; Golden West
                                     Options
               Schedule 4.5        Golden West Consents
               Schedule 4.7        Golden West Investments
               Schedule 4.9        Subsequent Events
               Schedule 4.10       Tax Matters
               Schedule 4.11(a)    Directors, Officers and Employees
               Schedule 4.11(b)    Fringe Benefit Plans
               Schedule 4.11(d)    Funding Policies
               Schedule 4.11(e)    Plan Claims and Litigation
               Schedule 4.11(g)    Benefit Plans - Effect of Merger
               Schedule 4.12(a)    Real Property and Leasehold Interests
                                     and Exceptions
               Schedule 4.12(b)    Permitted Encumbrances
               Schedule 4.12(c)    Inventory Encumbrances
               Schedule 4.12(e)    Trademarks
               Schedule 4.12(f)    Material Contracts
               Schedule 4.13       Environmental Matters
               Schedule 4.14       Leases
               Schedule 4.15       Capital Expenditures
               Schedule 4.16       Certain Transactions
               Schedule 4.17       Compliance Exceptions
               Schedule 4.18       Litigation

               Schedule 4.22       Brokers
               Schedule 4.24       Bank Accounts
               Schedule 4.25       Insurance
               Schedule 4.26       Product Warranty Matters
               Schedule 4.27       Warranty, Repurchase and Other Service
                                     Obligations
               Schedule 4.28       Dealer Agreements
               Schedule 4.29       Guarantees
               Schedule 4.30       Prospective Changes
               Schedule 5.5        Oakwood Consents
               Schedule 5.10       Oakwood Defaults
               Schedule 6.1(h)     Letters of Credit
               Schedule 6.2(c)(iv) Capital Expenditures
               Schedule 6.2(c)(v)  Bonuses
               Schedule 7.3(o)     Officers to Enter Into Noncompetition
                                     Agreements

                                                                  EXHIBIT A

                                 AGREEMENT OF MERGER



               THIS AGREEMENT OF MERGER is dated as of this ___ day of ______, 1994, by and among GOLDEN ACQUISITION CORPORATION, a California corporation ("SUB"), OAKWOOD HOMES CORPORATION, a North Carolina corporation ("Oakwood"), and GOLDEN WEST HOMES, a California corporation ("Golden West").


                                     WITNESSETH:

               WHEREAS, SUB has outstanding 1,000 shares of Common Stock, all of which are owned of record and beneficially by Oakwood;

               WHEREAS, Golden West has outstanding 1,287,000 shares of Common Stock, without par value, and 1,105,000 shares of Preferred Stock, without par value; and

               WHEREAS, the Boards of Directors of Golden West, Oakwood and SUB deem it advisable and in the best interests of Golden West, Oakwood and SUB and their respective shareholders, that SUB merge with and into Golden West in a merger (the "Merger") to be consummated under the terms and conditions set forth herein and in accordance with the laws of the State of California; and

               WHEREAS, the Boards of Directors of Golden West on August 11, 1994, of Oakwood on July 20, 1994, and of SUB on
          ______________, 1994, have, by resolutions duly adopted, approved this Agreement of Merger; and

               WHEREAS, the shareholders of Golden West on ______________, 1994, and the sole shareholder of SUB on ______________, 1994 have approved the Merger pursuant to the terms of this Agreement of Merger; and

               WHEREAS, Oakwood has agreed that when the Merger becomes effective, and as and when required hereby, it will deliver such shares of its Common Stock as shall be required in exchange for the shares of Golden West Common Stock and Golden West Preferred Stock outstanding on the effective date of the Merger; and

               WHEREAS, Oakwood, SUB and Golden West have entered into an Acquisition Agreement dated as of August __, 1994 (the
          "Acquisition Agreement"), setting forth certain agreements and conditions in connection with the Merger.

               NOW, THEREFORE, the parties hereby agree that SUB shall be and is hereby merged into Golden West (the "Surviving Corporation"), and that the terms and conditions of the Merger and the mode of carrying them into effect, including the manner of converting the shares of Golden West into shares of Oakwood, shall be as follows:

          1.   Merger; Effective Date of Merger.

               1.1 The Merger shall be effected in accordance with the provisions of and have the effect provided in Sections 1100 et seq. of the California General Corporation Law. Upon the effectiveness of the Merger, the separate existence of SUB shall cease and Golden West shall succeed, without other transfer, to all the rights, privileges, powers, immunities and franchises of SUB, all of the properties and assets of SUB, and all of the debts, choses in action and other interests due or belonging to SUB, and shall be subject to and responsible for all the debts, liabilities and obligations of SUB in the same manner as if Golden West had itself incurred them. All rights of creditors and all liens upon the property of SUB shall be preserved unimpaired, limited to the property affected by such liens immediately prior to the effective date of the Merger. Any action or proceeding pending by or against SUB may be prosecuted to judgment which shall bind Golden West, or Golden West may be proceeded against or substituted in the place of SUB.

               1.2 The Merger shall become effective on the date that this Agreement of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Date").

               1.3 If, at any time after the Effective Date, Golden West considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or record in Golden West its right, title and interest in, to and under any of the rights, properties or assets of SUB acquired or to be acquired by Golden West as a result of, or in connection with, the Merger or to otherwise carry out this Agreement of Merger, then the officers and directors of Golden West shall and will be authorized to execute and deliver, in the name and on behalf of Golden West of SUB or otherwise, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of Golden West or SUB or otherwise, all such other actions as may be necessary or desirable to vest, perfect or record any and all right, title and interest in, to and under such rights, properties or assets in Golden West or otherwise carry out this Agreement of Merger.

          2. Surviving Corporation's Articles of Incorporation and Bylaws; Directors; Officers.

               2.1 On the Effective Date, the Articles of Incorporation and Bylaws of SUB as in effect on the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Date (until altered, amended or repealed in the manner specified therein or as provided by law); provided, however, that on the

          Effective Date Article I of the
          Articles of Incorporation shall be amended to read, in its entirety, as follows:

               "The name of the corporation is Golden West Homes."

               2.2 The directors and officers of SUB serving on the Effective Date shall be the directors and officers of the Surviving Corporation until removed or replaced in the manner specified in the Bylaws of the Surviving Corporation or as provided by law.

          3.   Conversion of Shares.

               3.1 Immediately upon the effectiveness of the Merger, each share of Golden West Common Stock and each share of Golden West Preferred Stock issued and outstanding on the Effective Date of the Merger (except for shares, if any, of Golden West Common Stock or Golden West Preferred Stock which shall then constitute "dissenting shares" within the meaning of Section 1300 et seq. of the California General Corporation Law ("Dissenting Shares")), shall be converted into the right to receive .231099373 shares of the Common Stock of Oakwood. No fractional shares of Oakwood Common Stock shall be issued or delivered upon the conversion of Golden West shares into shares of Oakwood Common Stock hereunder; rather, such fractional portion shall be paid in cash. The amount paid for a fractional share shall be an amount equal to the fraction of the Oakwood share otherwise due multiplied by the closing price of the Oakwood Common Stock on the New York Stock Exchange two business days before the Effective Date (or, if the Oakwood Common Stock is not traded on the New York Stock Exchange on such date, the closing price thereon on the immediately preceding day on which the stock traded).

               3.2 Each holder of shares of Golden West Common Stock or Golden West Preferred Stock, upon surrender on the Effective Date to Oakwood or at any subsequent time to Wachovia Bank, N.A., as Exchange Agent, for cancellation of the one or more certificates representing such shares, shall thereafter be entitled to receive a certificate representing the number of shares of Oakwood Common Stock and the cash in lieu of fractional shares as determined pursuant to Section 3.1 of this Agreement.

               3.3 Until surrender as hereinabove provided, (i) each outstanding certificate which prior to the Effective Date represented shares of Golden West Common Stock or Golden West Preferred Stock (other than certificates for Dissenting Shares) shall be deemed for all corporate purposes, to evidence the right to receive the aggregate number of shares of Oakwood Common Stock and cash for fractional shares to be delivered with respect to such shares of Golden West capital stock; and (ii) each outstanding certificate evidencing Dissenting Shares shall evidence the right of the holders thereof to pursue such holders' remedies as a dissenting shareholder as provided in the California General Corporation Law.

               3.4 All Oakwood Common Stock delivered upon the surrender for exchange of shares of Golden West Common Stock or Golden West Preferred Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Golden West Common Stock or Golden West Preferred Stock. There shall be no further registration of transfers on the stock transfer books of Golden West of the shares of Golden West Common Stock or Golden West Preferred Stock which were outstanding immediately prior to the Effective Date. If for any reason certificates are presented to Golden West after the Effective Date, they shall be canceled and exchanged as provided herein.

               3.5 Immediately upon the effectiveness of the Merger, each outstanding share of capital stock of SUB, by virtue of the Merger, and without any action on the part of the holder thereof, shall automatically be converted into and become one share of Common Stock of Golden West as the Surviving Corporation. From and after the Effective Date, Oakwood, as holder of all of the outstanding shares of capital stock of SUB, shall have the right to receive Common Stock of Golden West as provided hereinabove upon its surrender of the certificate or certificates representing all shares of the capital stock of SUB. Until surrender, each outstanding certificate which prior to the Effective Date represented capital stock of SUB shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Common Stock of Golden West into which the shares of capital stock of SUB have been so converted. From and after the Effective Date, Oakwood, as owner of all outstanding shares of the capital stock of SUB, shall thereupon cease to have any rights with respect to such shares and its rights shall be solely in respect of the Common Stock of Golden West into which such shares of capital stock of SUB have been so converted.

          4.   Termination and Amendment.

               4.1 Notwithstanding the approval of this Agreement by the shareholders of Golden West and SUB, this Agreement may be terminated at any time prior to the Effective Date by the mutual agreement of the Boards of Directors of Oakwood, SUB and Golden West.

               4.2 Notwithstanding the approval of this Agreement by the shareholders of Golden West and SUB, this Agreement shall terminate in the event that the Acquisition Agreement shall be terminated prior to the Effective Date as therein provided.

               4.3 In the event of the termination of this Agreement as provided above, this Agreement shall become void and there shall be no liability on the part of Golden West, SUB or Oakwood or their respective officers or directors hereunder, except as otherwise provided in the Acquisition Agreement.

               4.4 This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of Golden West or SUB but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of Golden West or SUB without first obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approval and authority duly given by resolutions adopted by the respective Boards of Directors, have caused this Agreement of Merger to be executed in their respective corporate names by the Chief Executive Officer, President or a Vice President and attested by the Secretary or an Assistant Secretary of each party hereto.

                                   GOLDEN ACQUISITION CORPORATION


                                   By:
                                                 , President

                                   Attested by:
                                                        , Secretary


                                   OAKWOOD HOMES CORPORATION


                                   By:
                                                 , President

                                   Attested by:
                                                        , Secretary


                                   GOLDEN WEST HOMES


                                   By:
                                                 , President

                                   Attested by:
                                                        , Secretary

                                                                  EXHIBIT B

                              FORM OF STANDSTILL LETTER

                 [To be signed by directors, officers and Significant Shareholders of Oakwood, Golden West and Merger Sub]


          Oakwood Homes Corporation
          2225 South Holden Road
          Greensboro, North Carolina  27417

          Ladies and Gentlemen:

               Pursuant to the terms of the Acquisition Agreement dated as of ___________, 1994 (the "Agreement") among Golden West Homes, a California corporation ("Golden West"), Oakwood Homes Corpora-tion, a North Carolina corporation ("Oakwood"), Golden Acquisi-tion Corporation, a California corporation that is a wholly-owned subsidiary of Oakwood ("Merger Sub"), certain shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent, Merger Sub will be merged with and into Golden West, which will become a wholly-owned subsidiary of Oakwood (the "Merger"). In connection with the reporting of the Merger as a "pooling of interests" for accounting purposes, I represent, warrant and covenant to Oakwood that, beginning on August 19, 1994, I will not sell, transfer or otherwise dispose of (i) any shares of common stock, $.50 par value per share, of Oakwood (the "Oakwood Securities"), (ii) any shares of common stock, no par value per share, of Golden West or (iii) any shares of preferred stock, no par value per share, of Golden West, which are held by me on such date or acquired by me after such date, including without limitation any Oakwood Securities received in the Merger, until after such time as results covering at least 30 days of combined operations of Golden West and Oakwood have been pub-lished by Oakwood, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                                        Very truly yours,



                                        Name:
                                                   (Print or Type)

          Accepted this    day of
                        , 1994 by
          OAKWOOD HOMES CORPORATION


          By:
             Name:
             Title:

                                                     EXHIBIT C


                                       FORM OF AFFILIATE LETTER


            Oakwood Homes Corporation
            2225 South Holden Road
            Greensboro, North Carolina  27417

            Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Golden West Homes, a California corporation ("Golden West"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Acquisition Agreement dated as of ___________, 1994 (the "Agree-ment"), among Golden West, Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation that is a wholly-owned subsidiary of Oakwood ("Merger Sub"), certain shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent, Merger Sub will be merged with and into Golden West, which will become a wholly-owned subsidiary of Oakwood (the "Merger").

                  As a result of the Merger, I may receive shares of common
            stock, $.50 par value per share, of Oakwood ("Oakwood Common Stock") or options to purchase shares of Oakwood Common Stock (the "Oakwood Options") (the Oakwood Common Stock, the Oakwood Options and any Oakwood Common Stock issued upon conversion of the Oakwood Options are collectively referred to hereinafter as the "Oakwood Secur-ities") in exchange for shares owned by me of common stock, no par value per share, or preferred stock, no par value per share, of Golden West.

                  I represent, warrant and covenant to Oakwood that in the
            event I receive any Oakwood Securities as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposi-tion of the Oakwood Securities in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Oakwood Securities to the extent I felt necessary with my counsel or counsel for Golden West.

                  C. I have been advised that the issuance of Oakwood Common Stock (but not the Oakwood Options) to me pursuant to the Merger has been registered with the Commission under the Act on a Registra-tion Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stock-holders of Golden West, I may be deemed to have been an affiliate of Golden West and the distribution by me of the Oakwood Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Oakwood Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposi-tion is made in conformity with Rule 145 promulgated by the Commiss-ion under the Act, or (iii) in the opinion of counsel reasonably acceptable to Oakwood, or a "no-action" letter obtained by the under-signed from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that Oakwood is under no obligation to register the sale, transfer or other disposition of the Oakwood Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemp-tion from such registration available other than to timely file all reports as required

            Oakwood Homes Corporation
            _____________, 1994
            Page 2


            under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  E. I also understand that stop transfer instructions will be given to Oakwood's transfer agent with respect to the Oakwood Common Stock and that there will be placed on the certificates for the Oakwood Common Stock issued to me in the Merger or issued to me upon conversion of the Oakwood Options, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURI-TIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ________________, 1994 BETWEEN THE REGISTERED HOLDER HEREOF AND OAKWOOD HOMES CORPORATION,
                  A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF OAKWOOD HOMES CORPORATION."

                  F. I also understand that unless the transfer by me of my Oakwood Securities has been registered under the Act or is a sale in conformity with the provisions of Rule 145, Oakwood reserves the right to put the following legend on the certificates issued to my transferee:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DIS-TRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT
                  OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIRE-MENTS OF THE SECURITIES ACT OF 1933."

                  It is understood and agreed that the legend(s) set forth in paragraphs E and, if applicable, F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legend(s) and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Oakwood Securi-ties received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Oakwood Securi-ties received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Oakwood has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Oakwood, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule
            145 under the Act no longer apply to the undersigned.

            Oakwood Homes Corporation
            _____________, 1994
            Page 3


       Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Golden West as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                     Very truly yours,




                                                     Name:
                                                                (Print or Type)

            Accepted this       day of
                            , 1994 by
            OAKWOOD HOMES CORPORATION


            By:

               Name:

               Title:

                                                                  EXHIBIT D


                                        [Date]


          Golden West Homes
          1801 East Edinger Avenue
          Suite 240
          Santa Ana, California 92705

               Re: Acquisition Agreement dated as of ________, 1994 (the "Acquisition Agreement") by and among Oakwood Homes Corporation ("Oakwood"), Golden Acquisition Corporation ("Merger Sub"), Golden West Homes ("Golden West"), certain Shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent

          Ladies and Gentlemen:

               We have acted as counsel to Oakwood Homes Corporation and its wholly-owned subsidiary, Golden Acquisition Corporation ("Merger Sub"), in connection with the merger (the "Merger") of Merger Sub with and into Golden West pursuant to the terms of the Acquisition Agreement. This opinion is given to you pursuant to
          Section 7.2(d) of the Acquisition Agreement. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement.

               In rendering the opinions set forth below, we have examined originals or copies of the Acquisition Agreement and the Agree-ment of Merger (such documents being referred to herein individu-ally as a "Transaction Document" and collectively as the "Trans-action Documents") and originals or copies, certified or other-wise identified to our satisfaction, of such other documents, corporate records and certificates of public officials and corporate officers, and have made such investigations of fact and law, as we have deemed relevant and necessary as a basis for such opinions.

               In giving the opinions expressed herein and making our investigations in connection herewith, we have assumed (a) the due authorization, execution and delivery by the parties thereto other than Oakwood and Merger Sub of the documents examined by us, (b) the genuineness of all signatures of individuals, (c) the due existence of all corporations other than Oakwood and Merger Sub and the personal legal capacity of all individual signa-tories, (d) the authenticity of all documents presented to us as originals, (e) the conformity to the originals of all documents presented to us as copies, and (f) the integrity and completeness of the corporate minute books of Oakwood and Merger Sub presented to us for our examination, and we have no reason to believe that the foregoing assumptions are unwarranted.

          Golden West Homes
          _____________, 1994
          Page 2




               We have also assumed that the Transaction Documents and the transactions evidenced thereby, are valid, binding and enforce-able against all parties thereto other than Oakwood and Merger Sub.

               Based upon and subject to the foregoing, and subject to the comments and qualifications set forth below, we are of the opinion that:

               1. Oakwood is a corporation duly organized, validly exist-ing and in good standing under the laws of the State of North Carolina. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               2. Oakwood and Merger Sub each has all requisite corporate power and authority to conduct its business, own, lease and operate its properties and to enter into and per-form its obligations under the Transaction Documents.

               3. The execution, delivery and performance by Oakwood and Merger Sub of the Transaction Documents have been duly authorized by all necessary action on the part of Oakwood and Merger Sub. The Transaction Documents have been duly executed and delivered by Oakwood and Merger Sub, and assuming the due execution and delivery by the other parties thereto, each Transaction Document con-stitutes the legal, valid and binding obligation of Oakwood and Merger Sub, enforceable against them in accordance with their respective terms.

               4. The execution and delivery by Oakwood and Merger Sub of the Transaction Documents do not, and the consummation of the transactions contemplated thereunder and compli-ance by Oakwood and Merger Sub with the terms, condi-tions and provisions of the Transaction Documents will not, contravene or result in any breach or default under (i) any provision of the articles of incorpora-tion or bylaws of either Oakwood or Merger Sub, (ii) to our best knowledge, any law, statute, rule or regula-tion of any administrative agency or governmental body, or any judgment, order, writ, stipulation, injunction, award or decree of any federal or North Carolina court, arbiter, administrative agency or governmental body or
                    (iii) any of the terms, conditions or provisions of any material contract, undertaking, indenture or other

          Golden West Homes
          _____________, 1994
          Page 3




                    agreement or instrument binding on Oakwood or Merger Sub and known to us.

               5. Except for the filing of the Agreement of Merger with the California Secretary of State and certain other filings not yet due as of the date hereof, no authori-zation, approval or consent of, or declaration or filing with, or taking of any action in respect of or by, any federal or North Carolina governmental author-ity or regulatory body, is necessary or required in connection with the execution and delivery by Oakwood and Merger Sub of the Transaction Documents or the performance by Oakwood or Merger Sub of their respec-tive obligations thereunder.

               6. Upon the filing of the Agreement of Merger with the California Secretary of State, together with appropri-ate officers' certificates and tax clearance certifi-cates as required by the California General Corporation Law (the "CGCL"), the Merger shall be effective in accordance with the CGCL.

               7. The authorized capital stock of Oakwood consists of 100,000,000 shares of Common Stock, $.50 par value per share ("Oakwood Common Stock"), and 500,000 shares of Preferred Stock, $100 par value per share. The autho-rized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding and owned by Oakwood.

               8. The shares of Oakwood Common Stock to be issued in the Merger, when issued upon the terms and for the consid-eration set forth in the Acquisition Agreement and the Agreement of Merger, will have been duly authorized and will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights.

               9. The shares of Oakwood Common stock to be issued in the Merger have been approved for listing on the New York Stock Exchange.

               10. We have been informed by the Securities and Exchange Commission that the Registration Statement on Form S-4 has become effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending the effectiveness of the Registration Statement has

          Golden West Homes
          _____________, 1994
          Page 4




                    been issued under the Act and no proceedings therefor have been instituted or threatened by the Commission.

               Our opinions set forth above are subject to the following additional qualifications:

               (i) Enforcement of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar state or federal debtor relief laws in effect from time to time and which affect the enforcement of creditors' rights in general.

               (ii) Any part of the opinion set forth above relating to compliance with or a lack of violation of the provisions of any laws, statutes, rules or regula-tions, or relating to the obtaining of all neces-sary governmental or regulatory approvals, is based solely upon a review of those authorities which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

               (iii) Opinions or statements herein given "to the best of our knowledge" or qualified as "known to us" and the factual matters on which we have relied in giving other opinions herein (except for our opin-ions as to corporate matters that we have given in reliance upon our own investigation of the minute books of Oakwood and Merger Sub and certificates of public officials and officers of Oakwood and Merger Sub) are based upon (a) information coming to the attention of the lawyers in our firm who have given substantive attention to the transac-tions contemplated by the Transaction Documents and (b) the representations and warranties of Oakwood and Merger Sub contained in the Agreement. We have made no review of the public record.

               (iv) We are licensed to practice law in the State of North Carolina. Our opinions expressed above are limited to the laws of the State of North Carolina and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction, including principles of con-flict of laws. As to matters governed by Califor-nia law, we have relied upon the opinion of

          Golden West Homes
          _____________, 1994
          Page 5




                         Stradling, Yocca, Carlson & Rauth, P.C., Califor-nia counsel, for purposes of this opinion letter.

               The opinions expressed herein may be relied upon by Golden West Homes, its Board of Directors and its counsel, and may not be relied upon by any other party without the prior written consent of the undersigned.

                                        Very truly yours,

FORM OF PRICE WATERHOUSE COMFORT LETTER                             EXHIBIT E
                                                                  Page 1 of 4

[effective date of registration statement]


Board of Directors
Oakwood Homes Corporation
	and
Board of Directors
Golden West Homes


Ladies and Gentlemen:

We have audited the consolidated financial statements of Oakwood Homes Corporation (the "Company") and subsidiaries as of September 30, 1993 and 1992 and for each of the three years in the period ended September 30, 1993 incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1993 (the "Form 10-K"); our report with respect thereto is also incorporated by reference in the Form 10-K. We have also audited the Financial Statement Schedules listed in Item 14(a) of the form 10-K; our report with respect thereto is included in the Form 10-K. The Form 10-K is incorporated by reference in the registration statement on Form S-4 filed by the Company under the Securities Act of 1933 (the "Act"). Such registration statement [, as amended as of [effective date of registration statement],] is herein referred to as the "Registration Statement."

This letter is being furnished in reliance upon your representation to us that:

	a. You are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Act.

	b. In connection with the Registration Statement relating to the exchange of securities of the Company for securities of Golden West Homes, the review process you have applied to the information relating to the Company is substantially consistent with the due diligence review process that an underwriter would have performed pursuant to the Act.

 In connection with the Registration Statement:

	1. We are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

August [ ], 1994                                                 EXHIBIT E
Board of Directors                                              Page 2 of 4
Oakwood Homes Corporation
        and
Board of Directors
Golden West Homes
Page 2

	2. In our opinion, the financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the published rules and regulations thereunder with respect to registration statements on Form S-4.

	3. We have not audited any financial statements of the Company as of any date or for any period subsequent to September 30, 1993; although we have conducted an audit for the year ended September 30, 1993, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of September 30, 1993 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheets and the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity included in the Company's quarterly reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994, incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to September 30, 1993.

	4. For purposes of this letter, we have read the minutes of the 1994 meetings of the stockholders and the Board of Directors of the Company and its subsidiaries, and of the Compensation and Audit Committees of the Board of Directors of the Company, as set forth in the minute books at [five days prior to effective date of the registration statement], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [insert applicable date(s)] Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to [five days prior to effective date of the registration statement] (our work did not extend to the period from [four days prior to effective date of the registration statement] to [effective date of registration statement]) as follows:

	a. With respect to the three month periods ended December 31, 1993 and 1992, the six month periods ended March 31, 1994 and 1993 and the nine month periods ended June 30, 1994 and 1993, we have:

   	   (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheets and the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity included in the Company's quarterly reports

August [ ], 1994                                                 EXHIBIT E
Board of Directors                                              Page 3 of 4
Oakwood Homes Corporation
        and
Board of Directors
Golden West Homes
Page 3


               on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994, incorporated by reference in the Registration Statement; and

   	(2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to under a(1) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the published rules and regulations thereunder.

    b. With respect to the period from July 1, 1994 to July 31, 1994, we have:

       (1) read the unaudited consolidated financial data of the Company and subsidiaries for July of both 1994 and 1993 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to July 31, 1994 were available; and

       (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial data referred to under b(1) above are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.

The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

  5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

     a.	(i) the unaudited consolidated financial statements described in 4a(1)
above, incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the published rules and regulations thereunder or (ii) any material modifications should be made to the unaudited consolidated financial statements described in 4a(1) for them to be in conformity with generally accepted accounting principles; or

     b. (i) at July 31, 1994 there was any change in the capital stock, increase in long-term debt or any decrease in stockholders' equity of the Company and subsidiaries consolidated as compared with amounts shown in the June 30, 1994 consolidated balance sheet included in the Registration Statement or (ii) for the period from July 1, 1994 to July 31, 1994, there were any decreases, as compared with the

August [ ], 1994                                                 EXHIBIT E
Board of Directors                                              Page 4 of 4
Oakwood Homes Corporation
        and
Board of Directors
Golden West Homes
Page 4

corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

  6. As mentioned under 4b, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to July 31, 1994 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after July 31, 1994 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether there was any change at [five days prior to effective date of the registration statement] in the capital stock, increase in long-term debt or any decrease in stockholders' equity of the Company and subsidiaries consolidated as compared with amounts shown on the June 30, 1994 consolidated balance sheet incorporated by reference in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

August [ ], 1994                                                 EXHIBIT E
Board of Directors                                              Page 5 of 4
Oakwood Homes Corporation
        and
Board of Directors
Golden West Homes
Page 5


  7. For purposes of this letter, we have also read the following information (set forth in the Registration Statement on the indicated pages) and have performed the additional procedures stated below with respect to such information. Our audit of the financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated below and, accordingly, we express no opinion thereon.

[Insert description of any procedures and results thereof. We do not plan to ask that any procedures be performed pursuant to paragraph 7; accordingly, paragraphs 7 and 8 will probably be deleted in the final letter.]

  8. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

FORM OF PRICE WATERHOUSE COMFORT LETTER UPDATE                   EXHIBIT F
                                                                 Page 1 of 2

[date of Golden West shareholders' meeting]

Board of Directors
Golden West Homes
     and
Board of Directors
Oakwood Homes Corporation


Ladies and Gentlemen:

We refer to our letter of [effective date of registration statement] relating
to the Registration Statement (No.   -     ) of Oakwood Homes Corporation.
We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter, except that for purposes of this letter:

	1.	[The Registration Statement to which this letter relates is
                as amended as of [           ].]  [Insert date if registration
                statement has been amended; otherwise delete paragraph].

	2.	The reading of minutes described in paragraph 4 of that letter has been carried out through [five days prior to date of Golden West shareholders' meeting].

	3.	The procedures and inquiries covered in paragraph 4 of that
                letter were carried out to [five days prior to date of Golden West shareholders' meeting] (our work did not extend to the period from [four days prior to date of Golden West shareholders' meeting] to [date of Golden West shareholders' meeting], inclusive).

	4.	The period covered in paragraph 4b of that letter is changed to the period from June 26, 1994 to August 27, 1994; officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to August 27, 1994 were available.

	5.	The references to July 30, 1994 in paragraph 5b of that letter are changed to August 27, 1994.

September [  ], 1994	                                     EXHIBIT F
Board of Directors	                                     Page 2 of 2
Oakwood Homes Corporation
	and
Board of Directors
Golden West Homes
Page 2



	6.	The references to July 30, 1994 and [five days prior to
                effective date of the registration statement] in paragraph 6 of that letter are changed to August 27, 1994, and [five days prior to date of Golden West shareholders' meeting], respectively.


This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

FORM OF ARTHUR ANDERSEN & CO. COMFORT LETTER                       EXHIBIT G
                                                                 Page 1 of 4

[effective date of registration statement]


Board of Directors
Golden West Homes
	and
Board of Directors
Oakwood Homes Corporation


Ladies and Gentlemen:

We have audited the consolidated financial statements of Golden West Homes (the "Company") and subsidiary as of December 25, 1993 and December 26, 1992 and for each of the three years in the period ended December 25, 1993 included in the registration statement on Form S-4 filed by Oakwood Homes Corporation under the Securities Act of 1933 (the "Act"). Such registration statement
[, as amended as of [effective date of registration statement],] is herein referred to as the "Registration Statement."

This letter is being furnished in reliance upon your representation to us that:

	a. You are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Act.

	b. In connection with the Registration Statement relating to the exchange of securities of Oakwood Homes Corporation for securities of the Company, the review process you have applied to the information relating to Golden West is substantially consistent with the due diligence review process that an underwriter would have performed pursuant to the Act.

 In connection with the Registration Statement:

	1. We are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

	2. In our opinion, the financial statements audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting

August [ ], 1994                                                   EXHIBIT G
Board of Directors                                                Page 2 of 4
Oakwood Homes Corporation
       and
Board of Directors
Golden West Homes
Page 2

           requirements of the Act and the published rules and regulations thereunder with respect to registration statements on Form S-4.

	3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 25, 1993; although we have conducted an audit for the year ended December 25, 1993, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 25, 1993 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of June 25, 1994; the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity for the six month periods ended June 25, 1994 and June 26, 1993 included in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 25, 1993.

	4. For purposes of this letter, we have read the minutes of the 1994 meetings of the stockholders and the Board of Directors of the Company and its subsidiaries, and of the Compensation and Audit Committees of the Board of Directors of the Company, as set forth in the minute books at [five days prior to effective date of the registration statement], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [insert applicable date(s)] Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to [five days prior to effective date of the registration statement] (our work did not extend to the period from [four days prior to effective date of the registration statement] to [effective date of registration statement]) as follows:

	   a. With respect to the six month periods ended June 25, 1994 and June 26, 1993, we have:

   	      (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheet as of June 25, 1994, the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity for the six month periods ended June 25, 1994 and June 26, 1993 included in the Registration Statement; and

   	      (2) inquired of certain officials of the Company who have
                  responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to under a(1) above comply as to form in all material respects with the

August [ ], 1994                                                    EXHIBIT G
Board of Directors                                                Page 3 of 4
Oakwood Homes Corporation
       and
Board of Directors
Golden West Homes
Page 3

                  applicable accounting requirements of the Act and the published rules and regulations thereunder.

       	 b. With respect to the period from June 26, 1994 to July 30, 1994, we have:

            (1) read the unaudited consolidated financial data of the Company and subsidiaries for July of both 1994 and 1993 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to July 30, 1994 were available; and

            (2) inquired of certain officials of the Company who have
                responsibility for financial and accounting matters as to whether the unaudited financial data referred to under b(1) above are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.

The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

  5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

          a. (i) the unaudited consolidated financial statements described in 4a(1) above, included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or (ii) any material modifications should be made to the unaudited consolidated financial statements described in 4a(1) for them to be in conformity with generally accepted accounting principles; or

         b. (i) at July 30, 1994 there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of the Company and subsidiary consolidated as compared with amounts shown in the June 25, 1994 consolidated balance sheet included in the Registration Statement or (ii) for the period from June 26, 1994 to July 30, 1994, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur.

August [ ], 1994                                                    EXHIBIT G
Board of Directors                                                Page 4 of 4
Oakwood Homes Corporation
       and
Board of Directors
Golden West Homes
Page 4


6. As mentioned under 4b, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to July 30, 1994 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after July 30, 1994 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether there was any change at [five days prior to effective date of registration statement] in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of the Company and subsidiary consolidated as compared with amounts shown on the June 25, 1994 consolidated balance sheet included in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

FORM OF ARTHUR ANDERSEN COMFORT LETTER UPDATE               EXHIBIT H
                                                             Page 1 of 2



[date of Golden West shareholders' meeting]




Board of Directors
Oakwood Homes Corporation
	and
Board of Directors
Golden West Homes



Ladies and Gentlemen:

We refer to our letter of [effective date of registration statement] relating
to the Registration Statement (No.  -     ) of Oakwood Homes Corporation.
We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter, except that for purposes of this letter:

   1.   [The Registration Statement to which this letter relates is as amended
        as of [           ].]  [Insert date if registration statement has
        been amended; otherwise delete paragraph].

   2. The reading of minutes described in paragraph 4 of that letter has been carried out through [five days prior to date of Golden West shareholders' meeting].

   3. The procedures and inquiries covered in paragraph 4 of that letter were carried out to [five days prior to date of Golden West shareholders' meeting] (our work did not extend to the period from [four days prior to date of Golden West shareholders' meeting] to [date of Golden West shareholders' meeting], inclusive).

   4. The period covered in paragraph 4b of that letter is changed to the period from July 1, 1994 to August 31, 1994; officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to August 31, 1994 were available.

   5. The references to July 31, 1994 in paragraph 5b of that letter are changed to August 31, 1994.

                                                              EXHIBIT H
                                                             Page 2 of 2


September [  ], 1994
Board of Directors
Oakwood Homes Corporation
	and
Board of Directors
Golden West Homes
Page 2


   6. The references to July 31, 1994 and [five days prior to effective date of the registration statement] in paragraph 6 of that letter are changed to August 31, 1994, and [five days prior to date of Golden West shareholders' meeting], respectively.

This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

                            EXHIBIT I

           FORM OF OPINION OF GOLDEN WEST'S COUNSEL


         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to conduct its business, own, lease and operate its properties and enter into the Acquisition Agreement and Agreement of Merger (the "Agreements") and perform its obligations thereunder. Golden Circle Financial Services, a subsidiary of the Company ("GCFS"), has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to conduct its business and own, lease and operate its properties.

         2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action of the Company, and the Agreements have been duly executed and delivered by the Company. The Merger has been duly and validly approved by the shareholders of the Company in accordance with the General Corporation Law of the State of California (the"CGCL").

         3. The Agreement of Merger constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The opinions expressed in this paragraph 3 are subject to the following limitations, qualifications and exceptions:

                     a.such opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors;

                     b.enforceability of the Agreement of Merger is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

                     c.certain rights, remedies and waivers contained in the Agreement of Merger may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions; and

                     d.the unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy or prohibited by law.

         4. The execution and delivery of the Agreements by the Company and the consummation of the merger by the Company pursuant to the Agreements do not (i) to the best of our knowledge, violate any (a) federal or California statute, rule or regulation applicable to the Company or (b) judgment, order, writ, stipulation, injunction, award or decree of any federal or California court, administrative agency or governmental body to which the Company or GCFS is subject, (ii) violate the provisions of the Governing Documents, (iii) result in the breach of or a default under any of the material agreements set forth in Schedule 4.12(f) to the Acquisition Agreement or (iv) to the best of our knowledge, except for the filing of the Agreement of Merger, require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any federal or California statute applicable to the Company. No opinion is expressed in clauses (i) and (iv) of this paragraph 4 as to the application of Section
548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws or antitrust or trade regulation laws and no opinion is expressed in clause (iv) of this paragraph 4 as to the application of federal and state securities laws.

         5. The authorized capital stock of the Company consists of 20,000,000 shares of common stock, no par value (the "Common Stock"), of which 1,287,000 shares are issued and outstanding, and 1,105,000 shares of preferred stock, no par value (the "Preferred Stock"), of which 1,105,000 shares are issued and outstanding. All of the shares of issued and outstanding Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights under California law and the Governing Documents. To our knowledge based solely on a review of the minute books of the Company, options to purchase 377,000 shares of Common Stock were outstanding under the Company's 1994 Stock Option Plan, which options were not granted in violation of any preemptive rights under California law or the Governing Documents. The authorized capital stock of GCFS consists of 1,000 shares of common stock, no par value ("GCFS Common Stock"), of which 100 shares are issued and outstanding and held of record by the Company. All of the shares of issued and outstanding GCFS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and, free of preemptive rights under California law and the Governing Documents.

         6. Upon the filing of the Agreement of Merger with the California Secretary of State, together with appropriate officers' certificates and tax clearance certificates as required by the CGCL, the Merger shall be effective in accordance with the CGCL.

                                                                  EXHIBIT J

          TO BE COMPLETED BY EACH GOLDEN WEST SHAREHOLDER WHO
          RECEIVES OAKWOOD COMMON STOCK IN THE MERGER.

                        ACKNOWLEDGMENT AND TRANSMITTAL LETTER


          Oakwood Homes Corporation
          2225 South Holden Road
          Greensboro, North Carolina 27417

          Ladies and Gentlemen:

               The undersigned holder of Golden West Homes Common Stock or Preferred Stock hereby acknowledges that he or she has received and reviewed (i) the Prospectus/Proxy Statement dated _________ __, 1994 (hereinafter referred to as the "Prospectus/Proxy
          Statement") and (ii) the Acquisition Agreement dated August ___, 1994 by and among Oakwood Homes Corporation, Golden Acquisition Corporation, Golden West Homes, certain shareholders of Golden
          West and First Union National Bank, as Escrow Agent (hereinafter referred to as the "Acquisition Agreement") attached as Annex I to the Prospectus/Proxy Statement. Pursuant to the terms of the Acquisition Agreement, Golden Acquisition Corporation, which is a wholly-owned subsidiary of Oakwood, will merge with and into Golden West (the "Merger"), and after the Merger, Golden West will be a wholly-owned subsidiary of Oakwood. Capitalized terms used but not otherwise defined herein shall have the same mean-ings as are ascribed to them in the Acquisition Agreement.

               1. Binding Acquisition Agreement. The undersigned agrees to be bound by the terms of the Acquisition Agreement, including without limitation the escrow and indemnification provisions contained therein, and acknowledges that by signing this Acknowl-edgment and Transmittal Letter, he or she is so bound as a party to the Acquisition Agreement.

               2. Waiver and Amendment. Any waiver by Oakwood of a breach of or compliance with any of the provisions or terms of the Acquisition Agreement and any amendment to the Acquisition Agreement prior to ____________ shall not release, waive or otherwise affect the obligations of the undersigned shareholder except to the extent expressly provided in such waiver or amend-ment. Oakwood may also waive receipt of an executed Acknowl-edgment and Transmittal Letter from the recipient of this Ac-knowledgment and Transmittal Letter (the "Recipient"); however, if the Recipient receives shares of Oakwood Common Stock in the Merger, the Recipient will nonetheless be bound by the provisions of the Acquisition Agreement, including without limitation the provisions relating to escrow and indemnification, and any such waiver shall not affect the obligations and liabilities of the Recipient with respect to its shares of Oakwood Common Stock to be held in escrow pursuant to the Acquisition Agreement. Oakwood may waive receipt of an executed Acknowledgment and Transmittal Letter from a shareholder of Golden West other than the under-signed; however, no such waiver shall affect the obligations and liabilities of the undersigned hereunder and under the Acquisi-tion Agreement.

               3.   Transmittal.

               (a) Prior to the Effective Time. Prior to the Effective Time, this Acknowledgment and Transmittal Letter should be completed, signed and mailed or delivered with the certificates (and stock powers executed in blank as described below) of the undersigned that previously represented shares of the no par value Common Stock of Golden West or shares of the no par value Preferred Stock of Golden West (shares of the Common Stock and the Preferred Stock are hereinafter referred to collectively as the "Golden West Stock") to Oakwood:

                    By Mail:                           By Hand:

               Oakwood Homes Corporation             Oakwood Homes Corporation
               Post Office Box 7386                  2225 South Holden Road
               Greensboro, North Carolina            Greensboro, North Carolina
               27417-0386
               Attention:  Douglas R. Muir

               (b) After the Effective Time. After the Effective Time, this Acknowledgment and Transmittal Letter should be completed, signed and mailed or delivered with the undersigned's certifi-cates (and stock powers executed in blank as described below) that previously represented shares of Golden West Stock to Wachovia Bank of North Carolina, N.A., as Transfer Agent:

                                       By Mail:

                              Wachovia Bank of North Carolina, N.A.
                              Corporate Trust Department
                              Post Office Box 3001
                              Winston-Salem, NC  27102

          Oakwood or Wachovia Bank, as the case may be, shall hereinafter be referred to as the Issuing Agent.

               (c) Delivery of Certificates and Stock Powers. The under-signed hereby delivers to the Issuing Agent (i) the below-de-scribed certificates, which are enclosed herewith, in exchange for (A) .231099373 shares of Oakwood Common Stock for each such surrendered share of Golden West Stock and (B) cash in lieu of fractional shares determined by multiplying the fractional interest to which the undersigned would otherwise be entitled by the closing price of the Oakwood Common Stock on the New York Stock Exchange two business days before the Effective Time (or, if such stock is not traded on the New York Stock Exchange on such date, the closing price thereon on the immediately preceding day on which the stock traded), as provided in the Acquisition Agreement, and (ii) the stock powers which were attached to this Acknowledgement and Transmittal Letter and which have been executed in blank by the registered owner of the certificates exactly as the name appears on the stock certificates. Such stock powers are to be held in escrow by the Escrow Agent togeth-er with the undersigned's escrowed shares of Oakwood Common Stock.

               The undersigned hereby warrants that the undersigned is the legal owner, free and clear of all claims and encumbrances, of the shares of Golden West Stock described below and that the undersigned has full authority to deliver to you the certifi-cate(s) identified below. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the delivery of such certificate(s).

               Please issue (x) the shares of Oakwood Common Stock the undersigned is entitled to receive and (y) a check in payment for fractional shares in the name of the registered owner and please mail such shares and check to the registered owner at the address specified below.


                           DESCRIPTION OF CERTIFICATE(S) DELIVERED
                                (See Instructions 3 and 4)
                                 GOLDEN WEST COMMON STOCK

                                                                                    Number of Shares of Com-
                  Name of Registered Owner                       Certificate        mon Stock Represented by
             (as they appear on certificate(s))                    Number               Such Certificate
                                                                Total Shares of
                                                                 Common Stock

                           DESCRIPTION OF CERTIFICATE(S) DELIVERED
                                (See Instructions 3 and 4)
                                GOLDEN WEST PREFERRED STOCK

                                                                                    Number of Shares of Pre-
                    Name of Registered Owner                       Certificate      ferred Stock Represented
               (as they appear on certificate(s))                     Number           by Such Certificate
                                                                  Total Shares of
                                                                  Preferred Stock

_______________________________________________________________________________
_______________________________________________________________________________


                    (Signature(s) of Owner(s)) (See Instruction 3)

(Must be signed by registered owner(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered owner(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, please set forth full title and see In-struction 3.)

Name(s) _______________________________________________________________________
        _______________________________________________________________________
                                        (Please Print)

Address _______________________________________________________________________
_______________________________________________________________________________
                                (Include Zip Code)

_________________________________   ___________________________________________
    (Area Code and Telephone No.)   (Tax Identification or Social Security No.)

 Signature(s) Guaranteed By____________________________________________________
                                            (See Instruction 2)

                             Dated ______________________



                                     (See Instruction 8)

PAYER'S NAME:    OAKWOOD HOMES CORPORATION
                 Part 1-PLEASE PROVIDE YOUR TIN (SOCIAL  ______________________
                 SECURITY NUMBER OR EMPLOYER IDENT-      Social Security Number
SUBSTITUTE       IFICATION NUMBER) IN THE BOX AT RIGHT   OR
                 AND CERTIFY BY SIGNING AND DATING BE-
                 LOW                                     ______________________
Form W-9                                                 Employer Identification
                                                                  Number
Department of
the Treasury
Internal Revenue
Service Payer's
Request for
Taxpayer iden-
tification Num-
ber [TIN]
                  Part 2 - Check the box if you are NOT subject to backup with-holding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no
                  longer to backup withholding                             ( )

                  CERTIFICATION -- UNDER THE PENALTIES OF
                  PERJURY, I CERTIFY THAT THE INFORMATION
                  PROVIDED ON THIS FORM IS TRUE, CORRECT AND
                  COMPLETE                                     Part 3 --

                  SIGNATURE                 DATE               Awaiting tin ( )

                                  INSTRUCTIONS

           1. Delivery of Acknowledgment and Transmittal Letter and Certificates. This Acknowledgment and Transmittal Letter or a photocopy hereof, filled in and signed, must be used in connection with a delivery of certificates.

           The method of delivery of all documents is at the option and risk of the shareholder, but it is recommended that documents be delivered either personally or by registered mail properly insured with return receipt requested.

           2. Guarantee of Signatures. If the certificates delivered here-with are registered in the name of a person other than the signer of this Acknowledgment and Transmittal Letter, the certificates must be endorsed or accompanied by stock powers signed by the registered owner(s) with the signature on the endorsement or stock powers guaran-teed as described below. The certificates need not be endorsed or accompanied by any instrument of assignment or transfer other than the Acknowledgment and Transmittal Letter registered in the name of the person(s) signing the Acknowledgment and Transmittal Letter.

           3. Signatures on Letter of Transmittal and Endorsements. In case of endorsement or signatures by executors, administrators, trustees, guardians, attorneys, corporations and the like, the certificates delivered must be accompanied by evidence satisfactory to the Issuing Agent of authority of the person to make the endorsement, or to sign, together with all supporting documents necessary to validate the delivery. If certificates are delivered by joint holders or owners, all such persons must sign. If certificates are registered in different forms, it will be necessary to fill in, sign and submit as many sepa-rate Acknowledgment and Transmittal Letters or photocopies thereof as there are different registrations of certificates.

           4. Inadequate Space. If the space provided herein is inadequate, the certificate number(s) and the number of shares of Golden West Stock should be listed on a separate signed schedule attached hereto.

           5. Deposit of Certificates. Issuance of shares of Oakwood Common Stock and payment for fractional shares will be made only against de-posit of the certificates of Golden West Stock to be exchanged there-for with the Issuing Agent as set forth herein.

           6. Lost or Stolen Certificates. Please notify the Issuing Agent in writing at its address set forth above for the procedure to be followed if any certificate has been lost, stolen, destroyed or mutil-ated and replacement instructions will be mailed to you.

           7. Appraisal Rights. Shareholders who are seeking appraisal rights under the California General Corporation Law should not deliver certificates for shares pursuant to this Acknowledgment and Transmittal Letter.

           8. Substitute Form W-9. If you have not previously provided the Issuing Agent with your social security number or other taxpayer iden-tification number on Form W-9 or certified therein that you are not subject to back-up withholding, you should complete the substitute Form W-9 included herein.

           All questions with respect to this Acknowledgment and Transmittal Letter will be determined by the Issuing Agent, which determinations shall be conclusive and binding. Questions should be directed to the Issuing Agent at the address set forth above or by telephone at _____________.

           Additional copies of this Acknowledgment and Transmittal Letter may be obtained from the Issuing Agent at its address set forth above. Photocopies of this Acknowledgment and Transmittal Letter will be accepted, however.

           The services of the Issuing Agent shall terminate upon the first anniversary of the Effective Time of the Merger, which anniversary will be on or after _____________. After that date, certificates may be delivered for surrender only to Oakwood. If an Acknowledgment and Transmittal Letter is being prepared at or after such time, please contact the Secretary of Oakwood at the mailing address provided above or by telephone at ___________ for instructions as to submitting the Acknowledgment and Transmittal Letter.

                                                                  EXHIBIT K

                                NON-COMPETE AGREEMENT


               THIS AGREEMENT is dated as of the __ day of _____, 1994, by and among OAKWOOD HOMES CORPORATION, a North Carolina corporation (the "Company"), and HARRY E. KARSTEN, JR. ("Shareholder").

                                W I T N E S S E T H :

               WHEREAS, pursuant to the Acquisition Agreement dated as of ___________, 1994 (the "Acquisition Agreement") by and among Golden West Homes, a California corporation ("Golden West"), the Company, Golden Acquisition Corporation, a California corporation that is a wholly-owned subsidiary of the Company ("Merger Sub"), certain shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent, Merger Sub will be merged with and into Golden West, which will become a wholly-owned subsidiary of the Company (the "Merger");

               WHEREAS, Golden West is in the business of designing, manufacturing and marketing manufactured homes and of financing certain of its sales of manufactured homes through its wholly-owned finance subsidiary (the "Business");

               WHEREAS, the value to the Company of the Merger is dependent in part upon the Company's ability to continue for its own account the Business heretofore conducted by Golden West and to obtain for its benefit the good will and going concern value associated therewith; and

               WHEREAS, in connection with the Closing under the Acquisi-tion Agreement and as a condition thereof and inducement there-for, and in consideration of the receipt by the Shareholder of shares of the Company in exchange for his shares of Golden West's capital stock, the Shareholder has agreed to enter into certain covenants relating to competition and confidentiality as set forth in this Agreement.

               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged by the Shareholder, the Shareholder does hereby agree with the Company as follows:

               1.  Non-Competition, Non-Disclosure and Related Matters.

               (a) In addition to other terms defined in this Agreement, the following terms when used in this Agreement shall have the following meanings:

                    "Competition" means  engagement (i) in the  Business or
               (ii) in any business which is the same as or substantially similar to the Business.

                    "Customer"  means  any  Person  to whom  any  products,
               processes, goods or services have heretofore been sold or offered for sale, or from whom purchases thereof have been solicited, at any time during the two years preceding the date of this Agreement, by Golden West.

                    "Employee" means any individual employed by the Company
               or Golden West or any of their affiliates on the date hereof or during the three years following the date of this Agree-ment.

                    "Person" means an individual, corporation, partnership,
               limited liability company, joint venture, trust or other entity.

                    "Restricted Period" means the  period beginning on  the
               date hereof and ending on the third anniversary of the date hereof.

                    "Restricted  Territory"  means  any  of  the  following
               geographic areas (i) in which any product, process, good or service has heretofore been manufactured, provided, sold or offered or promoted for sale by Golden West during the two years preceding the date of this Agreement or (ii) in which Golden West on the date hereof plans or proposes in the immediate future to sell or promote sales of any products, processes, goods or services as part of the Business:

                    (1)  the State of California; or

                    (2)  the State of Oregon; or

                    (3)  the State of Colorado; or

                    (4)  the State of Washington; or

                    (5)  the State of Nevada; or

                    (6)  the State of Arizona; or

                    (7)  the State of Idaho; or

                    (8)  the State of Wyoming; or

                    (9)  the State of Utah; or

                    (10) the State of New Mexico; or

                    (11) the State of Montana; or

                    (12) any county or similar political subdivision of any
                         of the foregoing States.

               (b) The Shareholder agrees that during the Restricted Period he will not either directly or indirectly:

               (i)  engage in any Competition in any  Restricted Territory;
                    or

               (ii) be or become an employee, officer, director, sharehold-
                    er, partner, agent or consultant of, or acquire or have any material proprietary or other equity interest in, or otherwise participate or assist in the business of, any Person who engages in any Competition in any Re-stricted Territory;

          provided, that the Shareholder may own, directly or indirectly, solely as a passive investment, securities issued by such Person if such securities are publicly traded and do not constitute more than 1% in the aggregate of the outstanding equity securities of such Person.

               (c) The Shareholder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, solicit or enter into any transaction with any Customer for the purpose of any sale to such Customer of products, processes, goods or services the sale of which would constitute Competition.

               (d) The Shareholder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, induce or attempt to induce any Employee to leave his or her employment with the Company or Golden West or any of their affiliates.

               (e) The Shareholder understands that in his capacity as a former shareholder, director and officer of Golden West, he has obtained "Confidential Information" (as hereinafter defined) relating to the business of Golden West. As used herein, the term "Confidential Information" means and refers to any infor-mation or compilations of information (including without limitation trade secrets, technology, names, addresses or needs of customers, other customer or supplier lists, formulae, patterns, devices, plans or processes or any other proprietary information relating to the Business) of Golden West which is private or confidential in that it is not known or available to the public and gives Golden West an opportunity to obtain an advantage over competitors who do not know or use it. The Shareholder shall not, without the prior written consent of the Company, at any time during the Restricted Period (1) use or disclose any such Confidential Information outside the Company (or its affiliated companies, including Golden West), (2) aid in the removal from Golden West or delivery to any third party of any such Confidential Information or (3) sell, exchange or give away or otherwise dispose (or assist therein) of any such Confidential Information now or hereafter owned by Golden West, whether or not the same shall or may have been originated, discovered or developed by the Shareholder. The Shareholder agrees that he will return all Confidential Information in his possession to the Company immediately upon the date hereof. The Shareholder acknowledges and confirms that he has or  claims no
          proprietary  interest   in  any  such  information,   or  in  any
          technology, invention, patent, trademark or other intellectual property of, used or to be acquired by the Company.

               (f) The Shareholder acknowledges that, in view of the nature of the Business and the business objectives of the Company in entering into this Agreement and the Acquisition Agreement, the restrictions contained in this Section 1 are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of such restrictions will result in irreparable injury to the Company for which damages will not be an adequate remedy. The Shareholder therefore acknowledges that if he violates any such restrictions, the Company shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

               (g) If any of the provisions contained in this Section 1 shall for any reason be held to be overly broad as to duration, scope, activity or subject, any such provision shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

               (h) The rights and remedies of the Company hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative. Without limiting the generality of the foregoing, the rights and remedies of the Company hereunder, and the obligations and liabilities of the Shareholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition.

               2. Severability. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdic-tion to be invalid or unenforceable, such invalidity or unenforc-eability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circumstances or in any other jurisdiction.

               3. Governing Law. The construction, validity and enforce-ability of this Agreement shall be governed by the laws of the State of North Carolina.

               4. Waiver. The rights of the Company hereunder may be waived only by a writing signed on behalf of the Company by its President or Vice President expressly setting forth the rights so waived and the matters as to which they are so waived, and any such waiver shall be limited to the matters expressly set forth in such writing. No failure or delay of the Company in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights.

               5.   Consent to  Jurisdiction.   Each of the  parties hereby
          consents and agrees to the non-exclusive jurisdiction of all courts sitting in the State of North Carolina in connection with any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof.

               6. Miscellaneous. This Agreement and the Acquisition Agreement constitute the sole and entire agreement and under-standing between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or condi-tions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

               IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the Company and the Shareholder and each has caused their respective seals to be affixed hereto, as of the day and year first above written.

                                             OAKWOOD HOMES CORPORATION


                                                 By:
                                                 Name:  ____________________
                                                 Title:   __________________


                                                                     [SEAL]
                                             HARRY E. KARSTEN, JR.

                                                                  EXHIBIT L

                                NON-COMPETE AGREEMENT


               THIS AGREEMENT is dated as of the __ day of _____, 1994, by and among OAKWOOD HOMES CORPORATION, a North Carolina corporation (the "Company"), and BRUCE W. STOYER ("Shareholder").

                                W I T N E S S E T H :

               WHEREAS, pursuant to the Acquisition Agreement dated as of ___________, 1994 (the "Acquisition Agreement") by and among Golden West Homes, a California corporation ("Golden West"), the Company, Golden Acquisition Corporation, a California corporation that is a wholly-owned subsidiary of the Company ("Merger Sub"), certain shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent, Merger Sub will be merged with and into Golden West, which will become a wholly-owned subsidiary of the Company (the "Merger");

               WHEREAS, Golden West is in the business of designing, manufacturing and marketing manufactured homes and of financing certain of its sales of manufactured homes through its wholly-owned finance subsidiary (the "Business");

               WHEREAS, the value to the Company of the Merger is dependent in part upon the Company's ability to continue for its own account the Business heretofore conducted by Golden West and to obtain for its benefit the good will and going concern value associated therewith; and

               WHEREAS, in connection with the Closing under the Acquisi-tion Agreement and as a condition thereof and inducement there-for, and in consideration of the receipt by the Shareholder of shares of the Company in exchange for his shares of Golden West's capital stock, the Shareholder has agreed to enter into certain covenants relating to competition and confidentiality as set forth in this Agreement.

               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged by the Shareholder, the Shareholder does hereby agree with the Company as follows:

               1.  Non-Competition, Non-Disclosure and Related Matters.

               (a) In addition to other terms defined in this Agreement, the following terms when used in this Agreement shall have the following meanings:

                    "Competition" means  engagement (i) in the  Business or
               (ii) in any business which is the same as or substantially similar to the Business.

                    "Customer"  means  any  Person  to whom  any  products,
               processes, goods or services have heretofore been sold or offered for sale, or from whom purchases thereof have been solicited, at any time during the two years preceding the date of this Agreement, by Golden West.

                    "Employee" means any individual employed by the Company
               or Golden West or any of their affiliates on the date hereof or during the two years following the date of this Agree-ment.

                    "Person" means an individual, corporation, partnership,
               limited liability company, joint venture, trust or other entity.

                    "Restricted Period" means the  period beginning on  the
               date hereof and ending on the second anniversary of the date hereof; provided, however, that if the employment of the Shareholder with Golden West shall have been terminated by Golden West prior to the end of such two-year period, the Restricted Period shall be the period after his termination for which the Company has agreed to continue to pay Share-holder his base salary as severance, but in no event shall such period be longer than the second anniversary of the date hereof.

                    "Restricted  Territory"  means  any  of  the  following
               geographic areas (i) in which any product, process, good or service has heretofore been manufactured, provided, sold or offered or promoted for sale by Golden West during the two years preceding the date of this Agreement or (ii) in which Golden West on the date hereof plans or proposes in the immediate future to sell or promote sales of any products, processes, goods or services as part of the Business:

                    (1)  the State of California; or

                    (2)  the State of Oregon; or

                    (3)  the State of Colorado; or

                    (4)  the State of Washington; or

                    (5)  the State of Nevada; or

                    (6)  the State of Arizona; or

                    (7)  the State of Idaho; or

                    (8)  the State of Wyoming; or

                    (9)  the State of Utah; or

                    (10) the State of New Mexico; or

                    (11) the State of Montana; or

                    (12) any county or similar political subdivision of any
                         of the foregoing States.

               (b) The Shareholder agrees that during the Restricted Period he will not either directly or indirectly:

               (i)  engage in any Competition  in any Restricted Territory;
                    or

               (ii) be or become an employee, officer, director, sharehold-
                    er, partner, agent or consultant of, or acquire or have any material proprietary or other equity interest in, or otherwise participate or assist in the business of, any Person who engages in any Competition in any Re-stricted Territory;

          provided, that the Shareholder may own, directly or indirectly, solely as a passive investment, securities issued by such Person if such securities are publicly traded and do not constitute more than 1% in the aggregate of the outstanding equity securities of such Person.

               (c) The Shareholder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, solicit or enter into any transaction with any Customer for the purpose of any sale to such Customer of products, processes, goods or services the sale of which would constitute Competition.

               (d) The Shareholder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, induce or attempt to induce any Employee to leave his or her employment with the Company or Golden West or any of their affiliates.

               (e) The Shareholder understands that in his capacity as a former shareholder and officer of Golden West, he has obtained "Confidential Information" (as hereinafter defined) relating to the business of Golden West. As used herein, the term "Confidential Information" means and refers to any information or compilations of information (including without limitation trade secrets, technology, names, addresses or needs of customers, other customer or supplier lists, formulae, patterns, devices, plans or processes or any other proprietary information relating to the Business) of Golden West which is private or confidential in that it is not known or available to the public and gives Golden West an opportunity to obtain an advantage over compe-
          titors who do not know or use it. The Shareholder shall not, without the prior written consent of the Company, at any time during the Restricted Period (1) use or disclose any such Confidential Information outside the Company (or its affiliated companies, including Golden West), (2) aid in the removal from
          Golden West or delivery to any third party of any such Confidential Information or (3) sell, exchange or give away or otherwise dispose (or assist therein) of any such Confidential Information now or hereafter owned by Golden West, whether or not the same shall  or  may have  been  originated,  discovered  or
          developed by the Shareholder. The Shareholder agrees that he will return all Confidential Information in his possession to the Company immediately upon the date hereof. The Shareholder acknowledges and confirms that he has or claims no proprietary interest in any such information, or in any technology, invention, patent, trademark or other intellectual property of, used or to be acquired by the Company.

               (f) The Shareholder acknowledges that, in view of the nature of the Business and the business objectives of the Company in entering into this Agreement and the Acquisition Agreement, the restrictions contained in this Section 1 are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of such restrictions will result in irreparable injury to the Company for which damages will not be an adequate remedy. The Shareholder therefore acknowledges that if he violates any such restrictions, the Company shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

               (g) If any of the provisions contained in this Section 1 shall for any reason be held to be overly broad as to duration, scope, activity or subject, any such provision shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

               (h) The rights and remedies of the Company hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative. Without limiting the generality of the foregoing, the rights and remedies of the Company hereunder, and the obligations and liabilities of the Shareholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition.

               2. Severability. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdic-tion to be invalid or unenforceable, such invalidity or unenforc-eability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circumstances or in any other jurisdiction.

               3. Governing Law. The construction, validity and enforce-ability of this Agreement shall be governed by the laws of the State of North Carolina.

               4. Waiver. The rights of the Company hereunder may be waived only by a writing signed on behalf of the Company by its President or Vice President expressly setting forth the rights so waived and the matters as to which they are so waived, and any such waiver shall be limited to the matters expressly set forth in such writing. No failure or delay of the Company in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights.

               5.   Consent to  Jurisdiction.   Each of the  parties hereby
          consents and agrees to the non-exclusive jurisdiction of all courts sitting in the State of North Carolina in connection with any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof.

               6. Miscellaneous. This Agreement and the Acquisition Agreement constitute the sole and entire agreement and under-standing between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or condi-tions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

               IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the Company and the Shareholder and each has caused their respective seals to be affixed hereto, as of the day and year first above written.

                                             OAKWOOD HOMES CORPORATION


                                                 By:
                                                 Name:  _______________________
                                                 Title:   _____________________


                                                                     [SEAL]
                                             BRUCE W. STOYER

                                                 SCHEDULE 3.5

                                                 STOCK OPTIONS

                                            GOLDEN WEST SHARES

                                                                                                                    OAKWOOD SHARES
                                                                                        NUMBER OF SHARES
                                                       DATE OF    OPTION     NUMBER       EXERCISABLE AT       OPTION    NUMBER OF
              NAME                    TITLE             GRANT      PRICE    OF SHARES        7/31/94            PRICE     SHARES
        Robert C. Latimer      Vice President,           7/24/90  $1.000     39,000         39,000             4.33      9,012
                                Manufacturing
        Bruce W. Stoyer        Executive Vice
                                President                7/24/90  $1.000     39,000         39,000             4.33      9,012
        Frank D. Jacobs        Vice President, Finance   7/24/90  $1.000     39,000         39,000             4.33      9,012
        Robert J. Henry        Senior Vice President     7/24/90  $1.000     39,000         39,000             4.33      9,012
        Phillip E. Clark       Vice President-
                                General Manager          7/24/90  $1.000     39,000         39,000             4.33      9,012
        Andrew R. Van Zyl      General Manager           7/24/90  $1.000     13,000         13,000             4.33      3,004
        Paul A. Karsten        Vice President-
                                General Manager          7/24/90  $1.000     13,000         13,000             4.33      3,004
        Paul A. Karsten        Vice President-
                                General Manager          2/04/92  $1.423     26,000         13,000             6.16      6,008
        Andrew R. Van Zyl      General Manager          10/19/93  $1.538     13,000          -----             6.66      3,004
        Jesse Curacco          General Manager          10/19/93  $1.538     13,000          -----             6.66      3,004
        Sheri Wenz             Senior Vice President-
                                GCFS                    10/19/93  $1.538     26,000          -----             6.66      6,008
        Paul W. Astles         Director of Human
                                Resources               10/19/93  $1.538     26,000          -----             6.66      6,008
        Andrew Scott Karsten   Director of Marketing    10/19/93  $1.538     26,000          -----             6.66      6,008
        Bruce W. Stoyer        Executive Vice President  2/27/94  $3.211     26,000          -----            13.90      6,008

                                           TOTAL                            377,000        234,000

        NOTES:

        1.    The number of Golden West shares
              and option price have been
              adjusted to give effect to the
              52-for-one stock split

        2.    Options vest 25% per year on the
              first four anniversaries of the
              date of grant.

                            SCHEDULE 4.0

                     OFFICERS AND KEY EMPLOYEES


GOLDEN WEST HOMES

OFFICERS:

Harry Karsten, Jr.                  Chairman  of  the Board, President and
                                    Chief Executive Officer

Robert J. Henry                     Senior Vice President

Bruce Stoyer                        Executive Vice President, Operations

Frank  D. Jacobs                    Vice   President,   Chief   Financial
                                    Officer and Secretary

Robert C. Latimer                   Vice President, Manufacturing

Phillip Clark                       Vice President, General Manager

Paul Andrew Karsten                 Vice President, General Manager



KEY EMPLOYEES

Andrew Van Zyl                      General Manager

Jesse Carrasco                      General Manager

Paul Astles                         Director, Human Resources

                               SCHEDULE 4.0

                        OFFICERS AND KEY EMPLOYEES


GOLDEN CIRCLE FINANCIAL SERVICES

Harry Karsten                       President and Chief Executive Officer

L. Sheryl Wenz                      Senior Vice President

Frank  D. Jacobs                    Secretary/Treasurer and Chief
                                    Financial Officer

William D. Capps                    Vice President


                                (2 of 2)

                               SCHEDULE 4.1

                     GOLDEN WEST HOMES SUBSIDIARIES


                                                             STATE OF
NAME                                   DATE FORMED        INCORPORATION

Golden Circle Financial Services         10/19/93           California
Common Stock, 1,000 shares
authorized, 100 shares issued
and outstanding. 1

________

 1 Golden West Homes owns 100% of the issued and outstanding Common Stock of Golden Circle Financial Services.

                               SCHEDULE 4.3

                             SHAREHOLDERS LIST

PREFERRED SERIES  A  STOCK:


Cert. Number                                                Affiliation

1                  Phillip E. Clark and                     Officer
                   Anna M. Clark, jt. ten.
                   451 S. Walnut Street
                   Boise, ID  83712
                   26,000 Shares issued 5-5-88
                   Phillip Clark SS#: ###-##-####

2                  Phillip E. Clark (IRA)                   Officer
                   451 S. Walnut Street
                   Boise, ID  83712
                   19,500 Shares issued 5-5-88
                   Phillip Clark SS#: ###-##-####

3                  Mrs. Anna M. Clark (IRA)                 Spouse of Officer
                   451 S. Walnut Street
                   Boise, ID  83712
                   19,500 Shares issued 5-5-88
                   SS#:  ###-##-####

4                  VOID

5                  VOID
                   (Sold see revised certificate 38)

6                  VOID
                   (Sold  see revised certificate 43 & 44)

7                  VOID
                   (Sold see certificate 45)

8                  VOID
                   (Sold , see certificate 53)

                                (1 of 10)

Cert. Number                                                Affiliation

9                  John Hook and                            Former retailer
                   Peggy Hook, jt. ten
                   3827 Via Manzana
                   San Clemente, CA  92672
                   32,500 Shares issued on 5-5-88
                   SS#:  Peggy: ###-##-####

10                 VOID
                   (Sold, see certificate 51)

11                 William H. Dennis and                    Employee
                   Sandra K. Dennis, jt. ten.
                   1121 W. Oak Avenue
                   Fullerton, CA  92633
                   6,500 Shares issued on 5-5-88
                   SS#:  ###-##-####

12                 VOID

13                 VOID
                   (Revised, see certificate 40)

14                 VOID
                   (Revised, see certificate 41)

15                 John R. Stahr                          Director and  Legal Counsel
                   Latham & Watkins
                   650 Town Center Drive, 20th Floor
                   Costa Mesa, CA  92626
                   32,500 Shares issued on 5-5-88
                   John  Stahr SS#:  ###-##-####

16                 Mr. Peter Rothschild                    Friend of Harry Karsten
                   Rothschild Industries, Inc.
                   866 West 18th Street
                   Costa Mesa, CA  92627
                   325,000 Shares issued on 5-5-88
                   Peter Rothschild SS#: ###-##-####

                             (2 of 10)

Cert. Number                                                Affiliation


17                 Theodore C. Powne and                    Retailer
                   Cathy L. Powne, jt. ten
                   866 Casa Grande Court
                   Modesto, CA  95355
                   26,000 Shares issued on 5-5-88
                   SS#: ###-##-####

18                 VOID
                   (Sold, see certificate 49 & 50)

19                 Jack O'Bannon                            Major Supplier
                   Fontana Wood Products, Inc.
                   P.O. Box 1030
                   Fontana, CA  92335
                   26,000 Shares issued on 5-5-88
                  Jack O'Bannon SS#: ###-##-####

20                 VOID

21                 Frank D. Jacobs                                   Officer
                   27236 Villanueva
                   Mission Viejo, CA  92691
                   15,600 Shares issued on 6-30-89
                   SS#:  ###-##-####

22                 Richard A. Jacobson                               Retailer
                   1638 Victorian Way
                   Eugene, OR  97401
                   10,400 Shares issued on 6-30-89
                   SS#:  ###-##-####

23                 Robert C. Latimer and                             Officer
                   Earlene L. Latimer, jt. ten.
                   26053 Dumont Road
                   Hemet, CA  92344
                   10,400 Shares issued on 6-30-89
                   SS#:  ###-##-####

24                 Larry Marple                                      Retailer
                   C/O  Golden Pacific Homes
                   9950 S.E. 82nd Avenue
                   Portland, OR  97266-7302
                   26,000 Shares issued on 6-30-89
                   SS#:  ###-##-####

                                  (3 of 10)

Cert. Number                                                         Affiliation


25                 Rypinski Family Trust                             Friend of Harry Karsten
                   ATTN:  Alan Rypinski
                   2321 Santiago
                   Newport Beach, CA  92660
                   36,400 Shares issued on 6-30-89
                   SS#:  ###-##-####

26                 Bruce Stoyer                                      Officer
                   3190 Fir Oaks Drive, S.W.
                   Albany, OR  97321
                   23,400 Shares issued 6-30-89
                   SS#:  ###-##-####

27                 Richard Keim                                      Manages portion of 401(k) plan
                   145 East 92nd Street                              assets
                   New York, NY  10128
                   19,500 Shares issued on 6-30-89
                   SS#:  ###-##-####

28                 VOID
                   (Revised, see certificate 42)

29                 William Frederickson III                          Friend of Harry Karsten
                   and Debra L. Frederickson
                   c/o Rollins Leasing Corp.
                   2000 East Wilshire, 2nd Floor
                   Santa Ana, CA  92705
                   15,600 Shares issued on 6-30-89
             SS#:  Bill-548-54-3644
                   Debbie:  ###-##-####

30-34              VOID

35                 Anthony P. Evans and                              Retailer
                   Joan O'Brien, jt. ten
                   Evans & O'Brien, Inc.
                   1031 Fair Oaks Way
                   Sunnyvale, CA  94089
                   36,400 Shares issued on 2-6-90
                   SS#:  Anthony: ###-##-####
                   Joan: ###-##-####

36                 VOID

                                              (4 of 10)

Cert. Number                                                         Affiliation

37                 Marlin T. McKeever                                Insurance broker for Golden West
                   Susan J. McKeever, jt. ten
                   Andreini & Company
                   18400 Von Karman Avenue, Suite 100
                   Irvine, CA  92715
                   7,384 Shares issued on 5-1-90
                   SS#: ###-##-####


38                 VOID
                   (Revised, see certificate 42)

39                 Celia Golden, Trustee of the                      Widow of Golden West  founder
                   Jerry and Celia Golden Residual Trust             Jerry Golden and mother-in-law
                   46 Whitewater Drive                               of Harry Karsten
                   Corona Del Mar, CA  92625
                   104,000 Shares issued on 5-1-90
                   SS#:  ###-##-####

40                 Commerce Bank Cust. FBO                           Legal Counsel to Golden  West
                   Robert W. Shaffer, Jr.
                   12011 San Vicente Blvd., Suite 600
                   Los Angeles, CA  90049
                   39,000 Shares issued on 5-5-88
                   SS#: ###-##-####

41                 Commerce Bank Cust. FBO                           Legal Counsel to Golden  West
                   Barry I. Gold
                   12011 San Vicente Blvd., Suite 600
                   Los Angeles, CA  90049
                   26,000 Shares issued on 5-5-88
                   SS#:  ###-##-####

42                 Commerce Bank Cust. FBO                           Officer
                   Robert J. Henry
                   IRA#1-2976-1
                   5463 Provence Place
                   Riverside, CA  92506
                   25,116 Shares issued on 6-30-89
                   SS#:  ###-##-####

                                   (5 of 10)

Cert. Number                                                        Affiliation

43                 Steven Sherwood                                   President of same company as
                   Clayton, Williams & Sherwood, Inc.                director (Byron Williams)
                   800 Newport Center Drive, Suite 400
                   Newport Beach, CA  92660
                   3,224 Shares issued on 3-24-92
                   SS#:  ###-##-####

44                 BBC Family Trust                                  Director
                   ATTN:  Byron L. Williams
                   Clayton, Williams & Sherwood, Inc.
                   800 Newport Center Drive, Suite 400
                   Newport Beach, CA  92660
                   3,276  Shares issued on 3-24-92
                   SS#:  ###-##-####

45                 VOID
                   (Sold, see certificate 51)

46                 Loretta Faye Otto                                 Widow of former employee and
                   9851 Change Circle                                supplier to Golden West
                   Huntington Beach, CA  92646
                   32,500 Shares issued on 3-8-93
                   SS#:  ###-##-####

47                 Dean R. & Valerie D. Otto, jt. ten                Son of former employee
                   39 Mill Valley Road
                   Pomona, CA  91766
                   16,276 Shares issued on 3-8-93

48                 Michael S. & Nancy L. Otto, jt. ten               Son of former employee
                   P.O. Box 276
                   Eden, Utah 84310
                   For overnight service:
                   1425 West 2675 North
                   Ogden, Utah  84404
                   16,224 Shares issued on 3-8-93
                   SS#:  ###-##-####

                               (6 of 10)

Cert. Number                                                         Affiliation

49                 John R. Stahr, Trustee                            Director
                   UDT DTD march 19, 1965
                   For the Stahr Family
                   (separate property)
                   4639 Roxbury Road
                   Corona Del mar, CA  92625
                   16,120 Shares issued on 3-8-93
                   SS#:  ###-##-####

50                 BBC Williams Family Trust                         Director
                   Attn:  Bryon L. Williams
                   Clayton, Williams & Sherwood, Inc.
                   800 Newport Center Drive, Suite 400
                   Newport Beach, CA  92660
                   8,112 Shares issued on 3-8-93
                   SS#:  ###-##-####

51                 Union Bank Trustee for                            401(k) Plan investment
                   Golden West Homes
                   401 (k) Savings Plan
                   1801 E. Edinger, Suite 240
                   Santa Ana, CA  92705
                   65,000 Shares issued on 3-8-93

52                 George A. Molsbarger                              Friend of Harry Karsten
                   1201 Alta Loma Road
                   W. Hollywood, CA  90266
                   8,268 Shares issued on 5-5-88
                   SS#:  ###-##-####

53                 Frank D. and Kathleen Jacobs, jt. ten.            Officer
                   27236 Villanueva
                   Mission Viejo, CA  92691
                   27,300 Shares issued 1-4-94
                   SS#:  ###-##-####


COMMON STOCK:

1                  VOID

2                  VOID
                   (See Certificates 9, 11 & 12)

                                (7 of 10)

Cert. Number                                                        Affiliation

3                  Andrew S. Karsten                                 Son of Harry Karsten
                   c/o Harry Karsten
                   4533 Perham Road
                   Corona Del Mar, CA  92625
                   13,000 Shares issued on 12-1-93
                   SS#:###-##-####

4                  Deborah S. Karsten Knight                         Daughter of Harry Karsten
                   c/o Harry Karsten
                   4533 Perham Road
                   Corona Del Mar, CA  92625
                   13,000 Shares issued 12-1-93
                   SS#:  ###-##-####

5                  Byron L. Williams                                 Director
                   Clayton, Williams & Sherwood, Inc.
                   800 Newport Center Drive, Suite 400
                   Newport Beach, CA  92660
                   13,000 Shares issued on 3-4-94
                   SS#:  ###-##-####

6                  John R. Stahr                                     Director and legal counsel
                   Latham & Watkins
                   Center Tower - 20th Floor
                   650 Town Center Drive
                   Costa Mesa, CA  92626
                   13,000 Shares issued on 3-4-94
                   SS#:  ###-##-####

7                  Gary Mounts                                       Director
                   HomeVue
                   23181 Verdugo Drive
                   Laguna Hills, CA  92653
                   13,000 Shares issued on 3-4-94
                   SS#:  ###-##-####

8                  Robert D. Totten                                  Director
                   957 S. Barton Court
                   Anaheim, CA  92805
                   13,000 Shares issued on 3-4-94
                   SS#:  ###-##-####

                             (8 of 10)

Cert. Number                                                         Affiliation

9                  Frank D. Jacobs, Trustee                          ESOP Plan
                   Employee Stock Ownership Program
                   (Transferred from Certificate #2)
                   31,200 Shares

10                 VOID
                   (Issued in error)

11                 Harry Karsten & Heather Karsten Investment Trust  Officer
                   (Transferred from Certificate #2)
                   520,000 Shares issued on 5/27/94

12                 Harry Karsten                                     Officer
                   (Transferred from Certificate #2)
                   657,800 Shares issued on 5/27/94



NOTE: The number of shares has been adjusted to give effect to a 52 for 1 stock split in April 1994.


                                  (9 of 10)

                             SCHEDULE 4.3

                 SUBSIDIARY LOAN & CAPITAL CONTRIBUTION


On October 12, 1993, Golden West provided to Golden Circle Financial Services a $1,000,000 line of credit for working capital needs. The line of credit is evidenced by a promissory note bearing interest at the Wells Fargo prime rate plus 1.50% and is due and payable on December 31, 1995. Golden West also contributed $100,000 in capital to purchase all 100 shares of outstanding Common Stock of Golden Circle.


                           (10 of 10)

                             SCHEDULE 4.3

                          GOLDEN WEST OPTIONS


I. See Schedule 3.5 for a list of the outstanding options of Golden West Homes as of the date of this Agreement.

II. Although not contractually or legally obligated to issue such options, Golden West intended to issue 15,000 options to certain key employees in connection with its Initial Public Offering that was not realized.

III. Participants in the Golden West Deferred Compensation Plan have the right to elect to convert up to an aggregate of $500,000 of their account balances into shares of Golden West Common Stock.

                          SCHEDULE 4.5

                  REQUIRED FILINGS AND CONSENTS

I. Revolving Line of Credit Agreement and Note dated March 1, 1993 between Golden West and Wells Fargo Bank, National Association.

       (bullet) Section V.12 of the Agreement prohibits a merger (a written waiver from Wells Fargo is required).

II. Both the 401(k) Savings Plan and Employee Stock Ownership Plan permit a successor company to adopt each plan following a merger. However, if no adoption occurs within 90 days of such event, the plans are automatically terminated.

III. Office Lease dated April 12, 1993 between Catellus Development Corporation and Golden West (Santa Ana property).

       (bullet) Section 16 prohibits the assignment or transfer of the lease without the prior written consent of the landlord. The same Section 16 states that a merger or transfer of a controlling interest of Golden West shall constitute an assignment.

IV. Reimbursement Agreement dated October 1, 1991 between Wells Fargo and Golden West (in connection with that certain Loan Agreement dated October 1, 1991 between Industrial Development Authority of the County of Riverside and Golden West).

       (bullet) Section 7.6 of the Agreement prohibits a merger (a written waiver from Wells Fargo is required).

V. Loan Agreement dated October 1, 1991 between Industrial Development Authority of the County of Riverside and Golden West.

       (bullet) Section 5.02 requires that prior to a merger, the Trustee and Wells Fargo Bank shall be furnished with a certificate of an officer of Golden West stating that none of the covenants of the Loan Agreement will be violated as a result of the merger. A copy of the merger documents are to be given to the Trustee, Wells Fargo Bank and IDA within thirty days after the delivery of such documents.

VI. Lease dated December 1, 1969 between Winat Properties and Golden West, as amended (Albany property).

       (bullet) Section 13 prohibits the assignment of the lease or any interests of the lessee by operation of law without the written consent of the lessor.

                              SCHEDULE 4.7

                         GOLDEN WEST INVESTMENTS

Golden West Homes does not own directly or indirectly any interest or investment in any corporation, partnership, joint venture, business trust or other entity except for a nominal number of shares of stock in publicly held companies in the manufactured housing industry to be on their mailing list. The total investment in all companies is approximately $1,300.

                             SCHEDULE 4.9

                           SUBSEQUENT EVENTS


B. Although not contractually or legally obligated to do so, Golden West has proposed to issue 15,000 options to purchase Golden West Common Stock to four individuals. See Schedule 4.3.

       On April 11, 1994, Golden West Homes Board of Directors approved the following actions: (i) an increase in the number of shares of Common and Series A Preferred Stock to 20,000,000 and 1,105,000, respectively and a 52 for 1 stock split of these series, and (ii) plan to merge the Karsten Company into Golden West Homes and to change its name to Golden West Homes. On May 20, 1994, the Karsten Company was merged into Golden West Homes, with the Articles of Incorporation and By-Laws of the Karsten Company becoming the Articles of Incorporation and By-Laws of Golden West Homes.

D.     Expenditures:

       1. Golden West Homes purchased approximately 9.5 acres in Idaho from Harry Karsten for approximately $136,000.

       2. On June 16, 1994, the Board of Directors approved a capital expenditure of $750,000 to increase production capacity at the Albany, Oregon facility.

       3. In April 1994, Golden West Homes contributed $100,000 to the ESOP, which funds were used to purchase 31,200 shares of Golden West Homes Common Stock from Harry Karsten at a purchase price of $100,000 or $3.21 per share.

F.     Compensation:

       In April 1994, Golden West Homes revised its compensation system for officers, key employees and most divisional supervisory personnel. Base pay was increased and bonus programs were changed from only sales volume or bonus base profit to a set maximum based on three criteria: (i) profits, (ii)implementation of the total quality management program and (iii) reduction of Price of Non-Conformance (PONC). See Schedule 4-11(a).

       In April 1994, the Deferred Compensation Plan participants (the Participants ) elected to convert $500,000 in their account balances into 260,000 shares of Golden West Homes Common Stock upon the closing of a public offering. Prior to the


                               (1 of 2)
       closing date, the
       Participants will make a written election to convert up to $500,000 in their account balances into 260,000 shares of Golden West Common Stock upon the closing of the Merger.

G.    See B above.


                               (2 of 2)

                              SCHEDULE 4.10

                               TAX MATTERS

Golden West Homes entered into a tax sharing agreement with GWH Holding Company (Subsidiary of the William Lyon Company) on May 5, 1988 in connection with the acquisition of Golden West Homes by the Karsten Company.

Golden West Homes received approval to change its method of accounting for deducting product liability claims and deducting workers compensation claims. These Section 481 (a) adjustments are $563,000 and $510,000, respectfully, and will begin with taxable year ending December 31, 1994.

Golden West Homes is currently appealing a Notice of Determination from the State of California Board of Equalization for the period of 10/1/88 thru 9/20/91 in the amount of $123,484. Golden West has provided a reserve of $100,000 to cover this potential liability.

                               SCHEDULE 4.11 (a)

                 ANNUAL COMPENSATION WHICH COULD EXCEED $50,000


                                                                                     BASE                    1993
NAME                           TITLE                          AGE*    SALARY         BONUS                  EARNINGS

ALBANY DIVISION

Andrew R. Van Zyl              General Manager                 50      48,000      2.5% of BBP              $204,199
Clark Fuller                   Production Manager              49      43,000      2.5% of BBP               108,850
Jerry Berndt                   Sales Manager                   50      33,000      2.0% of BBP               159,195
Keith Hood                     Purchasing Manager              36      30,000      1.0% of BBP                83,525
Kent Hazelwood                 Community Development Manager   50      65,000      New Business               56,700
Harvey Resaloso                Foreman                         26      20,100      .0682% of Sales            58,985
Thomas Scwab                   Asst. Production Manager        47      25,200      .0682% of Sales            64,043
David Pearce                   Asst. Production Manager        41      22,000      .0682% of Sales            59,463
Patrick Benjamin               Foreman                         46      20,100      .0682% of Sales            59,244
Perry Meier                    Foreman                         37      18,900      .0682% of Sales            58,511
Po Leung                       Foreman                         43      20,100      .0682% of Sales            58,985
Gary Hill                      Foreman                         39      18,800      .0682% of Sales            57,685
Rick Torgenson                 Service Manager.                35      26,000      .0483% of Sales            51,312
James Rettinger                Code Compliance Manager         47      40,000      .046% of Sales             64,049
Wayne Houghtaling              Asst. Sales Manager             48      27,000      .106% of Sales             80,543
Ronald Rau                     Asst. Sales Manager             53      27,000      .106% of Sales             82,548

SOUTHERN CALIFORNIA DIVISION

Jesse Carrasco                 General Manager                 54      80,000         (1)                     39,616(2)
Arturo Barcenas                Production Manager              44      50,000         (1)                     46,262
Ernie Kercmar                  Sales Manager                   46      75,000         (1)                      ---
John Brean                     Purchasing Manager              39      55,000         (1)                     49,000
Henry Pequero                  Asst. Production Manager        45      40,000         (1)                     48,318
Larry Smith                    Sales Representative            47      40,000         (1)                     41,423
Richard Hecker                 Sales Representative            53      40,000         (1)                     53,461
William Dennis                 Code Compliance Manager         57      40,000         (1)                     39,000
George Folmar                  Foreman/Human Resources         50      40,000         (1)                     39,614

                                  (1 of 2)

                                                                                     BASE                    1993
NAME                           TITLE                          AGE*    SALARY         BONUS                  EARNINGS

SACRAMENTO DIVISION

Paul Karsten                   Vice President-General Manager  51      90,000         (1)                  $  74,000
Ed Stevenson                   Production Manager              60      50,000         (1)                     48,291
James Oblizalo                 Sales Manager                   48      65,000         (1)                     -----
Richard Wagner                 Purchasing Manager              41      50,000         (1)                     46,430

COLORADO DIVISION

Phillip Clark                  Vice President-General Manager  56      90,000         (1)                     76,000
Mark Irving                    Sales Manager                   31      70,000     up to max of $20,000        ------
Ron Arnett                     Purchasing Manager              44      50,000     up to max of $25,000        ------
Hector Orozco                  Production Manager              40      50,000     up to max of $25,000        42,687

CORPORATE

Harry Karsten                  President and CEO               53     200,000         (1)                    205,416
Robert Henry                   Senior Vice President           52     100,000         (1)                    126,399
Frank Jacobs                   Vice President - Finance        48     100,000         (1)                    109,708
Robert Latimer                 Vice President - Manufacturing  51      90,000         (1)                    135,240
Bruce Stoyer                   Executive Vice President        52     150,000         (1)                    269,651
Paul Astles                    Director of Human Resources     49     100,000         (1)                     7,692(2)
Scott Karsten                  Director of Marketing           33      80,000         (1)                     49,423
Greg Avants                    MIS Manager                     47      70,807     up to max of $5,000         68,488
William Papa                   Controller                      49      68,000     up to max of $5,000         62,238
Mark Ezzo                      Civil Engineer                  33      60,000     up to max of $5,000         55,723

GOLDEN CIRCLE FINANCIAL SERVICES

Sheri Wenz                     Senior Vice President           41      90,000      up to max of $45,000      16,000(2)
William Capps                  Vice President                  45      60,000      up to max of $6,000        10,000
Brad Knapp                     Director, Mortgage Finance      38      75,000      up to max of $7,500         -----


NOTES:

1. A new compensation program was put in effect for these individuals on April 1, 1994 which increased their base salary and also gave them a chance to earn a bonus of up to 50% of their base salary. The bonus is broken into three portions: (i) projected income from operations for their division; (ii) reduction of price of Non-Conformance; (iii) Implementation of Total Quality Program.
2.  Worked only portion of 1993.
*Age as of July 26, 1994


                                  (2 of 2)

                                SCHEDULE 4.11 (b)

                               FRINGE BENEFIT PLANS

The following sets forth the various benefit plans available to employees of Golden West Homes and subsidiary.

1. Bonus Plans

   a. Officers:

      Officers can earn a bonus up to 50% of their base salary if certain criteria are met as follows:

        (i)  Projected profit levels
       (ii)  Implementation of the Total Quality Management Program
      (iii)  Reduction of Price of Non-Conformance (varies by individual)

    b. Key Employees:

       Sacramento and Southern California

       For these two divisions all managers, foremen, sales people can earn up to 50% of their base salary determined on the same criteria as noted above for officers.

       Albany

       The general manager, sales manager, purchasing manager and production manager earn bonuses based on "Bonus Base Profit" [defined as income before taxes, bonuses, 401(k) contribution and ESOP contribution].

       Sales people, foremen, salaried service people, cost accountant are paid based on monthly shipping volume.

    c. Hourly Production workers:

       These individuals can earn an hourly incentive based on reducing labor costs below targeted pool levels.

    d. Other Salaried Employees:

                              (1 of 3)

       Based on the position, these individuals can earn between $1,000 and $5,000 based on profits of the company and their individual efforts in implementing the total quality management process.

2. Profit Sharing Plans

   a. 401(k) Plan:

      The Company offers a 401(k) plan for all employees 21 years of age and who have a minimum of One year of continuous service. The Board of Directors approves the matching contribution and total company contribution. See the plan document for further details.

   b. ESOP Plan:

      In January 1994, Golden West Homes formed an ESOP. For 1994, the Board of Directors approved an initial contribution of $100,000 plus 10% of pre-tax profits for the year. See the plan document for further details.

3. Group Insurance

   The Company offers a comprehensive medical and dental plan for all full time employees. Eligibility is the first of the month following 90 days of continuous service. See the plan booklet for further details. Employees are required to contribute a portion of the cost as follows:

   a. Employee only coverage - $35 per month.
   b. Employee plus dependent - $135 per month.

  The Company also offers, at no cost to the employee, term life insurance at different levels based on position and seniority. Certain employees have the option to purchase additional life insurance.

  The Company does not have a retired employee medical program.

4. Vacation

  The Company has a vacation pay policy based on seniority for all employees. See the Employee Handbook, which is deemed to be part of this Schedule 4.11(b) for details.

5. Severance Pay

  The Company does not have a formal severance pay program.

                               (2 of 3)

6. Disability Insurance

Salaried employees are covered by a limited disability insurance program at no cost to them. They have the option to upgrade to a more comprehensive plan at an additional cost.

7. Deferred Compensation

   In 1975, the Company established a deferred compensation plan for Harry Karsten, Robert Totten and Jerry Golden. The Plan was amended in 1988 which suspended any further deferrals. Upon conversion of up to $500,000 of the individuals account balances into Golden West stock and payment of any excess balances, the plan will terminate.

8. Stock Option Plan

   Golden West Homes 1994 Stock Option Plan serves as the successor equity incentive program to the 1990 Stock Option Plan for Executives and Key Employees. The new was Plan adopted by the Board of Directors on April 11, 1994. All outstanding stock options and unvested share issuances under the Prior Plan have been incorporated into the Plan but will continue to be governed by the terms and conditions of the specific instruments evidencing those options and issuances. A total of 548,000 shares of Common Stock are available for issuance under the Plan, of which 377,000 shares are reserved for issuance under options presently outstanding under the Prior Plan, and 171,000 shares are available for future option grants.

9. See the Employee Handbook for discussion of other benefit programs.


              (3 of 3)

                              SCHEDULE 4.11(d)

                              FUNDING POLICIES


I. The 401(k) Plan is funded by contributions by Golden West and its affiliates to the trust established pursuant to the 401(k) Plan.
     Union Bank is the trustee of the 401(k) Plan. Contributions to the trust are made by Golden West and its affiliates in accordance with the terms of the 401(k) Plan. The assets of the trust currently consist of shares of Golden West preferred stock and other investments, as discussed below.

     The 401(k) Plan currently holds 65,000 shares of Golden West Preferred Stock. The 401(k) Plan acquired the Preferred Stock upon the merger of The Karsten Company into Golden West. In March 1993, shares of The Karsten Company preferred stock were contributed to the 401(k) Plan by Golden West as part of its discretionary matching contribution to the 401(k) Plan for the plan year ended December 31, 1993. The contribution of The Karsten Company preferred stock to the 401(k) Plan was made at the direction of the Board of Directors of Golden West. The shares of Golden West Preferred Stock held by the 401(k) Plan (i) are voted by Union Bank and (ii) are valued for 401(k) Plan purposes, including determining the value of contributed shares at the time of contribution, by the Golden West Board of Directors.

     The assets of the trust other than Golden West Preferred Stock are invested at the direction of Palley-Needleman Asset/Management, Inc. and Keim-Wilson Associates. Those assets are held in equity and debt securities and other investments selected by the investment managers.

II. The ESOP is funded by contributions by Golden West and its affiliates to the trust established pursuant to the ESOP. Frank D. Jacobs is the trustee of the ESOP. Contributions are made in cash or property by Golden West and its affiliates to the trust in accordance with the terms of the ESOP. The assets of the trust are invested at the direction of the trustee. 31,200 shares of Golden West Common Stock were purchased by the ESOP from Harry E. Karsten, Jr. in April 1994.

                            SCHEDULE 4.11(e)

                        BENEFIT PLANS COMPLIANCE


I. The 401(k) Savings Plan of Golden West Homes (the "401(k) Plan") provides that an employee must complete 365 days of service before becoming eligible to participate in the 401(k) Plan. An employee becomes a participant in the 401(k) Plan on the first January 1 or July 1 on which the employee satisfies the service requirement and certain other eligibility requirements. The 401(k) Plan further provides that a former employee who was not an employee on the first January 1 or July 1 on which the eligibility requirements were satisfied will become a participant effective upon reemployment in an eligible position.
     Golden West recently determined that approximately 20 employees who satisfied the service requirement prior to terminating employment, and who had not become participants in the 401(k) Plan, were required to complete the service requirement upon reemployment. As a result, those employees were not permitted to participate in the 401(k) Plan in accordance with the terms of the 401(k) Plan.

II. Golden West adopted The Employee Stock Ownership Plan of Golden West Homes (the "ESOP") effective as of January 1, 1994. Golden West has not yet applied for a determination letter from the Internal Revenue Service with respect to the ESOP.

III. The ESOP purchased 31,200 shares of Golden West Common Stock from Harry E. Karsten, Jr. in April 1994. Those shares were purchased from Mr. Karsten pursuant to the Stock Purchase Agreement, dated as of April 25, 1994, between Harry E. Karsten, Jr. and Frank D. Jacobs, as trustee of the
     ESOP. The ESOP paid $100,000 in cash for the shares. The value of the shares was not determined by an independent appraiser. Golden
     West intends to obtain an independent appraisal of the value of the shares as of the date of purchase.

                            SCHEDULE 4.11(g)

                     BENEFIT PLANS--EFFECT OF MERGER


I. Pursuant to the terms of the Deferred Compensation Plan, as amended, the participants will be electing to convert an aggregate of $500,000 of their account balances into Golden West Common Stock. The Merger will accelerate the date on which the shares of Golden West Common Stock are issued and delivered to the participants.

                        SCHEDULE 4.12(a)

                         REAL PROPERTY

LOCATION                      ACRES       DESCRIPTION OF PROPERTY

3100 N. Perris Blvd.          19.1        Manufacturing facility consisting of two
Perris, CA 92571                          buildings of 72,000 and 53,000 square feet.


2445 Pacific Blvd., South     11.1        Manufacturing facility consisting of 64,000
Albany, OR 97321                          square feet.

20870 Highway 34 East         15.0        Manufacturing facility consisting of 109,000
Fort Morgan, CO 80701                     square feet.

451 S. Walnut Street           9.5        Land for future manufacturing plant.
Boise, ID 83712-8350

                             ENCUMBRANCES


See schedule 4.12(b) and the matters listed on Exhibits A, B, C and D attached hereto, which are based on the following Title Reports already provided to
Oakwood:

PROPERTY LOCATION                   TITLE REPORT                      DATE ISSUED

Perris, California                  Fidelity National Title            October 9, 1991
                                    Insurance Company

Albany, Oregon                      First American Title Insurance      April 26, 1991
                                    Company of Oregon

Boise, Idaho                        Stewart Title                       June 7, 1994
                                    Commitment for Title Insurance

Fort Morgan, Colorado               Transamerica Title Insurance
                                    Company                             March 16, 1994


                                   (1 of 2)

                                SCHEDULE 4.12(a)

                               LEASEHOLD INTERESTS

                                                LEASE
LOCATION                     LANDLORD           ACRES     DESCRIPTION OF PROPERTY                   EXPIRATION       OPTIONS

2500 Walnut S.W.           Winat Properties      12.0     Manufacturing facility consisting of       11/30/99     Two, five-year
Albany, OR 97321                                          81,000 square feet                                      terms

9998 Old Placerville Rd    Martin Mueller        10.0     Manufacturing facility consisting of        4/30/96     One, five-year
Sacramento, CA 95827       06,000 square feet                                                                     term

1801 E. Edinger Ave.       Catellus Development           Corporate offices of approximately          1/31/99     None
Suite 240                                                 9,200 square feet and approximately
Santa Ana, CA 92705                                       2,600 square feet for Golden Circle
                                                          Financial Services

12331 Beach Blvd.         Foremost Motors, Inc.   1.1     Golden Homes - Stanton Division             12/21/99    None
Stanton, CA 90680         (sub-lessor fee title           retail office and display center
                          to the real property
                          is held by Orville
                          Heitkotter)

1315 Yellowstone          Charles A. Moreno       2.25     Golden Homes - Pocatello Division           7/31/95    Nine, one-year
Pocatello, ID 83201       retail display center            terms, first right
                          of refusal

21396 Highway 30          Joseph F. DiPietro      2.25     Golden Homes - Twin Falls Division         12/31/94    Ten, one-year
Twin Falls, ID 83301                              approx.  retail display center                                  terms. Option to
                                                                                                                  purchase for
                                                                                                                  $225,000 expiring
                                                                                                                  12/31/94

Amalgam and Gold River    Dettling-Davis            .5      Mobile home storage                        month      None
Rancho Cordova, CA                                                                                   to month


                                LEASES BEING NEGOTIATED

1. Apartment for Bruce Stoyer, Executive Vice President, near Sacramento, California factory for approximately six months which is expected to commence September 1994.
2. Office space in Corona, California, for product development group for one year term, with options to renew, which is expected to commence September 1994.
3.  Retail sales location in Idaho Falls, Idaho, expected to commence January
    1995.


                                   (2 of 2)

                                      Exhibit A
                        (Perris, California Title Exceptions)


               1. Ad valorem real estate taxes for the current year and subsequent years, which are not yet payable.

               2. Rights of way of public streets now existing and affecting the property.

               3. Matters shown on Record of Survey filed in Book 12, Page 20, Records of Survey of Riverside County, California.

               4. Covenants, conditions and restrictions (deleting therefrom any restrictions based on race, color or creed) set forth in Instrument No. 84-156197, Riverside County Public Records.

               5. Rights of others pursuant to dedication statement on map of subdivision shown on Parcel Map 23610 in the Riverside County Public Records.

               6. Matters which a correct survey and inspection of the property would reveal including any rights, interests, or claims which may exist or arise by reason of the following facts shown on a survey plat entitled "A.L.T.A. Survey", dated May 1991 prepared by Sanderson & Gutierrez Civil Engineers:

                    1.   The fact that a gasoline pump exists on said land.

                    2. The fact that a natural gas meter exists on said land.

                    3. The fact that a fence exists inside the Westerly boundary of said land.

                    4.   The fact that light stands exists on said land.

                    5. The fact that trees located along the eastern boundary of said land are situated partly onto adjoining lands.

                    6. The fact that a water vault is located on said land.

                    7. The fact that a sign board is located on said land.

                    8.   The fact that a GTE vault is located on said land.

                    9. The fact that several manholes are located on said land.

                   10. The fact that several Edison Box is located on said land.

                   11.   (Intentionally deleted)

                   12. The fact that several fire hydrants are located on said land.

                   13.   (Intentionally deleted)

                   14. The fact that a fence located on Parcels 1 and 2 of said land and running on a general Southerly direction encroaches onto land adjoining said land to the South.

                   15. The fact that a gate located between the common boundaries of Parcels 1 and 2 is situated on said land.

                   16. The fact that an interior fence running in a gen-eral East/West direction crosses several parcels of said land.

               7. Water rights, claims or title to water, whether or not shown by the public records.

               8. Easements granted by Golden West's predecessors in title to the property which are not known to Golden West and are not shown by the public records.

                                      Exhibit B
                          (Albany, Oregon Title Exceptions)


               1. Ad valorem real estate taxes for the current year and subsequent years, which are not yet payable.

               2. Rights of way of public streets now existing and affecting the property.

               3. Easement for underground distribution lines in favor of Pacific Power and Light Company recorded in MF Vol. 162, page 808 and rerecorded in MF Vol. 226, Page 61, Linn County Public Records.

               4. Easement for gas pipeline over westerly ten (10) feet of the property in favor of Northwest Natural Gas Company record-ed at MF Vol. 166, Page 429, Linn County Public Records.

               5. Easement for slope easements and drainage and drainage facilities in favor of the State of Oregon Department of Trans-portation recorded in MF Vol. 411, Page 970, Linn County Public Records.

               6. Trust Deed to U.S. Bank of Washington, N.A. for the benefit of U.S. Creditcorp in the original principal amount of $938,000 recorded in MF Vol. 561, Page 80, Linn County Public Records and Assignment of Leases and Rents recorded in MF Vol. 561, Page 84, said records.

               7. Matters that would be revealed by a correct survey and an inspection of the property which are not shown by the public records.

               8. Easements granted by Golden West's predecessors in title to the property which are not known to Golden West and are not shown by the public records.

                                      Exhibit C
                           (Boise, Idaho Title Exceptions)


               1. Ad valorem real estate taxes for the current year and subsequent years, which are not yet payable.

               2.   Right of way of Madison Road.

               3. Easement for ingress and egress in favor of Marilyn Rasgorshek, et al., recorded January 18, 1994 as Instrument No. 9401569 of the Canyon County Public Records.

               4. Deed of Trust in the original principal amount of $93,100 from Harry E. Karsten and Heather J. Karsten, husband and wife, to Pioneer Title Company of Canyon County for the benefit of Marilyn Rasgorshek et. al. dated January 11, 1994 and recorded January 18, 1994 as Instrument No. 9401570.

               5. Matters that would be revealed by a correct survey and an inspection of the property which are not shown by the public records.

               6. Easements granted by Golden West's predecessors in title to the property which are not known to Golden West and are not shown by the public records.

                                      Exhibit D
                       (Fort Morgan, Colorado Title Exceptions)


               1. Ad valorem real estate taxes for the current year and subsequent years, which are not yet payable.

               2. Reservation of right of the proprietor of any penetrat-ing vein or lode to extract his ore, in U.S. Patent recorded October 24, 1889 in Book 12 at page 191.

               3. Right of way for road purposes as specified in that road petition recorded July 7, 1883 in Book 15 at page 1, said road to be not less than 60 feet in width.

               4. Right of way for road purposes as specified in that road petition recorded July 12, 1892 in Book 15 at page 38, said road to be not less than 60 feet in width.

               5. Undivided 1/2 interest in all oil, gas and other mineral rights, provided that the owner of the property shall have the sole and exclusive right, at its discretion, to lease or initiate or cause production of any such mineral rights, as reserved by Clyde E. Barkley in Deed to the City of Fort Morgan, Colorado, a municipal corporation, recorded February 20, 1970 in Book 716 at page 653, and any and all assignments thereof or interests therein.

               6. Easement and right of way for roads, streets, ditches, pipelines, electric and telephone poles, lines and cables as are now or as shall hereafter be constructed thereon and therein, as reserved by the City of Fort Morgan, Colorado in Deed to Fort Morgan Industrial Foundation, Inc., recorded May 21, 1970 in Book 717 at page 860, said easement to be within, upon, over and across the North 50 feet and the East 50 feet of the North 820 feet of the East 880 feet of the SE 1/4 of Sec. 4, Twp. 3 N., Rge. 57 W. 6th P.M.

               7. Right of Way for road purposes as shown on the Fort Morgan Master Street Plan, recorded September 1, 1981 in Book 5 at page 93.

               8. Matters contained in East Platte Avenue Industrial Park Sanitation District Service Plan, recorded November 1, 1982 in Book 835 at page 556; and Plat of Proposed East Platte Avenue Industrial Park Sanitation District, part of Section 4, Twp. 3 N., Rge. 57 West of the 6th P.M., recorded November 17, 1982 in Book 835 at page 974.

               9. Right of way of the Southside Lateral and Reservoir Company ditch along the East side of the SE1/4 of Sec. 4 referred to in Articles of Incorporation of said company, filed May 20, 1897 in Special File #153.

               10. Right of way of the Platte Avenue Company ditch along the South side of the County road on the North side of the SE1/4 of Sec. 4 referred to in Articles of Incorporation of said company, filed June 30, 1898 in Special File #165.

               11. Undivided 1/2 interest in all oil, gas and other mineral rights, as conveyed by The City of Fort Morgan, Colorado in Mineral Deed to The Farmers State Bank of Fort Morgan, Fort Morgan, Colorado, Trustee, recorded September 1, 1977 in Book 774 at page 669, and any and all assignments thereof or interests therein.

               12. Deed of Trust from GOLDEN WEST HOMES, a California corporation, to the Public Trustee of the County of Morgan for the use of DOUGLAS H. HAWKINS securing the original principal amount of $850,000.00 dated March 14, 1994 and recorded March 15, 1994 in Book 965 at Page 588.

               13. Easement to Mountain Bell Telephone Company, recorded October 2, 1981 in Book 821 at page 502.

               14. Easement to Public Service Company of Colorado, record-ed October 2, 1981 in Book 821 at page 514.

               15. Easement to Morgan County Rural Electric Association, recorded January 22, 1982 in Book 825 at page 656.

               16. Easement to City of Fort Morgan, Colorado, recorded November 22, 1989 in Book 917 at page 513.

               17. Matters that would be revealed by a correct survey and an inspection of the property which are not shown by the public records.

               18. Easements granted by Golden West's predecessors in title to the property which are not known to Golden West and are not shown by the public records.

                              SCHEDULE 4.12(b)

                           PERMITTED ENCUMBRANCES

                                                                INTEREST      DUE                PAYMENT              BALANCE
INSTITUTION         DESCRIPTION                COLLATERAL         RATE        DATE                TERMS               6/25/94

Bond Holders/     Industrial Revenue Bonds   Deed of Trust,      Variable     2011               Annual Installments  $ 5,100,000
County of         to purchase Perris         security agreement  (2.65% on    of $200,000 from
Riverside         facility and cash                               7/19/94)    1994 to 1996 and
                  collateral account to                                       $300,000 through
                  support Letter of Credit                                    2011.
                  issued by Wells
                  Fargo Bank

US Creditcorp     Mortgage to purchase the     Deed of Trust on     8.275%      2006             Monthly installments   890,858
                  Albany north facility        land and buildings                                of $8,229 including
                                                                                                 interest.

Wells Fargo Bank  Installment note to           Security agreement  Prime plus  1998             Monthly installments 1,034,998
                  purchase 1,034,998            on all assets       .75%                         of $19,167 plus
                  Lyon Series "B"               except real                                      interest.
                  Preferred stock               property

Douglas Hawkins   Seller carried financing      Deed of Trust on     9.0%       1999             Monthly installments   815,937
                  to purchase the Fort Morgan,  land and buildings                               of $17,645 including
                  Colorado facility                                                              interest plus $2300
                                                                                                 impound for real
                                                                                                 estate and property
                                                                                                 taxes.

                                                                                                 TOTAL                $7,841,793


See also Exhibit "A" attached hereto.

                              SCHEDULE 4.12(b)

                           PERMITTED ENCUMBRANCES

                                                                     INTEREST        DUE       PAYMENT                   BALANCE
INSTITUTION          DESCRIPTION                  COLLATERAL           RATE          DATE       TERMS                    6/25/94

Bond Holders/        Industrial Revenue Bonds     Deed of Trust,      Variable        2011     Annual Installments      $ 5,100,000
County of Riverside  to purchase Perris facility  security agreement  (2.65% on                of $200,000 from
                     and cash collateral                              7/19/94)                 1994 to 1996 and
                     account to support                                                        $300,000 through
                     Letter of Credit                                                          2011.
                     issued by Wells
                     Fargo Bank

US Creditcorp        Mortgage to purchase the     Deed of Trust on     8.275%         2006     Monthly installments         890,858
                     Albany north facility        land and buildings                           of $8,229 including
                                                                                               interest.

Wells Fargo Bank     Installment note to          Security agreement   Prime plus     1998     Monthly installments of    1,034,998
                     purchase installments of     on all assets except .75%                    $19,167 plus interest.
                     Lyon Series "B" Preferred    real property
                     stock

Douglas Hawkins      Seller carried financing to  Deed of Trust on     9.0%           1999     Monthly installments of     815,937
                     purchase the Fort Morgan,    land and buildings                           $17,645 including
                     Colorado facility                                                         interest plus $2300
                                                                                               impound for real estate
                                                                                               and property taxes.

                                                                                                    TOTAL               $7,841,793


See also the encumbrances listed on the financing statements attached hereto.

                       SCHEDULE 4.12(b) EXHIBIT A


The encumbrances set forth on the following UCC filings are hereby incorporated by reference:


STATE                  FILE NUMBER             DATE FILED
California              91222298                10-17-91
California              92045072                 3-05-92

California              93062515                 3-29-93

California              94039285                 2-28-94
California              94100484                 5-19-94

California              94105551                 5-26-94
California              91115425                 5-28-94

California              93173557                 8-25-93

California              93246959                12-08-93
Idaho                    614022                  5-26-94

Idaho                    614247                  5-27-94
Colorado               942050698                 7-07-94

Nevada                 92 03786                  4-29-92
                                           (amended on 2-17-94)

Nevada                 92 02781                  3-22-93
                                           (amended on 7-26-94)

                             SCHEDULE 4.12(c)

                         INVENTORY ENCUMBRANCES


SECURED CREDITOR                DESCRIPTION

Wells Fargo Bank                Security interest in all inventory
                                as collateral for line of credit,
                                letter of credit and term loan.

ITT Commercial Finance          Security interest in homes floor
                                planned by ITT for Company retail
                                locations (Golden Homes) to  a
                                maximum of $750,000.


See also 4.12(b) and the attachments hereto.

            Schedule 4.12(e)
            GOLDEN WEST HOMES
             TRADEMARKS
           as of July 21, 1994


 TRADEMARK                                 STATUS

Golden Estate                              Filed February 24, 1994;
                                           Serial No. 74/493,615;
                                           Official Action pending

Golden Homes                               Filed April 1991; Serial No.
                                           74/153/802; Statement of Use
                                           Filed September 20, 1993;
                                           Official Action pending

Golden West                                U.S. Trademark Registration
                                           No. 928,158 granted February 1,
                                           1972

Golden West & Wagon Design                 California Trademark
                                           Registration No. 44,557
                                           granted April 3, 1965;
                                           Expires April 3, 1995

Golden West Homes & Design                 Filed January 30, 1992;
                                           Serial No. 74/241,789;
                                           Official Action pending

Villa West                                 Re-filed February 25, 1994;
                                           Serial No. 74/494,434;
                                           Official Action pending

"We Build Homes and Dreams                 U.S. Trademark Registration
                                           No. 1,648,163 granted
                                           June 18, 1991

           SCHEDULE 4.12(f)


          MATERIAL CONTRACTS

1. Revolving Line of Credit Agreement and Note ("Line of Credit") dated March 1, 1993 between Golden West and Wells Fargo Bank, National Association ("Wells Fargo").

2.  Letter Agreement dated November 1, 1993 amending Line of Credit.

3.  Letter Agreement dated December 15, 1993 amending Line of Credit.

4. Real Estate Note for $938,000 dated April 2, 1991 by Golden West in favor of U.S. Creditcorp of Portland, Oregon ("U.S. Creditcorp").

4.  Revision Agreement effective May 1, 1991 by Golden West and U.S.
    Creditcorp.

5. Promissory Note for $850,000 dated March 14, 1994 by Golden West in favor of Douglas H. Hawkins ("Hawkins").

6. Commercial Contract to Buy and Sell Real Estate dated February 9, 1994 between Golden West and Hawkins.

7. Amendment to Commercial Contract to Buy and Sell Real Estate dated March 1, 1994 between Golden West and Hawkins.

8. Loan Purchase Operating Agreement between Golden Circle Financial Services ("Golden Circle") and Chemical Financial Services Corporation.

9. Office Lease dated April 12, 1993 between Catellus Development Corporation ("Catellus Development") and Golden West.

10. Lease Amendment dated November 3, 1993 between Catellus Development and Golden West.

11. Standard Industrial Lease dated May 5, 1988 and Lease Addendum (concurrently executed) between GWH Holding Company ("GWH Holding") and Golden West.

12. Second Lease Addendum dated November 16, 1989 between GWH Holding and Golden West.

13. Third Lease Addendum dated February 1991 between Martin Mueller and Ruth Dixon Mueller, as Trustees for The Martin Mueller and Ruth Dixon Trust, and Golden West.

14.  Lease dated December 1, 1969 between Winat Properties and Golden West.

15. Amendment to Lease dated March 21, 1989 between Winat Properties and Golden West.

16. Second Amendment to Lease dated May 31, 1994 between Winat Properties and Golden West.

17.  Retailer Manufactured Housing Financing Agreements.
18.  Indemnification Agreements with Directors and Officers.

19.  Series A Preferred Stock Purchase Agreements.

20. Manufactured Home-Manufacturers' Acquisition Program Agreement dated February 18, 1992 between Bonneville Power Administration and Golden West (for the Albany, Oregon manufacturing facility).

21. Manufactured Home-Manufacturers' Acquisition Program Agreement dated October 5, 1992 between Bonneville Power Administration and Golden West (for the Sacramento, California manufacturing facility).

22.  Amendment  to  Manufactured  Home-Manufacturers'  Acquisition  Program
     Agreements.

23.  Purchase and Sale Agreement between Golden West and Harry Karsten, Jr.

24. Loan Agreement dated October 1, 1991 between Industrial Development Authority of the County of Riverside ("IDA") and Golden West.

25. Reimbursement Agreement dated October 1, 1991 between Wells Fargo and Golden West.

26. First Amendment to Reimbursement Agreement dated November 1, 1993 between Golden West and Wells Fargo.

27. Second Amendment to Reimbursement Agreement dated December 15, 1993 between Golden West and Wells Fargo.

28. Letter of Credit to Guarantee Payment to Bondholders dated October 15, 1991 by Golden West in favor of State Street Bank & Trust Company of California, N.A.

29. Stock Purchase Agreement dated November 16, 1993 between Golden West and GWH Holding.

30. Trust Agreement Pursuant to the Employee Stock Ownership Plan of Golden West Homes dated April 29, 1994 between Frank D. Jacobs and Golden West.

31. Line of Credit/Promissory Note between Golden West Homes and Golden Circle Financial dated as of October 12, 1993.

32.  Repurchase agreements as described in Schedule 4.27.

33. Golden West has committed to pay approximately $200,000 in operating expenses and certain development costs of the Ocean Hills subdivision located in Waldport, Oregon.

34. Golden West has committed to loan $150,000 to Golden Pacific Homes in Portland Oregon, secured by dealer bonus, to establish an exclusive Golden West sales location in Yakima, Washington. In connection with this loan, Golden West will be granted an option to purchase a one-half interest in the dealership for forgiveness of the debt.

35.  Letter Agreement dated June 2, 1994 amending Line of Credit.
36. Stock Purchase Agreement dated as of April 25, 1994 between Harry E. Karsten, Jr. and Frank D. Jacobs as trustee of the Golden West ESOP.

37. Lease Amendment dated as of June 1, 1994 between Catellus Development Corporation and Golden West Homes (Santa Ana Property).

            SCHEDULE 4.13

          ENVIRONMENTAL MATTERS


I. The information and disclosures contained in the following Phase I Reports and Preliminary Site Assessment Reports concerning the Golden West Properties previously supplied to Oakwood and in the Phase II Reports currently being prepared by Oakwood are hereby incorporated by reference:

    A. Preliminary Site Assessment Report for the Perris, CA property prepared by Hekimian & Associates, Inc. and dated April 25, 1991.

    B. Soil and Asbestos Sampling Laboratory Test Results for the Perris, CA property prepared by Hekimian & Associates, Inc. and dated April 25, 1991.

    C. Phase I Environmental Assessment for the Fort Morgan, CO property prepared by Colorado Groundwater Resource Services, Inc. and dated March 8, 1994.

    D. Phase I Environmental Assessment for the Nampa, ID property prepared by Chen-Northern, Inc. and dated December 1993.

    E. Preliminary Site Characterization for Suspect Contaminants for the Albany, OR property prepared by Northwest Envirocon and dated April 15, 1991.

    F. Phase I Environmental Assessment for the Albany, OR property prepared by Northwest Envirocon and dated March 27, 1991.

    G. Phase I Environmental Assessment for the Sacramento, CA property prepared by Northwest Envirocon and dated September 22, 1993.

    H. Final Site Inspection Report for the Mather Air Force Base, California prepared by IT Corporation and dated August 1990.

II. Certain small underground tanks were removed from the Perris and Fort Morgan properties when Golden West first took possession of these properties.

III. Environmental Claims (see also Schedule 4.18):

     A.  Golden West Homes v. Citizens for a Better Environment
         (bullet) Potential future filing of a claim for violation of Section
                  313 of the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (section mark) 11023. Current claim by CBE concerning the failure to File Form Rs at the Moreno Valley facility for the years 1988 through 1991 is in the final stages of settlement.

     B.  Rio Bravo Facility (formerly know as Rio Bravo Waste Disposal Facility

             A claim was generated by a PRP Group regarding the clean-up of the Rio Bravo Facility. Golden West was unilaterally placed in a tier IV liability grouping by the PRP Group. Ultimately, Golden West's liability as a Tier IV group member was approximated to be between $75,000 to $90,000. Rather than defending the lawsuit brought by the PRP Group, Golden West elected to join the PRP Group.

             The PRP Group approached all Tier IV, V and VI group members about settling their respective liability. Golden West agreed to this in exchange for payment of $75,000. Shaffer, Gold & Rubaum, counsel for Golden West, was able to persuade one of Golden West's insurance carriers to take responsibility for the claim and to pay the entire $75,000 liability.

             The release executed by Golden West in conjunction with its resolution with the PRP Group specifically provides that the settlement relates solely to the remediation of the Rio Bravo facility and not any personal injury claims that might be filed by third parties. Shaffer, Gold & Rubaum has had discussions with the lead attorney for the PRP Group, who stated that, to date, no claim or threatened claim by any third party has arisen in connection with the contamination of the Rio Bravo facility.

     C. Note: The Phase I report concerning the Sacramento, California property contains certain disclosures regarding the possibility of jet fuel contamination of that Golden West property from the adjacent United States Air Force Base.

                                      SCHEDULE 4-14
FORK93                                GOLDEN WEST
                                      HOMES

                                      SCHEDULE OF
                                      LEASES


                                      LEASED
                                      FORKLIFTS

                                                                                                       PAYMENTS
       VENDOR               DIV         CONT #       MODEL          SER #           RATE/MO     TERM     MADE
- -------------------       --------     --------   --------------    -------         -------     -----   -------

CLARK CREDIT CORPORATION   ALBANY      504,437.00  GPX30 FORKLIFT   79-9234          495.00     24 MO     2
CLARK CREDIT CORPORATION   ALBANY      504,421.00  GPX25 FORKLIFT   36-9234          585.00     24 MO     3
CLARK CREDIT CORPORATION   ALBANY      504,422.00  GPX30 FORKLIFT   35-9234          495.00     24 MO     3
CLARK CREDIT CORPORATION   ALBANY      504,423.00  GPX30 FORKLIFT   34-9234          495.00     24 MO     3
CLARK CREDIT CORPORATION   ALBANY      504,424.00  GPX30 FORKLIFT   33-9234          495.00     24 MO     3
CLARK CREDIT CORPORATION   ALBANY      504,432.00  GPX30 FORKLIFT   74-9234          495.00     24 MO     3
CLARK CREDIT CORPORATION   ALBANY      504,433.00  GPX30 FORKLIFT   75-9234          495.00     24 MO     3
CLARK CREDIT CORPORATION   ALBANY      504,434.00  GPX30 FORKLIFT   76-9234          495.00     24 MO     3
CLARK CREDIT CORPORATION   ALBANY      504,435.00  GPS30 2 SPEED    68-9270          875.00     24 MO     3
CLARK CREDIT CORPORATION   ALBANY      504,436.00  GPX30 FORKLIFT   78-9234          495.00     24 MO     2


NATIONWIDE CREDIT          SO CAL      N-5161FP    KOMATSU FG30G    11 491731a       364.87     60 MO     1
NATIONWIDE CREDIT          SO CAL      N-5409FP    KOMATSU FG30G    11 491418a       364.87     60 MO     1
CLARK CREDIT CORPORATION   SO CAL      463,767.00  CLK C500YS80     7685-09337575    878.00     60 MO    28
CLARK CREDIT CORPORATION   SO CAL      468,354.00  C500YS80         Y685-04349215    862.45     60 MO    10


CLARK CREDIT CORPORATION   SACRAMENTO  504,330.00  CLK C500YS80     C500Y-0365-9215  795.00     60 MO     1
CLARK CREDIT CORPORATION   SACRAMENTO  458,563.00  GPS-30-FORKLIFT  140-7615         777.23     60 MO    40
CLARK CREDIT CORPORATION   SACRAMENTO  504,220.00  GPX30-FORKLIFT   45-9232          638.00     60 MO     4
CLARK CREDIT CORPORATION   SACRAMENTO  504,221.00  GPX30-FORKLIFT   66-9232          638.00     60 MO     4



CROWN CREDIT COMPANY       COLORADO    NA          KOMATSU FG30G    11 491695A       603.49     60 MO     1
CROWN CREDIT COMPANY       COLORADO    NA          KOMATSU FG30G    11 491740A       603.49     60 MO     1
 TOTAL


                    LEASED SERVICE TRUCKS

VENDOR         DIV       ID #      PYMT #      RATE/MO     EXPIRES      STATUS
- ------------  ------   --------    -------     -------     --------    ----------
HERTZ/PENSKE  SO CAL   134,485.00   24.00       944.06     03-Jan-98
HERTZ/PENSKE  SO CAL   134,486.00   24.00       944.06     03-Jan-98
HERTZ/PENSKE  SO CAL   134,487.00   24.00       944.06     17-Jan-98
HERTZ/PENSKE  SO CAL   134,490.00   24.00       944.06     20-Jan-98

 TOTAL


CAPR                                  SCHEDULE 4.15 AND 6.2(C)(IV)
                                      CAPITAL EXPENDITURES
17-Aug-94                             JUNE 25, THRU DECEMBER 31, 1994

                                      OPEN APPROPRIATIONS

                                                                               APPROX.
                                                                      TOTAL    EXPENDITURE    EXPENDITURE
DATE         DIVISION   APPR #  DESCRIPTION                AMOUNT    SPENT    PRIOR TO       10/1/94 THRU
                                                                     6/25/94   9/30/94        12/31/94
30-Jun-94    ALBANY             ALBANY PLANT EXPANSION    750,000             125,000        625,000
30-Jun-94    FT MORGAN          PLANT SET UP & EQUIPMENT  725,000    13,152   711,848              0
30-Jun-94    G CIRCLE           COIN SOFTWARE              50,000              50,000              0
30-Jun-94    G CIRCLE           MORTGAGE WARE SOFTWARE     26,000              26,000              0
30-Jun-94    G CIRCLE           COMPUTERS &EQUIPMENT       34,000              34,000              0
30-Jun-94    G CIRCLE           FURNITURE                  34,200              34,200              0
30-Jun-94    GLD HOMES          START UP IDAHO FALLS      160,000              10,000        150,000
30-Jun-94    SO CAL             WATER PURIFICATION SYSTEM  30,000              30,000
03-Jun-94    VARIOUS            OTHER (UNDER $25,000)     154,354             154,354              0


                                                        1,963,554    13,152 1,145,402        805,000
/TABLE

            SCHEDULE 4.16


         ARMS-LENGTH TRANSACTIONS

I.  Certain Transactions:

    A. In June 1994, Golden West entered into a real estate purchase agreement with Harry E. Karsten, Jr. whereby Mr. Karsten is obligated to sell approximately 9.5 acres of land in Idaho for a cash price of approximately $43,000. In addition, pursuant to the purchase agreement, the Company will assume a promissory note in the amount of $93,100 which is secured by a first deed of trust encumbering the property. The promissory note bears interest at 8% and is due in two equal installments on January 17, 1995 and January 17, 1996. Mr. Karsten originally acquired the land from an independent third party in January 1994 for approximately $133,000.

    B. In April 1994, Golden West contributed $100,000 to its Employee Stock Ownership Plan, which funds were used to purchase 31,200 shares of Golden West Common Stock from Harry Karsten, Jr. at a purchase price of $100,000 or $3.21 per share.

II. Golden West loaned $20,000 to Robert C. Latimer, an officer of Golden West. The loan is ysecured by 10,400 shares of Golden West Preferred Stock owned by Mr. Latimer.

III. See Schedule 4.3 for a listing of affiliations and business relationships of officers, directors and shareholders of Golden West.

                             SCHEDULE 4.17


                         COMPLIANCE EXCEPTIONS


Except for those situations or circumstances discussed in Schedules 4.11(e),
4.13 and 4.18, no compliance exceptions have been noted.

                           SCHEDULE 4.18

                            LITIGATION


PENDING LITIGATION


1.   GOLDEN WEST HOMES adv. THE MOBILE HOME PLACE
     Superior Court of California, County of Tuolumne
     Case No. CV-036522


2.   GOLDEN WEST HOMES adv. CITIZENS FOR A BETTER ENVIRONMENT ("CBE")
     United States District Court - Central District of California (Complaint and Consent Decree will be filed simultaneously)

3.   GOLDEN WEST HOMES adv. FE VILLADOR
     California State Division of Labor Standards
     Case No. 18-20715-002-520/608

4.   GOLDEN WEST HOMES adv. MICHELLE R. ANDERSON
     Oregon Bureau of Labor & Industries
     Case No. EE-EM-SX-940502-4367


THREATENED LITIGATION


1.  GOLDEN WEST HOMES - SUE KNIGHT
    Potential fire loss claim in Granbury, Texas


2.  GOLDEN WEST HOMES - JOAN McGARRY
    Possible trip and fall personal injury subrogation claim - Santa Barbara, California

3.  GOLDEN WEST HOMES - SHANNON L. GRISSOM
    Attorney's demand letter dated July 7, 1994 for alleged unlawful employment practice demanding back wages and reinstatement to former position


See Schedules 4.13 and 4.26 for additional litigation and claims and Schedule
4.28 f or additional potential litigation, claims and material loss contingencies.

                                  SCHEDULE 4.22

                                     BROKERS



Break-up fee due Wedbush-Morgan Securities as discussed in Article 3.8 Transaction Expenses.

                              SCHEDULE 4.24

                              BANK ACCOUNTS

                                                                  AUTHORIZED
DESCRIPTION                BANK                 ACCOUNT NO.         SIGNERS

GOLDEN WEST HOMES:

So. Cal. Imprest           Wells Fargo          4602-056582        H.Karsten*
                           Santa Ana, CA                           F.Jacobs*
                                                                   C.Latimer* $10,000 limit
                                                                   J.Carrasco* $10,000 limit
                                                                   J.Brean **
                                                                   P.Patterson**
                                                                   W.Dennis**

Albany Imprest              Wells Fargo           4602-0556608     H.Karsten*
                                                                   F.Jacobs*
                                                                   B.Stoyer* $10,000 limit
                                                                   R.Van Zyl* $10,000 limit
                                                                   C.Fuller**
                                                                   K.Hood**
                                                                   G.Berndt**

Albany Depository           Key Bank of Oregon     60-1929         H.Karsten*
                            P.O. Box 399                           F.Jacobs*
                            Albany, OR 97321                       R.Henry*
                            (503) 967-6830

Sacramento Imprest          Wells Fargo            4602-056590     H.Karsten*
                                                                   F.Jacobs*
                                                                   B.Stoyer* $10,000 limit

                                   (1 of 4)



                                                                  A.Karsten* $10,000 limit
                                                                  E.Stevenson**
                                                                  J.Oblizalo**
                                                                  Wagner**

Ft. Morgan Imprest         Wells Fargo          4602-113151       P.Clark* $10,000 limit
                                                                  H.Karsten*
                                                                  F.Jacobs*
                                                                  M.Irving**
                                                                  H.Orozco**
                                                                  R.Arnett**


Corporate Accounts:

General Disbursement       Wells Fargo           4602-056665      H.Karsten*
                                                                  F.Jacobs*
                                                                  R.Henry*
                                                                  W. Papa $100,000 limit

Depository                 Bank of America       14589-1666       H.Karsten*
(dealer direct deposits)   Costa Mesa                             F.Jacobs*
                                                                  R.Henry*

Concentration              Wells Fargo           4602-056327      H.Karsten*
                                                                  F.Jacobs*
                                                                  R.Henry*

Hourly Payroll             Wells Fargo           4602-056301      H.Karsten*
                                                                  F.Jacobs*
                                                                  R.Henry*



Salaried Payroll           Wells Fargo           4602-056319      H.Karsten*
                                                                  F.Jacobs*
                                                                  R.Henry*

Workers Comp               Wells Fargo           4602-056335      Mark Foler* of Gates McDonald



                                   (2 of 4)



(self-insured)                                                    Ellen Ramlet* of Gates McDonald
                                                                  Carolyn Wallace* of Gates McDonald

Golden West Emp.
Benefit Trust              Wells Fargo          4602-056343       H.Karsten*
(self-insured)                                                    F.Jacobs*
                                                                  R.Henry*

Specialty Accounts:

Overland Tax Free          Wells Fargo           64-77735665      H. Karsten*
                                                                  R. Henry*
                                                                  F. Jacobs*

Overland Sweep             Wells Fargo           4602-056327      F.Jacobs*
                                                                  H.Karsten*
                                                                  R.Henry*


GOLDEN CIRCLE FINANCIAL SERVICES:

Overland Sweep             Wells Fargo           4417-810447      H. Karsten* to $75,000 over need another signature
                                                                  F. Jacobs* to $75,000 over need another signature
                                                                  S. Wenz* to $75,000 over need another signature
                                                                  R. Henry* to $75,000 over need another signature
                                                                  W.Papa* to $75,000 over need another signature

General Account            Wells Fargo           4660-022799      H.Karsten* to $75,000 over need another signature
                                                                  F.Jacobs* to $75,000 over need another signature
                                                                  S.Wenz* to $75,000 over need another signature
                                                                  R.Henry* to $75,000 over need another signature
                                                                  W.Papa* to $75,000 over need another signature


GOLDEN HOMES:


Golden Homes               Wells Fargo           4602-102642      H.Karsten* up to $100,000
General Account                                                   R.Henry* up to $100,000
                                                                  F.Jacobs* up to $100,000


                                   (3 of 4)







                                                                  W.Papa* up to $100,000

Golden Homes-Imprest       First Interstate     32017495          R.Henry*
Pocatello                  950 Yellowstone Avenue                 F.Jacobs*
                           P.O. Box 57                            B.Nelms*
                           Boise, ID 83757-0032

Golden Homes-Imprest       First Interstate     22034472          F.Jacobs*
Twin Falls                 113 Main Avenue West                   B.Nelms*$2,500 limit
                           P.O. Box 57                            D.Hoyer*$2,500 limit
                           Boise, ID 83757-0022                   R.Henry*

Golden Homes               First Interstate     32017509          F.Jacobs*
Deposit Account            950 Yellowstone Avenue                 R.Henry*
Pocatello                  P.O. Box 57
                           Boise, ID 83757-0032

Golden Homes               First Interstate     22034499          F.Jacobs*
Deposit Account            113 Main Avenue West                   R.Henry*
Twin Falls                 P.O. Box 57
                           Boise, ID 83757-0022


*Indicates single signer.
**Indicates that two signatures are required.





                                   (4 of 4)

                                  SCHEDULE 4.25

                               GOLDEN WEST HOMES, INC.
                              SCHEDULE OF INSURANCE POLICIES
                              ******************************

          DESCRIPTION                  TERM            COMPANY          POLICY NUMBER         PREMIUM
Property                             5/1/94-95      Zurich American      CPO 7982469          $316,001.
Buildings $8,952,075.
Contents $6,110,000.
Business Income $4,350,000.
Boiler & Machinery $5,000,000.

General Liability                    5/1/94-95       Zurich American     CPO 7982469          Included with property pre-
$2,000,000. Gen Aggregate                                                                     mium above.
$2,000,000. Product Aggregate
$1,000,000. Ea. Occurrence
$1,000,000. Pers. & Adv. Liab.
$  300,000. Fire Damage Limit
$    5,000. Medical Expenses
$1,000,000. Employee Benefits Liab.

Automobile                           5/1/94-95       Zurich American     BAP 7982470           $ 49,945.
$1,000,000. Liability
$1,000,000. Uninsured Motorist
$    5,000. Medical Payments
$      500. Comprehensive Deductible
$      500. Collision Deductible
Umbrella                             5/1/94-95       Hartford Specialty  72 HUSL 0789          $120,000.
$14,000,000. Aggregate
$14,000,000. Ea. Occurrence
$    10,000. Self Insured Retention

Workers Comp                         5/1/94/95       Firemans Fund       720KWP 80640479      $1,988,208.
$1,000,000. Ea. Accident                                                                      Estimated
$1,000,000. Policy Limit
$1,000,000. Ea. Employee

D.I.C.                               5/1/94-95       Associated Int'l    IM312077              $  15,410.
$5,000,000. Loss Limit


          DESCRIPTION                  TERM            COMPANY          POLICY NUMBER         PREMIUM
Pension Bond                         5/24/93-96     Hartford Insurance   57 CBB HB9076        $  300.
                                                                                              3 Yr Prepaid

Mfg. Housing bonds
Arizona                             12/24/93-94     Aetna                83S100729088         $  400.
Idaho                               12/31/93-94     Aetna                83S100729109         $  400.
Washington                            1/1/94-95     Aetna                83S100730213         $  800.
New Mexico                            9/1/93-95     Aetna                83S100770716         $1,000.
Idaho                               12/31/93-       Aetna                83S100789195         $  400.
                                    12/31/94
Arizona                             12/24/93-       Aetna                83S100729107         $  400.
                                    12/24/94
Arizona                             1/28/94-        Aetna                83S100795661         $  100.
                                    1/28/95
California                          5/14/94-        Aetna                83S100814042         $  100.
                                    5/14/95
Idaho                              12/31/93-        Aetna                83S100826472         $  400.
                                   12/31/94
Idaho                               1/25/94-        Aetna                83S100858661
                                   12/31/95
Oregan                              5/25/94-        Aetna                83S100881980
                                    5/25/95


LIFE INSURANCE

GOLDEN WEST HOMES IS THE BENEFICIARY OF A $4,000,000 LIFE INSURANCE POLICY ON HARRY KARSTEN, JR.

                            SCHEDULE 4.26

                       PRODUCT WARRANTY MATTERS


PENDING LITIGATION


1.   HABERMAN/BOZIER v. PULLIAM PROPERTIES, et al.
     Superior Court of California, County of Orange
     Case No. 674372


2.   GOLDEN WEST HOMES adv. WOODWARD
     Tehama County, California Justice Court
     Case No. 5841

3.   GOLDEN WEST HOMES adv. MIKE & PHYLLIS REED
     Superior Court of Washington, County of Snohomish
     Case No. 94-2-00306-1



THREATENED LITIGATION


1.   GOLDEN WEST HOMES - BILL WILSON
     Potential warranty - defects claim in Billings, Montana



     See also Schedule 4.13 and 4.18 for additional litigation and claims

                           SCHEDULE 4.27
                              WARRANTY


General Description


Golden West Homes has historically offered a one year warranty. On May 15, 1994, the company introduced a five year warranty which is comprised of a one year comprehensive warranty and the remaining four years limited to certain structural defects. Copies of the warranty are attached.

Golden West has always believed in customer satisfaction and, as a result, has a history of offering warranty service beyond the specific warranty period. For example, situations have arisen when a home was just past the warranty period, the customer had a legitimate complaint, and Golden West repaired the home. Also, Golden West has made the necessary repairs even though a home was well past the warranty period (i.e. five years) and the problem was probably but not clearly the responsibility of the manufacturer.

A specific example of the foregoing is when the company repaired roofs on homes well beyond the warranty period where there was moisture in the roof cavity which could have been caused by improper set-up (leaks, etc.) or a tear in the vapor barrier. In 1993, Golden West made seventeen such roof repairs at an approximate cost of $47,000, and in 1994 through July, five additional homes were repaired. As of August lst, no homes in the service backlog required this type of repair.

                        IMPORTANT INFORMATION
                        ABOUT YOUR GOLDEN WEST
                      FIVE YEAR WARRANTY PROGRAM





                       After Homes and Weekend
                   Emergency Warranty Repair Number:
                            1-800-822-8087


THE HOMES OF GOLDEN WEST

                       GOLDEN WEST HOMES

                  FIVE-YEAR WARRANTY PROGRAM


From its very first home in 1965, Golden West Home's reputation for quality, design and value has been evident in the more than 70,000 homes the company has built. We take pride in the tech-nology, innovation and team work that goes into every home we build. It is this pride and respect for our customers that sets Golden West apart.

Simply put, Golden West guarantees its products and workmanship against defects.

                 GENERAL WARRANTY INFORMATION

Your warranty will begin on the date of original delivery of your home by an Authorized Golden West Retailer.

Under the terms of the warranty your new home will be repaired at the site of your home without charge for parts or labor. It is your obligation to provide Golden West with written notice immediately after you discover any defect in your home.

Golden West will contact you to arrange a time for the repairs to be made. Your presence may be required at your home when the repairs are completed to assure your satisfaction.

                    THAT IMPORTANT FIRST YEAR

Golden West Homes warrants your new home to be free from defects in all materials and workmanship during that all important first year.

Certain equipment and materials installed in your home are warranted by the original manufacturer of the equipment or materials which provides its warranty and service directly for your benefit, and these items are not covered by your Golden West warranty. Such items include roofing and siding materials, appliances such as furnaces, refrigerators and water heaters and windows.

Cosmetic defects identified after your move-in will be attributed to the moving of your possessions into the home and will not be covered by the warranty.

                       YEARS TWO THROUGH FIVE

Your new home is warranted against substantial defects in its basic structure for five (5) years from the date of original delivery to you.

The "basic structure" consists of the chassis, subfloor structure, wood framing inside interior and exterior walls, roof structure or roof rafters (not including exterior roof coverings, wall and floor covering and finishes), gas and water plumbing, (not including toilets, faucets and fixtures), and electrical wiring, (not including circuit breakers, receptacles, switches and lighting fixtures)





                             WHAT IS NOT INCLUDED

Golden West Homes 5-Year Warranty does not cover:

Damage due to abuse, misuse, negligence, accidental damage, damage caused by the move-in process, and normal wear to any surfaces, including floor coverings, countertops, walls, doors, and cabinetry, or finishes of wall, ceilings or exterior coverings, drywall cracks due to settling of home.

    Normal deterioration due to wear or exposure.

    Damage due to any changes, remodeling or modifications of the home.

    Draperies, furniture, tires, wheels or axles.

    Appliances or accessories covered by original manufacturer's warranties.

    Defects caused by transportation, improper installation or leveling of the home, or soil conditions at the homeowner's site.

    Defects caused by servicing, modifications, improvements or alterations to your home by anyone other than Golden West.

    Defects caused by kerosene heaters, wood burning stoves or other types of fuel burning appliances.

    Damage resulting from failure to carry out your homeowner responsibilities contained in Golden West Homes' Homeowner or Installation Manuals.

    Loss of time, inconvenience, commercial loss, loss of use of home, incidental charges such as telephone charges, lodging expenses or any other incidental or consequential damages.

    Any home located outside the United States.

    The Golden West 5-Year Warranty is not transferable to any subsequent purchasers of your new home.

                    RESPONSIBILITIES OF EACH PARTY

HOMEOWNER'S RESPONSIBILITIES

You should familiarize yourself with your home by first inspecting the home and listing those defects you consider in need of correction. Immediately contact your authorized Golden West Retailer for corrections as required.

Read your Homeowner Manual and fill out all applicable warranty and registration cards. When contacting Golden West, it is necessary for you to provide your new home serial number and the name of the Retailer from whom it was purchased.

RETAILER'S RESPONSIBILITIES
The Retailer from whom you purchased your home is an independent organization who is authorized to sell Golden West Homes. The two independent companies work together to assure customer satisfaction. The Retailer is not authorized to make representations concerning your home on behalf of Golden West.

The Retailer is responsible for coordinating the transportation, installation, the pre-occupancy inspection, and, if necessary, performing minor repairs and adjustments to your home. Golden West is not responsible for defects or damages to your home caused by the Retailer.

The Retailer is responsible for coordination of repairs required to correct defects in any amenities or services provided by the Retailer or other third parties, such as, but not limited to, air conditioning, side-built garages, patios, awnings, room additions, etc. In the event that the homeowner hires his/her own contractor without approval from the Retailer, the Retailer will not be liable.

MANUFACTURER'S RESPONSIBILITIES

Upon receipt of prompt notification following discovery by the Retailer or homeowner of a substantial defect covered by this warranty, Golden West will repair the defect or take other reasonable action as required at no cost to you.

                  HOW DO I OBTAIN WARRANTY SERVICE?

TO OBTAIN INITIAL WARRANTY SERVICE

Immediately after your discover a defect in your home, contact your authorized Golden West Retailer who is responsible for initial adjustments required after installation, minor repair and other warranty service.

Please allow the Retailer and/or Golden West factory service adequate time to schedule your appointment, gather necessary materials, and address your service needs.

If, after a reasonable time, your Retailer or Golden West Factory Service Department has not been responsive to your needs, you should contact the General Manager of the factory where your home was built.

                               SPECIAL NOTICE

  This Golden West Warranty applies only to the original home buyer and only so long as the home is located at the original site of installation.

  If you reside in a state that does not allow some of the limitations or exclusions expressed herein, all other stated limitations and exclusions are applicable.

  Any implied warranty of merchantability or fitness for a particular purpose applicable to the items or components covered by the one year express warranty is limited in duration to the one-year period.

  This warranty gives you specific legal rights, and you many also have other rights which may vary from state to state.
  The remedies provided in this warranty are the homeowner's exclusive remedies. The manufacturer is not responsible for any undertaking, representation or warranty made by a retailer or other person.

Golden West Homes is a "customer-driven employee-owned" company dedicated to providing the highest quality homes and services available. Each and every one of us knows that our future success is determined by how well we satisfy every homeowner.

Welcome to satisfaction! Welcome to Golden West!

                              SCHEDULE 4.27
                          REPURCHASE AGREEMENTS


Golden West Homes is contingently liable under terms of repurchase agreements with most financial institutions providing inventory financing for retailers of Golden West products. Repurchase agreements have been executed with the following institutions which finance the majority of Golden West's retailers products:

            ITT Commercial Finance
            Transamerica
            Bombardier
            Ford Consumer Finance
            Green Tree

Golden West has also executed internally developed or mutually agreeable repurchase agreements, if required by local banks or other institutions providing financing for company retailers.

These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default on payments by the retailer.

SERVICE AGREEMENT

Golden West has a service arrangement to replace defective siding panels for Cladwood, the manufacturer of the panel. Approximately 125 homes have been identified with defective panels, of which 90 have been repaired to date. The remaining 30 homes are scheduled to be repaired during the next several months. Golden West is using three crews to independent contractors to perform the repairs and Cladwood has reimbursed all costs associated with the repairs. Cladwood has identified and corrected the problem with their siding panels.

                             SCHEDULE 4.28
                           DEALER AGREEMENTS


General Description

Sales of Golden West homes are generally created through the following channels of distribution:

    2.  Retailers with one or more sales lots.
    3.  Retailers who are also involved in development.
    4. Subdivisions or rental communities who sell exclusively within the development.
    5. A small portion is generated through sales to "non-stocking" resale dealers, in-fill developers and foreign countries.

Certain retailers elect to sell Golden West products exclusively. However, all terms and conditions are the same as for non-exclusive retailers.

The establishment of retail distribution has evolved over time. Market area boundaries are generally known and the majority of the agreements between manufacturer and retailer are verbal. It is the exception rather than the rule to have a formalized written document outlining the terms and conditions of the business relationship.

Golden West has written policies outlining the parameters and procedures for Retailer Application, Processing Prospective Customer Solicitation and Credit Terms. As an overview, once a market need is determined, existing retailers and those willing to enter the market are evaluated. After selection, company policies, especially those relating to credit, are explained prior to initiation of sales. Homes are sold on the basis of pre-approved "flooring" or C.O.D. Standard payment terms are 10 days. There have been corporate approved exceptions to these rules such as direct billing, extended terms and assignment of escrow.

Retailers may earn an annual bonus based on sales volume. Programs are consistent between divisions, however, for business reasons, quarterly and other special plans have been approved by Corporate.

Golden West currently offers a five year warranty on all homes comprised of a one year full warranty and the remaining four limited to certain structural defects. In certain situations Golden West will extend the warranty period past these time periods. See Schedule 4.27 for further details on warranty.

The following sets forth sales volume for the top 25 retailers along with any special terms or concessions.



                                    (1 of 11)

                                                    SCHEDULE 4.28

                                                    TOP 25 DEALERS

                         SALES VOLUME
                         SIX MONTHS ENDED              DEALER BONUS (3)(4)
DEALER                   JUNE 1994                     PROGRAM                       PROGRAMS OR CONCESSIONS

1. Golden Pacific Homes(1)    $ 9,194,111                Standard and Quarterly      (bullet) Provided $150,000 loan
   Portland, OR                                                                               to establish dealership
                                                                                              in Boise, Idaho which is
                                                                                              secured by dealer bonus.
                                                                                              Golden West has option to
                                                                                              purchase one-half of
                                                                                              dealership for forgiveness
                                                                                              of debt.
                                                                                     (bullet) No curtailments for one year
                                                                                     (bullet) Direct billing for a maximum
                                                                                              of nine customer sold homes
                                                                                              at a time.

2. Inter-City Sales, Inc.       2,515,178           Special                          (bullet) 7% Annual Dealer Bonus Program
   Albany, OR                                                                        (bullet) Direct billing on all homes

3. Sunburst                     2,490,179           Standard and Quarterly           (bullet) Guaranteed delivery of 16 homes
   DBA Pacific Housing Mfd.                                                                   per month
   Homes                                                                             (bullet) Combine sales of Western Bridge
   Eugene, OR


4. Golden Homes-Pocatello(1)(2) 2,358,015           Standard                                      None
Pocatello, ID

5. LC Homes(1)                  1,539,342           Standard                         (bullet) Golden West provides up to 5 display
Speulveda, CA                                                                                 homes
                                                                                     (bullet) Assignment of Escrow on customer
                                                                                              sold homes

6. A Home Doctor                1,497,639           Standard and Quarterly           (bullet) Special curtailment program
DBA Jon Port Home Center                                                             (bullet) Flooring participation on certain
                                                                                              homes


                                  (2 of 11)

                         SALES VOLUME
                         SIX MONTHS ENDED              DEALER BONUS (3)(4)
DEALER                   JUNE 1994                     PROGRAM                       PROGRAMS OR CONCESSIONS


7. Vic Cox Home Center        1,343,127                  Standard and Quarterly                  None
   Arlington, WA

8. Pacific Crest Homes(1)     1,245,379                  Standard and Quarterly                  None
   Bend, OR

9. Umpqua Valley Homes(1)     1,205,849                  Standard and Quarterly       (bullet) Bonus participation for Highland
   Winchester, OR                                                                              Vista purchases

10. TL Concepts(1)            1,165,668                  Standard                     (bullet) Provided working capital loan to a
    Medford, OR                                                                                maximum of $100,000 to expand
                                                                                               business maturing 3/1/95, which is
                                                                                               secured by dealer bonus. Current
                                                                                               balance is $5,000.
                                                                                      (bullet) Special curtailment program

11. Mobile Home Center        1,115,218                  Standard and Quarterly       (bullet) Stock homes include set-up
    Oroville, CA                                                                               allowance of $1,000 California and
                                                                                               $1,500 Oregon
                                                                                      (bullet) Freight allowance to a maximum of
                                                                                               $1,000 per home

12. Santiam Homes              1,107,860                 Standard and Quarterly       (bullet) Guaranteed 2 homes per week
    Aumsville, OR


13. The Housing Mart           1,079,489                 Standard and Quarterly               None
    Rochester, WA

14. R & B Communities(1)       1,067,123                 Standard                     (bullet) Assignment of Escrow on customer
    CA                                                                                         sold homes


                                  (3 of 11)

                         SALES VOLUME
                         SIX MONTHS ENDED              DEALER BONUS (3)(4)
DEALER                   JUNE 1994                     PROGRAM                       PROGRAMS OR CONCESSIONS


15. Schmidt's Homes           1,050,218                  Standard                    (bullet) $750 per home freight allowance
    Salt Lake City, UT


16. Golden Homes-Stanton(1)(2)  894,265                  Standard                    None
    Stanton, CA

17. Terrace Homes               890,620                  Standard                    (bullet) Bonus participation for
    Florentine Estates                                                                        ($1,000/home to 6/1/95)
    Florence, OR

18. Mobile Corral(1)            851,306                  Standard and Quarterly      20 day terms
    Lewiston, ID

19. Florentine Estates(1)       840,640                  None                          None
    Florence, OR

20. Three C' Devcos(1)          834,918                  Standard and Quarterly        (bullet) Reimburse up to 30 days
    flooring interest on all                                                                    homes
    San Ramon, CA                                                                     (bullet) Reimburse flooring interest on
                                                                                               model displays in Lathrop Pedro.
21. New Vision Homes            733,897                  Standard                       None
    Crescent City, CA

22. Longview Hills(1)            701,379                 Standard                       (bullet) Quarterly advertising
    Newport, OR                                                                                  allowance in connection with
                                                                                                 Ocean Hills
                                7


                     (4 of 11)

                         SALES VOLUME
                         SIX MONTHS ENDED              DEALER BONUS (3)(4)
DEALER                   JUNE 1994                     PROGRAM                       PROGRAMS OR CONCESSIONS


23. Nationwide Homes (1)         629,616           Special                          (bullet) 6% quarterly dealer bonus program.
    Las Vegas, NV                                                                   (bullet) Special curtailment program


24. N L, Inc. (1)                587,037           Standard                         None
    DBA The Meadows
    Central Point, OR


25. Golden Homes-Twin            569,132           Standard                      None
    Falls (1)(2)
    Twin Falls, ID

               TOTAL         $37,507,205



(1)  Exclusive Retailer.
(2)  Company owned.
(3) Standard refers to Golden West Homes annual program. See page 6 of 6 for details.
(4) The Quarterly program is for selected high volume retailers. The volume and bonus levels are as follows:

  Oregon and Southern California

Volume                  Bonus

$  500,000 - 749,000           1% retroactive
   750,000 - 999,000         1.5% retroactive
 1,000,000 and up            2.0% retroactive

  Sacramento

Volume                  Bonus

$ 300,000 - 549,000           1% retroactive
  550,000 - 799,000         1.5% retroactive
  800,000 and up            2.0% retroactive

                                  (5 of 11)

                                 SCHEDULE 4.28

                           SPECIAL DEALER SITUATIONS


1. Grove Homes - For several years, this retailer was Golden West's highest volume customer. The decline in the California market and sales growth in the Pacific Northwest significantly altered the ranking of customers, but Grove continued to be in the top ten and was 9th in 1993.

 Grove remained exclusive and loyal to Golden West despite constant offers from other manufacturers for higher dealer bonuses and other programs. Over the last few years, Golden West has made loans to Grove, secured by the retailer annual bonus. The loans have always been repaid promptly and in full.

 On August l, 1993, Golden West entered into a unique arrangement with Grove, whereby, the company would open sales centers in Idaho and Ben Nelms, Grove's owner, would manage these locations for a salary offset against 50% of the profits.

 Grove informed Golden West in March of 1993 that he was experiencing a severe cash shortage and needed a loan to pay various tax obligations. We agreed to establish a credit line of $250,000 secured by bonuses due in Idaho and ownership in his Southern California sales lot in Hemet, California.

 Currently, we have advanced $225,000 against this line of credit. There is some question as to Grove's viability and a $100,000 reserve has been provided in the event the note isn't repaid. Golden West needs a sales location in Southern California and if Grove doesn't survive, the amount due of $125-150,000 could be offset by exchanging this balance for the net assets of the Hemet sales center.

2. American Heritage (3 C's Devco) - This customer is a former land developer/builder from Northern California. The California housing recession took its toll on 3 C's and they decided to enter the manufactured housing business in 1991. They formed American Heritage and, over the next few years, sales increased to the level of $1,623,000 in 1993, which is significant for Golden West's Sacramento Division.

 The owner, Gary Chase, was demanding regarding product design and specifications but over time, he became a strong company supporter. As an example, he actively encouraged the company to become involved in retail financing, particularly mortgages. When Golden Circle Financial Services was started, we formed a joint venture with a subsidiary of 3 C's Devco called Financial Advantage. The specific purpose of this venture, which was called Golden Advantage, was to provide construction and permanent mortgage financing for manufactured homes and land.

                               (6 of 11)

 Unfortunately, Golden Advantage did not work. The  o r ganization   put
 together by Gary Chase over-promised and under-performed. Based on numerous complaints from our retailers and the obvious lack of business, Golden West withdrew its support and involvement in approximately March of this year.

 American Heritage aggressively expanded their activities and became involved in several developments in Northern California and Idaho. The product and approach to the market was unique and did not present a problem to existing retailers. Golden West's only form of special accommodation was signing repurchase agreements for inventory, including site improvements, which was secured by title to the underlying land. We also agreed to waive curtailments for up to two years.

 In the interim, American Heritage purchased a modular factory in Pocatello, Idaho and developed a plan to take the company public. In that regard, they asked Harry Karsten to join the Board and he accepted. It became apparent to him that the company had serious organizational limitations. In addition, he was going to be placed in a position where there was a conflict of interest and, therefore, resigned after attending one meeting.

 Some of Financial Advantage's projects are not working out as planned. Based on my knowledge and the input of others, the problem was caused because of an attempt to utilize products in Idaho which were significantly higher priced than the market. Although there has been no direct finger pointing, it appears that they are positioning themselves to blame Golden West for unacceptable product quality for their lack of sales.

 In conclusion, Financial Advantage currently has approximately 25 homes totaling $1,332,000 in inventory. Of these, nine or ten are allegedly sold and supposed to close by July 31st. All indications are that Financial Advantage is having cash flow problems and Golden West may have to repurchase the homes. Based on the value of the underlying land, which we have as security, we believe that we will not suffer a significant financial loss. There is also the possibility of litigation. A reserve of $100,000 has been provided as a precaution.

3. Ocean Hills - This development is a manufactured housing subdivision located in Walport, Oregon. It has panoramic views of the Pacific Ocean and, when completed, will be one of the finest examples of manufactured housing in the Western United States.

 Golden West became involved in this project early in the development process. The negotiations resulted in an arrangement whereby we would provide the funds for a model complex and sales center in consideration for participation in the profits of the retail home and land sales, in addition to the assurance that 100% of the homes would be manufactured by Golden West. Due to weather delays and limitations in production at Golden West's Albany Division, completion of the project has taken longer than anticipated. Currently, Golden West has invested $448,000 with a commitment to fund an additional $127,000 in operating expenses. Golden West has also guaranteed a $500,000 flooring line to finance the models and set-up costs for Pat Loomis, who is marketing the project and providing the dealer license.

                           (7 of 11)

 Even though this is an exceptional project, we have considerably exceeded our original financial commitment and it may take some time before achieving an adequate return on the company's investment. Golden West is secured by 2nd trust deeds on the lots upon which the homes are sited plus a $400,000 blanket deed of trust on the first phase of the development. The property, consisting of approximately 165 lots, of which 35 are improved, has a $322,000 mortgage and the estimated market value is $2,500,000.


 The property owner indicated during a recent meeting that there could be grounds for a lawsuit if Golden West failed to make additional contributions to the project. This problem appears to be rectified as Golden West will make the agreed contributions. The likelihood of a lawsuit is minimal.

4. Dennis Demetre - This individual was the principal in a dealership located in Jamestown, California called The Mobile Home Place. The business was started in the late 1980's by Dennis Demetre whose prior experience was in residential development. I met him during a visit to the area and convinced him to become a Golden West dealer.

 Over the two or three years that we did business with The Mobile Home Place, he purchased homes from other manufacturers such as Silvercrest, Fuqua, etc. His performance was less than satisfactory and in 1991 he only purchased four homes. After several conversations regarding performance, The Mobile Home Place was canceled and another retailer was established. Dennis was very upset by this, primarily because of his claim that he had several sales pending. Our position was modified to accommodate any pending sales for a period of approximately 90 days.

 Recently Mr. Demetre has filed a lawsuit against Golden West stating that we have infringed upon his exclusive territory. This lawsuit is frivolous and without merit. However, it must be recognized as a potential liability. Our legal counsel states that the maximum exposure in the doubtful event that Golden West would lose this lawsuit is $150,000.

5. Rancho Viejo - This is a 189 home subdivision located in North San Diego County, California. Golden West competed vigorously for this project against the Silvercrest Division of Redman. We matched their offer which required providing five homes, including garages, for the model complex. If the development orders four or more homes per month from Golden West, the company absorbs the interest cost. If they order three or less, the interest is billed to Rancho Viejo. During the building of the model complex, they were billed interest and are paid current.

 In order to secure the investment, there is an agreement with the landowner that the model complex will be purchased by the developer or Golden West has the right to remove or to sell the homes in place in the event of any dispute or severance of the relationship. In addition, the investment is secured by a executed promissory note and 2nd trust deed on two finished lots for every home on display which is currently at Luce, Forward, Hamilton and Scrippts, Attorneys for the Resolution Trust Corporation, Conservators for the Great American Federal Savings Association for recordation.



                          (8 of 11)

 Customer homes are paid for through a construction loan process whereby GMAC issues a guarantee of payment letter at the time customer homes are ordered from the factory. Upon opening, five homes were sold immediately and an inventory of spec homes was required. Because GMAC will not floor spec homes, Golden West agreed to either sell the homes to the developer C.O.D. or upon receiving a flooring commitment by a financial institution, the company would allow special payment terms of 45 days from the date of invoice for four homes whose total amount due will not exceed $200,000. A $475.00 charge per home is included on each invoice for finance charges.



6. Highland at Vista Ridge - This is a 200 lot subdivision located in Roseburg, Oregon. This subdivision will open as soon as a final legal description is filed by the county recorders office. The county assessors office has cleared the recordation of the legal description by payment in advance of property taxes by Highland. Golden West has agreed to indemnify ITT Diversified Credit Corporation for an additional $125,000 above the normal flooring line for site work and amenities. In addition to ITT's collateral filing, Golden West has a signed promissory note and executed deed of trust at the recorders office awaiting recordation. This project is owned free and clear by the developer with only the trust deeds of ITT and Golden West awaiting recordation.

                      (9 of 11)

                                 SCHEDULE 4.28
                               DEALER AGREEMENTS


                            THE HOMES OF GOLDEN WEST



                              GOLDEN WEST HOMES
                        SOUTHERN CALIFORNIA DIVISION
                     RETAILER BONUS PROGRAM 1994 - 1995
            EFFECTIVE FEBRUARY 26, 1994 THROUGH FEBRUARY 24, 1995


ANNUAL SALES VOLUME                        BONUS ACHIEVED

      $0  -  299,000                  0%
 300,000  -  699,999                  2% Retroactive
 700,000  -  1,099,999                3% Retroactive
1,100,000 -  1,499,999                4% Retroactive
1,500,000 -  And Above                5% Retroactive

                             TERMS AND CONDITIONS

1.  The 1994-1995 program runs from February 26, 1994 through February 24,
    1995.

2.  All purchases must be delivered February 24, 1995.

3. Bonus will be paid by Golden West within 45 days from the end of the bonus year.

4. Units must be picked up within 3 days of agreed upon completion date, or after notification the home may be disqualified for bonus purposes.

5. Retailer sales from multi-lot locations may be combined as long as all locations are owned by the same dealer.

6. Bonus will be paid on the net amount purchased from all divisions less freight charges, purchased furniture, miscellaneous billings, sales allowances, credit memos. Golden West reserves the right to offset outstanding obligations of the retailer from earned retailer bonus.

7. The homes must be paid strictly adhering to our payment policy, which is cash (COD) or prearranged financing. In order to allow for weekends, holidays, and normal delivery, we will make no deductions provided the payment is in our office by the 15th day after the date of invoice. Payment received on the 16th day or after will be excluded from the bonus.

                                  (10 of 11)

Please sign, date and coy of bonus letter to acknowledge your receipt of this letter.

Sincerely,






Ernie Kercmar
Sales Manager


______________________________   ______________________________
                                    Date


                                    (11 of 11)


                    SCHEDULE 4.29
                     GUARANTEES

                                                                                        Approximate
                         Guarantee                                                      Obligation
Institution              Provided For        Description                                at 7/26/94       Collateral

ITT Commercial Finance   Lake Sales,         $175,000 Amenities and furniture          $19,000          Personal guarantee of
                         Gig Harbor, WA      financing for model complex. Project                       principals.
                                             is sold out and final balance should
                                             be paid off in near future.

ITT Commercial Finance   Calvada             $300,000 to finance on-site costs for      181,000         Assignment of ITT'
                                             model complex in Nevada. Three homes                       $400,000 Deed of Trust
                                             remaining are being sold.                                  on project.

ITT Commercial Finance   Golden Pacific      $131,000 Amenities for fourteen homes      120,000         Right to sell homes in
                         Homes - Portland    in various parks which are for sale.                       parks and retailer bonus.

ITT Commercial Finance   Highland Associates $125,000 Amenities for model complex.      125,000         Deeds of Trust on
                                                                                                        five lots o
                                                                                                        models are placed.

ITT Commercial Finance   Patric Loomis/Ocean  $500,000 Flooring line for Ocean Hills    500,000         Deeds of Trust in project.
                         Hills                project in Waldport, OR.

ITT Commercial Finance   Desert Mobile Home   $188,000 In amenities for five-home        42,000         Deeds of Trust in project.
                         Sales                model complex in Bullhead, AZ
                                              subdivision. One home remaining
                                              is for sale.

ITT Commercial Finance   L C Homes            Amenities financing for park display      30,000          Right to sell in project.
                                              models. Two homes remaining and for
                                              sale.

Bombardier Capital       3 C/ DEVCOs          Construction costs for six homes in      581,000          Assignment of Bombardier'
                                              Caldwell, Idaho.                                          First Deed of Trust on
                                                                                                        each lot.

                                     1
                           (1 of 2)

                                                                                        Approximate
                         Guarantee                                                      Obligation
Institution              Provided For        Description                                at 7/26/94       Collateral


Bombardier              Desert Mobile Homes          Guarantee on homes                91,000          Second Deed of Trust on two
                                                     purchased from March 1993                         homes in Santa Paula,
                                                     to August 1993. Three                             California.
                                                     homes remain which are for
                                                     sale.
ORIX USA Corp.          Newport Pacific Tahoe        Six homes financed under a       213,000          Personal guarantee by park
                        Verde, Ltd.; Newport         five-year leasing                                 owner.
                        Pacific Upland Cascade,      arrangement by ORIX.
                        Ltd.; and Newport
                        Pacific Capital
                        Properties



Chemical Financial      Golden Circle Financial      Guarantee for 36 months for                       Loans and homes
Services                Services                     the sale of six loans which
                                                     did  not  meet  current
                                                     lending   criteria   of
                                                     Chemical.   Non-recurring
                                                     situation to sell old or          203,000
                                                     repurchased homes.

                                                     TOTAL                          $2,105,000

                       (2 of 2)

                               SCHEDULE 4.30

                            PROSPECTIVE CHANGES


I. Bonneville Power, a public electrical utility operating in all or part of several western states, has agreements with utilities in Oregon, Washington, western Idaho and western Montana which provide producers of manufactured housing with a subsidy of $2,500 for each manufactured home built in accordance with the Manufactured Housing Acquisition Program ( MAP ) for installation in these areas. The Company currently constructs all of its manufactured homes sold in areas served by Bonneville Power in accordance with MAP, thereby making the Company eligible to receive the $2,500 subsidy for such homes. MAP was originally scheduled to terminate in October 1994. However, due to changes in certain federal standards affecting the manufactured housing industry, MAP has recently been re-negotiated. The subsidy will be reduced to $1,500 in October 1994 and the program extended until April 1996.

II. Senate Bill 750 an amendment to the California Health and Safety Code relating to installation of manufactured homes requires, effective September 20, 1994, that all manufactured homes not on permanent foundation have tie-town devices.

III. Competitive changes in Golden West marketing regions are as follows:


   1.  Palm Harbor plans to construct a factory in Millersburg, Oregon.
   2. Guerdon plan to construct factories in Pendleton, Oregon and Colorado.
   3. Several manufacturers have expanded production capacity at existing facilities in the Pacific Northwest and Mountain regions.

                    SCHEDULE 6.1(h)

                   LETTERS OF CREDIT


BANK              ISSUE DATE        EXPIRATION DATE     LOC NUMBER    AMOUNT           DESCRIPTION

Wells Fargo Bank  October 15, 1991  October 15, 1996    SAS 160582    $5,175,787(1)   Issued to State Street Bank as
                                                                                      Trustee  for  the  Industrial
                                                                                      Development Authority of the
                                                                                      County of Riverside to back
                                                                                      Variable Rate Demand Industrial
                                                                                      Revenue Bonds.



(1) Declines each October when mandatory redemptions are made.
                                  4

                   SCHEDULE 6.2 (c) (v)

                          BONUSES



Bonuses were paid based on sales and profit criteria for the second quarter ended June 25, 1994 to officers and certain employees under existing compensation programs. See Schedule 4.11(a) Annual Compensation in excess of $50,000 for specific details on bonuses. No other bonuses or plan revisions have been made since the compensation system was revised effective April
1, 1994.

                                     SCHEDULE 5.5

                                   OAKWOOD CONSENTS



                                        None.

                                    SCHEDULE 5.10

                            OAKWOOD COMPLIANCE EXCEPTIONS



                                        None.

                                   SCHEDULE 7.3(o)

                     OFFICERS TO ENTER INTO NONCOMPETE AGREEMENTS




                                   Bruce W. Stoyer

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            EXHIBITS
                             Item 21

                            FORM S-4
                     REGISTRATION STATEMENT

                    OAKWOOD HOMES CORPORATION
                  Commission File Number 1-7444


                          EXHIBIT INDEX


Exhibit                        Description                            Page

 2. Acquisition Agreement, including the Agreement of Merger attached thereto as Exhibit 1 (filed herewith as Annex I)

 4. Shareholder Protection Rights Agreement between the Registrant and Wachovia Bank of North Carolina, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly
          Report on Form 10-Q for the quarter ended June
          30, 1991)

 5.       Opinion of Kennedy Covington Lobdell & Hickman,
          L.L.P.

 23.1     Consent of Price Waterhouse LLP

 23.2     Consent of Kennedy Covington Lobdell & Hickman,
          L.L.P. (contained in Exhibit 5).

 23.3     Consent of Arthur Andersen & Co.

 24.      Power of Attorney (see page II-4 of Form S-4)

 99.1     Form of Acknowledgement (filed herewith as
          Exhibit J to Annex I).

 99.2     Golden West Homes Form of Proxy